As filed with the Securities and Exchange Commission on June 23, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	8071	04-3570028
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

See Table of Additional Registrants on Following Pages

26250 Enterprise Court

Suite 100
Lake Forest, California 92630
(949) 282-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marilyn U. MacNiven-Young, Esq.

Executive Vice President and General Counsel
26250 Enterprise Court
Suite 100
Lake Forest, California 92630
(949) 282-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen C. Koval, Esq. Kaye Scholer LLP 425 Park Avenue New York, New York 10022 (212) 836-8000	Richard B. Aftanas, Esq. David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000

        Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

       If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum Aggregate	Amount of
Title of Each Class of Securities to be Registered	Offering Price(1)	Registration Fee(1)

Income Deposit Securities (IDSs)(2)
Class A Common Stock, par value $0.001 per share(3)
% Senior Subordinated Notes due 2019(4)
Subsidiary Guarantee of % Senior Subordinated Notes(5)
Total	$675,000,000	$85,522.50

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price includes $ million aggregate principal amount of senior subordinated notes of the same series that will be issued separately (not represented by IDSs).

(2)	The IDSs represent underlying shares of the Class A common stock and $ million aggregate principal amount of underlying % senior subordinated notes of InSight Health Services Holdings Corp. (“InSight Holdings”). Includes IDSs subject to the underwriters’ over-allotment option and an indeterminate number of IDSs of the same series which may be received by holders of IDSs in the future on one or more occasions in replacement of the IDSs being offered hereby in the event of a subsequent issuance of IDSs, upon an automatic exchange of portions of the senior subordinated notes for identical portions of such additional senior subordinated notes as discussed in note (4) below.

(3)	Represents shares of InSight Holdings’ Class A common stock included in the IDSs described above.

(4)	Includes $ million aggregate principal amount of InSight Holdings’ % senior subordinated notes included in the IDSs described above and an indeterminate principal amount of notes of the same series as the senior subordinated notes, which will be received by holders of senior subordinated notes in the future on one or more occasions in the event of a subsequent issuance of IDSs, upon an automatic exchange of portions of the senior subordinated notes for identical portions of such additional senior subordinated notes. Also includes $ million principal amount of senior subordinated notes of the same series that will be issued separately (not represented by IDSs).

(5)	The subsidiary guarantors listed in the Table of Additional Registrants on the next page will guarantee the senior subordinated notes represented by the IDSs and the senior subordinated notes of the same series that will be issued separately from the IDSs. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

       The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Table of Additional Registrants

I.R.S. Employer
Exact Name of Registrant Guarantor	State or Other Jurisdiction of	Identification
as Specified in its Charter	Incorporation or Organization	Number

InSight Health Services Corp.	Delaware	33-0702770

InSight Health Corp.	Delaware	52-1278857

Signal Medical Services, Inc.	Delaware	33-0802413

Open MRI, Inc.	Delaware	94-3251529

Maxum Health Corp.	Delaware	75-2287276

Radiosurgery Centers, Inc.	Delaware	33-0522445

Maxum Health Services Corp.	Delaware	75-2135957

MRI Associates, L.P.	Indiana	35-1881106

Maxum Health Services of North Texas, Inc.	Texas	75-2435797

Maxum Health Services of Dallas, Inc.	Texas	75-2615132

NDDC, Inc.	Texas	75-2407830

Diagnostic Solutions Corp.	Delaware	75-2565249

Wilkes-Barre Imaging, L.L.C.	Pennsylvania	52-2238781

Orange County Regional PET Center— Irvine, LLC	California	91-2070190

San Fernando Valley Regional PET Center, LLC	California	91-2070191

Valencia MRI, LLC	California	91-2070193

Parkway Imaging Center, LLC	Nevada	33-0872858

InSight Imaging Services Corp.	Delaware	81-0648120

Comprehensive Medical Imaging, Inc.	Delaware	95-4662473

Comprehensive Medical Imaging Centers, Inc.	Delaware	95-4666946

Comprehensive Medical Imaging— Biltmore, Inc.	Delaware	95-4800644

Comprehensive OPEN MRI— East Mesa, Inc.	Delaware	95-4803601

TME Arizona, Inc.	Texas	76-0539851

Comprehensive Medical Imaging— Fremont, Inc.	Delaware	95-4808736

Comprehensive Medical Imaging— San Francisco, Inc.	Delaware	95-4808722

Comprehensive OPEN MRI— Garland, Inc.	Delaware	77-0547383

IMI of Arlington, Inc.	Delaware	52-2081524

Comprehensive Medical Imaging— Fairfax, Inc.	Delaware	95-4666947

IMI of Kansas City, Inc.	Delaware	77-0477240

Comprehensive Medical Imaging— Bakersfield, Inc.	Delaware	77-0512185

Comprehensive OPEN MRI— Carmichael/ Folsom, LLC	California	77-0505765

Syncor Diagnostics Sacramento, LLC	California	91-1838444

Syncor Diagnostics Bakersfield, LLC	California	77-0469131

Phoenix Regional PET Center— Thunderbird, LLC	Arizona	77-0578521

Mesa MRI	Texas	76-0316425

Mountain View MRI	Texas	86-0651713

Los Gatos Imaging Center	Texas	94-3040209

I.R.S. Employer
Exact Name of Registrant Guarantor	State or Other Jurisdiction of	Identification
as Specified in its Charter	Incorporation or Organization	Number

Woodbridge MRI	Texas	54-1623177

Jefferson MRI— Bala	Texas	76-0300719

Jefferson MRI	Texas	23-2579343

The address of each additional registrant is c/o InSight Health Services Holdings Corp., 26250 Enterprise Court, Suite 100, Lake Forest, CA 92630, telephone (949) 282-6000.

Subject to Completion, Dated June 23, 2004
The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Income Deposit Securities (IDSs)

representing
Shares of Class A Common Stock and $               million
% Senior Subordinated Notes due 2019
and
$               million        % Senior Subordinated Notes due 2019

InSight Health Services Holdings Corp.

We are selling                IDSs in the United States representing                 shares of our Class A common stock and $        million aggregate principal amount of our    % senior subordinated notes due 2019. Each IDS initially represents:

•	one share of our Class A common stock; and

•	a % senior subordinated note with a $ principal amount.

We are also selling $       aggregate principal amount of our    % senior subordinated notes separately (not represented by IDSs). Our sale of IDSs and our offering of senior subordinated notes (not represented by IDSs) are conditioned upon each other. In addition, as part of our recapitalization described elsewhere in this prospectus, as part of this offering we intend to issue IDSs representing shares of our Class A common stock and $        million aggregate principal amount of our    % senior subordinated notes to our existing equity holders in exchange for the interests they hold in our company.

This is the initial public offering of our IDSs and senior subordinated notes. We anticipate that the public offering price of the IDSs will be between $        and $        per IDS and the public offering price of the senior subordinated notes will be    % of their stated principal amount.

Holders of IDSs will have the right to separate the IDSs into the shares of our Class A common stock and senior subordinated notes represented thereby at any time after the earlier of 45 days from the closing of this offering or the occurrence of a change of control. Similarly, except as described below, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form IDSs.

Upon a subsequent issuance by us of IDSs or senior subordinated notes of the same series (not represented by IDSs), a portion of your senior subordinated notes may be automatically exchanged for an identical principal amount of the senior subordinated notes issued in such subsequent issuance, and in that event your IDSs will be replaced with new IDSs. In addition to the senior subordinated notes offered hereby, the registration statement of which this prospectus is a part also registers the senior subordinated notes and new IDSs to be issued upon any such subsequent issuance. For more information regarding these automatic exchanges and the effect they may have on your investment, see “Description of IDSs— Book-Entry Settlement and Clearance— Procedures Relating to Subsequent Issuances” on page 93 and “Material United States Federal Income Tax Consequences—Material Consequences to U.S. Holders—Senior Subordinated Notes—Additional Issuances” on page 148.

We will apply to list our IDSs on the American Stock Exchange under the trading symbol “           .”

Investing in our IDSs (including the shares of our Class A common stock and senior subordinated notes represented thereby) and in our senior subordinated notes involves risks. See “Risk Factors” beginning on page 19.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per		Per
	IDS(1)	Total	Note(2)	Total

Public offering price	$	$	%	$

Underwriting discount	$	$	%	$

Proceeds to InSight Health Services Holdings Corp. (before expenses)(3)	$	$	%	$

(1)	The price per IDS comprises of $ allocated to each share of common stock and $ allocated to each senior subordinated note.
(2)	Relates to the $ principal amount of senior subordinated notes sold separately (not represented by IDSs).
(3)	Approximately $ million of these proceeds will be paid to our existing equity investors.

Our existing equity investors have granted the underwriters an option to purchase up to        additional IDSs to cover over-allotments.

The underwriters expect to deliver the IDSs and the senior subordinated notes in book-entry form only through the facilities of The Depository Trust Company to purchasers on or about                , 2004.

Joint-Book Running Lead Managers

CIBC World Markets	Banc of America Securities LLC

               , 2004

Page

Summary	1
Risk Factors	19
Cautionary Statement Regarding Forward-Looking Statements	36
Use of Proceeds	37
Initial Dividend Policy and Restrictions	38
Capitalization	40
Recapitalization	41
Dilution	42
Selected Consolidated Historical and Pro Forma Financial Information	43
Management’s Discussion and Analysis of Financial Condition and Results of Operations	46
The Diagnostic Imaging Industry	62
Business	65
Management	75
Principal and Selling Stockholders	82
Related Party Transactions	84
Description of Certain Indebtedness	87
Description of IDSs	89
Description of Senior Subordinated Notes	94
Description of Capital Stock	137
Securities Eligible For Future Sale	142
Material United States Federal Income Tax Consequences	143
Certain ERISA Considerations	153
Underwriting	156
Legal Matters	159
Change in Independent Registered Public Accounting Firm	159
Experts	160
Where You Can Find Additional Information	161
Index to Financial Statements	F-1
CERTIFICATE OF ORGANIZATION
OPERATING AGREEMENT
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CERTIFICATE OF INCORPORATION
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ARTICLES OF ORGANIZATION
OPERATING AGREEMENT
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JOINT VENTURE AGREEMENT
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FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
RATIO OF EARNINGS TO FIXED CHARGES
SUBSIDIARIES
CONSENT OF SCHNEIDER DOWNS & CO., INC.
CONSENT OF PRICEWATERHOUSECOOPERS LLP
CONSENT OF ERNST & YOUNG LLP

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these IDSs or senior subordinated notes in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Dealer Prospectus Delivery Obligations

Until                     , 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Summary

The following is a summary of the principal features of this offering of IDSs and senior subordinated notes and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus.

All references to “we,” “us,” “our,” “our company,” “the Company” or “InSight Holdings” in this prospectus mean InSight Health Services Holdings Corp., a Delaware corporation, and all entities and subsidiaries owned or controlled by InSight Health Services Holdings Corp. All references to “InSight” in this prospectus mean our wholly-owned subsidiary, InSight Health Services Corp., a Delaware corporation, and all entities and subsidiaries owned or controlled by InSight Health Services Corp.

Our Business

Overview

We are a leading provider of diagnostic imaging services. We provide our services through the largest integrated network of fixed-site centers and mobile facilities focused in targeted regions throughout the United States. Our services include magnetic resonance imaging, or MRI, positron emission tomography, or PET, computed tomography, or CT, and other technologies. These services are non-invasive techniques that generate representations of internal anatomy on film or digital media which are used by physicians for the diagnosis and assessment of diseases and disorders. Our historical and pro forma revenues for the fiscal year ended June 30, 2003 were $237.8 million and $332.8 million, respectively.

Our integrated network consists of 114 fixed-site centers and 119 mobile facilities within our targeted regions. This combination allows us to provide a full continuum of imaging services to better meet the needs of our customers, including healthcare providers, such as hospitals and physicians, and payors such as managed care organizations, Medicare, Medicaid and insurance companies. Our fixed-site centers include freestanding centers and joint ventures with hospitals and radiology groups. Physicians refer patients to our fixed-site centers based on our service reputation, state-of-the-art equipment, breadth of managed care contracts and convenient locations. Our mobile facilities provide hospitals and physician groups access to imaging technologies when they lack either the resources or patient volume to provide their own full-time imaging services or require incremental capacity. We enter into agreements with radiologists to provide professional services, which include supervision and interpretation of radiological procedures and quality assurance. We do not engage in the practice of medicine.

The diagnostic imaging industry generated revenues in excess of $70 billion in the United States in 2000. MRI services have experienced substantial procedure volume growth, increasing at an estimated compounded annual growth rate, or CAGR, of 11.8% from 1999 through 2002 and are projected to grow at a CAGR of 10.1% from 2002 through 2009. PET and PET/ CT services have also experienced substantial procedure volume growth, increasing at an estimated CAGR of 96.7% from 1999 through 2002 and are projected to grow at a CAGR of 37.6% from 2002 through 2009. The diagnostic imaging industry is highly fragmented with many providers. Given our size and expertise, we believe we are well positioned to capitalize on the growth in the diagnostic imaging industry which is being driven by an aging population, increasing acceptance of diagnostic imaging, expanding applications of diagnostic imaging technologies and a currently stable reimbursement environment.

Our Strengths

Largest Integrated Network. Our network and business model provide our customers with a full continuum of imaging services from mobile facilities to fixed-site centers using multiple technologies.

Regionally Focused Networks with Significant Market Presence. We have developed a significant presence in California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states. Our regionally focused networks enhance our ability to serve our hospital customers, broaden our physician referral base and attract additional managed care customers.

Diverse Base of Revenues. We serve a diverse portfolio of customers in 34 states. We have more than 1,000 contracts with managed care organizations and more than 300 contracts with hospitals and physician groups. During the fiscal year ended June 30, 2003, no single customer or fixed-site center accounted for more than 5% of our total revenues.

State-of-the-Art Imaging Equipment. We operate state-of-the-art imaging equipment that allows us to perform the variety, quality and volume of procedures required by our customers. Our integrated network and experience give us the flexibility to quickly and efficiently upgrade our existing equipment as well as assess and deploy new imaging technologies.

Robust Information Technology System. We have developed a proprietary information system known as InSight Radiology Information System, or IRIS. IRIS provides real-time support for our front and back office operations, including scheduling and administration of imaging procedures and billing and collections across both our fixed-site centers and mobile facilities. We have achieved logistical and cost efficiencies as well as expeditious acquisition integration by implementing IRIS.

Experienced Management Team. We have a highly experienced senior management team with an average of 21 years of experience in the healthcare services industry. Our management has implemented a disciplined business model aimed at optimizing equipment utilization, labor productivity and service supply usage. Our senior executives have extensive experience in managing the expansion of healthcare service companies through internal growth and acquisitions.

Our Strategy

Maximize Utilization of Our Existing Equipment. We intend to increase procedure volumes by broadening our physician referral base and gaining additional managed care, hospital and physician group contracts. We are also focused on expanding imaging applications to maximize utilization of our existing equipment.

Improve Operating Efficiency and Profitability. We plan to use our disciplined business model and IRIS to continue to increase the operating efficiency and profits of our fixed-site centers and mobile facilities, improve our accounts receivable collection and reduce our expenses as a percentage of revenues.

Develop New Centers and Facilities. We intend to develop new fixed-site centers and mobile facilities within our existing targeted regional networks when attractive returns on investment can be achieved and sustained.

Pursue Selective Acquisitions. We plan to continue to selectively acquire businesses which increase our market presence in our existing targeted regional networks or allow us to establish new regional networks.

Recent Acquisitions

CMI. On April 1, 2004, we acquired the stock of Comprehensive Medical Imaging, Inc., or CMI, a subsidiary of Cardinal Health, Inc., which owns and operates 21 fixed-site centers located in California, Arizona, Texas, Kansas, Pennsylvania and Virginia, from Cardinal Health, Inc., for $46.5 million. We refer to this acquisition as the CMI acquisition.

CDL Medical Technologies. On August 1, 2003, we acquired 22 mobile facilities primarily operating in the Mid-Atlantic states from CDL Medical Technologies, Inc. for $49.9 million. We refer to this acquisition as the CDL acquisition.

CMI-LA. On April 2, 2003, we acquired 13 fixed-site centers located in Southern California from CMI for $47.0 million. We refer to this acquisition as the Central Valley acquisition.

These acquisitions significantly expanded our presence in the Los Angeles, Phoenix, Northern California markets and the Mid-Atlantic states.

The Transactions

The Offering. We are offering                     IDSs at an assumed initial public offering price of $           per IDS, which represents the midpoint of the range set forth on the cover page of this prospectus. We are also offering $          aggregate principal amount of our      % senior subordinated notes separately (not represented by IDSs). Our sale of IDSs and our offering of senior subordinated notes (not represented by IDSs) are conditioned upon each other.

Our Recapitalization. In connection with this offering, J.W. Childs Equity Partners II, L.P., JWC-InSight Co-invest LLC, Halifax Capital Partners, L.P. and some of the individuals listed in “Principal and Selling Stockholders,” will contribute all of their equity interests to us in exchange for                      IDSs,                      shares of Class B common stock and $          in cash in the aggregate. In this prospectus, we refer to these owners as our existing equity investors and we refer to this contribution as the recapitalization. Following our recapitalization, our management will collectively hold an aggregate of                      IDSs and                      shares of Class B common stock.

New Credit Facility. Concurrently with the closing of this offering, we will enter into a $           million new senior secured credit facility with a syndicate of financial institutions, including affiliates of CIBC World Markets Corp. and Banc of America Securities LLC as joint lead arrangers and joint book-managers. CIBC World Markets Corp. and Banc of America Securities LLC are also acting as joint book-running lead managers of this offering. In this prospectus, we refer to this credit facility as the new credit facility. We expect that the new credit facility will be comprised of a senior secured revolving credit facility with a total principal amount of up to $           million, which we refer to as the new revolver, and a senior secured term loan facility in an aggregate principal amount of $           million, which we refer to as the new term loan. We expect that the new revolver and the new term loan will each have a five-year maturity with no amortization of principal prior to maturity. The closing of this offering is conditioned upon the closing of the new credit facility. See “Description of Certain Indebtedness—New Credit Facility.” As a result of the borrowings we expect to make initially under the new credit facility and the issuance of senior subordinated notes in this offering, we anticipate that upon the consummation of the offering we will have approximately $           million of total debt outstanding.

Tender Offer and Consent Solicitation. Prior to this offering, InSight will commence a tender offer and consent solicitation with respect to all of the outstanding $250 million aggregate principal amount of 9 7/8% senior subordinated notes due 2011 issued by InSight, which we refer to as the existing senior subordinated notes for an expected aggregate consideration of $           million. The closing of this offering will be conditioned upon the receipt in InSight’s tender offer and consent solicitation of at least a majority in the aggregate principal amount of the existing senior subordinated notes outstanding, and the consummation of the tender offer and consent solicitation is conditioned upon the closing of this offering.

Our Corporate Information

Our principal executive office is located at 26250 Enterprise Court, Suite 100, Lake Forest, California 92630, and our telephone number is (949) 282-6000. Our internet address is www.insighthealth.com. www.insighthealth.com is a textual reference only, meaning that the information contained on the website is not part of this prospectus and is not incorporated in this prospectus by reference.

The Offering

We are offering                     IDSs at an assumed initial public offering price of $           per IDS (comprised of $ allocated to each senior subordinated note and $          allocated to each share of Class A common stock), which represents the midpoint of the range set forth on the cover page of this prospectus. We are also offering $           million aggregate principal amount of our      % senior subordinated notes separately (not represented by IDSs). Our sale of IDSs and our offering of senior subordinated notes (not represented by IDSs) are conditioned upon each other. In addition, no purchaser, including our existing equity investors, or any entity, investment fund or account over which such purchaser exercises investment control is entitled to purchase both IDSs and separate senior subordinated notes in the offering. Furthermore, as part of our recapitalization described elsewhere in this prospectus, we also intend to issue                     IDSs to our existing equity investors in exchange for the interests they hold in our company (of which                     will be subject to the underwriters’ over-allotment option).

Summary of the IDSs

     What are IDSs?

IDSs are securities comprised of Class A common stock and senior subordinated notes.

Each IDS initially represents:

•	one share of our Class A common stock; and

•	a % senior subordinated note with a $ principal amount.

The ratio of Class A common stock to principal amount of senior subordinated notes represented by an IDS is subject to change in the event of a stock split, combination or reclassification of our Class A common stock. For example, if we effect a two-for-one stock split, from and after the effective date of the stock split, each IDS will represent two shares of Class A common stock and the same principal amount of senior subordinated notes as it previously represented. Likewise, if we effect a combination or reclassification of our Class A common stock, each IDS will thereafter represent the appropriate number of shares of Class A common stock on a combined or reclassified basis, as applicable, and the same principal amount of senior subordinated notes as it previously represented.

     What payments can I expect to receive as a holder of IDSs?

Assuming we make our scheduled interest payments on the senior subordinated notes and pay dividends in the amount contemplated by our anticipated initial dividend policy, you will receive in the aggregate approximately $           per year in interest on the senior subordinated notes and dividends on the Class A common stock represented by each IDS. We expect to make interest and dividend payments on                     ,                     ,                     and                     of each year to holders of record on the                     day of each such month, or, if such day is not a business day, the immediately preceding day that is a business day.

Subject to certain restrictions, we may choose to defer interest payments on our senior subordinated notes. In addition, our board of directors, in its sole discretion, decides whether or not we will pay dividends and determines the amount of any such dividend payment on the shares of our common stock.

You will be entitled to receive quarterly interest payments at an annual rate of      % of the aggregate principal amount of senior subordinated notes represented by your IDSs or approximately $           per IDS per year, subject to our right to defer interest payments on our senior subordinated notes if we are not otherwise in default under the indenture, for an aggregate period not to exceed eight quarters prior to                     , 2009, and up to four occasions after                     , 2009 for a period of up to two quarters per occasion. For a detailed description of these circumstances, see “Description of Senior Subordinated Notes— Interest Deferral.”

You will also receive quarterly dividends on the shares of our Class A common stock represented by your IDSs if and to the extent dividends are declared by our board of directors and permitted by applicable law and the terms of the new credit facility, the indenture governing our senior subordinated notes and any of our other then outstanding indebtedness. Specifically, the indenture governing our senior subordinated notes restricts our ability to declare and pay dividends on our common stock as described under “Initial Dividend Policy and Restrictions.” In addition, the new credit facility restricts our ability to declare and pay dividends on our common stock as described under “Initial Dividend Policy and Restrictions” and “Description of Certain Indebtedness— New Credit Facility.” Upon the closing of this offering, our board of directors is expected to adopt a dividend policy which contemplates that, subject to applicable law and the terms of our then existing indebtedness, initial annual dividends will be approximately $           per share of our Class A common stock for the first year following consummation of this offering. However, our board of directors may, in its discretion, modify or repeal this initial dividend policy. We have not paid dividends in the past and we may not pay dividends at this level in the future or at all.

Will my rights as a holder of IDSs be any different than the rights of a beneficial owner of separately held Class A common stock and senior subordinated notes?

No. As a holder of IDSs you are the beneficial owner of the Class A common stock and senior subordinated notes represented by your IDSs. As such, through your broker or other financial institution and The Depository Trust Company, or DTC, you will have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the indenture governing our senior subordinated notes, ranking upon bankruptcy and rights to receive communications and notices as a beneficial owner of separately held Class A common stock and senior subordinated notes, as applicable, would have through its broker or other financial institution and DTC.

Will the IDSs be listed on an exchange?

We will apply to list the IDSs for trading on the American Stock Exchange under the trading symbol “          .”

Will the terms of the senior subordinated notes represented by IDSs be the same as the notes sold separately (not represented by IDSs)?

Yes. The senior subordinated notes sold separately (not represented by IDSs) will be identical in all respects to the senior subordinated notes represented by IDSs and will be part of the same series of notes issued under the same indenture. Accordingly, holders of senior subordinated notes sold separately and holders of senior subordinated notes represented by IDSs will vote together as a single class, in proportion to the aggregate principal amount of senior subordinated notes they hold, on all matters on which they were eligible to vote under the indenture.

Will the shares of our Class A common stock and senior subordinated notes represented by the IDSs be separately listed on an exchange?

We currently do not expect an active trading market for our Class A common stock or senior subordinated notes to develop. However, we will use reasonable efforts to list our Class A common stock for separate trading on the American Stock Exchange if a sufficient number of shares of our Class A common stock are held separately to meet the minimum requirements for separate trading on the American Stock Exchange for at least 30 consecutive trading days. The shares of Class A common stock and senior subordinated notes offered hereby will be freely tradable without restriction or further registration under the Securities Act, unless they are held by “affiliates” as that term is defined in Rule 144 under the Securities Act.

In what form will IDSs and the shares of our Class A common stock and senior subordinated notes represented by the IDSs be issued?

The IDSs and the shares of our Class A common stock and senior subordinated notes represented by the IDSs will be issued in book-entry form only. This means that you will not be a registered holder of IDSs or the securities represented by the IDSs and you will not receive a certificate for your IDSs or the securities represented by your IDSs. You must rely on your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of IDSs.

Can I separate my IDSs into shares of Class A common stock and senior subordinated notes or combine shares of Class A common stock and senior subordinated notes to form IDSs?

Yes. Holders of IDSs, whether purchased in this offering or in a subsequent offering of IDSs of the same series, may, at any time after the earlier of 45 days from the date of the closing of this offering or the occurrence of a change of control, through their broker or other financial institution, separate the IDSs into the shares of our Class A common stock and senior subordinated notes represented thereby. Any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through his or her broker or other financial institution, combine the applicable number of shares of Class A common stock and senior subordinated notes to form IDSs unless the IDSs have previously been automatically separated as a result of the continuance of a payment default on the senior subordinated notes for 90 days, or the redemption, acceleration or maturity of any senior subordinated notes. Separation and combination of IDSs will occur promptly in accordance with DTC’s procedures and upon receipt of instructions from your broker and may involve transaction fees charged by your broker and/or other financial intermediaries. Trading in the IDSs will not be suspended as a result of any such separation or recombination of IDSs. See “Description of IDSs—Book-Entry Settlement and Clearance—Separation and Combination.”

Will my IDSs automatically separate into shares of Class A common stock and senior subordinated notes upon the occurrence of certain events?

Yes. All IDSs will automatically separate 90 days following the acceleration of the maturity of the senior subordinated notes for any reason, upon the continuance of a payment default on the senior subordinated notes for 90 days, upon the occurrence of any redemption, whether in whole or in part, of the senior subordinated notes or upon the maturity of the senior subordinated notes. Following any such automatic separation, shares of Class A common stock and senior subordinated notes may no longer be combined to form IDSs.

What will happen if we issue additional IDSs or senior subordinated notes of the same series in the future?

We may conduct future financings by selling additional IDSs or senior subordinated notes of the same series, which will have terms that are identical to those of the IDSs being sold in this offering and will represent the same proportion of Class A common stock and senior subordinated notes as is represented by the then outstanding IDSs. In addition, we may in the future issue IDSs in exchange for shares of Class B common stock, see “Related Party Transactions—Investor Rights Agreement.” Although the senior subordinated notes represented by such IDSs will have terms that are identical (except for the issuance date) to the senior subordinated notes being sold in this offering and will be part of the same series of senior subordinated notes for all purposes under the indenture, it is possible that the new senior subordinated notes will be sold, issued or deemed to be issued with original issue discount, or OID, for United States federal income tax purposes. If such senior subordinated notes are issued with OID, all IDSs of the same series (including the IDSs being offered hereby) and all senior subordinated notes, whether held directly or in the form of IDSs, will be automatically exchanged for senior subordinated notes or IDSs, respectively, with new CUSIP numbers. This automatic exchange should not impair the rights any holder might otherwise have to assert a claim, under applicable securities laws, against us or the underwriters, with respect to the full amount of senior subordinated notes purchased by such holder; however, as a result of such exchanges, the OID associated with the sale of the new senior subordinated notes effectively will be spread among all holders of senior subordinated notes on a pro rata basis, which may adversely affect your tax treatment.

We will immediately file a Current Report on Form 8-K (or any other applicable form) to announce and quantify any changes in the ratio of IDS components or changes in OID attributable to the senior subordinated notes.

What will be the United States federal income tax consequences of an investment in the IDSs?

The United States federal income tax consequences of the purchase, ownership and disposition of IDSs or senior subordinated notes in this offering are uncertain.

Treatment of Purchase of IDSs. The purchase of IDSs in this offering should be treated for United States federal income tax purposes as the purchase of shares of our Class A common stock and senior subordinated notes, rather than as the purchase of a single integrated security, and, by purchasing IDSs, you will agree to such treatment. You must allocate the purchase price of the IDSs between those shares of Class A common stock and senior subordinated notes in proportion to their respective initial fair market values, which will establish your initial tax basis in each component of the IDSs. The value attributed to the shares of Class A common stock and senior subordinated notes represented by the IDSs have been established based on the fair market value of such shares of Class A common stock and senior subordinated notes at issuance. We will report the initial fair market value of each share of Class A common stock as $          and the initial fair market value of each $          principal amount of senior subordinated notes as $          , and by purchasing IDSs, you will agree to such allocation.

Treatment of Senior Subordinated Notes. Based on the opinion of tax counsel, the senior subordinated notes should be treated as debt for United States federal income tax purposes and we intend to deduct interest on such senior subordinated notes for tax purposes. If the senior subordinated notes were treated as equity rather than debt for United States federal income tax purposes, then the stated interest on the senior subordinated notes could be treated as a dividend, and interest on the senior subordinated notes would not be deductible by us for United States federal income tax purposes. This would adversely affect our financial position, cash flow, and liquidity, and could affect our ability to make interest or dividend payments on the senior subordinated debt and the common stock and may affect our ability to continue as a going concern. Our tax deduction for interest may be put at risk in the future as a result of a future ruling by the Internal Revenue Service, or IRS, including an adverse ruling for other IDSs or an adverse ruling for our own IDSs and in the event of any such ruling, we may need to consider the effect of such developments on the determination of our future tax provisions and obligations. In addition, payments on the senior subordinated notes to foreign holders would be subject to United States federal withholding tax at rates up to 30%. Payments to foreign holders would not be grossed-up on account of any such taxes.

For a more complete discussion of the material United States federal income tax considerations in connection with an investment in IDSs or senior subordinated notes, see “Material United States Federal Income Tax Consequences.”

What will be the United States federal income tax consequences of a subsequent issuance of senior subordinated notes?

The United States federal income tax consequences to you of the subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) are uncertain.

Exchange of Senior Subordinated Notes. The indenture governing the senior subordinated notes and the agreement with the DTC will provide that, in the event that there is a subsequent issuance of senior subordinated notes with a new CUSIP number having terms that are otherwise identical (other than the issuance date) in all material respects to the senior subordinated notes represented by the IDSs, including an issuance of senior subordinated notes upon an exchange of shares of Class B common stock, each holder of IDSs or separately held senior subordinated notes, as the case may be, agrees that a portion of such holder’s senior subordinated notes will be exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, immediately following such subsequent issuance, each holder of subsequently issued senior subordinated notes, held either as part of IDSs or separately, and each holder of existing senior subordinated notes, held either as part of IDSs or separately, will own an inseparable unit composed of a proportionate percentage of both the old senior subordinated notes and the newly issued senior subordinated notes. The aggregate principal amount of senior subordinated notes owned by each holder will not change as a result of such subsequent issuance and exchange. Because a subsequent issuance will affect the senior subordinated notes in the same manner, regardless of whether these senior subordinated notes are held as part of IDSs or separately, the combination of senior subordinated notes and shares of Class A common stock to form IDSs, or the separation of IDSs, should not affect your tax treatment.

It is unclear whether the exchange of senior subordinated notes for subsequently issued senior subordinated notes will result in a taxable exchange for United States federal income tax purposes. If such an exchange is treated as a taxable exchange, a holder would recognize any gain realized on such exchange, but a loss realized likely would be disallowed. If the exchange of senior subordinated notes is treated as a taxable exchange, then your initial tax basis in the senior subordinated notes deemed to have been received in the exchange would be the fair market value of such senior subordinated notes on the date of the deemed exchange (adjusted to reflect any disallowed loss), and your holding period for such senior subordinated notes would begin on the day after the deemed exchange.

Reporting of OID. Regardless of whether the exchange of senior subordinated notes is treated as a taxable event, such exchange could result in holders having to include OID in taxable income prior to the receipt of cash. Following any subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) and resulting exchange, we (and our agents) will report any OID on the subsequently issued senior subordinated notes ratably among all holders of IDSs and separately held senior subordinated notes, and each holder of IDSs and separately held senior subordinated notes will, by purchasing IDSs or senior subordinated notes, agree to report OID in a manner consistent with this approach. However, we cannot assure you that the IRS will not assert that any OID should be reported only by the persons that initially acquired such subsequently issued senior subordinated notes (and their transferees) and they may challenge a holder’s reporting of OID on its tax returns.

We will immediately file a Current Report on Form 8-K (or any other applicable form) to announce and quantify any changes in the ratio of IDS components or changes in OID attributed to the senior subordinated notes.

Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of the IDSs or instruments similar to the IDSs, we urge you to consult your own tax advisor concerning the tax consequences of an investment in the IDSs. For additional information, see “Material United States Federal Income Tax Consequences.”

What is the initial and prospective accounting treatment of the IDSs?

There is no explicit guidance under generally accepted accounting principles regarding the accounting and reporting for unit securities comprised of common stock and notes like the IDSs. Any accounting followed by us for the IDSs may be subject to future scrutiny and challenge. Authoritative accounting bodies such as the Financial Accounting Standard Board, or FASB, the Emerging Issues Task Force or the Securities and Exchange Commission, or the SEC, may issue future guidance, rules or interpretations which may require us to adjust our accounting for our IDSs. For our interpretation of the accounting treatment based on existing guidance available, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies (Income Taxes and IDSs and Class B Common Stock).”

Summary of Senior Subordinated Notes

Issuer	InSight Health Services Holdings Corp.

Senior subordinated notes represented by IDSs being offered to the public:

by InSight Holdings	$ million aggregate principal amount of % senior subordinated notes.

by our existing equity investors	$ million aggregate principal amount of % senior subordinated notes if the underwriters’ over-allotment option to purchase IDSs is exercised in full (which notes shall be offered from the senior subordinated notes represented by IDSs that we are issuing to our existing equity investors in this offering).

Senior subordinated notes being offered to the public separately (not represented by IDSs)	$ million aggregate principal amount of % senior subordinated notes.

Senior subordinated notes represented by IDSs being issued to our existing equity investors	$ million aggregate principal amount of % senior subordinated notes.

Senior subordinated notes to be outstanding following the offering	$ million aggregate principal amount of % senior subordinated notes.

Interest rate	% per year.

Interest payment dates	Interest will be paid quarterly in arrears on the day of , , , and of each year, commencing , 2004 to holders of record on the day of each such month, or, if such day is not a business day, the business day immediately preceding such day of such month.

Interest deferral	Prior to , 2009, we may, subject to certain restrictions, defer interest payments on our senior subordinated notes on one or more occasions for up to eight quarters in the aggregate, meaning that the eight quarters of deferred interest must be paid no later than , 2009. In addition, after , 2009, we may, subject to certain restrictions, defer interest payments on our senior subordinated notes on up to four occasions for no more than two quarters per occasion, provided that at the end of any interest deferral period following , 2009, we may not further defer interest unless and until all deferred interest including interest accrued on deferred interest is paid in full.

During any interest deferral period and so long as any deferred interest or interest on deferred interest remains outstanding, we will not be permitted to make any payment of dividends on our capital stock. For a detailed description of interest deferral provisions of the indenture. See “Description of Senior Subordinated Notes—Interest Deferral.”

In the event that interest payments on the senior subordinated notes are deferred, you would be required to include accrued interest in your income for U.S. federal income tax purposes on an economic accrual basis even if you do not receive any cash interest payments. See “Material United States Federal Income Tax Considerations.”

Maturity date	The senior subordinated notes will mature on , 2019.

Optional redemption	We may not redeem the notes prior to , 2011.

On and after , 2011 and prior to , 2016, we may redeem for cash all or part of the senior subordinated notes upon not less than 30 or more than 60 days’ notice by mail to the owners of senior subordinated notes, at the redemption prices set forth under “Description of Senior Subordinated Notes—Optional Redemption.” After , 2016, we may redeem the senior subordinated notes upon not less than 30 or more than 60 days notice by mail to the holders of senior subordinated notes at a redemption price of 100% of the principal amount to be redeemed. If we redeem the senior subordinated notes in whole or in part, the senior subordinated notes and common stock represented by each IDS will be automatically separated and cannot thereafter be combined.

In addition, we may redeem the senior subordinated notes at any time at a redemption price of 100% of the principal amount to be redeemed if we received an opinion of counsel that the interest on the senior subordinated notes is not deductible for federal income tax purposes.

Change of control	Upon the occurrence of a change of control, as defined under “Description of Senior Subordinated Notes—Change of Control,” each holder of senior subordinated notes will have the right to require us to repurchase that holder’s senior subordinated notes at a price equal to 101% of the principal amount of the senior subordinated notes being repurchased, plus any accrued but unpaid interest to but not including the repurchase date. If senior subordinated notes are held in the form of IDSs, in order to exercise that right, a holder of IDSs must separate its IDSs into the shares of Class A common stock and senior subordinated notes represented thereby and hold the senior subordinated notes separately.

Guarantees of senior subordinated notes	The senior subordinated notes will be fully and unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by each of our direct and indirect wholly-owned domestic subsidiaries existing on the closing of this offering and each of our future wholly-owned domestic restricted subsidiaries that incur indebtedness or issue shares of preferred stock or certain capital stock that is redeemable at the option of the holder. The guarantees will be subordinated to the guarantees issued by the subsidiary guarantors under the new credit facility.

Subsequent issuances may affect tax treatment	The indenture governing the senior subordinated notes will provide that in the event we issue additional senior subordinated notes with a new CUSIP number having terms that are otherwise identical to the senior subordinated notes (except for the issuance date), including any issuance of IDSs in exchange for shares of Class B common stock in connection with the issuance by us of additional IDSs, each holder of IDSs or separately held senior subordinated notes, as the case may be, agrees that a portion of such holder’s senior subordinated notes, whether held as part of IDSs or separately, will be exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes, and the records of any record holders of senior subordinated notes will be revised to reflect such exchanges. Consequently, following each such subsequent issuance and exchange, each holder of IDSs or separately held senior subordinated notes, as the case may be, will own senior subordinated notes of each separate issuance in the same proportion as each other holder. However, the aggregate principal amount of senior subordinated notes owned by each holder will not change as a result of such subsequent issuance and exchange. Any subsequent issuance of senior subordinated notes by us may affect the tax treatment of the IDSs and senior subordinated notes. See “Material United States Federal Income Tax Consequences—Material Consequences to U.S. Holders—Senior Subordinated Notes—Additional Issuances.”

Ranking of senior subordinated notes and guarantees	InSight Holdings is a holding company and derives all of its operating income and cash flow from its subsidiaries. The senior subordinated notes will be our and any guarantor’s unsecured senior subordinated indebtedness, will be subordinated in right of payment to all of our and any guarantor’s existing and future senior indebtedness, including our borrowings and all guarantees of the subsidiary guarantors under the new credit facility. The senior subordinated notes and guarantees will rank pari passu in right of payment with all of our and any guarantor’s existing and future senior subordinated indebtedness and trade payables except as discussed under “Description of Senior Subordinated Notes—Ranking.” The senior subordinated notes will also be effectively subordinated to any of our and any guarantor’s secured indebtedness to the extent of the value of the assets securing such secured indebtedness that do not secure the notes. Because we are a holding company, the senior subordinated notes will be structurally subordinated to all indebtedness of our non-guarantor subsidiaries.

The indenture governing the senior subordinated notes will permit us and the subsidiary guarantors to incur additional indebtedness, including senior indebtedness, subject to specified limitations. On a pro forma basis, assuming we had completed the CMI acquisition, the offering and the related transactions on , 2004:

• we would have had $ million aggregate principal amount of senior secured indebtedness outstanding under the new credit facility which would have been guaranteed on a senior secured basis by the subsidiary guarantors; and

• we would have had $ million of pari passu indebtedness outstanding, including trade payables.

Restrictive covenants	The indenture governing the senior subordinated notes will contain covenants with respect to us and our restricted subsidiaries that will restrict:

• the incurrence of additional indebtedness and the issuance of preferred stock and certain redeemable capital stock;

• the payment of dividends on, and redemption of, capital stock;

• a number of other restricted payments, including investments;

• specified sales of assets;

• specified transactions with affiliates;

• the creation of a number of liens; and

• consolidations, mergers and transfers of all or substantially all of our assets.

The indenture will also prohibit certain restrictions on distributions from our restricted subsidiaries. All the limitations and prohibitions described above are subject to a number of other important qualifications and exceptions described under “Description of Senior Subordinated Notes— Certain Covenants.”

Listing	We do not currently anticipate that our senior subordinated notes will be listed separately on any exchange.

Representation Letter	None of the senior subordinated notes sold separately (not in the form of IDSs) in this offering, which we refer to as the “separate notes” may be purchased, directly or indirectly, by persons who are also (1) purchasing IDSs in this offering or (2) holders of Class B common stock following our recapitalization. Furthermore, prior to the closing of this offering, each person purchasing separate notes in this offering will sign a representation letter in connection with these restrictions. See “Underwriting.”

Summary of Capital Stock

Issuer	InSight Health Services Holdings Corp.

Common stock	We have shares of authorized Class A common stock, par value $0.001 per share, shares of authorized Class B common stock, par value $0.001 per share and shares of authorized Class C common stock, par value $0.001 per share. Class A common stock, Class B common stock and Class C common stock are identical in all respects, except that only Class A common stock is eligible to be included in IDSs and each class carries different dividend rights. See “Initial Dividend Policy and Restrictions.” Furthermore, our bylaws provide that we may only issue additional shares of Class A common stock as part of IDSs and pursuant to a registration statement that has been declared effective by the SEC. Unless the context otherwise requires, references to our “common stock” throughout this prospectus refer to our Class A common stock, Class B common stock and Class C common stock.

Exchange for IDSs	In addition, we will enter into an agreement with our existing equity investors that provides that following the second anniversary of the consummation of this offering, and subject to certain conditions, at the option of the holder of such shares of Class B common stock, we will exchange with the purchasers of such shares into IDSs at an exchange rate of one IDS for one share of Class B common stock, subject to compliance with law and applicable agreements and provided that no such exchange can be made if at that time a default or event of default under the indenture has occurred and is continuing or during any interest deferral period or after the end of any interest deferral period until all deferred interest (including interest accrued thereon) has been paid in full. See “Related Party Transactions—Investor Rights Agreement.”

Shares of Class A common stock represented by IDSs being offered to the public:

by InSight Holdings	shares.

by our existing equity investors	shares if the underwriters’ over-allotment option is exercised in full (which shares shall be offered from the shares of Class A common stock represented by IDSs that we are issuing to our existing equity investors in this offering).

Shares of Class A common stock represented by IDSs being issued to our existing equity investors	shares.

Shares of common stock to be outstanding following the offering	shares of Class A common stock all of which will be represented by IDSs and shares of Class B common stock. No shares of Class C common stock will be outstanding following the consummation of this offering.

Following the automatic separation of the IDSs as a result of the redemption or maturity of any notes, shares of Class A common stock and notes may no longer be combined to form IDSs. If no notes remain outstanding, all shares of Class B common stock not previously exchanged will become exchangeable for Class A common stock. See “Description of IDSs—Automatic Separation.”

Voting rights	Each outstanding share of our common stock will carry one vote per share and all classes of common stock will vote as a single class on all matters presented to the stockholders for a vote. Our existing equity investors, through their ownership of IDSs and Class B common stock, will own % of the voting power of our common stock outstanding immediately following this offering.

Dividends	Dividends on shares of our common stock (Class A, B and C) will be paid if and to the extent dividends are declared by our board of directors and permitted by applicable law and the terms of our then outstanding indebtedness. Specifically, the senior subordinated notes indenture and the new credit facility both restrict our ability to declare and pay dividends on our common stock, as described in detail under “Initial Dividend Policy and Restrictions.” Upon the closing of this offering, our board of directors is expected to adopt a dividend policy which contemplates that, subject to applicable law and the terms of our then existing indebtedness, the initial dividend level will be approximately $ per share of our Class A common stock and approximately $ per share on our Class B common stock. Any time a dividend is paid to holders of Class A common stock, holders of Class B common stock will also be paid a dividend. The dividend on our Class B common stock will be adjusted by the same percentage as the percent change in the dividends on our Class A common stock. No shares of Class C common stock will be outstanding immediately following this offering and we do not anticipate that we will issue any shares of Class C common stock therefore we have not established a dividend policy with respect to shares of Class C common stock. Our board of directors may, in its discretion, modify or repeal this dividend policy. We cannot assure that we will pay dividends at this level or at all in the future.

Dividend payment dates	If declared, dividends on our Class A common stock and Class B common stock will be paid quarterly on the day of each , , and of each year to holders of record on the day of such month or the immediately preceding business day.

Listing	We will apply to list the IDSs on the American Stock Exchange under the trading symbol “ .” We do not anticipate that our common stock will trade on an exchange, and we currently do not expect an active trading market for our Class A common stock to develop. However, we will apply to list our Class A common stock for separate trading on the American Stock

Exchange if a sufficient number of shares of our Class A common stock are held separately to meet the then applicable minimum requirements for separate trading on the American Stock Exchange for at least 30 consecutive trading days. Our Class A common stock will be freely tradable without restriction or further registration under the Securities Act, unless held by “affiliates” as that term is defined in Rule 144 under the Securities Act.

Risk Factors

You should carefully consider the information under the heading “Risk Factors” and all other information in this prospectus before investing in the IDSs (including the shares of our Class A common stock and senior subordinated notes represented by the IDSs) or in our senior subordinated notes (not represented by IDSs).

General Information About This Prospectus

Throughout this prospectus, unless otherwise noted, we have assumed:

•	that our recapitalization will be consummated, including the issuance of IDSs to our existing equity investors;

•	no exercise of the underwriters’ over-allotment option;

•	the purchase of an estimated 100% of our existing senior subordinated notes in the tender offer and consent solicitation for an expected aggregate consideration of $ million, including accrued and unpaid interest to the tender purchase and the pro forma offering numbers give effect to the purchase on tender of all of these notes;

•	a % annual interest rate on the senior subordinated notes, which is subject to change depending on market conditions prior to the pricing date;

•	an initial public offering price of $ per IDS, the midpoint of the range set forth on the cover page of this prospectus, comprised of $ allocated to one share of Class A common stock and $ allocated to the $ principal amount of senior subordinated notes included in each IDS, which equals 100% of the principal amount thereof; and

•	an initial public offering price of the senior subordinated notes that are being offered separately (not represented by IDSs), of % of their stated principal amount.

In this prospectus, unless otherwise indicated, all references to dollars are to United States dollars, and all references to GAAP are to United States generally accepted accounting principles.

Unless the context otherwise requires, references in this prospectus to the “offering” refer collectively to the offering of:

•	an aggregate of IDSs to the public; and

•	$ aggregate principal amount of senior subordinated notes (not represented by IDSs) to the public separately.

Furthermore, unless the context otherwise requires, references in this prospectus to “senior subordinated notes” refer to both senior subordinated notes represented by IDSs and senior subordinated notes issued separately (not represented by IDSs).

Summary Consolidated and Pro Forma Financial Information

The following table sets forth certain summary consolidated historical and pro forma financial information. Historical financial information (exclusive of Adjusted EBITDA) as of and for the fiscal years ended June 30, 2002 and 2003 is derived from our audited consolidated financial statements. Historical financial information (exclusive of Adjusted EBITDA) as of and for the fiscal year ended June 30, 2001 and for the period from July 1, 2001 to October 17, 2001 is derived from audited consolidated financial statements of InSight. See footnote (1) below. The consolidated financial statements of InSight for the fiscal year ended June 30, 2001 were audited by Arthur Andersen LLP (Andersen) who has ceased operations. A copy of the report previously issued by Andersen on InSight’s consolidated financial statements as of June 30, 2000 and 2001 and for each of the three years in the period ended June 30, 2001 is included elsewhere in this prospectus. Such report has not been reissued by Andersen. Historical financial information as of and for the nine months ended March 31, 2003 and 2004 is derived from our unaudited condensed consolidated interim financial statements. Our unaudited condensed consolidated interim financial statements, in the opinion of our management, include all normal, recurring accruals necessary to state fairly the data included therein in accordance with generally accepted accounting principles for interim financial information. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

The summary unaudited pro forma financial information for the fiscal year ended June 30, 2003 has been prepared to give pro forma effect to the CMI, CDL and Central Valley acquisitions as if these acquisitions had been completed on July 1, 2002. The summary unaudited pro forma financial information as of and for the nine months ended March 31, 2004 has been prepared to give pro forma effect to the CMI and CDL acquisitions as if these acquisitions had been completed on July 1, 2002 in the case of the income statement data, and on March 31, 2004 in the case of the balance sheet data. The pro forma financial information herein does not give effect to the offering and related transactions as described in this prospectus. The summary pro forma financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had these acquisitions been in effect for the periods presented and do not purport to represent a projection of our future results.

The information in the table below is only a summary and should be read together with our audited consolidated financial statements for 2001, 2002 and 2003 and the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all as included elsewhere in this prospectus. The amounts in the table below reflect rounding adjustments.

InSight
(Predecessor)	InSight Holdings

Pro Forma	Pro Forma
Fiscal	for the	for the
Year	Period from	Fiscal Years	Nine Months	Fiscal Year	Nine Months
Ended	July 1 to	Ended June 30,	Ended March 31,	Ended	Ended
June 30,	October 17,	June 30,	March 31,
2001	2001(1)	2002(1)	2003	2003	2004	2003	2004

(Dollars in thousands)
Income Statement Data:
Revenues	$211,503	$63,678	$155,407	$237,752	$173,055	$209,454	$332,796	$252,434
Gross profit	49,631	17,991	39,823	57,708	42,517	42,284	92,411	61,020
Income from company operations	38,848	14,807	32,118	43,958	32,818	31,734	55,392	34,250
Net income (loss)	13,801	(4,648)	9	4,922	3,657	3,235	2,527	2,413
Balance Sheet Data:
Cash and cash equivalents	$23,254	$–	$17,783	$19,554	$20,745	$61,109	–	$36,109
Total assets	321,056	–	499,401	577,317	526,992	657,236	–	678,731
Total debt	228,253	–	378,164	446,119	398,003	516,859	–	538,354
Other Data:
Capital expenditures	$22,911	$20,852	$43,655	$56,967	$39,556	$28,307	–	–
Adjusted EBITDA(2)	80,953	25,012	59,017	95,047	70,324	78,369	113,980	85,980
Depreciation and amortization	41,134	9,823	26,462	49,345	36,292	42,801	63,987	49,038
Ratio of earnings to fixed charges(3)	1.6	x	–	1.0	x	1.2	x	1.2	x	1.2	x	1.1	x	1.1	x
Number of fixed-site centers	70	–	73	88	90	93	114	114
Number of mobile facilities	87	–	97	100	100	119	119	119

(1)	On October 17, 2001, we acquired InSight pursuant to an agreement and plan of merger dated June 29, 2001, as amended. We did not have any operating activities until October 17, 2001. Our financial information for the year ended June 30, 2002 reflects our results for the entire fiscal year 2002 and does not include the results of operations of InSight from July 1, 2001 to October 17, 2001. InSight’s results of operations through October 17, 2001 do not reflect any purchase accounting adjustments. The results of operations for the fiscal year ended June 30, 2002 can be derived by combining our results of operations for the fiscal year ended June 30, 2002 with the results of operations of InSight from July 1, 2001 to October 17, 2001. These combined results of operations should be used for comparative purposes only as they do not purport to be indicative of what our results of operations would have been if we owned InSight for the entire fiscal year ended June 30, 2002.

(2)	Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation and amortization excluding the acquisition related compensation charge for the period from July 1, 2001 to October 17, 2001. We consider Adjusted EBITDA an important indicator to investors in IDSs because it provides information related to our ability to provide cash flows to service debt, pay dividends and fund capital expenditures. We present this discussion of Adjusted EBITDA because covenants in the indenture governing our senior subordinated notes and the credit agreement relating to our new credit facility contain ratios based on this measure. As such, the summary historical financial information presented above includes our historical Adjusted EBITDA. For example, our ability to incur additional debt and make restricted payments requires a ratio of total leverage to Adjusted EBITDA of to , except that we may incur certain debt and make certain restricted payments without regard to the ratio. Adjusted EBITDA is not a measure in accordance with GAAP, and should not be considered a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be used as a substitute for our various cash flow measures (e.g., net cash provided by operating activities).

A reconciliation of net income (loss) to Adjusted EBITDA is as follows:

	InSight
	(Predecessor)		InSight Holdings

							Pro Forma	Pro Forma
	Fiscal						for the	for the
	Year	Period from	Fiscal Years		Nine Months		Fiscal Year	Nine Months
	Ended	July 1 to	Ended June 30,		Ended March 31,		Ended	Ended
	June 30,	October 17,					June 30,	March 31,
	2001	2001(1)	2002(1)	2003	2003	2004	2003	2004

	(In thousands)
Net income (loss), as reported	$13,801	$(4,648)	$9	$4,922	$3,657	$3,235	$2,527	$2,413
Provision (benefit) for income taxes	2,624	(2,100)	–	3,266	2,438	2,158	1,684	1,608
Interest expense, net	23,394	6,321	32,546	37,514	27,937	30,175	45,782	32,921
Depreciation and amortization	41,134	9,823	26,462	49,345	36,292	42,801	63,987	49,038
Acquisition related compensation charge	–	15,616	–	–	–	–	–	–

Adjusted EBITDA	$80,953	$25,012	$59,017	$95,047	$70,324	$78,369	$113,980	$85,980

A reconciliation of net cash provided by operating activities to Adjusted EBITDA is as follows:

	InSight
	(Predecessor)		InSight Holdings

		Period from	Fiscal Years		Nine Months
	Fiscal Year	July 1 to	Ended June 30,		Ended March 31,
	Ended June 30,	October 17,
	2001	2001(1)	2002(1)	2003	2003	2004

			(In thousands)
Net cash provided by operating activities	$50,682	$14,820	$39,601	$61,756	$47,817	$48,434
Provision (benefit) for income taxes	2,624	(2,100)	–	3,266	2,438	2,158
Interest expense, net	23,394	6,321	32,546	37,514	27,937	30,175
Write-off of debt issuance costs	–	–	(7,378)	–	–	–
Gain on sale of fixed-site center	–	–	–	–	–	2,129
Net change in operating assets and liabilities	4,253	5,971	(5,752)	(7,489)	(7,868)	(4,527)

Adjusted EBITDA	$80,953	$25,012	$59,017	$95,047	$70,324	$78,369

(3)	The ratio of earnings to fixed charges is unaudited for all periods presented. For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net income (loss) plus income taxes and fixed charges. Fixed charges consist of interest expense and the estimated portion of rental expense deemed a reasonable approximation of the interest factor. For the period from July 1, 2001 to October 17, 2001, InSight had a deficiency of earnings compared to fixed charges of approximately $7.0 million.

Risk Factors

Before you invest in the IDSs (including the shares of our Class A common stock and our senior subordinated notes represented by the IDSs) or the senior subordinated notes (not represented by IDSs), you should carefully consider the various risks of the investment, including those described below, together with all of the other information included in this prospectus. If any of these risks actually occur, our business, financial condition or operating results could be adversely affected. In that case, the trading price of the IDSs and the senior subordinated notes could decline and you could lose all or part of your investment.

Risks Relating to the IDSs, the Shares of Class A Common Stock and Senior Subordinated Notes Represented by the IDSs, the Senior Subordinated Notes Offered Separately (not represented by IDSs), and our New Credit Facility

We have substantial indebtedness that could restrict our ability to pay interest and principal on the senior subordinated notes and to pay dividends with respect to shares of our Class A common stock represented by the IDSs and impact our financing options and liquidity position.

Our ability to make distributions, pay dividends or make other payments will be subject to applicable law and contractual restrictions contained in the instruments governing our indebtedness, including the new credit facility which we guarantee on a senior secured basis. The degree to which we are leveraged on a consolidated basis could have important consequences to the holders of the IDSs and of separate senior subordinated notes (not represented by IDSs), including:

•	our ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions may be limited;

•	we may be unable to refinance our indebtedness on terms acceptable to us or at all;

•	a significant portion of our cash flow from operations is likely to be dedicated to the payment of the principal of and interest on our indebtedness, thereby reducing funds available for other corporate purposes; and

•	our substantial indebtedness may make us more vulnerable to economic downturns and limit our ability to withstand competitive pressures.

As of the following dates, we had the following amount of outstanding indebtedness that ranks senior or pari passu with the senior subordinated notes not including trade payables:

	InSight Holdings

	June 30,
			March 31,
	2002	2003	2004

	(In thousands)
Indebtedness senior to the senior subordinated notes	$153,164	$221,119	$266,859
Indebtedness pari passu with the senior subordinated notes	225,000	225,000	250,000

Total	$378,164	$446,119	$516,859

Although our new credit facility will contain total leverage, senior leverage and cash interest coverage maintenance covenants that will restrict our ability to incur debt as described under “Description of Certain Indebtedness—New Credit Facility,” we may be able to incur substantial additional indebtedness in the future, including the issuance of additional senior subordinated notes in the future. Any additional debt incurred by us could increase the risks associated with our substantial leverage.

We may amend the terms of our new credit facility, or we may enter into new agreements that govern our senior indebtedness and the amended or new terms may significantly affect our ability to pay interest on our senior subordinated notes and dividends on shares of our common stock.

Our new credit facility contains significant restrictions on our ability to pay interest on the senior subordinated notes and dividends on shares of common stock based on us meeting certain performance measures and compliance with other conditions. As a result of general economic conditions, conditions in the lending markets, the results of our business or for any other reason, we may elect or be required to amend or refinance our new credit facility, at or prior to maturity, or enter into additional agreements for senior indebtedness. Regardless of any protection you have in the indenture governing the senior subordinated notes, any such amendment, refinancing or additional indebtedness may contain covenants that could limit, in a significant manner, our ability to make interest payments and pay dividends to you.

We are subject to restrictive debt covenants that impose operating and financial restrictions on our operations and could limit our business flexibility.

The agreements governing our indebtedness impose significant operating and financial restrictions on us. These restrictions prohibit or limit, among other things:

•	the incurrence of additional indebtedness and the issuance of preferred stock and certain redeemable capital stock;

•	a number of other restricted payments, including investments;

•	specified sales of assets;

•	specified transactions with affiliates;

•	the creation of a number of liens;

•	consolidations, mergers and transfers of all or substantially all of our assets; and

•	our ability to change the nature of our business.

These restrictions could limit our ability to obtain future financing, make acquisitions, withstand downturns in our business or take advantage of business opportunities.

The terms of the new credit facility include several restrictive covenants that prohibit us from prepaying our other indebtedness, including the senior subordinated notes, while indebtedness under the new credit facility is outstanding. The new credit facility also requires us to maintain certain specified financial ratios and satisfy financial condition tests. Our ability to comply with the ratios or tests may be affected by events beyond our control, including prevailing economic, financial and industry conditions. See the information under “Description of Certain Indebtedness” for a fuller description of these restrictions and covenants.

A breach of any of these covenants, ratios or tests could result in a default under the new credit facility and/or the indenture. Events of default under the new credit facility would prohibit us from making payments on the senior subordinated notes in cash, including payment of interest when due. In addition, upon the occurrence of an event of default under the new credit facility, the lenders could elect to declare all amounts outstanding under the new credit facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the security granted to them to secure that indebtedness. If the lenders accelerate the payment of the indebtedness, our assets may not be sufficient to repay in full this indebtedness and our other indebtedness, including the senior subordinated notes.

We may not be able to refinance our new credit facility at maturity on favorable terms or at all.

We expect that the new credit facility will mature in full in 2009. We may not be able to renew or refinance the new credit facility, or if renewed or refinanced, the renewal or refinancing may occur on less favorable terms. In particular, some of the terms of the senior subordinated notes that may be viewed as favorable to the lenders under the new credit facility, such as our ability to defer interest and acceleration of forbearance periods, become less favorable in 2009, which may materially adversely affect our ability to refinance or renew our new credit facility beyond such date. If we are unable to refinance or renew our new credit facility, our failure to repay all amounts due on the maturity date would cause a default under the new credit facility. In addition, our interest expense may increase significantly if we refinance our new credit facility on terms that are less favorable to us than the terms of our new credit facility.

We are a holding company with no operations, and unless we receive dividends and other payments, advances and transfers of funds from our subsidiaries we will be unable to meet our debt service and other obligations.

We are a holding company and conduct all of our operations through our subsidiaries. We currently have no significant assets other than equity interests in our subsidiaries, all of which will be pledged to the creditors under the new credit facility which we guarantee. As a result, we will rely on dividends and other payments or distributions from our subsidiaries to meet our debt service obligations and enable us to pay dividends. The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends), agreements of those subsidiaries, the terms of the new credit facility (under which the equity interests of our subsidiaries will be pledged) and the covenants of any future outstanding indebtedness we or our subsidiaries incur.

Subject to restrictions set forth in the indenture, we may defer the payment of interest to you for a significant period of time.

Prior to                     , 2009, we may, subject to restrictions set forth in the indenture, defer interest payments on our senior subordinated notes on one or more occasions for up to an aggregate period of eight quarters. In addition, after                     , 2009 we may, subject to certain restrictions, defer interest payments on our senior subordinated notes for up to four occasions for up to two consecutive quarters per occasion. Deferred interest will bear interest at the same rate as the senior subordinated notes. For any interest deferred during the first five years, we are not obligated to pay any deferred interest until                     , 2009; so you may be owed a substantial amount of deferred interest that will not be due and payable until such date. For any interest deferred after                     , 2009, we are not obligated to pay all of the deferred interest until maturity so you may be owed a substantial amount of deferred interest that will not be due and payable until such date.

You may not receive the level of dividends provided for in our initial dividend policy that our board of directors is expected to adopt upon the closing of this offering or any dividends at all.

Our board of directors may, in its discretion, amend or repeal our initial dividend policy it is expected to adopt upon the closing of this offering. Our board of directors may decrease the level of dividends provided for in this dividend policy or entirely discontinue the payment of dividends. The amount of future dividends with respect to shares of our common stock, if any, will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, level of indebtedness, business opportunities, provisions of applicable law and other factors that our board of directors may deem relevant. In addition, the indenture governing our senior subordinated notes and the agreement governing the new credit facility each contain significant restrictions which could affect your receipt of dividends. For instance, if we defer interest on the senior subordinated notes, we will be restricted from paying dividends until we have paid all deferred interest and accrued interest thereon.

Furthermore, if the senior subordinated notes were treated as equity rather than as debt for United States federal income tax purposes, then the stated interest on the senior subordinated notes could be treated as a dividend and would not be deductible by us for United States federal income tax purposes. Our inability to deduct interest on the senior subordinated notes could materially increase our taxable income and, thus, our United States federal and applicable state income tax liability. If this were to occur, our after-tax cash flow available for dividend and interest payments would be reduced.

You will be immediately diluted by $           per share of Class A common stock if you purchase IDSs in this offering.

If you purchase IDSs in this offering, based on the book value of the assets and liabilities reflected on our balance sheet, you will experience an immediate dilution of $           per share of Class A common stock represented by the IDSs which exceeds the entire price allocated to each share of Class A common stock represented by the IDSs in this offering because there will be a net tangible book deficit for each share of Class A common stock outstanding immediately after this offering. Our net tangible book value as of                     , 2004, on a pro forma basis after giving effect to the CMI acquisition, the offering and the related transactions, was approximately $           million, or $           per share of Class A common stock.

Our interest expense may increase significantly and could cause our net income and distributable cash to decline significantly.

The new credit facility will be subject to periodic renewal or must otherwise be refinanced. We may not be able to renew or refinance the new credit facility, or if renewed or refinanced, the renewal or refinancing may occur on less favorable terms, including higher interest rates. Borrowings under the revolving facility will be made at a floating rate of interest. In the event of an increase in the base reference interest rates, our interest expense will increase and could have a material adverse effect on our ability to make cash dividend payments to our shareholders. Our ability to continue to expand our business will, to a large extent, be dependent upon our ability to borrow funds under our new credit facility and to obtain other third party financing, including through the sale of IDSs or other securities. We cannot assure you that such financing will be available to us on favorable terms or at all.

If we are unable to generate sufficient funds from operations we will be unable to pay our indebtedness at maturity or upon the exercise by holders of their rights upon a change of control.

Because a significant portion of our cash flow from operations will be dedicated to servicing our debt requirements, we may not have sufficient funds from operations to repay the principal amount of our indebtedness at maturity or to purchase your notes upon a change of control. In addition, we currently expect to distribute a significant portion of any remaining cash earnings to our stockholders in the form of quarterly dividends. Moreover, prior to the maturity of our senior subordinated notes, we will not be required to make any payments of principal on our senior subordinated notes. We may therefore need to refinance our debt or raise additional capital to meet our obligations. These alternatives may not be available to us when needed or on satisfactory terms due to prevailing market conditions, a decline in our business or restrictions contained in our senior debt obligations.

The indenture governing our senior subordinated notes and our new credit facility permit us to pay a significant portion of our cash flow to stockholders in the form of dividends.

Although the indenture governing our senior subordinated notes and our new credit facility have some limitations on our payment of dividends, they permit us to pay a significant portion of our cash flow to stockholders in the form of dividends. Following completion of this offering, we intend to pay quarterly dividends. Specifically, the indenture governing our senior subordinated notes permits us to pay up to 100% of our excess cash (as defined in the indenture) subject to compliance with an interest coverage test, as more fully described in “Description of Senior Subordinated Notes— Certain Covenants.” The new credit facility permits us to use up to 100% of the excess cash flow, as defined in the new credit facility plus certain other amounts under certain limited circumstances to fund dividends on our shares of common stock. Any amounts paid by us in the form of dividends will not be available in the future to satisfy our obligations under the senior subordinated notes.

Because we will use a significant portion of the proceeds of this offering to purchase our common stock held by our existing equity investors, we will have only the remaining portion of the proceeds of this offering to repay our existing debt and for corporate purposes and will have to incur more debt.

We will use a significant portion of the net proceeds from this offering to purchase equity interests in our subsidiaries from our existing equity investors as part of our recapitalization. Therefore, we will not have these funds available to us (1) to repay our existing debt, and will therefore have to borrow more under our new credit facility to repay the existing credit facility than we would have had we not undertaken these purchases, or (2) to fund our operations or to continue to expand our business.

The realizable value of our assets upon liquidation may be insufficient to satisfy claims.

On a pro forma basis at March 31, 2004, our assets included intangible assets in the amount of $323.7 million, representing approximately 47.7% of our total consolidated assets and consisting primarily of the excess of the acquisition cost over the fair market value of the net assets acquired in purchase transactions. The value of these intangible assets will continue to depend significantly upon the success of our business as a going concern and the growth in cash flows. As a result, in the event of a default under our new credit facility or on our senior subordinated notes or any bankruptcy or dissolution of our company, the realizable value of these assets may be substantially lower and may be insufficient to satisfy the claims of our creditors.

Deferral of interest payments would have adverse tax consequences for you and may adversely affect the trading price of the senior subordinated notes.

If we defer interest payments on the senior subordinated notes, you will be required to recognize interest income for United States federal income tax purposes in respect of the senior subordinated notes before you receive any cash payment of this interest. In addition, we will not pay you this cash if you sell the IDSs or the senior subordinated notes, as the case may be, before the end of any deferral period or before the record date relating to interest payments that are to be paid.

The IDSs or the senior subordinated notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the senior subordinated notes if we defer interest payments. In addition, the requirement that we defer payments of interest on the senior subordinated notes under certain circumstances may mean that the market price for the IDSs or the senior subordinated notes may be more volatile than other securities that do not have this requirement.

Because of the subordinated nature of the senior subordinated notes, holders of our senior subordinated notes may not be entitled to be paid in full, if at all, in a bankruptcy, liquidation or reorganization or similar proceeding.

As a result of the subordinated nature of our notes and related guarantees, upon any distribution to our creditors or the creditors of the subsidiary guarantors in bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors or our or their property, the holders of our senior indebtedness and senior indebtedness of the subsidiary guarantors will be entitled to be paid in full in cash before any payment may be made with respect to our senior subordinated notes or the subsidiary guarantees.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors, holders of our senior subordinated notes will participate with all other holders of unsecured indebtedness of ours or the subsidiary guarantors that are similarly subordinated in the assets remaining after we and the subsidiary guarantors have paid all senior indebtedness. However, because of the existence of the subordination provisions, including the requirement that holders of the senior subordinated notes pay over distributions to holders of senior indebtedness, holders of the senior subordinated notes may receive less, ratably, than our other unsecured creditors, including trade creditors. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors. Holders of our senior subordinated notes may, therefore, receive less, ratably, than the holders of our senior indebtedness.

On a pro forma basis after giving effect to the CMI acquisition, the offering and the related transactions, as of March 31, 2004, our senior subordinated notes and the subsidiary guarantees would have ranked junior, on a consolidated basis, to $           million of outstanding senior secured indebtedness plus approximately $           million of letters of credit and the subsidiary guarantees would have ranked junior or pari passu to $           million of senior unsecured debt and pari passu with approximately $           million of outstanding indebtedness of ours and the subsidiary guarantors. In addition, as of                     , 2004, on a pro forma basis, we would have had the ability to borrow up to an additional amount of $           million under the new credit facility (less amounts reserved for letters of credit), which would have ranked senior in right of payment to our senior subordinated notes. If any of the $           million in our existing senior subordinated notes are not tendered to us by the closing of this offering, such notes will rank pari passu to our senior subordinated notes and the subsidiary guarantees until such time as we redeem such notes.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding of any of the non-guarantor subsidiaries, holders of their indebtedness, including their trade creditors, would generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us for payment to you.

Holders of our senior subordinated notes will be structurally subordinated to the debt of our non-guarantor subsidiaries. Our partially owned domestic subsidiaries will not be guarantors of our senior subordinated notes. As a result, no payments are required to be made to us from the assets of these subsidiaries.

In the event of bankruptcy or insolvency, the senior subordinated notes and guarantees could be equitably subordinated or recharacterized as equity.

In the event of bankruptcy or insolvency, a party in interest may seek to subordinate the senior subordinated notes under principles of equitable subordination or to recharacterize the senior subordinated notes as equity. While we believe that any such attempt should fail, the outcome of such proceedings are uncertain. In the event a court subordinates the senior subordinated notes or recharacterizes them as equity, you may not recover any amounts owed on the senior subordinated notes and you may be required to return any payments made to you on account of the senior subordinated notes, potentially for up to six years prior to our bankruptcy. In addition, should the court recharacterize the senior subordinated notes as equity you may not be able to enforce the guarantees.

Not all of our subsidiaries guarantee our obligations under the senior subordinated notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the senior subordinated notes.

Our subsidiaries that are not wholly-owned by us will not be guarantors of the senior subordinated notes. Our present and future wholly-owned domestic subsidiaries will guarantee the senior subordinated notes. Payments on the senior subordinated notes are only required to be made by us and the guarantors. As a result, no payments are required to be made from assets of subsidiaries that do not guarantee the senior subordinated notes, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor.

If the guarantees of the senior subordinated notes by our subsidiaries were determined to be unenforceable, holders of the senior subordinated notes may be unable to recover their investment in the event of a bankruptcy or liquidation proceeding.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee or any payment by a guarantor could be voided, or claims in respect of a guarantee could be subordinated to all other debt of the guarantor, if, among other things, the guarantor, at the time that it assumed the guarantee:

•	issued the guarantee to delay, hinder or defraud present or future creditors;

•	received less than reasonably equivalent value or fair consideration for issuing the guarantee and, at the time it issued the guarantee;

•	was insolvent or rendered insolvent by reason of issuing the guarantee and the application of the proceeds of the guarantee;

•	was engaged or about to engage in a business or a transaction for which the guarantor’s remaining assets available to carry on its business constituted unreasonably small capital;

•	was engaged or about to engage in a business or a transaction for which the guarantor’s remaining assets available to carry on its business constituted unreasonably small capital;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature; or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied.

The proceeds of the offering will be used to repurchase a portion of our common stock from the existing equity investors and pay debt of our subsidiaries, which may subject the note holders to the claim that we did not receive fair consideration for the notes. In the event that we meet any of the financial condition fraudulent transfer tests described above at the time of or as a result of this offering, a court could integrate the issuance of our notes with the distribution to our stockholders and the payment of our subsidiaries’ debt, and therefore conclude that we did not get fair value for the offering viewed as an integrated transaction. In such a case, a court could hold the debt owed to the note holders void, unenforceable or may subordinate it to the claims of other creditors.

In addition, any payment by the guarantor under its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor or the guarantee could be subordinated to other debt of the guarantor.

What constitutes insolvency for the purposes of fraudulent transfer laws varies depending upon the law applied in any proceeding to determine if a fraudulent transfer has occurred. Generally, however, a person would be considered insolvent if, at the time such person incurred the debt:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We believe that before and immediately after the issuance of the senior subordinated notes and the guarantees, we and each of the guarantors will be solvent, have sufficient capital to carry on our respective businesses and be able to pay our respective debts as they mature. We cannot be sure, however, as to what standard a court would apply in making these determinations or that a court would reach the same conclusions with regard to these issues. Regardless of the standard that the court uses, we cannot be sure that the issuance by the subsidiary guarantors of the subsidiary guarantees would not be voided or the subsidiary guarantees would not be subordinated to their other debt.

The guarantee of our senior subordinated notes by any subsidiary guarantor could be subject to the claim that since the guarantee was incurred for the benefit of InSight and only indirectly for the benefit of the subsidiary guarantor, the obligations of the subsidiary guarantor were incurred for less than fair consideration. If such a claim were successful and it was proven that the subsidiary guarantor was insolvent at the time the guarantee was issued, a court could void the obligations of the subsidiary guarantor under the guarantee or subordinate these obligations to the subsidiary guarantor’s other debt or take action detrimental to holders of the senior subordinated notes. If the guarantee of any subsidiary guarantor were voided, the senior subordinated notes would be effectively subordinated to the indebtedness of that subsidiary guarantor.

The United States federal income tax consequences of the purchase, ownership and disposition of IDSs and senior subordinated notes are uncertain and our cash available for dividends and interest could be reduced if the senior subordinated notes were treated as equity for tax purposes.

No statutory, judicial or administrative authority has directly addressed the treatment of the IDSs or the senior subordinated notes, or instruments similar to the IDSs or the senior subordinated notes, for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of IDSs and the senior subordinated notes are uncertain. Based on the opinion of tax counsel, we believe that an IDS should be treated as a unit representing a share of common stock and senior subordinated notes, and that the senior subordinated notes should be classified as debt for United States federal income tax purposes and we intend to deduct interest on such senior subordinated notes for tax purposes. However, the IRS or the courts may take the position that the IDSs are a single security classified as equity, that the senior subordinated notes are properly classified as equity for United States federal income tax purposes, or that the senior subordinated notes are payable in equity, each of which could adversely affect the amount, timing and character of income, gain or loss in respect of your investment in IDSs or senior subordinated notes, and materially increase our taxable income and, thus, our United States federal and applicable state income tax liability. This would adversely affect our financial position, cash flow, and liquidity, and could affect our ability to make interest or dividend payments on the senior subordinated notes and the common stock and may affect our ability to continue as a going concern. Our tax deduction for interest may be put at risk in the future as a result of a future ruling by the IRS, including an adverse determination with respect to other IDSs or an adverse ruling for our own IDSs issued now or subsequently and in the event of any such ruling or determination, we may need to consider the effect of such developments on the determination of our future tax provisions and obligations. Foreign holders could be subject to withholding or estate taxes with regard to the senior subordinated notes in the same manner as they will be with regard to the common stock. Payments to foreign holders would not be grossed-up for any such taxes. For discussion of these tax-related risks, see “Material United States Federal Income Tax Consequences.”

The allocation of the purchase price of the IDSs may not be respected, which may lead to you having to include original issue discount in your income even if you have not received the cash attributable to that income.

The purchase price of each IDS must be allocated for tax purposes between the share of common stock and senior subordinated notes comprising the IDS in proportion to their respective fair market values at the time of purchase. If our allocation is not respected, then it is possible that the senior subordinated notes will be treated as having been issued with original issue discount, or OID (if the allocation to the senior subordinated notes were determined to be too high) or amortizable bond premium (if the allocation to the senior subordinated notes were determined to be too low). You generally would be required to include OID in income in advance of the receipt of cash attributable to that income and would be able to elect to amortize bond premium over the term of the senior subordinated notes. In the event the senior subordinated notes are issued with OID, they could be considered to have “significant OID” and thus be classified as “applicable high yield discount obligations.” If any such senior subordinated notes were so treated, a portion of the OID on such notes would be nondeductible by us and the remainder would be deductible only when paid. This treatment would have the effect of increasing our taxable income and may adversely affect our cash flow available for interest payments and distributions to our shareholders.

Because of the deferral of interest provisions, the senior subordinated notes may be treated as issued with OID.

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid is disregarded in determining whether a debt instrument is issued with OID. Although there is no authority directly on point, based on our financial forecasts, we believe that the likelihood of deferral of interest payments on the senior subordinated notes is remote. Based on the foregoing, although the matter is not free from doubt because of the lack of direct authority, we intend to take the position that the senior subordinated notes are not issued with OID at the time of their original issuance. If deferral of any payment of interest were determined not to be “remote,” then the senior subordinated notes would be treated as issued with OID at the time of issuance. In such case, all stated interest on the senior subordinated notes would be treated as OID, with the consequence that all holders would be required to include the yield on the senior subordinated notes in income as it accrued on a constant yield basis, possibly in advance of their receipt of the associated cash and regardless of their method of tax accounting.

If we subsequently issue senior subordinated notes with significant OID, we may be unable to deduct all of the interest on the senior subordinated notes.

It is possible that senior subordinated notes we issue in a subsequent issuance will be issued at a discount to their face value and, accordingly, may have “significant OID” and thus be classified as “applicable high yield discount obligations.” If any such senior subordinated notes were so treated, a portion of the OID on such notes would be nondeductible by us and the remainder would be deductible only when paid. Any limit on our ability to deduct interest for tax purposes would have the effect of increasing our taxable income and may adversely affect our cash flow available for interest payments and distributions to our shareholders.

Subsequent issuances of senior subordinated notes may cause you to recognize taxable gain and/or OID and may reduce your recovery in the event of bankruptcy.

The United States federal income tax consequences to you of the subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) are unclear. In the future, we may issue senior subordinated notes as part of IDSs in exchange for shares of our Class B common stock. The indenture governing the senior subordinated notes and the agreements with DTC will provide that, in the event that there is a subsequent issuance of senior subordinated notes having terms substantially identical to the senior subordinated notes offered hereby, each holder of senior subordinated notes or IDSs, as the case may be, agrees that a portion of such holder’s senior subordinated notes will be automatically exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes.

The aggregate stated principal amount of senior subordinated notes owned by you and each other holder will not change as a result of such subsequent issuance and exchange. However, under applicable law, it is possible that the holders of subsequently issued senior subordinated notes (to the extent issued with OID) will not be entitled to a claim for the portion of their principal amount that represents unaccrued OID in the event of an acceleration of the senior subordinated notes or a bankruptcy proceeding occurring prior to the maturity of the senior subordinated notes. Whether the receipt of subsequently issued senior subordinated notes in exchange for previously issued senior subordinated notes in this automatic exchange constitutes a taxable exchange for United States federal income tax purposes depends on whether the subsequently issued senior subordinated notes are viewed as differing materially from the senior subordinated notes exchanged. Due to a lack of applicable authority, it is unclear whether the subsequently issued senior subordinated notes will result in a taxable exchange for United States federal income tax purposes. If such an exchange is treated as a taxable exchange, you would recognize any gain realized on the exchange, but a loss realized generally would be disallowed in which case your basis in the subsequently issued senior subordinated notes would be increased to reflect the amount of the disallowed loss.

Regardless of whether the exchange is treated as a taxable event, such exchange may result in an increase in the amount of OID, if any, that you are required to accrue with respect to senior subordinated notes.

Following any subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) and resulting exchange, we and our agents will report any OID on any subsequently issued senior subordinated notes ratably among all holders of senior subordinated notes and IDSs, and each holder of senior subordinated notes and IDSs will, by purchasing senior subordinated notes or IDSs, as the case may be, agree to report OID in a manner consistent with this approach. Consequently, you may be required to report OID as a result of a subsequent issuance even though you purchased senior subordinated notes having no OID. This will generally result in you reporting more interest income over the term of the senior subordinated notes than you would have reported had no such subsequent issuance and exchange occurred. However, the IRS may assert that any OID should be reported only to the persons that initially acquired such subsequently issued senior subordinated notes and their transferees. In such case, the IRS might further assert that, unless a holder can establish that it is not such a person or a transferee thereof, all of the senior subordinated notes held by such holder will have OID. Any of these assertions by the IRS could create significant uncertainties in the pricing of IDSs and senior subordinated notes and could adversely affect the market for IDSs and senior subordinated notes.

A subsequent issuance of senior subordinated notes or an allocation of IDS purchase price that results in OID may reduce the amount you can recover upon an acceleration of the payment of principal due on the senior subordinated notes or in the event of our bankruptcy.

Under New York and federal bankruptcy law, holders of subsequently issued senior subordinated notes having original issue discount may not be able to collect the portion of the principal face amount of such senior subordinated notes that represents unamortized original issue discount as of the acceleration or filing date, as the case may be, in the event of an acceleration of the senior subordinated notes or in the event of our bankruptcy prior to the maturity date of the senior subordinated notes. As a result, a treatment of the senior subordinated notes as having been issued with OID or an automatic exchange that results in a holder receiving a senior subordinated note with original issue discount could have the effect of ultimately reducing the amount such holder can recover from us in the event of an acceleration or bankruptcy.

Before this offering, there has not been a public market for our IDSs, shares of our Class A common stock or senior subordinated notes. The price of the IDSs, shares of our Class A common stock or senior subordinated notes may fluctuate substantially, which could negatively affect the value of your investment.

None of the IDSs, the shares of our Class A common stock or the senior subordinated notes has a public market history. In addition, there has not been an established market in the United States for securities similar to the IDSs. An active trading market for the IDSs may not develop in the future, and we currently do not expect that an active trading market for the shares of our Class A common stock will develop until the senior subordinated notes are redeemed or mature. If the senior subordinated notes represented by your IDSs are redeemed or mature, the IDSs will automatically separate and you will then hold the shares of our Class A common stock. We will not apply to list our shares of Class A common stock for separate trading on the American Stock Exchange or any other exchange until the number of shares held separately and not represented by IDSs is sufficient to satisfy the then applicable requirements for separate trading on such exchange. The Class A common stock may not be approved for listing at such time. We do not intend to list our senior subordinated notes on any securities exchange.

The initial public offering price of the IDSs has been determined by negotiations among us, the existing equity investors and the representatives of the underwriters and may not be indicative of the market price of the IDSs after the offering. Factors such as quarterly variations in our financial results, announcements by us or others, developments affecting us, our clients and our suppliers, general interest rate levels and general market volatility could cause the market price of the IDSs to fluctuate significantly.

The limited liquidity of the trading market for the notes sold separately (not represented by IDSs) may adversely affect the trading price of the separate notes.

We are separately selling $           million aggregate principal amount of senior subordinated notes (not represented by IDSs), representing approximately 10% of the total outstanding senior subordinated notes

(assuming the exchange of all outstanding Class B common stock for IDSs). While the senior subordinated notes sold separately (not represented by IDSs) are part of the same series of notes as, and identical to, the senior subordinated notes represented by IDSs at the time of the issuance of the separate senior subordinated notes, the senior subordinated notes represented by the IDSs will not be separable for at least 45 days and will not be separately tradeable until separated. As a result, the initial trading market for the senior subordinated notes sold separately (not represented by IDSs) will be very limited. Even after holders of the IDSs are permitted to separate their IDSs, a sufficient number of holders of IDSs may not separate their IDSs into shares of our Class A common stock and senior subordinated notes to create a sizable and more liquid trading market for the senior subordinated notes not represented by IDSs. Therefore, a liquid market for the senior subordinated notes may not develop, which may adversely affect the ability of the holders of the separate senior subordinated notes to sell any of their separate senior subordinated notes and the price at which these holders would be able to sell any of the senior subordinated notes sold separately.

Deferral of interest payments would have adverse tax consequences for you and may adversely affect the trading price of the IDSs or the separately held senior subordinated notes.

If interest payments on the senior subordinated notes are deferred, you will be required to recognize interest income for United States federal income tax purposes under the rules related to OID in respect of interest payments on the senior subordinated notes represented by the IDSs or the separately held senior subordinated notes, as the case may be, held by you before you receive any cash payment of this interest.

In addition, the requirement that we defer payments of interest on the senior subordinated notes under certain circumstances may mean that the market price for the IDSs or the separately held senior subordinated notes may be more volatile than other securities that do not have this requirement.

If interest rates rise, the trading value of our IDSs or senior subordinated notes or Class A common stock represented thereby may decline.

We cannot predict the interest rate environment or guarantee that interest rates will not rise in the near future. Should interest rates rise or should the threat of rising interest rates develop, debt markets may be adversely affected. As a result, the trading value of our IDSs or senior subordinated notes or Class A common stock represented thereby may decline.

Future sales or the possibility of future sales of a substantial amount of IDSs, shares of our common stock or our senior subordinated notes may depress the price of the IDSs and the shares of our common stock and our senior subordinated notes.

Future sales or the availability for sale of substantial amounts of IDSs or shares of our common stock or a significant principal amount of our senior subordinated notes in the public market could adversely affect the prevailing market price of the IDSs and the shares of our common stock and senior subordinated notes and could impair our ability to raise capital through future sales of our securities.

We may issue shares of our Class A common stock and senior subordinated notes, which may be in the form of IDSs, or other securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of our Class A common stock and the aggregate principal amount of senior subordinated notes, which may be in the form of IDSs, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be significant. In addition, we may also grant registration rights covering those IDSs, shares of our common stock, senior subordinated notes or other securities in connection with any such acquisitions and investments. Any or all of these occurrences could depress the trading prices of our securities.

Risks Relating to our Business and the Industry

Changes in the rates or methods of third-party reimbursements for diagnostic imaging and therapeutic services could result in reduced demand for our services or create downward pricing pressure, which would result in a decline in our revenues and harm our financial position.

For the nine months ended March 31, 2004, we derived approximately 54% of our revenues from direct billings to patients and third-party payors such as Medicare, Medicaid, managed care and private health insurance companies. Changes in the rates or methods of reimbursement for the services we provide could have a significant negative impact on those revenues. Moreover, our healthcare provider customers on whom we depend for approximately 46% of our revenues generally rely on reimbursement from third-party payors. In the past, initiatives have been proposed and implemented which have the effect of substantially decreasing reimbursement rates for diagnostic imaging services provided at non-hospital facilities. Similar initiatives enacted in the future may have an adverse impact on our financial condition and our operations.

Under Medicare’s outpatient prospective payment system, or OPPS, and similar programs adopted by states for Medicaid, the payment due to a hospital for performing an outpatient service will be an amount based on the ambulatory payment classification, or APC, groups rather than on a hospital’s cost. Because the OPPS appeared to have a severe adverse economic effect on hospitals, Congress enacted additional legislation in the Balanced Budget Refinement Act of 1999, or BBRA, to soften the negative financial effects. Under the BBRA, hospitals may receive additional payments for new technologies, transitional pass-through for innovative medical devices, drugs and biologics, outlier adjustments and transitional payment corridors. As some of these transitional payments phase out or expire, some of our hospital customers may decide to discontinue or restructure their arrangements with providers of diagnostic imaging services, which may have a material adverse effect on our operations.

Any changes in the rates of or conditions for reimbursement could substantially reduce the number of procedures for which we or our customers can obtain reimbursement or the amounts reimbursed to us or our customers for services provided by us. If third-party payors reduce the amount of their payments to our customers, our customers may seek to reduce their payments to us or seek an alternate supplier of diagnostic imaging services. Because unfavorable reimbursement policies have constricted and may continue to constrict the profit margins of the hospitals, group practices and clinics we bill directly, we have lowered and may continue to need to lower our fees to retain existing customers and attract new ones. These reductions could have a significant adverse effect on our revenues and financial results by decreasing demand for our services or creating downward pricing pressure.

The regulatory framework is uncertain and evolving.

Healthcare laws and regulations may change significantly in the future. We continuously monitor these developments and modify our operations from time to time as the regulatory environment changes. However, we may not be able to adapt our operations to address new regulations, which could adversely affect our business. In addition, although we believe that we are operating in compliance with applicable federal and state laws, neither our current or anticipated business operations nor the operations of the contracted radiology practices have been the subject of judicial or regulatory interpretation. A review of our business by courts or regulatory authorities may result in a determination that could adversely affect our operations or the healthcare regulatory environment may change in a way that restricts our operations.

If we are unable to renew our existing customer contracts on favorable terms or at all, our financial results would be adversely affected.

Our financial results depend on our ability to sustain and grow our revenues from existing customers. Our revenues would decline if we are unable to renew our existing customer contracts or renew these contracts on favorable terms. For our mobile facilities, we generally enter into contracts with hospitals having three to five year terms. Approximately 33% of our mobile contracts will expire each fiscal year. Our mobile facility contract renewal rate was 80% in fiscal 2003. We may not, however, achieve these renewal rates in the future. To the extent we do not renew a customer contract, it is not always possible to immediately obtain replacement customers. Historically, many replacement customers have been smaller facilities which have lower procedure volumes. In addition, attractive financing from original equipment manufacturers may cause hospitals and physician groups who have utilized shared mobile services from our company and our competitors to purchase and operate their own equipment. If attractive financing causes hospitals and physician groups to establish their own diagnostic imaging centers, our business, financial condition and results of operations would be materially adversely affected. Although the non-renewal of a single customer contract would not have a material impact on our contract services revenues, non-renewal of several contracts on favorable terms or at all could have a significant negative impact on our revenues.

We may experience competition from hospitals, physician groups, other diagnostic imaging companies and this competition could adversely affect our revenues and our business.

The healthcare industry in general, and the market for diagnostic imaging services in particular, is highly competitive and fragmented, with only a few national providers. We compete principally on the basis of our service reputation, state-of-the-art equipment, breadth of managed care contracts and convenient locations. Our operations must compete with groups of radiologists, established hospitals and certain other independent organizations, including equipment manufacturers and leasing companies that own and operate imaging equipment. We will also encounter competition from hospitals and physician groups that purchase their own diagnostic imaging equipment from original equipment manufacturers who provide low-cost financing. Some of our direct competitors that provide contract diagnostic imaging services may have access to greater financial resources than we do. If we are unable to successfully compete, our customer base would decline and our business, financial condition and results of operations would be adversely effected.

Managed care organizations may limit healthcare providers from using our services, causing us to lose procedure volume.

Our fixed-site centers are principally dependent on our ability to attract referrals from physicians and other healthcare providers representing a variety of specialties. Our eligibility to provide service in response to a referral is often dependent on the existence of a contractual arrangement with the referred patient’s managed care organization. We currently have more than 1,000 contracts with managed care organizations for diagnostic imaging services provided at our fixed-site centers. Despite having a large number of contracts with managed care organizations, healthcare providers may be inhibited from referring patients to us in cases where the patient is not associated with one of the managed care organizations with which we have contracted. The loss of patient referrals causes us to lose procedure volume which adversely impacts our revenues. A significant decline in referrals would have a material adverse effect on our business, financial condition and results of operations.

A failure to maintain a competitive equipment base can adversely affect our business.

We operate in a competitive, capital intensive, high fixed-cost industry that requires significant amounts of capital to fund operations. We incur capital expenditures to, among other things:

•	upgrade our existing imaging systems and software;

•	invest in new imaging technologies; and

•	purchase our existing imaging systems upon termination of operating leases.

To the extent we are unable to generate sufficient cash from our operations or obtain additional funds through bank financing or the issuance of equity or debt securities, we may be unable to maintain a competitive equipment base. As a result, we may not be able to maintain our competitive position in our targeted regions or achieve our estimated operating income growth.

Technological change in our industry could reduce the demand for our services and require us to incur significant costs to upgrade our equipment.

The development of new technologies or refinements of existing ones might make our existing systems technologically or economically obsolete, or cause a reduction in the value of, or reduce the need for, our systems. MRI and other diagnostic imaging systems are currently manufactured by numerous companies. Competition among manufacturers for a greater share of the MRI and other diagnostic imaging systems market may result in technological advances in the speed and imaging capacity of these new systems. Consequently, the obsolescence of our systems may be accelerated. Although we are aware of no imminent substantial technological changes, other than ultra-high field MRI systems (a 3.0 Tesla MRI scanner costs approximately 40% to 60% more than a 1.5 Tesla MRI scanner plus higher annual maintenance costs) and PET/ CT or “fusion” scanners (a PET/ CT scanner costs approximately 35% to 50% more than a standard PET scanner plus higher annual maintenance costs), should such changes occur, we may not be able to acquire the new or improved systems.

The development of new scanning technology or new diagnostic applications for existing technology may require us to adapt our existing technology or acquire new or technologically improved systems in order to successfully compete. In the future, however, we may not have the financial resources to do so, particularly given the extent of our indebtedness and dividend policy. In addition, advancing technology may enable hospitals, physicians or other diagnostic service providers to perform procedures without the assistance of diagnostic service providers such as ourselves.

Our ability to maximize the utilization of our diagnostic imaging equipment may be adversely impacted by harsh weather conditions.

Harsh weather conditions can adversely impact our operations and financial condition. To the extent severe weather patterns affect our targeted regions, potential patients may find it difficult to travel to our centers and we may have difficulty moving our mobile facilities along their scheduled routes. As a result, we would experience a decrease in procedure volume during that period. For example, during the winter of 2003, harsh weather in the eastern United States negatively affected our procedure volume during January and February which adversely impacted our revenues. Our equipment utilization, procedure volume or revenues could be adversely affected by similar conditions in the future.

Because a high percentage of our operating expenses are fixed, a relatively small decrease in revenues could have a significant negative impact on our financial results.

A high percentage of our expenses are fixed, meaning they do not vary significantly with the increase or decrease in revenues. Such expenses include, but are not limited to, debt service and capital lease payments, rent and operating lease payments, salaries, maintenance, insurance and vehicle operation costs. As a result, a relatively small reduction in the prices we charge for our services and/or procedure volume could have a disproportionate negative effect on our financial results.

We may be subject to professional liability risks which could be costly and negatively impact our business and financial results.

We have not experienced any material losses due to claims for malpractice. However, claims for malpractice have been asserted against us in the past and any future claims, if successful, could entail significant defense costs and could result in substantial damage awards to the claimants, which may exceed the limits of any applicable insurance coverage. Successful malpractice claims asserted against us, to the extent not covered by its liability insurance, could have a material adverse affect on our business, financial condition and results of operations. In addition to being exposed to claims for malpractice, there are other professional liability risks to which we are exposed through our operation of diagnostic imaging systems, including liabilities associated with the improper use or malfunction of our diagnostic imaging equipment.

To protect against possible professional liability from malpractice claims, we maintain professional liability insurance in amounts that we believe are appropriate in light of the risks and industry practice. However, if we are unable to maintain insurance in the future at an acceptable cost or at all or if our insurance does not fully cover us in the event a successful claim was made against us, we could incur substantial losses. Any successful malpractice or other professional liability claim made against us not fully covered by insurance could be costly to defend against, result in a substantial damage award against us and divert the attention of our management from our operations, which could have a material adverse effect on our business, financial condition and results of operations.

Our failure to effectively integrate acquisitions and establish joint venture arrangements through partnerships with hospitals and other healthcare providers could impair our business.

As part of our business strategy, we have pursued selective acquisitions and arrangements through partnerships and joint ventures with hospitals and other healthcare providers. Our acquisition and joint venture strategies require substantial capital which may exceed the funds available to us from internally generated funds and the new credit facility. We may not be able to raise any necessary additional funds through bank financing or through the issuance of additional IDSs, equity or debt securities on terms acceptable to us, if at all.

Additionally, acquisitions involve the integration of acquired operations with our operations. Integration involves a number of risks, including:

•	demands on management related to the increase in our size after an acquisition;

•	the diversion of our management’s attention from the management of daily operations to the integration of operations;

•	integration of information systems;

•	risks associated with unanticipated events or liabilities;

•	difficulties in the assimilation and retention of employees;

•	potential adverse effects on operating results;

•	challenges in retaining customers and referral sources; and

•	amortization or write-offs of acquired intangible assets.

Although we believe we have successfully integrated acquisitions in the past, we may not be able to successfully integrate the operations from any future acquisitions. If we do not successfully integrate our acquisitions, we may not realize anticipated operating advantages, economies of scale and cost savings. Also, we may not be able to maintain the levels of operating efficiency that the acquired companies would have achieved or might have achieved separately. Successful integration of each of their operations will depend upon our ability to manage those operations and to eliminate excess costs.

Loss of key executives and failure to attract qualified managers, technologists and salespeople could limit our growth and negatively impact our operations.

We depend upon our management team to a substantial extent. As we grow, we will increasingly require field managers and salespeople experienced in our industry and skilled technologists to operate our diagnostic equipment. It is impossible to predict the availability of qualified field managers, salespeople and technologists or the compensation levels that will be required to hire or retain them. In particular, there is a very high demand for qualified technologists who are necessary to operate our systems. We may not be able to hire and retain a sufficient number of technologists, and we may be required to pay bonuses and higher salaries to our technologists, which would increase our expenses. The loss of the services of any member of our senior management or our inability to hire qualified field managers, salespeople and skilled technologists at economically reasonable compensation levels could adversely affect our ability to operate and grow our business.

Our PET service and some of our other imaging services require the use of radioactive materials, which could subject us to regulation, related costs and delays and potential liabilities for injuries or violations of environmental, health and safety laws.

Our PET service and some of our other imaging and therapeutic services require the use of radioactive materials to produce the images. While this radioactive material has a short half-life, meaning it quickly breaks down into non-radioactive substances, storage, use and disposal of these materials present the risk of accidental environmental contamination and physical injury. We are subject to federal, state and local regulations governing storage, handling and disposal of these materials and waste products. Although we believe that our safety procedures for storing, handling and disposing of these hazardous materials comply with the standards prescribed by law and regulation, we cannot completely eliminate the risk of accidental contamination or injury from those hazardous materials. In the event of an accident, we would be held liable for any resulting damages, and any liability could exceed the limits of or fall outside the coverage of our insurance. In addition, we may not be able to maintain insurance on acceptable terms, or at all. We could incur significant costs and the diversion of our management’s attention in order to comply with current or future environmental, health and safety laws and regulations.

Our substantial indebtedness could adversely affect our financial health.

As of March 31, 2004, on a pro forma basis giving effect to the CMI acquisition, the offering and the related transactions, we would have had total indebtedness of approximately $           million which comprised approximately      % of our total capitalization. Our substantial indebtedness could have important consequences to us. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the senior subordinated notes and the new credit facility;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.

In addition, we may incur substantial additional indebtedness in the future. The terms of the indenture governing the senior subordinated notes and the credit agreement governing the new credit facility allow us to issue and incur additional debt upon satisfaction of certain conditions. If new debt is added to current debt levels, the related risks described above could intensify.

Complying with federal and state regulations pertaining to our business is an expensive and time-consuming process, and any failure to comply could result in substantial penalties.

We are directly or indirectly through our customers subject to extensive regulation by both the federal government and the states in which we conduct our business, including:

•	the federal False Claims Act;

•	the federal Medicare and Medicaid Anti-kickback Law, and state anti-kickback prohibitions;

•	the federal Civil Money Penalty Law;

•	the federal Health Insurance Portability and Accountability Act of 1996;

•	the federal physician self-referral prohibition commonly known as the Stark Law and the state law equivalents of the Stark Law;

•	state laws that prohibit the practice of medicine by non-physicians, and prohibit fee-splitting arrangements involving physicians;

•	federal FDA requirements;

•	state licensing and certification requirements, including certificates of need; and

•	federal and state laws governing the diagnostic imaging and therapeutic equipment used in our business concerning patient safety, equipment operating specifications and radiation exposure levels.

If our operations are found to be in violation of any of the laws and regulations to which we or our customers are subject, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines and the curtailment of our operations. Any penalties, damages, fines or curtailment of our operations, individually or in the aggregate, could adversely affect our ability to operate our business and our financial results. The risks of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action brought against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

An earthquake could adversely affect our business and operations.

Our corporate headquarters and a significant portion of our integrated network are located in California, which has a high risk for earthquakes. Depending upon its magnitude, an earthquake could severely damage our facilities or prevent potential patients from traveling to our centers. Damage to our equipment or any interruption in our business would adversely affect our financial condition. While we presently carry earthquake insurance, the amount of our earthquake insurance coverage may not be sufficient to cover losses from earthquakes. In addition, we may discontinue earthquake insurance on some or all of our facilities in the future if the cost of premiums for earthquake insurance exceeds the value of the coverage discounted for the risk of loss. If we experience a loss which is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged facilities as well as the anticipated future cash flows from those facilities.

Periodic increases in unemployment could adversely affect our business.

A deterioration in general economic conditions and an increase in the unemployment rate may result in a loss of health insurance coverage for many of our potential patients. Without health insurance, patients may be less likely to use our services, causing a reduction in our procedure volume and adversely effecting our financial condition.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which reflect our current views with respect to future events and financial performance. You should not rely on forward-looking statements in this prospectus. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue” and similar expressions to identify these forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the results predicted, and our reported results should not be considered as an indication of our future performance. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including the factors identified in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the following:

•	the availability of financing;

•	limitations and delays in reimbursement by third-party payors;

•	contract renewals and financial stability of customers;

•	conditions within the healthcare environment;

•	adverse utilization trends for certain diagnostic imaging procedures;

•	our ability to successfully integrate acquisitions;

•	competition in our markets;

•	the potential for rapid and significant changes in technology and their effect on our operations;

•	operating, legal, governmental and regulatory risks;

•	economic, political and competitive forces affecting our business; and

•	the risk that the senior subordinated notes represented by the IDSs will not be treated as debt for United States federal income tax purposes.

We disclaim any intention or obligation to update or revise any forward-looking statements, whether a change results from new information, future events or otherwise.

Use of Proceeds

The table below sets forth our estimate of the sources and uses of funds required to effect the transactions described in this prospectus. The estimated sources and uses are based on an assumed closing date of                     , 2004.

Sources
(In millions)
Cash and cash equivalents	$
New credit facility:
New term loan
New revolver
IDSs sold hereby
Senior subordinated notes sold hereby separately
Total sources of funds	$

Repayment of existing credit facility(1)	$
Purchase of existing senior subordinated notes in the tender offer and consent solicitation (including accrued and unpaid interest)(2)
Fees and expenses
Capital expenditures reserve account(3)
Proceeds to existing equity investors(4)

Total uses of funds	$

We will not receive any of the proceeds from the underwriters’ exercise of their over-allotment option.

(1)     Borrowings under our existing credit facility bear interest at LIBOR plus 3.5% to 3.75%. We are also required to pay an annual unused facility fee of between 0.5% and 2.5%, payable quarterly, on unborrowed amounts under the facility. Revolving loans mature on October 17, 2007 and the delayed-draw term loans and the $150 million term loan B mature on October 17, 2008. Within the past year, we have used indebtedness under the existing credit facility to fund the CMI and CDL acquisitions and other working capital needs.

(2)     Our existing senior subordinated notes bear interest at 9 7/8% with principal due November 1, 2011. In March 2004, we issued an additional principal amount equal to $25 million of our existing senior subordinated notes to partially fund the CMI acquisition.

(3)     We will use funds from the capital expenditures reserve account for capital expenditures relating primarily to the fixed-site centers that we acquired in the CMI acquisition and our other fixed-site centers and mobile facilities.

(4)     The proceeds to our existing equity investors shown on the table above does not include IDSs and Class B common stock that we are issuing to them in this offering in connection with our recapitalization. These IDSs have an aggregate value of $           million based on an assumed initial public offering price of $          and the Class B common stock has an assumed initial aggregate value of $           million. In addition, if the underwriters’ over-allotment option is exercised in full, existing equity investors will offer an aggregate of                     IDSs to the public and will receive all proceeds from the sale thereof, less any underwriters’ discount and commissions.

Initial Dividend Policy and Restrictions

Upon the closing of this offering, our board of directors is expected to adopt a dividend policy pursuant to which, in the event and to the extent we have any available cash that is available for distribution to the holders of shares of our Class A common stock as of the            day of each                     ,                     ,                     and                     of each year, or the business day immediately preceding such day, subject to applicable law, as described below, and the terms of the new credit facility, the indenture governing our senior subordinated notes and any other then outstanding indebtedness of ours, our board of directors will declare cash dividends on our Class A common stock. The initial dividend level is expected to be approximately $           per share of Class A common stock for the first year following this offering. We will pay those dividends on or about the            day of each                     ,                     ,                     and                     of each year. Any time a dividend is paid to holders of Class A common stock, holders of Class B common stock will be paid a dividend.

The initial dividend level on our Class B common stock is expected to be approximately $           per share per annum for the first year following this offering. The dividend on our Class B common stock will be adjusted by the same percentage as the percent change in the dividends on our Class A common stock.

Upon the closing of the offering no shares of our Class C common stock will be outstanding and we do not anticipate that we will issue shares of Class C common stock or declare dividends thereon in the near future.

If we have any remaining cash after the payment of dividends as contemplated above, our board of directors will, in its sole discretion, decide to use that cash to fund capital expenditures or acquisitions, repay indebtedness, pay additional dividends or for general corporate purposes.

The indenture governing our senior subordinated notes restricts our ability to declare and pay dividends on our common stock as follows:

•	we may not pay cash dividends if such payment together with all other restricted payments we made since the date of this offering will exceed 100% of our excess cash (as defined below) for the period beginning on the first day of the first fiscal quarter following this offering and ending on the last day of our then most recently ended fiscal quarter for which internal financial statements are available at the time such dividend is declared and paid. “Excess cash” shall mean with respect to any period, Adjusted EBITDA, as defined in the indenture minus the sum of (1) cash interest expense, (2) deferred interest, if any, not otherwise included in clause (1) above, (3) cash income tax expense, (4) capital expenditures, as defined in the indenture, (except to the extent financed with an incurrence of indebtedness or expenditures made utilizing funds from the capital expenditures reserve account), (5) any non-recurring fees, expenses or charges that represents a cash payment related to acquisitions or divestitures deducted in such period in computing consolidated net income, as defined in the indenture and (6) any mandatory prepayment that results in a permanent reduction of the principal amount of certain designated senior indebtedness prior to its scheduled maturity (to the extent not included in clauses (1) and (2) above), in each case, for such period;

•	we may only pay cash dividends if our fixed charge coverage ratio for the most recently ended twelve-month period ending as of the last day of any fiscal quarter for which internal financial statements are available is equal to or greater than the dividend suspension threshold which is set at to 1.0;

•	we may not pay any dividends if not permitted under any of our senior indebtedness;

•	we may not pay any cash dividends while interest on the senior subordinated notes is being deferred or, after the end of any interest deferral so long as any deferred interest and interest on deferred interest has not been paid in full; and

•	we may not pay any dividends if a default or event of default under the indenture has occurred and is continuing.

See “Description of Senior Subordinated Notes— Certain Covenants— Limitation on Restricted Payments” for a complete description of these restrictions.

Our new credit facility contains similar provisions related to our ability to make dividend payments. The new credit facility restricts our ability to declare and pay dividends on our common stock if and for so long as we do not meet the interest coverage ratio and senior leverage ratio tests specified in the new credit facility. If we fail to achieve any of these ratios for any quarter but resume compliance in a subsequent quarter and satisfy the other conditions specified in the new credit facility (including timely delivery of applicable financial statements), we may resume the payment of dividends. The new credit facility will not require any amortization of the principal amount over the term of the new credit facility and permits us to use up to 100% of the distributable cash, as defined in the credit agreement related to the new credit facility, to fund dividends on our shares of common stock, subject to the terms of the new credit facility.

Our board of directors may, in its discretion, amend or repeal our initial dividend policy. Future dividends with respect to shares of our common stock, if any, will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, provisions of applicable law and other factors that our board of directors may deem relevant. Under Delaware law, our board of directors may declare dividends only to the extent of our “surplus” (which is defined as total assets at fair market value minus total liabilities, minus statutory capital), or if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal years. Our board of directors may decrease the level of dividends provided for in the initial dividend policy or discontinue entirely the payment of dividends.

We have not paid dividends in the past.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization derived from our unaudited condensed consolidated financial statements as of March 31, 2004 on an actual basis and on a pro forma as adjusted basis as if the CMI acquisition, the offering and the related transactions had occurred on that date.

	As of March 31, 2004

		Adjustments for		Transaction	Pro Forma as
	Actual	CMI acquisition		Adjustments	Adjusted

	(In thousands)
Cash and cash equivalents	$61,109	$(25,000	)(1)	$	$
Long-term debt, including current portion
Existing credit facility	245,613	21,495	(1)
9 7/8% senior subordinated notes due 2011	250,000	–
New credit facility	–	–
% senior subordinated notes due 2019	–	–
Capital leases and other long-term debt	21,246	–

Total long-term debt	516,859	21,495

Stockholders’ equity
Common stock	5	–
Class A common stock, $0.001 par value per share	–	–
Class B common stock, $0.001 par value per share	–	–
Class C common stock, $0.001 par value per share	–	–
Additional paid-in capital	87,081	–
Retained earnings	8,166	–
Accumulated other comprehensive loss	(82)	–

Total stockholders’ equity	95,170	–

Total capitalization	$673,138	$(3,505)		$	$

(1)	To record the CMI acquisition of $46,495, which includes $35,904 paid to the seller and the payment of debt and transaction costs of $10,591. We issued $25,000 of 9 7/8% senior subordinated notes on March 8, 2004 and borrowed the remaining $21,495 on April 15, 2004 from our existing credit facility to fund the acquisition.

Recapitalization

Concurrently with the closing of this offering, we will consummate a recapitalization in order to implement the capital structure required for this offering. Prior to this offering, we had issued and outstanding a single class of common stock held by our existing equity investors and other members of our management. In addition, management owns a number of options to purchase shares of common stock. In connection with the recapitalization, our existing equity investors will contribute all of their equity interests to us in exchange for                     IDSs,                      shares of Class B common stock and $          cash in the aggregate. Following our recapitalization, our management will collectively hold an aggregate of                     IDS and                      shares of Class B common stock.

After this offering, our organizational structure will be the following:

(1)	Held in the form of IDSs.
(2)	Held in the form of IDSs and Class B common stock.
(3)	InSight Health Services Corp. and all of our other wholly-owned indirect domestic subsidiaries will fully and unconditionally guarantee the new credit facility on a senior secured basis and the senior subordinated notes on a senior subordinated unsecured basis.

Dilution

Dilution is the amount by which the portion of the offering price paid by the purchasers of the IDSs to be sold in the offering that is allocated to our shares of Class A common stock represented by the IDSs exceeds the net tangible book value or deficiency per share of our Class A common stock after the offering. Net tangible book value or deficiency per share of our Class A common stock is determined at any date by subtracting our total liabilities from our total assets less our intangible assets and dividing the difference by the number of shares of Class A common stock deemed to be outstanding at that date.

Our net tangible book value as of March 31, 2004 was approximately $364.8 million. After giving effect to our receipt and intended use of approximately $           million of estimated net proceeds (after deducting estimated underwriting discounts and commissions and offering expenses) from our sale of IDSs and separate senior subordinated notes in this offering, based on an assumed initial public offering price of $           per IDS (the midpoint of the range set forth on the cover page of this prospectus) and      % of the stated principal amount of the senior subordinated notes being sold separately, our pro forma as adjusted net tangible book value as of March 31, 2004 would have been approximately $           million, or $           per share of Class A common stock. This represents an immediate increase in net tangible book value of $           per share of our Class A common stock to our existing equity investors and an immediate dilution of $           per share of our Class A common stock to new investors purchasing IDSs in this offering.

The following table illustrates this substantial and immediate dilution to new investors:

Per Share of Common
	Per Share of	Stock Assuming Full
	Class A	Exercise of the Over-
	Common Stock	Allotment Option

Portion of the assumed initial public price of $ per IDS allocated to one share of Class A common stock	$	$
Net tangible book value per share as of March 31, 2004
Increase per share attributable to cash payments made by investors in this offering
Pro forma as adjusted net tangible book value after this offering	$	$
Dilution in net tangible book value per share to new investors	$	$

The following table sets forth on a pro forma basis as of March 31, 2004, assuming no exercise of the over-allotment option:

•	the total number of shares of our Class A common stock to be owned by the existing equity investors and to be owned by the new investors, as represented by the IDSs to be sold in this offering;

•	the total consideration to be paid by the existing equity investors and to be paid by the new investors purchasing IDSs in this offering; and

•	the average price per share of Class A common stock to be paid by existing equity investors (cash and stock) and to be paid by new investors purchasing IDSs in this offering:

	Number of Shares			Average Price Per
	of Class A			Share of Class A
	Common Stock	Amount Purchased	Total Consideration	Common Stock

Existing equity investors	%		$	$
New investors	%		$	$
Total	100.0%		$	$

Selected Consolidated Historical and Pro Forma Financial Information

The following table sets forth certain selected consolidated historical and pro forma financial information. Historical financial information (exclusive of Adjusted EBITDA) as of and for the fiscal years ended June 30, 2002 and 2003 is derived from our audited consolidated financial statements. Historical financial information (exclusive of Adjusted EBITDA) as of and for the fiscal years ended June 30, 1999, 2000 and 2001 and for the period from July 1, 2001 to October 17, 2001 is derived from audited consolidated financial statements of InSight. See footnote (1) below. The consolidated financial statements of InSight for the fiscal years ended June 30, 1999, 2000 and 2001 were audited by Arthur Andersen LLP (Andersen) who has ceased operations. A copy of the report previously issued by Andersen on InSight’s consolidated financial statements as of June 30, 2000 and 2001 and for each of the three years in the period ended June 30, 2001 is included elsewhere in this prospectus. Such report has not been reissued by Andersen. Historical financial information as of and for the nine months ended March 31, 2003 and 2004 is derived from our unaudited condensed consolidated interim financial statements. Our unaudited condensed consolidated interim financial statements in the opinion of our management, include all normal, recurring accruals necessary to state fairly the data included therein in accordance with generally accepted accounting principles for interim financial information. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

The selected unaudited pro forma financial information for the fiscal year ended June 30, 2003 has been prepared to give pro forma effect to the CMI, CDL and Central Valley acquisitions as if they had occurred on July 1, 2002. The selected unaudited pro forma financial information as of and for the nine months ended March 31, 2004 has been prepared to give pro forma effect to the CMI and CDL acquisitions as if these acquisitions had been completed on July 1, 2002 in the case of the income statement data, and on March 31, 2004 in the case of the balance sheet data. The pro forma financial information herein does not give effect to the offering and related transactions as described in this prospectus. The selected unaudited pro forma financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had these acquisitions been in effect for the periods presented and do not purport to represent a projection of our future results.

The information in the following table should be read together with our audited consolidated financial statements and the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all as included elsewhere in this prospectus. The amounts in the following table reflect rounding adjustments.

	InSight (Predecessor)				InSight Holdings

				Period from	Fiscal Years Ended		Nine Months Ended		Pro Forma for the	Pro Forma for the
	Fiscal Years Ended June 30,			July 1 to	June 30,		March 31,		Fiscal Year	Nine Months
				October 17,					Ended June 30,	Ended March 31,
	1999	2000	2001	2001(1)	2002(1)	2003	2003	2004	2003	2004

	(Dollars in thousands)
Income Statement Data:
Revenues	$161,992	$188,574	$211,503	$63,678	$155,407	$237,752	$173,055	$209,454	$332,796	$252,434
Costs of operations	131,343	151,429	161,872	45,687	115,584	180,044	130,538	167,170	240,385	191,414

Gross profit	30,649	37,145	49,631	17,991	39,823	57,708	42,517	42,284	92,411	61,020
Corporate operating expenses	10,475	10,946	10,783	3,184	7,705	13,750	9,699	10,550	37,019	26,770
Provision for reorganization and other costs	3,300	–	–	–	–	–	–	–	–	–

Income from company operations	16,874	26,199	38,848	14,807	32,118	43,958	32,818	31,734	55,392	34,250
Equity in earnings of unconsolidated subsidiaries	548	817	971	382	437	1,744	1,214	1,705	1,744	1,705
Acquisition related compensation charge	–	–	–	(15,616)	–	–	–	–	–	–
Impairment and restructuring charges	–	–	–	–	–	–	–	–	(7,143)	(1,142)
Gain on sale of fixed-site center	–	–	–	–	–	–	–	2,129	–	2,129

	InSight (Predecessor)							InSight Holdings

							Period from	Fiscal Years Ended				Nine Months Ended				Pro Forma for the		Pro Forma for the
	Fiscal Years Ended June 30,						July 1 to	June 30,				March 31,				Fiscal Year		Nine Months
							October 17,									Ended June 30,		Ended March 31,
	1999		2000		2001		2001(1)	2002(1)		2003		2003		2004		2003		2004

	(Dollars in thousands)
Operating income (loss)	17,422		27,016		39,819		(427)	32,555		45,702		34,032		35,568		49,993		36,942
Interest expense, net	14,500		18,696		23,394		6,321	32,546		37,514		27,937		30,175		45,782		32,921

Income (loss) before income taxes	2,922		8,320		16,425		(6,748)	9		8,188		6,095		5,393		4,211		4,021
Provision (benefit) for income taxes	(3,190)		1,131		2,624		(2,100)	–		3,266		2,438		2,158		1,684		1,608

Net income (loss)	$6,112		$7,189		$13,801		$(4,648)	$9		$4,922		$3,657		$3,235		$2,527		$2,413

Balance Sheet Data:
Cash and cash equivalents	$14,294		$27,133		$23,254		$–	$17,783		$19,554		$20,745		$61,109		—		$36,109
Working capital	24,651		20,814		16,791		–	35,907		32,580		26,793		69,428		—		44,806
Total assets	238,304		328,872		321,056		–	499,401		577,317		526,992		657,236		—		678,731
Total debt	172,630		248,232		228,253		–	378,164		446,119		398,003		516,859		—		538,354
Stockholders’ equity	44,106		51,487		65,471		–	87,376		91,614		90,753		95,170		—		95,170
Cash Flow Data:
Net cash provided by operating activities	$10,892		$40,524		$50,682		$14,820	$39,601		$61,756		$47,817		$48,434		—		—
Net cash used in investing activities	(47,201)		(49,070)		(23,442)		(21,592)	(221,563)		(102,705)		(39,995)		(76,582)		—		—
Net cash provided by (used in) financing activities	5,863		21,385		(31,119)		(8,053)	199,475		42,720		(4,860)		69,703		—		—
Other Data:
Capital expenditures	$18,440		$23,170		$22,911		$20,852	$43,655		$56,967		$39,556		$28,307		—		—
Adjusted EBITDA(2)	45,608		60,646		80,953		25,012	59,017		95,047		70,324		78,369		113,980		85,980
Adjusted EBITDA margin(3)	28.2%		32.2%		38.3%		39.3%	38.0%		40.0%		40.6%		37.4%		34.2%		34.1%
Depreciation and amortization	24,886		33,630		41,134		9,823	26,462		49,345		36,292		42,801		63,987		49,038
Ratio of earnings to fixed charges(4)	1.1	x	1.3	x	1.6	x	–	1.0	x	1.2	x	1.2	x	1.2	x	1.1	x	1.1	x
Number of fixed-site centers	59		68		70		–	73		88		90		93		114		114
Number of mobile facilities	86		82		87		–	97		100		100		119		119		119

(1)	On October 17, 2001, we acquired InSight pursuant to an agreement and plan of merger dated June 29, 2001, as amended. We did not have any operating activities until October 17, 2001. Our financial information for the year ended June 30, 2002 reflects our results for the entire fiscal year 2002 and does not include the results of operations of InSight from July 1, 2001 to October 17, 2001. InSight’s results of operations through October 17, 2001 do not reflect any purchase accounting adjustments. The results of operations for the fiscal year ended June 30, 2002 can be derived by combining our results of operations for the fiscal year ended June 30, 2002 with the results of operations of InSight from July 1, 2001 to October 17, 2001. These combined results of operations should be used for comparative purposes only as they do not purport to be indicative of what our results of operations would have been if we owned InSight for the entire fiscal year ended June 30, 2002.
(2)	Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation and amortization excluding the acquisition related compensation charge for the period from July 1, 2001 to October 17, 2001 and the provision for reorganization and other costs for the fiscal year ended June 30, 1999. We consider Adjusted EBITDA an important indicator to investors in IDSs because it provides information related to our ability to provide cash flows to service debt, pay dividends and fund capital expenditures. We present this discussion of Adjusted EBITDA because covenants in the indenture governing our senior subordinated notes and the credit agreement relating to our new credit facility contain ratios based on this measure. As such, the summary historical financial information presented above includes our historical Adjusted EBITDA. For example, our ability to incur additional debt and make restricted payments requires a ratio of total leverage to Adjusted EBITDA of to , except that we may incur certain debt and make certain restricted payments without regard to the ratio. Adjusted EBITDA is not a measure in accordance with GAAP, and should not be considered a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be used as a substitute for our various cash flow measures (e.g., net cash provided by operating activities).

A reconciliation of net income (loss) to Adjusted EBITDA is as follows:

	InSight (Predecessor)				InSight Holdings

				Period from	Fiscal Years Ended		Nine Months		Pro Forma for the	Pro Forma for the
	Fiscal Years Ended June 30,			July 1 to	June 30,		Ended March 31,		Fiscal Year	Nine Months
				October 17,					Ended June 30,	Ended March 31,
	1999	2000	2001	2001(1)	2002(1)	2003	2003	2004	2003	2004

	(In thousands)
Net income (loss), as reported	$6,112	$7,189	$13,801	$(4,648)	$9	$4,922	$3,657	$3,235	$2,527	$2,413
Provision (benefit) for income taxes	(3,190)	1,131	2,624	(2,100)	–	3,266	2,438	2,158	1,684	1,608
Interest expense, net	14,500	18,696	23,394	6,321	32,546	37,514	27,937	30,175	45,782	32,921
Depreciation and amortization	24,886	33,630	41,134	9,823	26,462	49,345	36,292	42,801	63,987	49,038
Provision for reorganization and other costs	3,300	–	–	–	–	–	–	–	–	–
Acquisition related compensation charge	–	–	–	15,616	–	–	–	–	–	–

Adjusted EBITDA	$45,608	$60,646	$80,953	$25,012	$59,017	$95,047	$70,324	$78,369	$113,980	$85,980

A reconciliation of net cash provided by operating activities to Adjusted EBITDA is as follows:

	InSight (Predecessor)				InSight Holdings

				Period from	Fiscal Years Ended		Nine Months Ended
	Fiscal Years Ended June 30,			July 1 to	June 30,		March 31,
				October 17,
	1999	2000	2001	2001(1)	2002(1)	2003	2003	2004

			(In thousands)
Net cash provided by operating activities	$10,892	$40,524	$50,682	$14,820	$39,601	$61,756	$47,817	$48,434
Provision (benefit) for income taxes	(3,190)	1,131	2,624	(2,100)	–	3,266	2,438	2,158
Interest expense, net	14,500	18,696	23,394	6,321	32,546	37,514	27,937	30,175
Write-off of debt issuance costs	–	–	–	–	(7,378)	–	–	–
Gain on sale of fixed-site center	–	–	–	–	–	–	–	2,129
Amortization of deferred gain on debt restructure	75	–	–	–	–	–	–	–
Net change in operating assets and liabilities	20,031	295	4,253	5,971	(5,752)	(7,489)	(7,868)	(4,527)
Provision for reorganization and other costs	3,300	–	–	–	–	–	–	–

Adjusted EBITDA	$45,608	$60,646	$80,953	$25,012	$59,017	$95,047	$70,324	$78,369

(3)	Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of sales.

(4)	The ratio of earnings to fixed charges is unaudited for all periods presented. For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net income (loss) plus income taxes and fixed charges. Fixed charges consist of interest expense and the estimated portion of rental expense deemed a reasonable approximation of the interest factor. For the period from July 1, 2001 to October 17, 2001, InSight had a deficiency of earnings compared to fixed charges of approximately $7.0 million.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and accompanying notes which appear elsewhere in this prospectus. It contains forward-looking statements that reflect our plans, estimates and beliefs, and which involve risks, uncertainties and assumptions. Please see “Cautionary Statement Regarding Forward-Looking Statements” for more information. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We are a leading provider of diagnostic imaging services. We serve a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations, Medicare, Medicaid and insurance companies. We provide our services through the largest integrated network of fixed-site centers and mobile facilities in targeted regions throughout the United States. We operate in 34 states with a substantial presence in California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states. While we generated approximately 74% of our total revenues from MRI services during the fiscal year ended June 30, 2003, we provide a comprehensive offering of diagnostic imaging and treatment services, including PET, CT, mammography, bone densitometry, diagnostic ultrasound, lithotripsy and x-ray. We have developed and continue to develop strong regional networks of diagnostic imaging centers and facilities, enabling us to effectively serve our customers and optimize utilization of our imaging equipment. We provide our services through 114 fixed-site centers and 119 mobile facilities.

Given our size and expertise, we believe we are well positioned to capitalize on the recent growth in the diagnostic imaging industry. Growth in the diagnostic imaging industry has been and will continue to be driven by (1) an aging population, (2) expanding applications of MRI and PET technologies, (3) the increasing acceptance of diagnostic imaging and (4) a currently stable reimbursement environment.

Revenues

We have two reportable segments, the fixed division and mobile division:

Fixed Division. Generally, our fixed division operates freestanding imaging centers which we refer to as fixed-site centers. However, our fixed division also includes four mobile facilities as part of our fixed division in Maine. Revenues at our fixed-site centers are primarily generated from services billed, on a fee-for-service basis, directly to patients or third party payors such as managed care organizations, Medicare, Medicaid, commercial insurance carriers and workers’ compensation funds. We generally refer to revenues from our fixed division as our patient services revenues. Our patient services revenues are dependent on our ability to:

•	attract patient referrals from physician groups and hospitals;

•	increase procedure volume to maximize equipment utilization;

•	maintain our existing contracts and enter into new ones with managed care organizations and commercial insurance carriers; and

•	develop new fixed-site centers.

Our patient services revenues have been and will continue to be driven by the growth in the diagnostic imaging industry discussed above. These positive trends may be offset by (1) an increase in deductibles and co-payment charges to patients, (2) an increase in the pre-authorization requirements applicable to diagnostic imaging services by certain managed care organizations and (3) an increase in competition from other free standing imaging centers within our targeted regions.

Mobile Division. Our mobile division operates mobile facilities, which provide services to hospitals and other healthcare providers. Our mobile division includes 25 parked mobile facilities, each of which serves a single customer. Revenues from our mobile division are primarily generated from fee-for-service arrangements, fixed equipment rental fees and management fees billed directly to our hospital or physician group customers. We generally refer to revenues from our mobile division as contract services revenues. Our contract services revenues are dependent on our ability to:

•	establish new mobile customers within our targeted regions;

•	optimize utilization of our equipment by structuring efficient mobile routes; and

•	renew our existing mobile contracts with our hospital and physician group customers.

Our contract services revenues have been and will continue to be driven by the growth in the diagnostic imaging industry as discussed above. These positive trends may be offset by (1) an increase in competition in our targeted regions from other mobile service providers, (2) attractive financing arrangements by original equipment manufacturers which cause some of our customers to invest in their own diagnostic imaging equipment, (3) a reduction in inpatient volumes at our fee-for-service customers due to high unemployment rates and increased deductibles and co-payments to patients, and (4) a reduction in short–term rental activities.

Both our patient services revenues and our contract services revenues could also be affected by the timing of holidays, patient and healthcare provider vacation schedules and inclement weather.

Medicare: The Medicare program provides reimbursement for hospitalization, physician, diagnostic and certain other services to eligible persons 65 years of age and over and certain others. Beginning in late 1983, prospective payment regulations for hospital inpatient services became effective under the federal Medicare program. Providers are paid by the federal government in accordance with regulations promulgated by the Department of Health and Human Services, or HHS, and generally accept the payment with nominal deductible and co-insurance amounts required to be paid by the service recipient, as payment in full. In general, these regulations provide for a specific prospective payment to reimburse hospitals for inpatient treatment services based upon the diagnosis of the patient.

In 2000, the Centers for Medicare and Medicaid Services, or CMS, published its final rules concerning the new hospital OPPS for most outpatient services in Medicare-participating hospitals. As a result of the implementation of the OPPS, effective August 1, 2000, Medicare began paying hospitals, except cancer and children’s hospitals, for outpatient services based on ambulatory payment classification, or APC, groups rather than on a hospital’s costs. Because the OPPS appeared to have a severe adverse economic effect on hospitals, Congress enacted additional legislation in the Balanced Budget Refinement Act of 1999, or BBRA, to soften the negative financial effects. Under the BBRA, hospitals may receive additional payments for new technologies, transitional pass-through for innovative medical devices, drugs and biologics, outlier adjustments and transitional payment corridor adjustments through 2003. In addition, the Benefits Improvement and Protection Act of 2000 included certain provisions requiring CMS to revise the APCs to separate contrast-enhanced diagnostic imaging procedures from those that are not contrast-enhanced.

For 2004, CMS changed certain CT, MRI and ultrasound guidance procedures from a bundled status to separately payable. The Medicare Prescription Drug, Improvement, and Modernization Act of 2003, enacted on December 8, 2003, made additional changes to OPPS. There will be reductions in payments for outpatient drugs, including radiopharmaceutical agents that had transitional pass-through status on or before March 31, 2004, and separately payable drugs will be excluded from outlier payments. Multi-

modality and certain fixed-site centers which are freestanding are not directly affected by OPPS, which applies only to hospital-based facilities. Congressional and regulatory actions reflect industry-wide cost-containment pressures that we believe will affect all healthcare providers for the foreseeable future.

CMS has indicated that it will continue to evaluate diagnostic imaging technical component reimbursement. Accordingly, Medicare payment for diagnostic imaging services may be further reduced in the future, which would have a material adverse effect on our financial condition and results of operations.

Medicaid: The Medicaid program is a jointly-funded federal and state program providing coverage for low-income persons. In addition to federally-mandated basic services, the services offered and reimbursement methods vary from state to state. In many states, Medicaid reimbursement is patterned after the Medicare program; however, an increasing number of states have established or are establishing payment methodologies intended to provide healthcare services to Medicaid patients through managed care arrangements.

Managed Care: Health Maintenance Organizations, or HMOs, and Preferred Provider Organizations, or PPOs, and other managed care organizations attempt to control the cost of healthcare services by a variety of measures, including by imposing lower payment rates, limiting services or mandating less costly treatment alternatives. Managed care contracting has become very competitive and reimbursement schedules are at or below Medicare reimbursement levels. The development and expansion of HMOs, PPOs and other managed care organizations within our regional networks could have a negative impact on utilization of our services in certain markets and/or affect the revenues per procedure which we can collect, since such organizations will exert greater control over patients’ access to diagnostic imaging services, the selection of the provider of such services and the reimbursement thereof. The competition among healthcare providers for contracts with managed care organizations has resulted in a decrease in the average term of such contracts to one and three years. See “Business—Customers and Contracts.”

Some states have adopted or expanded laws or regulations restricting the assumption of financial risk by healthcare providers which contract with health plans. While we are not currently subject to such regulation, we or our customers may in the future be restricted in our ability to assume financial risk, or may be subjected to reporting requirements if we do so. Any such restrictions or reporting requirements could negatively affect our contracting relationships with health plans.

Private Insurance: Private health insurance programs generally have authorized payment for our services on satisfactory terms. However, if Medicare reimbursement is reduced, we believe that private health insurance programs will also reduce reimbursement in response to reductions in government reimbursement, which could have an adverse impact on our business, financial condition and results of operations.

Operating Expenses

We operate in a capital intensive industry that requires significant amounts of capital to fund operations. As a result, a high percentage of our total operating expenses are fixed. Our fixed costs include debt service and capital lease payments, rent and operating lease payments, salaries and benefit obligations, contract maintenance expenses, and insurance and vehicle operation costs. Because a large portion of our operating expenses are fixed, any increase in our procedure volume disproportionately increases our operating cash flow. Conversely, any decrease in our procedure volume disproportionately decreases our operating cash flow. Our variable costs, which comprise only a small portion of our total operating expenses, include the cost of service supplies such as film and contrast media.

Recent Acquisitions

On April 1, 2004, we acquired the stock of Comprehensive Medical Imaging, Inc., or CMI, a subsidiary of Cardinal Health, Inc., from Cardinal Health, Inc., which owns and operates 21 fixed-site centers located in California, Arizona, Texas, Kansas, Pennsylvania and Virginia from Cardinal Health, Inc. The aggregate purchase price for these centers was approximately $46.5 million. We refer to this acquisition as the CMI acquisition.

On August 1, 2003, we acquired 22 mobile facilities primarily operating in the Mid-Atlantic states from CDL Medical Technologies, Inc. The aggregate purchase price for these facilities was approximately $49.9 million. We refer to this acquisition as the CDL acquisition.

On April 2, 2003, we acquired 13 fixed-site centers located in Southern California from CMI. The aggregate purchase price for these centers was approximately $47.0 million. We refer to this acquisition as the Central Valley acquisition.

These acquisitions significantly expanded our presence in the Los Angeles, Phoenix, Northern California markets and the Mid-Atlantic states.

Results of Operations

Set forth below is historical financial data for us and our predecessor, InSight, for the periods indicated. The results of operations for the fiscal year ended June 30, 2002 have been derived by combining our results of operations for the fiscal year ended June 30, 2002 with the results of operations of InSight from July 1, 2001 to October 17, 2001, the date we acquired InSight. These combined results of operations have been prepared for comparative purposes only and do not purport to be indicative of what results of operations would have been if we had owned InSight for the entire fiscal year ended June 30, 2002. The financial information for the fiscal year ended June 30, 2001 represents the results of operations of InSight.

The following table sets forth historical revenues by segment for the periods indicated (amounts in thousands):

Segment

	Fiscal Year Ended			Nine Months Ended
	June 30,			March 31,

	2001	2002	2003	2003	2004

Fixed division	$119,219	$127,308	$139,816	$99,142	$125,017
Mobile division	92,408	91,963	97,936	73,913	84,437
Other	(124)	(186)	—	—	—

Total	$211,503	$219,085	$237,752	$173,055	$209,454

The following table sets forth certain condensed historical financial data expressed as a percentage of revenues for each of the periods indicated:

				Nine Months
	Fiscal Year Ended June 30,			Ended March 31,

	2001	2002	2003	2003	2004

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of operations	76.5%	73.6%	75.7%	75.4%	79.8%
Corporate operating expenses	5.1%	5.0%	5.8%	5.6%	5.0%
Operating income	18.8%	12.6%	19.2%	19.7%	17.0%
Net income	6.5%	N/A	2.1%	2.1%	1.4%

Results of Operations for the Nine Months Ended March 31, 2004 and 2003

Revenues: Revenues increased approximately 21.0% from approximately $173.1 million for the nine months ended March 31, 2003, to approximately $209.5 million for the nine months ended March 31, 2004. This increase was due to an increase in revenues from our fixed division (approximately $25.9 million) and an increase in revenues from our mobile division (approximately $10.5 million). Revenues for our fixed division and mobile division represented approximately 60% and 40%, respectively, of our total revenues for the nine months ended March 31, 2004.

Revenues from our fixed division increased approximately 26.1% from approximately $99.1 million for the nine months ended March 31, 2003, to approximately $125.0 million for the nine months ended March 31, 2004. The increase was due to (1) the Central Valley acquisition (approximately $20.1 million); (2) revenues from the fixed-site centers we opened in 2003 (approximately $2.7 million); and (3) revenues from our existing fixed-site centers (approximately $3.7 million), partially offset by a decrease in revenues from the sale of a fixed-site center in Hobart, Indiana (approximately $0.6 million). The increase in our revenues from our existing fixed-site centers was the result of a 1% increase in reimbursement from third-party payors, partially offset by a nominal decrease in utilization.

Revenues from our mobile division increased approximately 14.2% from approximately $73.9 million for the nine months ended March 31, 2003, to approximately $84.4 million for the nine months ended March 31, 2004. The increase was due to (1) the CDL acquisition (approximately $15.0 million), partially offset by reduced revenues associated with our short-term rental activities (approximately $1.4 million) and (2) reduced revenues from our existing mobile facilities (approximately $3.0 million). The decrease in revenues from our existing mobile facilities was due primarily to terminated high volume customer contracts, partially offset by an increase in procedure volume at replacement accounts, which initially had lower procedure volumes.

Approximately 46% of our total revenues for the nine months ended March 31, 2004, were generated from contract services revenues. Contract services revenues for the fixed division and mobile division represented approximately 13% and 87%, respectively, of total contract services revenues for the nine months ended March 31, 2004. Approximately 54% of our total revenues for the nine months ended March 31, 2004 were generated from patient services revenues. Patient services revenues for the fixed division and mobile division represented approximately 99% and 1%, respectively, of total patient services revenues for the nine months ended March 31, 2004.

Costs of Operations: Costs of operations increased approximately 28.0% from approximately $130.5 million for the nine months ended March 31, 2003, to approximately $167.2 million for the nine months ended March 31, 2004. This increase was due primarily to (1) the Central Valley and CDL acquisitions (approximately $24.7 million in the aggregate); (2) costs at the fixed-site centers we opened in 2003 (approximately $2.6 million); and (3) increased costs at our existing fixed-site centers and mobile facilities (approximately $9.8 million), partially offset by reduced costs from the sale of a fixed-site center in Hobart, Indiana (approximately $0.4 million). The increase in costs of operations at our existing fixed-site centers and mobile facilities is due primarily to higher salaries and benefits, equipment maintenance costs, insurance and depreciation expense, partially offset by reduced service supply costs, equipment lease costs and provision for doubtful accounts.

Costs of operations at our fixed division increased approximately 28.5% from approximately $70.7 million for the nine months ended March 31, 2003, to approximately $90.9 million for the nine months ended March 31, 2004. The increase was due primarily to (1) the Central Valley acquisition (approximately $14.9 million); (2) costs at the fixed-site centers we opened in 2003 (approximately $2.3 million); and (3) higher salaries and benefits, equipment maintenance and insurance costs, partially offset by reduced service supply costs as the result of more favorable pricing and provision for doubtful accounts at our existing fixed-site centers. The increase in costs of operations was partially offset by reduced costs from the sale of a fixed-site center in Hobart, Indiana (approximately $0.4 million).

Costs of operations at our mobile division increased approximately 27.6% from approximately $50.0 million for the nine months ended March 31, 2003, to approximately $63.7 million for the nine months ended March 31, 2004. The increase was due to (1) the CDL acquisition (approximately $9.8 million); (2) higher salaries and benefits and vehicle operations costs as a result of the reduction in our short-term rental activities; (3) higher salaries and benefits, equipment maintenance costs, insurance and depreciation expense; and (4) an increase in our mobile sales personnel, partially offset by reduced equipment lease costs.

Corporate Operating Expenses: Corporate operating expenses increased approximately 8.8% from approximately $9.7 million for the nine months ended March 31, 2003, to approximately $10.6 million for the nine months ended March 31, 2004. The increase was due primarily to higher salaries and benefits to support the fixed-site centers we acquired in the Central Valley, CDL and CMI acquisitions and to make IRIS conform with HIPAA requirements, partially offset by reduced consulting costs related to our acquisition and development activities.

Gain on Sale of Fixed-site Center: In December 2003, we sold a fixed-site center located in Hobart, Indiana for approximately $5.4 million. We realized a gain of approximately $2.1 million on the sale.

Interest Expense, Net: Interest expense, net increased approximately 8.0% from approximately $27.9 million for the nine months ended March 31, 2003, to approximately $30.2 million for the nine months ended March 31, 2004. The increase was due primarily to additional debt related to the Central Valley, CDL and CMI acquisitions, partially offset by principal payments on notes payable and capital lease obligations.

Provision for Income Taxes: Provision for income taxes decreased from $2.4 million for the nine months ended March 31, 2003, to approximately $2.2 million for the nine months ended March 31, 2004. We have recorded a tax provision at the statutory rate of 40% for the nine months ended March 31, 2004 and 2003, respectively. At the beginning of each fiscal year, we estimate our effective tax rate for the fiscal year.

Net Income: Net income for the nine months ended March 31, 2004 was approximately $3.2 million compared to net income of approximately $3.7 million for the nine months ended March 31, 2003. The decrease in net income was due primarily to an increase in interest expense, partially offset by an increase in operating income and a reduction in the provision for income taxes.

Net Cash Provided by Operating Activities: Net cash provided by operating activities increased from approximately $47.8 million for the nine months ended March 31, 2003 to approximately $48.4 million for the nine months ended March 31, 2004. Net cash provided by operating activities for the nine months ended March 31, 2004 resulted primarily from (1) an increase in net income before depreciation and amortization (approximately $46.0 million); (2) an increase in accounts payable and other accrued expenses (approximately $5.1 million); and (3) a decrease in other current assets (approximately $2.7 million), partially offset by an increase in trade accounts receivables, net (approximately $3.2 million) and the gain on sale of a fixed-site center in Hobart, Indiana (approximately $2.1 million).

Results of Operations for Fiscal Years Ended June 30, 2003 and 2002

Revenues: Revenues increased approximately 8.5% from approximately $219.1 million for the fiscal year ended June 30, 2002, to approximately $237.8 million for the fiscal year ended June 30, 2003. The increase was due primarily to an increase in revenues from our fixed division (approximately $12.5 million) and an increase in revenues from our mobile division (approximately $6.0 million). Revenues from our fixed division and mobile division represented approximately 59% and 41%, respectively, of our total revenues for the fiscal year ended June 30, 2003.

Revenues from our fixed division increased approximately 9.6% from approximately $127.3 million for the fiscal year ended June 30, 2002, to approximately $139.8 million for the fiscal year ended June 30, 2003. The increase was due primarily to (1) the Central Valley acquisition (approximately $6.5 million);

(2) revenues from the fixed-site centers we opened in 2003; and (3) higher utilization (approximately 6%), partially offset by a nominal decrease in reimbursement rate from third-party payors (approximately 1%).

Revenues from our mobile division increased approximately 6.5% from approximately $91.9 million for the fiscal year ended June 30, 2002, to approximately $97.9 million for the fiscal year ended June 30, 2003. The increase was due to higher utilization at our mobile facilities and an increase in the number of MRI and PET mobile facilities in operation during the fiscal year ended June 30, 2003 (approximately six mobile facilities).

Approximately 47% of our total revenues for the fiscal year ended June 30, 2003 were generated from contract services revenues. Contract services revenues for our fixed division and mobile division represented approximately 14% and 86%, respectively, of total contract services revenues for the fiscal year ended June 30, 2003. Approximately 53% of our total revenues for the fiscal year ended June 30, 2003 were generated from patient services revenues. Patient services revenues from our fixed division and mobile division represented approximately 98% and 2% respectively, of total patient services revenues for the fiscal year ended June 30, 2003.

Costs of Operations: Costs of operations increased approximately 11.6% from approximately $161.3 million for the fiscal year ended June 30, 2002, to approximately $180.0 million for the fiscal year ended June 30, 2003. The increase was due primarily to (1) the Central Valley acquisition (approximately $4.7 million), and (2) increased costs at our existing fixed-site centers and mobile facilities (approximately $14.0 million). The increased costs at our existing fixed-site centers and mobile facilities is due primarily to higher salaries and benefits, occupancy, equipment maintenance costs and depreciation, partially offset by reduced equipment lease costs. The increase in depreciation and the reduction of equipment lease costs are due primarily to the buyout of operating leases and the conversion of operating leases to capital leases and to our capital expenditures in fiscal 2003.

Costs of operations at our fixed division increased approximately 11.0% from approximately $89.9 million for the fiscal year ended June 30, 2002, to approximately $99.8 million for the fiscal year ended June 30, 2003. The increase was due primarily to the Central Valley acquisition (approximately $4.7 million) and higher salaries and benefits, partially offset by reduced equipment maintenance costs at our existing fixed-site centers.

Costs of operations at our mobile division increased approximately 5.2% from approximately $63.5 million for the fiscal year ended June 30, 2002, to approximately $66.8 million for the fiscal year ended June 30, 2003. The increase was due primarily to equipment costs related to the additional mobile facilities, higher salaries and benefits and an increase in our mobile sales personnel.

Corporate Operating Expenses: Corporate operating expenses increased approximately 26.6% from approximately $10.9 million for the fiscal year ended June 30, 2002, to approximately $13.8 million for the fiscal year ended June 30, 2003. The increase was due primarily to higher salaries and benefits and consulting costs associated with our acquisition and development activities, additional information technology systems costs to make IRIS conform with HIPAA requirements and higher salaries and benefits related to one-time severance payments for certain terminated employees.

Acquisition Related Compensation Charge: Holders of options and warrants, which prior to our acquisition of InSight were exercisable for InSight common stock, received the difference between $18.00 and the exercise price of each share of common stock the holder could have acquired pursuant to the terms of the options and warrants, and the options and warrants were terminated. This resulted in a charge of approximately $15.6 million, which is reflected in the statement of operations of InSight for the period from July 1, 2001 to October 17, 2001.

Interest Expense, Net: Interest expense, net decreased approximately 3.6% from approximately $38.9 million for the fiscal year ended June 30, 2002, to approximately $37.5 million for the fiscal year ended June 30, 2003. The decrease was due primarily to (1) the elimination of the write-off of debt issuance costs as a result of the refinancing of a senior subordinated bridge financing in the year ended June 30, 2002 (approximately $7.4 million); (2) a reduction in our effective interest rate on our variable rate debt; and (3) principal payments on our existing credit facility, partially offset by additional debt related to the conversion of operating leases to capital leases and additional debt related to the Central Valley acquisition.

Provision For Income Taxes: Provision for income taxes changed from a benefit of approximately $2.1 million for the fiscal year ended June 30, 2002, to a provision of approximately $3.3 million for the fiscal year ended June 30, 2003. For the fiscal year ended June 30, 2003, the provision is due to our recording a tax provision at the statutory rate of 40%. For the fiscal year ended June 30, 2002, the benefit was due to InSight recording a benefit to recognize the utilization of certain operating loss carrybacks.

Net Income: Net income for the fiscal year ended June 30, 2003 was approximately $4.9 million compared to a net loss of approximately $4.6 million for the fiscal year ended June 30, 2002. The increase in net income was due primarily to an increase in operating income, the reduction in interest expense, and the elimination of the acquisition related compensation charge which is reflected in the statement of operations of InSight for the period from July 1, 2001 to October 17, 2001.

Net Cash Provided by Operating Activities: Net cash provided by operating activities increased from approximately $54.4 million for the fiscal year ended June 30, 2002 to approximately $61.8 million for the fiscal year ended June 30, 2003. Net cash provided by operating activities for the fiscal year ended June 30, 2003 resulted primarily from (1) an increase in net income before depreciation and amortization (approximately $54.3 million); (2) an increase in accounts payable and other accrued expenses (approximately $4.8 million); and (3) a decrease in other current assets (approximately $4.9 million), partially offset by an increase in trade accounts receivables, net (approximately $2.2 million).

Results of Operations for Fiscal Years Ended June 30, 2002 and 2001

Revenues: Revenues increased approximately 3.6% from approximately $211.5 million for the fiscal year ended June 30, 2001, to approximately $219.1 million for the fiscal year ended June 30, 2002. This increase was due primarily to an increase in revenues from our fixed division (approximately $8.1 million), offset by a decrease in revenues from our mobile division (approximately $0.5 million). Revenues from our fixed division and mobile division represented approximately 58% and 42%, respectively, of our total revenues for the fiscal year ended June 30, 2002.

Revenues from our fixed division increased approximately 6.8% from approximately $119.2 million for the fiscal year ended June 30, 2001, to approximately $127.3 million for the fiscal year ended June 30, 2002. The increase was due primarily to (1) the fixed-site centers we opened in 2002 (approximately $1.0 million), and (2) an increase in revenues from our existing fixed-site centers (approximately $7.1 million). The increase in revenues from our existing fixed-site centers was due to higher utilization (approximately 7%), and a nominal decrease in reimbursement rates from third party payors.

Revenues from our mobile division decreased approximately 0.5% from approximately $92.4 million for the fiscal year ended June 30, 2001, to approximately $91.9 million for the fiscal year ended June 30, 2002. The decrease was due to the loss of several high volume customers which were replaced by contracts which initially had lower volumes, substantially offset by a combination of higher utilization and more fixed monthly fee contracts at our existing mobile facilities.

Costs of Operations: Costs of operations decreased approximately 0.4% from approximately $161.9 million for the fiscal year ended June 30, 2001, to approximately $161.3 million for the fiscal year ended June 30, 2002. This decrease was due primarily to the elimination of goodwill amortization as a result of the adoption of SFAS 142 discussed below, net of amortization as a result of our acquisition of InSight (approximately $4.4 million), substantially offset by (1) costs related to the fixed-site centers we opened in 2002 (approximately $1.1 million) and (2) increased costs at our existing fixed-site centers and mobile facilities (approximately $2.7 million). The increase in the costs of operations at our existing fixed-site centers and mobile facilities was due primarily to higher salaries and benefits, and insurance, partially offset by lower depreciation, equipment maintenance and service supply expenses.

Corporate Operating Expenses: Corporate operating expenses increased approximately 0.9% from approximately $10.8 million for the fiscal year ended June 30, 2001, to approximately $10.9 million for the fiscal year ended June 30, 2002. The increase was due primarily to higher occupancy, legal and business development costs, partially offset by reduced information systems costs.

Acquisition Related Compensation Charge: Holders of options and warrants, which prior to our acquisition of InSight, were exercisable for InSight common stock, received the difference between $18.00 and the exercise price of each share of common stock the holder could have acquired pursuant to the terms of the options and warrants, and the options and warrants were terminated. This resulted in a charge of approximately $15.6 million, which is reflected in the statement of operations of InSight for the period from July 1, 2001 to October 17, 2001.

Interest Expense, Net: Interest expense, net increased approximately 66.2% from approximately $23.4 million for the fiscal year ended June 30, 2001, to approximately $38.9 million for the fiscal year ended June 30, 2002. This increase was due primarily to (1) the write-off of debt issuance costs as a result of the refinancing of a senior subordinated bridge financing (approximately $7.4 million) and (2) additional debt related to our acquisition of InSight and related financing activities and unused facility fee payments, partially offset by reduced interest as a result of principal payments of long-term debt.

Provision for Income Taxes: Provision for income taxes changed from approximately $2.6 million for the fiscal year ended June 30, 2001, to a benefit of approximately $2.1 million for the fiscal year ended June 30, 2002. For the fiscal year ended June 30, 2002, the benefit is due to InSight recording a benefit to recognize the utilization of certain operating loss carrybacks. For the fiscal year ended June 30, 2001, the provision is due to InSight recording a tax provision at the statutory rate of 40.0%, partially offset by a reduction in the valuation allowance attributed to the utilization of operating loss carryforwards and the effect of permanent differences.

Net Income: Net income for the fiscal year ended June 30, 2002 was approximately $4.6 million compared to net income of approximately $13.8 million for the fiscal year ended June 30, 2001. The decrease was due primarily to (1) a decrease in operating income as a result of the acquisition related compensation charge which is reflected in the statement of operations of InSight for the period from July 1, 2001 to October 17, 2001, and (2) an increase in interest expense due to an increase in debt as a result of our acquisition of InSight partially offset by a reduction in the provision for income taxes.

Net Cash Provided by Operating Activities: Net cash provided by operating activities increased from approximately $50.7 million for the fiscal year ended June 30, 2001 to approximately $54.4 million for the fiscal year ended June 30, 2002. Net cash provided by operating activities for the fiscal year ended June 30, 2002 resulted primarily from (1) an increase in net income before depreciation, amortization, the write-off of debt issuance costs and the acquisition related compensation charge (approximately $54.6 million), and (2) an increase in accounts payable and other accrued expenses (approximately $3.3 million), partially offset by (1) an increase in other current assets (approximately $3.0 million) and (2) an increase in trade accounts receivables, net (approximately $0.5 million).

Liquidity and Capital Resources

We have historically funded our operations and capital expenditure requirements from net cash provided by operating activities, capital and operating leases and our revolving line of credit. We will fund future working capital and capital expenditure requirements from net cash provided by operating activities, our capital expenditures reserve account, capital and operating leases and, to the extent necessary, through borrowings under the new credit facility that we will enter into in connection with this offering.

Existing Credit Facility and Senior Subordinated Notes. Through InSight, we have credit facilities with Bank of America, N.A. and a syndication of other lenders consisting of: (i) a term loan B; (ii) a $50 million revolving credit facility and (iii) a $50 million second delayed-draw term loan facility, which we refer to as the existing credit facility. In October 2003, a $75 million delayed-draw term loan was combined with a $150 million term loan B. We used the entire $75 million delayed-draw term loan facility and the entire $50 million second delayed-draw term loan facility to complete the Central Valley, CDL and CMI acquisitions. As of May 31, 2004, there were no borrowings under the revolving credit facility.

In addition to the indebtedness under the existing credit facility, through InSight, we have outstanding $250 million of 9 7/8% senior subordinated notes. The existing senior subordinated notes mature in November 2011, with interest payable semi-annually and are redeemable at our option, in whole or in part, on or after November 1, 2006. At any time prior to November 1, 2004, we may redeem up to 35% of the existing senior subordinated notes at a redemption price 109.875% of the principal amount of the existing senior subordinated notes if we are involved in an initial public offering of our capital stock.

We will use a portion of the proceeds of this offering to repay all outstanding indebtedness under the existing credit facility and to repurchase or redeem all of the existing senior subordinated notes, which will result in a loss on debt extinguishment of $           million, including $           million of deferred financing costs.

New Credit Facility. In connection with this offering, we will enter into a new credit facility that will be comprised of a senior secured revolving credit facility in a total principal amount of up to $           million, and a senior secured term loan facility in an aggregate principal amount of $           million. The new credit facility will have a five-year maturity period. We expect to use borrowings under the new credit facility for general corporate purposes, including working capital, capital expenditures, payment of dividends and letters of credit. We expect that the new credit facility will require that we meet certain financial tests including, without limitation, a maximum total leverage ratio and a minimum interest coverage ratio. We also expect that our new credit facility will contain customary covenants and restrictions, including, among others, limitations or prohibitions on declaring and paying dividends and other distributions, redeeming and repurchasing our other indebtedness, loans and investments, additional indebtedness, liens, recapitalizations, mergers, acquisitions and asset sales and transactions with affiliates.

Liquidity. We believe, based on currently available information, that future cash flows from operations, together with available borrowings under the new credit facility, will be adequate to meet our anticipated interest expense, federal and state cash tax expense, capital expenditures, working capital, scheduled principal payments and other debt repayments while meeting all covenant requirements under the new credit facility and dividend payments for the next twenty-four (24) months.

As of June 30, 2003, we have net operating loss carry forwards, or NOLs, of approximately $68.4 million available to us through 2019 to reduce future payments of federal income taxes. We anticipate that the transactions contemplated by this offering will result in additional NOLs of approximately $           million. Since this offering will result in an ownership change for purposes of Section 382 of the Internal Revenue Code, our ability to utilize our NOLs will be subject to limitations each year. We currently anticipate that we will be limited by Section 382 to utilizing approximately $           million of our NOLs annually.

We will use a portion of the proceeds from this offering and available cash to establish a capital expenditures reserve account of approximately $20.0 million for capital expenditure requirements relating to the fixed-site centers that we acquired in the CMI acquisition and our other fixed-site centers and mobile facilities. We expect to use the capital expenditures reserve account to fund capital expenditures in excess of $27.0 million in a given fiscal year.

Cash and cash equivalents as of March 31, 2004 were approximately $61.1 million. Net cash provided by operating activities was approximately $48.4 million for the nine months ended March 31, 2004. Cash provided by operating activities resulted primarily from net income before depreciation and amortization

(approximately $46.0 million), an increase in accounts payable and other accrued expenses (approximately $5.1 million), a decrease in other current assets (approximately $2.7 million), partially offset by an increase in trade accounts receivables, net (approximately $3.2 million) and the gain on sale of a fixed-site center in Hobart, Indiana discussed above (approximately $2.1 million).

Net cash used in investing activities was approximately $76.6 million for the nine months ended March 31, 2004. Cash used in investing activities resulted primarily from our Central Valley and CDL acquisitions (approximately $52.8 million), our purchase or upgrade of diagnostic imaging equipment at our existing fixed-site centers (approximately $28.3 million) and deferred acquisition costs related to the CMI acquisition (approximately $0.9 million), partially offset by proceeds from the sale of a fixed-site center in Hobart, Indiana discussed above (approximately $5.4 million).

Net cash provided by financing activities was approximately $69.7 million for the nine months ended March 31, 2004. Cash provided by financing activities resulted primarily from borrowings of notes payable (approximately $76.1 million), partially offset by principal payments of notes payable and capital lease obligations (approximately $6.2 million).

Net cash provided by operating activities was approximately $61.8 million for the fiscal year ended June 30, 2003. Cash provided by operating activities resulted primarily from net income before depreciation and amortization, (approximately $54.3 million), an increase in accounts payable and other accrued expenses (approximately $4.8 million), and a decrease in other current assets (approximately $4.9 million), partially offset by an increase in trade accounts receivables, net (approximately $2.2 million).

Net cash used in investing activities was approximately $102.7 million for the fiscal year ended June 30, 2003. Cash used in investing activities resulted primarily from our purchasing or upgrading diagnostic imaging equipment at our existing facilities (approximately $57.0 million) and the CMI acquisition (approximately $46.5 million).

Net cash provided by financing activities was approximately $42.7 million for the fiscal year ended June 30, 2003, resulting primarily from borrowings of notes payable (approximately $50.0 million), partially offset by principal payments of notes payable and capital lease obligations (approximately $7.5 million).

Following the completion of this offering and the related transactions, our short-term and long-term liquidity needs will arise primarily from:

•	interest payments relating to the new credit facility, which are expected to be approximately $ million in the first year after the completion of the transactions;

•	interest payments relating to the senior subordinated notes, which are expected to be approximately $ million in each year after the completion of the transactions;

•	capital expenditures, which are expected to be approximately $40.9 million in fiscal 2005, of which (i) approximately $9.3 million relates to the fixed-site centers that we acquired in the CMI acquisition and (ii) approximately $13.9 million will be funded from our capital expenditures reserve account;

•	incremental administrative fees and expenses relating to the operations of a public company, which are expected to be approximately $ per year after the completion of the transactions;

•	federal and state cash taxes, which we anticipate will not exceed $1.0 million in fiscal 2005 based on our current NOL balance described above;

•	dividend payments on our common stock;

•	working capital requirements to support business growth; and

•	potential acquisitions.

We expect to have no scheduled principal repayments on the new credit facility until 2009 and there are no scheduled principal repayments on the senior subordinated notes until 2019.

Capital Expenditures. As of May 31, 2004, we have committed to purchase or lease at an approximate aggregate cost of $11.5 million, seven diagnostic imaging systems through January 2005. We expect to use either internally generated funds or leases to finance the purchase of such equipment. We may purchase, lease or upgrade other diagnostic imaging systems as opportunities arise to place new equipment into service when new contract services agreements are signed, existing agreements are renewed, acquisitions are completed, or new fixed-site centers and mobile facilities are developed in accordance with our business strategy.

In addition, in connection with the implementation of the electronic transactions, security and privacy standards mandated by the Health Insurance Portability and Accountability Act, we have spent approximately $1.1 million as of March 31, 2004, to make necessary software upgrades to IRIS to make it conform with the privacy and electronic standards. We expect to spend an additional $0.4 million to conform with the security standards by April 2005.

Contractual Commitments. Our contractual obligations for long-term debt, including capital lease obligations and noncancellable leases as of March 31, 2004 are as follows (amounts in thousands):

		Payments Due by Period

		Less than	1-3	4-5	After
	Total	1 Year	Years	Years	5 Years

Notes payable	$496,581	$2,520	$5,452	$238,609	$250,000
Capital lease obligations	20,278	5,175	10,657	4,347	99
Operating lease obligations	37,882	7,167	12,989	8,946	8,780
Purchase commitments	5,375	5,375	–	–	–

Total contractual obligations	$560,116	$20,237	$29,098	$251,902	$258,879

Critical Accounting Policies and Estimates

Management’s discussion and analysis of financial condition and results of operations, as well as disclosures included elsewhere in this prospectus are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingencies. We believe the critical accounting policies that most impact the consolidated financial statements are described below. A summary of our significant accounting policies can be found in the notes to our consolidated financial statements which are included elsewhere in this prospectus.

Revenue Recognition. Revenues from patient services (primarily fixed-site centers) and from contract services (primarily mobile facilities) are recognized when services are provided. Patient services revenues are presented net of (1) related contractual adjustments, which represent the difference between our charge for a procedure and what we will ultimately receive from private health insurance programs, Medicare, Medicaid and other federal health care programs, and (2) payments due to radiologists. Equipment rental revenues, management fees and other revenues are recognized over the applicable contract period. Revenues collected in advance are recorded as unearned revenue.

Trade Accounts Receivables. We review our trade accounts receivables and our estimates of the allowance for doubtful accounts and contractual adjustments each period. The amount of the allowance includes management’s estimate of the amounts expected to be written off on specific accounts and for write-offs on other unidentified accounts. In estimating the write-offs and adjustments on specific accounts, management relies on a combination of in-house analysis and a review of contractual payment rates from private health insurance programs or under the federal Medicare program. In estimating the allowance for unidentified write-offs and adjustments, management relies on historical experience. Estimates of uncollectable amounts are revised each period, and changes are recorded in the period they become known. The amounts we will ultimately realize could differ materially from the amounts assumed in arriving at the allowance for doubtful accounts and contractual adjustments.

Goodwill and Other Intangible Assets. We evaluate the carrying value of goodwill and identified intangibles not subject to amortization in the second quarter of each fiscal year. As part of the evaluation, we compare the carrying value of each intangible asset with its fair value to determine whether there has been impairment. We assess the ongoing recoverability of our intangible assets subject to amortization by determining whether the intangible asset balance can be recovered over the remaining amortization period through projected undiscounted future cash flows. If projected future cash flows indicate that the unamortized intangible asset balances will not be recovered, an adjustment is made to reduce the net intangible asset to an amount consistent with projected future cash flows discounted at our incremental borrowing rate. Cash flow projections, although subject to a degree of uncertainty, are based on trends of historical performance and management’s estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions.

The following critical accounting policies address the initial and prospective accounting for the IDSs and the shares of Class A common stock and senior subordinated notes represented thereby:

Income Taxes. We intend to account for our issuance of the IDSs in this offering as representing an issuance of separate securities, shares of Class A common stock and senior subordinated notes and to allocate the proceeds received for each IDS unit between the Class A common stock and senior subordinated notes in proportion to their respective fair market values at the time of issuance. Accordingly, we will account for the senior subordinated notes represented by the IDSs as long-term debt bearing a stated interest rate of      % maturing on 2019. As discussed below, based on the opinion of tax counsel, we are of the view that the senior subordinated notes should be treated as debt for United States federal income tax purposes and we intend to annually deduct interest expense of approximately $          on the senior subordinated notes from taxable income for United States federal and state income tax purposes. There can be no assurance that the classification of senior subordinated notes as debt (or the amount of interest expense deducted) will not be challenged by the IRS or will be sustained if challenged, although to date we have neither been informed by the IRS that they believe that the senior subordinated notes should be treated as equity rather than debt for United States federal and state income tax purposes, nor have we sought a ruling from the IRS that the senior subordinated notes should be treated as debt. If our treatment of the senior subordinated notes as debt is put at risk in the future as a result of a future ruling by the IRS, including an adverse ruling for other IDSs or an adverse ruling for our own IDSs such that the senior subordinated notes are required to be treated as equity for income tax purposes then in the event of any such ruling, we may need to consider the effect of such developments on the determination of our future tax provisions and obligations. In the event the senior subordinated notes are required to be treated as equity for income tax purposes, then the cumulative interest expense associated with the senior subordinated notes would not be deductible from taxable income and we would be required to recognize additional tax expense and establish a related income tax liability. The additional tax due to the federal and state authorities would be based on our taxable income or loss for each of the years that we claim the interest expense deduction and would adversely effect our financial position, cash flow, and liquidity, and could affect our ability to make interest or dividend payments on the senior subordinated notes and the shares of common stock represented by the IDSs and our ability to continue as a going concern. We do not currently intend to record a liability for a potential disallowance of this interest expense deduction. In addition, non-U.S. holders of our IDS units could be subject to withholding taxes on the payment of interest treated by the IRS or the courts as dividends on equity which could subject us to additional liability for the withholding taxes that we do not collect on such payments.

As discussed below under “Material United States Federal Income Tax Consequences—Material Consequences to All Holders—Senior Subordinated Notes—Characterization,” the determination as to whether an instrument is treated as debt or equity for United States federal income tax purposes is based on all the facts and circumstances. There is no clear statutory definition of debt, and the characterization of an instrument as debt or equity is governed by principles developed in the case law, which analyzes numerous factors that are intended to identify the formal characteristics of, and the economic substance of, the investor’s interest in us. In light of the representations and determinations described in the section referred to above and their relevance to several of the factors analyzed in the case law, and taking into account the facts and circumstances relating to the issuance of the senior subordinated notes (including the separate issuance of senior subordinated notes in this offering), we (and our counsel) are of the view that the senior subordinated notes should be treated as debt for United States federal income tax purposes. We intend to take such position, and therefore our financial statements will not reflect a tax liability related to this position. However, there can be no assurance that this position would be sustained if challenged by the IRS.

Additionally, there can be no assurance that the IRS will not challenge the allocation of the purchase price between the Class A common stock and the senior subordinated notes. If the IRS were successful in such a challenge, then the senior subordinated notes could be considered to be issued with OID and possibly “significant OID.” In the event that the senior subordinated notes were considered to be issued with “significant OID,” a portion of the interest might not be deductible by us and could be characterized as a dividend payment instead of an interest payment for certain United States federal income tax purposes. In such case, our taxable income and, thus, our United States federal income tax liability could be materially increased. We intend to determine, upon consummation of this offering, the appropriate issue price of the senior subordinated notes through the utilization of a third party valuation firm and through the sale of the separate senior subordinated notes with the same terms that are a part of this offering.

IDSs and Class B Common Stock. Our IDSs represent common stock, senior subordinated notes and embedded derivative features that may require bifurcation under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or FAS 133. Upon completion of this offering, proceeds from the issuance of the IDSs will first be allocated, based upon relative fair value at the issuance date, to Class A common stock and the senior subordinated notes. If it is determined at the time of issuance that any of the embedded derivatives are required to be bifurcated and separately accounted for, then a portion of the proceeds from the original issuance will also be allocated to the embedded derivatives equal to the combined fair value of the embedded derivatives that require bifurcation. If a portion of the initial proceeds is allocated to any of the derivatives, the proceeds allocated to the senior subordinated notes will be reduced and the senior subordinated notes will be recorded at a discount and accreted to their redemption value as a component of interest expense using the effective interest method. Any such allocation will not effect the tax treatment of the IDSs.

The Class A common stock portion of the IDS unit will be included in stockholders’ equity, net of the related portion of the IDS transaction costs allocated to Class A common stock, and dividends paid on the Class A common stock will be recorded as a reduction to retained earnings when declared by us. The senior subordinated debt portion of the IDS unit will be included in long-term debt, and the related portion of the IDS transaction costs allocated to the notes will be capitalized as deferred financing costs and amortized to interest expense using the effective interest method. Interest on the senior subordinated notes will be charged to expense as accrued by us. Any derivatives requiring bifurcation will be recorded as a liability as required by FAS 133 and will be marked to market with changes in fair value being recorded in earnings. We intend to determine the fair value of the Class A common stock, the senior subordinated notes and any embedded derivatives that require bifurcation through the utilization of a third party valuation firm and the sale of the separate senior subordinated notes with the same terms that are part of this offering.

In connection with our recapitalization, we will issue shares of Class B common stock to our existing equity investors. The Class B common stock may, in certain conditions, be exchanged in the future for IDSs. Because we have two classes of common stock, net income will be allocated between the two classes of common stock for purposes of computing earnings per share.

Following the second anniversary of the consummation of this offering, at the option of the holders of the Class B common stock, upon any subsequent sale of any of their shares of Class B common stock we will issue to the purchasers of such shares, one IDS in exchange for one share of Class B common stock.

We will initially record the portion of Class B common stock allocable to the potential debt issuance upon exchange in the liabilities section of our consolidated balance sheet based upon the principal amount of the senior subordinated notes at original issuance. This obligation is labeled Allocated Portion of Retained Interest. For all periods subsequent to the date of this offering, the Allocated Portion of Retained Interest will be accreted up to the liquidation value based on the liquidation value of the senior subordinated note portion of the IDSs over the two year period with a charge for the accretion recorded to interest expense. Following any exchange of a share of Class B common stock for IDSs, the portion of such exchange into shares of Class A common stock will continue to be classified by us as permanent equity and no changes to accounting would be reflected on an ongoing basis.

If it is determined at the time of issuance that the embedded conversion option is required to be bifurcated and separately accounted for, a portion of the proceeds from the original issuance of the Class B common stock will also be allocated to this derivative. If a portion of the initial proceeds is allocated to the derivative, the amount recorded as mezzanine equity will initially be recorded at a discount and accreted to the redemption value using the effective interest method. The bifurcated derivatives will be recorded as liabilities and will be marked to market with changes in fair value being recorded as a component of interest expense.

New Pronouncements

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities,” or FIN 46, which is an interpretation of Accounting Research Bulletin No. 51, and “Consolidated Financial Statements.” FIN 46 requires a variable interest entity, or VIE, to be consolidated by a company that is considered to be the primary beneficiary of that VIE. In December 2003, the FASB issued FIN No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” or FIN 46-R, to address certain FIN 46 implementation issues. The effective dates and impact of FIN 46 and FIN 46-R for our consolidated financial statements are as follows:

(1)	Special purpose entities, or SPEs, created prior to February 1, 2003: We must apply either the provisions of FIN 46 or early adopt the provisions of FIN 46-R at the end of the first interim reporting period ended March 31, 2004. We have completed our assessment and determined that we have no SPEs.

(2)	Non-SPEs created prior to February 1, 2003: We are required to adopt FIN 46-R at the end of the first interim reporting period ended March 31, 2004. We did not enter into any significant joint venture or partnership agreements prior to February 1, 2003 which are not included in the consolidated financial statements for the nine months ended March 31, 2004 and 2003.

(3)	All entities, regardless of whether a SPE, that were created subsequent to January 31, 2003: We are required to apply the provisions of FIN 46 unless we elect to early adopt the provisions of FIN 46-R as of the first interim reporting period ended March 31, 2004. If we do not elect to early adopt FIN 46-R, then we are required to apply FIN 46-R to these entities as of the end of the first interim reporting period ended March 31, 2004. We did not enter into any SPE, joint venture or partnership agreements subsequent to January 31, 2003 that would have a material impact on the consolidated financial statements for the nine months ended March 31, 2004.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities.” SFAS 149 is effective for contracts entered into or modified after September 30, 2003 and for hedging relationships designated after September 30, 2003. SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS 149 amends SFAS 133 for decisions made as part of the Derivatives Implementation Group process that effectively required amendments to SFAS 133, in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a derivative. We adopted SFAS 149 on July 1, 2003, which did not have a material impact on our financial condition and results of operations.

In May 2003, the FASB issued SFAS No. 150, “Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS 150 establishes standards for how a company clarifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires a company to classify such instruments as liabilities, whereas they previously may have been classified as equity. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective July 1, 2003. We adopted SFAS 150 on July 1, 2003, which did not have a material impact on our financial condition and results of operations.

Qualitative and Quantitative Disclosures About Market Risk

We provide our services in the United States and receive payment for our services exclusively in United States dollars. Accordingly, our business is unlikely to be affected by factors such as changes in foreign market conditions or foreign currency exchange rates.

Our market risk exposure relates primarily to interest rates, where we will periodically use interest rate swaps to hedge variable interest rates on long-term debt under our new credit facility. We do not engage in activities using complex or highly leveraged instruments.

As of March 31, 2004, we had outstanding long-term debt of approximately $245.6 million, which has floating rate terms. We have outstanding an interest rate swap, converting $10.0 million of our floating rate debt to fixed rate debt. The effect on pre-tax income of a 0.125% variance in interest rates would be approximately $0.3 million on an annual basis. Under the terms of the interest rate swap agreement, we are exposed to credit loss in the event of nonperformance by the swap counterparty; however, we do not anticipate nonperformance by the counterparty.

We intend to enter into hedging agreements in connection with the new credit facility.

Inflation

We do not believe that inflation has had a material adverse impact on our business or operating results during the periods presented. We cannot assure you, however, that our business will not be affected by inflation in the future.

The Diagnostic Imaging Industry

Overview

Diagnostic imaging involves the use of non-invasive techniques to generate representations of internal anatomy on film or digital media. Based on government and industry sources, in calendar year 2000, the diagnostic imaging industry generated revenues in excess of $70 billion in the United States. MRI services have experienced substantial procedure volume growth, increasing at an estimated compounded annual growth rate, or CAGR, of 11.8% from 1999 through 2002 and are projected to grow at a CAGR of 10.1% from 2002 through 2009. PET and PET/ CT services have also experienced substantial procedure volume growth, increasing at an estimated CAGR of 96.7% from 1999 through 2002 and are projected to grow at a CAGR of 37.6% from 2002 through 2009. We believe that growth in the diagnostic imaging industry as a whole, and MRI in particular, is attributable to:

     Strong Demand For Healthcare Services Due To An Aging Population

Based on United States Census Bureau projections, one of the fastest growing segments of the population is the group 65 years of age and older, which is expected to increase approximately 11.5% from 2000 to 2010. This aging population is expected to drive imaging scan volume increases over the coming years primarily because annual diagnostic imaging utilization increases substantially as a person ages.

     Increasing Acceptance Of Diagnostic Imaging

Much of the development over the last 30 years has been focused on reducing the hazards associated with x-ray and nuclear medicine techniques and developing virtually harmless imaging technologies. X-rays continue to be the primary diagnostic imaging modality based on the number of procedures performed. However, the use of advanced modalities, such as MRI, PET and CT, has increased rapidly in recent years. These advanced modalities allow physicians to diagnose a wide variety of diseases and disorders quickly and accurately without surgery or other invasive procedures, which are usually more expensive, involve greater risk to patients and result in longer rehabilitation time. Because advanced imaging systems are increasingly seen as a tool for reducing costs, they are gaining wider acceptance among payors.

     Expanding Applications For MRI Technology

New technological developments are expected to extend the clinical uses of MRI. Recent advancements include:

•	magnetic resonance spectroscopy, which can differentiate malignant from benign lesions;

•	functional brain imaging, which can detect metabolic changes in the brain associated with neurologic disorders such as multiple sclerosis, dementia, stroke, AIDS, epilepsy, Alzheimer’s and trauma;

•	magnetic resonance angiography, which can produce three-dimensional images of body parts and assess the status of blood vessels;

•	breast MRI and biopsy, which can differentiate malignant from benign lesions in the breast;

•	cardiac MRI, which can detect coronary artery disease; and

•	enhancements in teleradiology systems, which permit the digital transmission of radiological images from one location to another.

Additional improvements in imaging technologies, contrast agents and scan capabilities are leading to new methods of diagnosing blockages in the coronary arteries, liver metastases, pelvic diseases and certain vascular abnormalities.

     Expanding Applications For PET Technology

New technological developments are expected to extend the clinical uses of PET. Recent technological advancements include:

•	the development of PET/ CT technology which allows for decreased scan times which improves patient comfort and throughput;

•	breast imaging, which can evaluate a patient suspected of having recurrent breast cancer or distant metastatic disease and potentially have a role in therapeutic decisions;

•	cardiac imaging, which can assess heart muscle function following a previous injury or measure the blood circulation in the arteries of the heart; and

•	brain imaging, which can detect metabolic changes in the brain associated with neurologic disorders such as Alzheimer’s.

Stable Reimbursement Environment

The diagnostic imaging industry currently benefits from relatively stable pricing from managed care payors and Medicare. In 2004 and 2005, the diagnostic imaging industry will experience a 1.5% increase in Medicare reimbursement rates for imaging services.

Diagnostic Imaging Technology

The major categories of diagnostic imaging systems currently offered are MRI systems, PET scanners, CT scanners, digital ultrasound systems, computer-based nuclear gamma cameras, x-ray, mammography and radiography/fluoroscopy systems. Each of these types of imaging systems (other than x-ray) represents the marriage of computer technology and various medical imaging modalities. The following highlights the key imaging systems:

Magnetic Resonance Imaging or MRI

MRI is a technique that involves the use of high-strength magnetic fields to produce computer-processed, three-dimensional, cross-sectional images of the body. The resulting image reproduces soft tissue anatomy (as found in the brain, spinal cord and interior ligaments of body joints such as the knee) with superior clarity, not available by any other currently existing imaging modality, and without exposing patients to ionizing radiation. A typical MRI examination takes from 20 to 45 minutes. MRI generally reduces the cost and amount of care needed and often eliminates the need for invasive diagnostic procedures. MRI systems are typically priced in the range of $0.9 million to $2.5 million each.

Positron Emission Tomography or PET

PET is a nuclear medicine procedure that produces pictures of the body’s metabolic and biological functions. PET can provide earlier detection as well as monitoring of certain cancers, coronary diseases or neurological problems than other diagnostic imaging systems. The information provided by PET technology often obviates the need to perform further highly invasive and/or diagnostic surgical procedures. Interest in PET scanning has increased recently due to several factors including a growing recognition by clinicians that PET is a powerful diagnostic tool, increased third-party payor coverage and reimbursement and the availability of the isotopes used for PET scanning. PET systems are typically priced in the range of $0.8 million to $1.2 million each. PET/CT systems are typically priced in the range of $1.8 million to $2.3 million each.

Computed Tomography or CT

In CT imaging, a computer analyzes the information received from an x-ray beam to produce multiple cross-sectional images of a particular organ or area of the body. CT imaging is used to detect tumors and other conditions affecting bones and internal organs. A typical CT examination takes from 15 to 45 minutes. CT systems are priced typically in the range of $0.3 million to $1.1 million each.

Other Imaging Technologies

•	Ultrasound systems use, detect and process high frequency sound waves to generate images of soft tissues and internal body organs.

•	X-ray is the most common energy source used in imaging the body and is now employed in conventional x-ray systems, CT scanners and digital x-ray systems.

•	Mammography is a low-level conventional examination of the breasts. Its primary purpose is to detect lesions in the breast that may be too small or deeply buried to be felt in a regular breast examination. Mammography is also used to detect breast implant ruptures. The benefits of digital mammography are lower radiation doses to the breast, higher sensitivity to lesions, and reduced procedure times compared to conventional film mammography.

•	Bone densitometry uses an advanced technology called dual-energy x-ray absorptiometry, or DEXA, which safely, accurately and painlessly measures bone density and the mineral content of bone for the diagnosis of osteoporosis and other bone diseases.

•	Nuclear medicine gamma cameras, which are based upon the detection of gamma radiation generated by radioactive pharmaceuticals injected or inhaled into the body, are used to provide information about organ function as opposed to anatomical structure.

Fixed-Site Centers

Fixed-site centers are diagnostic imaging facilities which range from single to multi-modality centers. Fixed-site centers may be owned and operated as:

Hospitals or clinics. Imaging systems are located in and owned and operated by a hospital or clinic. These systems are primarily used by patients of the hospital or clinic, and the hospital or clinic bills third-party payors.

Freestanding imaging centers. Imaging systems are located in permanent facilities operated by healthcare providers, other than hospitals and clinics. These centers depend upon physician referrals for their patients and generally do not maintain dedicated, contractual relationships with hospitals or clinics. These centers may compete with hospitals or clinics that have their own imaging systems and, like hospitals and clinics, these centers bill third-party payors for their services.

Joint venture imaging centers. Imaging systems are jointly owned by imaging service providers, hospitals and/or radiology groups. The hospital outsources its radiology function to the jointly owned facility, which is managed by the imaging services provider and located on the hospital campus. In joint ventures involving a radiology group, the radiology group provides professional services to the jointly owned center. Like the other fixed-site centers, these joint venture entities bill third-party payors for their services. We believe we are one of the few participants in the diagnostic imaging industry to establish these kinds of joint venture arrangements.

Mobile Facilities

Mobile imaging facilities enable hospitals, clinics and physician groups to gain access to state-of-the-art diagnostic imaging technology. Using specially designed trailers, imaging service providers transport imaging equipment and provide services to hospitals, clinics and physician groups on a shared-service or full-time basis. Generally, hospitals, clinics and physician groups contract with the imaging service provider to provide a specified schedule of service to perform scans of their patients. Providers are paid, on a fee-per-scan or fixed-rental basis, directly by the hospitals, clinics or physician groups, rather than third-party payors, such as managed care organizations, insurance companies, Medicare or Medicaid.

Business

Overview

We are a leading provider of diagnostic imaging services. We provide our services through the largest integrated network of fixed-site centers and mobile facilities focused in targeted regions throughout the United States. Our services include MRI, PET, CT and other technologies. These services are non-invasive techniques that generate representations of internal anatomy on film or digital media which are used by physicians for the diagnosis and assessment of diseases and disorders. Our historical and pro forma revenues for the fiscal year ended June 30, 2003 were $237.8 million and $332.8 million, respectively.

Our integrated network consists of 114 fixed-site centers and 119 mobile facilities within our targeted regions. This combination allows us to provide a full continuum of imaging services to better meet the needs of our customers, including healthcare providers, such as hospitals and physicians, and payors such as managed care organizations, Medicare, Medicaid and insurance companies. Our fixed-site centers include freestanding centers and joint ventures with hospitals and radiology groups. Physicians refer patients to our fixed-site centers based on our service reputation, state-of-the-art equipment, breadth of managed care contracts and convenient locations. Our mobile facilities provide hospitals and physician groups access to imaging technologies when they lack either the resources or patient volume to provide their own imaging services or require incremental capacity. We enter into agreements with radiologists to provide professional services, which include supervision and interpretation of radiological procedures and quality assurance. We do not engage in the practice of medicine.

Fixed-Site Business Overview

Our fixed-site centers provide a full spectrum of state-of-the-art diagnostic imaging services to patients, physicians, insurance payors and managed care organizations. Of our 114 fixed-site centers, 67 offer MRI services exclusively and four offer either PET or another type of service exclusively. Our remaining 43 fixed-site centers are multi-modality sites typically offering MRI and one or more of CT, x-ray, mammography, ultrasound, nuclear medicine and bone densitometry services. Diagnostic services are provided to a patient upon referral by a physician. Physicians refer patients to our fixed-site centers based on our service reputation, state-of-the-art equipment, breadth of managed care contracts and convenient locations. We have more than 1,000 managed care contracts with managed care organizations at our fixed-site centers. These managed care contracts generally have one-year terms which automatically renew for one-year periods and are primarily on a discounted fee-for-service basis.

Our fixed-site centers provide the equipment and technologists for the procedures, contract with radiologists to interpret the scans, and bill payors directly. Revenues are recorded as patient services revenues after the service has been provided, net of a contractual allowances.

In addition to our independent facilities, we enter into joint ventures with hospitals and radiology groups. Under these arrangements, the hospital outsources its radiology function (primarily MRI) to us and we then install the appropriate imaging equipment on the hospital campus. Joint ventures are attractive to hospitals that lack the resources, management expertise or patient volume to provide their own imaging services or require incremental capacity. Joint ventures provide us with motivated partners capable of generating significant in-patient scan volumes through fixed-site centers. Furthermore, our joint ventures allow us to charge a management and billing fee for supporting the day-to-day operations of the jointly owned centers.

Mobile Business Overview

Hospitals can obtain access to state-of-the-art imaging technology through our network of 119 mobile facilities. We currently have contracts with more than 300 hospitals and physician groups. We recruit, train, and manage the technologists that operate and provide imaging equipment that enables hospitals to benefit from state-of-the-art systems without investing their own capital directly. We do not provide interpretation services for the diagnostic images produced. Interpretation services are provided by the hospital’s radiologists.

After examining the needs of our customers, route patterns, travel times, fuel costs and system utilization, our field managers implement planning and route management to maximize the utilization of our mobile equipment while controlling the costs to locate and relocate the mobile facilities. Our mobile facilities are scheduled for as little as one-half day and up to seven days per week at any particular site.

We enter into three- to five year-term contracts with hospitals, under which the hospitals assume responsibility for billing and collections. We are paid directly by the hospitals and other physician groups on a contracted amount for our services, regardless of the hospitals’ reimbursement.

Our mobile business provides a significant advantage for establishing joint venture arrangements with hospitals and expanding our fixed-site business. We establish mobile routes in selected markets with the intent of growing with our customers. Our mobile facilities give us the flexibility to (1) supplement fixed-site centers operating at or near capacity until volume has grown sufficiently to warrant additional fixed-site centers, and (2) test new markets on a short-term basis prior to establishing new mobile routes or opening new fixed-site centers. Our goal is to enter into long term joint venture relationships with our mobile route customers once the local market matures and sufficient patient volume is attained to support a fixed-site center.

Our Strengths

Largest Integrated Network. Our network and business model provide our customers with a full continuum of imaging services from mobile facilities to fixed-site centers using multiple technologies. In addition, we have the regional presence to effectively service our hospital and managed care customers and the size to optimize the utilization of our assets and facilities. As one of the largest networks of hospital outsourced radiology services, we believe we are a preferred joint venture partner for hospitals and are uniquely positioned to convert mobile customers into long-term fixed-site center relationships as these customers’ procedure volumes increase and it becomes more economical for them to establish a fixed-site center. These conversions also decrease the risk associated with mobile contract renewal. To date, we have completed 17 mobile to fixed-site conversions.

Regionally Focused Networks with Significant Market Presence. We have developed a significant presence in California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states. Our regionally focused networks enhance our ability to serve our hospital customers, broaden our physician referral base and attract additional managed care customers. We have well established relationships with hospitals and managed care customers, which generated approximately 82% of our total revenues for the fiscal year ended June 30, 2003.

Diverse Base of Revenues. We serve a diverse portfolio of customers in 34 states. We have more than 1,000 contracts with managed care organizations and more than 300 contracts with hospitals and physician groups. During the fiscal year ended June 30, 2003 no single customer or fixed-site center accounted for more than 5% of our total revenues.

State-of-the-Art Imaging Equipment. We operate state-of-the-art imaging equipment that allows us to perform the variety, quality and volume of procedures required by our customers. Of our 171 conventional MRI systems, 145 have a magnet field strength of 1.5 Tesla, which is the industry standard for conventional MRI systems. Our integrated network and experience give us the flexibility to quickly and efficiently upgrade our existing equipment as well as assess and deploy new imaging technologies.

Robust Information Technology System. We have developed a proprietary information system known as IRIS. IRIS provides real-time support for our front and back office operations, including scheduling and administration of imaging procedures and billing and collections across both our fixed-site centers and mobile facilities. We have achieved logistical and cost efficiencies as well as expeditious acquisition integration by implementing IRIS.

Experienced Management Team. We have a highly experienced senior management team with an average of 21 years of experience in the healthcare services industry. Our management has implemented a disciplined business model aimed at optimizing equipment utilization, labor productivity and service supply usage. Our senior executives have extensive experience in managing the expansion of healthcare service companies through internal growth and acquisitions.

Our Strategy

Maximize Utilization of Our Existing Equipment. We intend to increase our procedure volumes by broadening our physician referral base and gaining additional managed care, hospital and physician group contracts. We are also focused on expanding imaging applications to maximize utilization of our existing equipment to increase procedure volume.

Improve Operating Efficiency and Profitability. We plan to use our disciplined business model and IRIS to continue to increase the operating efficiency and profits of our fixed-site centers and mobile facilities, improve our accounts receivable collection and reduce our expenses as a percentage of revenues.

Develop New Centers and Facilities. We intend to develop new fixed-site centers and mobile facilities within our existing targeted regional networks when attractive returns on investment can be achieved and sustained.

Pursue Selective Acquisitions. We plan to continue to selectively acquire businesses which increase our market presence in our existing targeted regional networks or allow us to establish new regional networks. Since 1996, we have completed 16 acquisitions.

Customers and Contracts

Our revenues are primarily generated from patient services and contract services. Patient services revenues are generally earned from services billed directly to patients or third-party payors (such as managed care organizations, Medicare, Medicaid, commercial insurance carriers and workers’ compensation funds) on a fee-for-service basis and are primarily earned through fixed-site centers. Contract services revenues are generally earned from services billed to a hospital or other healthcare provider, which include fee-for-service arrangements in which revenues are based upon a contractual rate per procedure; equipment rental in which revenues are generally based upon a fixed monthly rental; and management fees. Contract services revenues are primarily earned through mobile facilities and are generally paid pursuant to hospital contracts with a life span of up to five years. Each year approximately one-quarter to one-third of the contract services agreements for mobile facilities are subject to renewal. It is expected that some high volume customer accounts will elect not to renew their agreements and instead will purchase or lease their own diagnostic imaging equipment and some customers may choose an alternative services provider.

During the fiscal year ended June 30, 2003, approximately 53% of our revenues were generated from patient services and approximately 47% were generated from contract services.

The following illustrates our payor mix based on revenues for the fiscal year ended June 30, 2003:

Percent of Total
Payor	Revenues

Hospital(1)	49%
Managed Care and Insurance	33%
Medicare/ Medicaid	13%
Workers’ Compensation	3%
Other	2%

(1)	No single hospital accounted for more than 5% of our total revenues.

Diagnostic Imaging Equipment

We have technologically advanced, state-of-the-art diagnostic imaging equipment. Upon completion of the CMI acquisition on April 1, 2004, we owned or leased 275 diagnostic imaging and treatment systems, with the following classifications: 1.5 Tesla MRI, 1.0 Tesla MRI, Open MRI, PET, PET/ CT, CT and other technology. Of our 171 conventional MRI systems, 145 have a magnet field of 1.5 Tesla, which is the industry standard magnet strength for conventional fixed and mobile MRI systems.

We continue to evaluate the mix of our diagnostic imaging equipment in response to changes in technology and to any surplus capacity in the marketplace. The overall technological competitiveness of our equipment continues to improve through upgrades, disposal and/or trade-in of older equipment and the purchase or execution of leases for new equipment.

Several substantial companies presently manufacture MRI (including Open MRI), PET, CT and other diagnostic imaging equipment, including General Electric Medical Systems, Hitachi Medical Systems, Siemens Medical Systems and Phillips Medical Systems. We maintain good working relationships with many of the major manufacturers to better ensure adequate supply as well as access to those types of diagnostic imaging systems which appear most appropriate for the specific imaging facility to be established.

Information Systems

Our internal information technology systems allow us to manage our operations, accounting and finance, human resources, payroll, document imaging, and data warehousing. Our primary operating system is InSight Radiology Information System, or IRIS, our proprietary information system. IRIS provides front-office support for scheduling and administration of imaging procedures and back office support for billing and collections. Additional functionality includes workflow, transcription, and image management.

In connection with the implementation of the electronic transactions, security and privacy standards mandated by the Health Insurance Portability and Accountability Act, we have spent approximately $1.1 million since 1999 to make necessary software upgrades to IRIS to conform it with the privacy and electronic standards. We expect to spend an additional $0.4 million to conform IRIS with the security standards by April 2005.

Sales and Marketing

We employ more than 100 sales representatives. We engage in marketing activities to obtain new sources of revenues, expand business relationships, grow revenues at existing facilities, and maintain present business alliances and contractual relationships. Marketing activities for the fixed-site business include educating physicians on new applications, uses of the technology and customer service programs. In addition, our sales force leverages our regional market concentration to develop contractual relationships with managed care payors to increase patient volume. Marketing activities for our mobile business include direct marketing to hospitals and developing leads through current customers, equipment manufacturers, and other vendors. In addition, marketing activities for the mobile business include contacting referring physicians associated with hospital customers and educating physicians.

Government Regulation

The healthcare industry is highly regulated and changes in laws and regulations can be significant. Changes in the law or new interpretation of existing laws can have a material effect on our permissible activities, the relative costs associated with doing business and the amount of reimbursement by government and other third-party payors. The federal government and all states in which we currently operate regulate various aspects of our business. Failure to comply with these laws could adversely affect our ability to receive reimbursement for our services and subject us and our officers and agents to civil and criminal penalties.

Federal False Claims Act: There has been an increase in qui tam actions brought under the federal False Claims Act and, in particular, under the False Claims Act’s “qui tam” or “whistleblower” provisions. Those provisions allow a private individual to bring actions in the name of the government alleging that the defendant has made false claims for payment from federal funds. After the individual has initiated the lawsuit, the government must decide whether to intervene in the lawsuit and to become the primary prosecutor. Until the government makes a decision, the lawsuit is kept secret. If the government declines to join the lawsuit, the individual may choose to pursue the case alone, in which case the individual’s counsel will have primary control over the prosecution, although the government must be kept apprised of the progress of the lawsuit, and may intervene later. Whether or not the federal government intervenes in the case, it will receive the majority of any recovery. If the litigation is successful, the individual is entitled to no less than 15%, but no more than 30%, of whatever amount the government recovers that is related to the whistleblower’s allegations. The percentage of the individual’s recovery varies, depending on whether the government intervened in the case and other factors. Recently, the number of suits brought against healthcare providers by government regulators and private individuals has increased dramatically. In addition, various states are considering or have enacted laws modeled after the federal False Claims Act, penalizing false claims against state funds. If a whistleblower action is brought against us, even if it is dismissed with no judgment or settlement, we may incur substantial legal fees and other costs relating to an investigation. Actions brought under the False Claims Act may result in significant fines and legal fees and distract our management’s attention, which would adversely affect our business, financial condition and results of operations.

When an entity is determined to have violated the federal False Claims Act, it must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 to $11,000 for each separate false claim, as well as the government’s attorneys fees. Liability arises when an entity knowingly submits, or causes someone else to submit, a false claim for reimbursement to the federal government or submits a false claim with reckless disregard for, or in deliberate ignorance of, its truth or falsity. Simple negligence should not give rise to liability. Examples of the other actions which may lead to liability under the False Claims Act:

•	Failure to comply with the many technical billing requirements applicable to our Medicare and Medicaid business.

•	Failure to comply with Medicare requirements concerning the circumstances in which a hospital, rather than we, must bill Medicare for diagnostic imaging services we provide to outpatients treated by the hospital.

•	Failure of our hospital customers to accurately identify and report our reimbursable and allowable services to Medicare.

•	Failure to comply with the prohibition against billing for services ordered or supervised by a physician who is excluded from any federal healthcare programs, or the prohibition against employing or contracting with any person or entity excluded from any federal healthcare programs.

•	Failure to comply with the Medicare physician supervision requirements for the services we provide, or the Medicare documentation requirements concerning physician supervision.

•	The past conduct of the businesses we have acquired.

We strive to ensure that we meet applicable billing requirements. However, the costs of defending claims under the False Claims Act, as well as sanctions imposed under the Act, could significantly affect our business, financial condition and results of operations.

Anti-kickback Statutes: We are subject to federal and state laws which govern financial and other arrangements between healthcare providers. These include the federal anti-kickback statute which, among other things, prohibits the knowing and willful solicitation, offer, payment or receipt of any remuneration, direct or indirect, in cash or in kind, in return for or to induce the referral of patients for items or services covered by Medicare, Medicaid and certain other governmental health programs. Violation of the anti-kickback statute may result in civil or criminal penalties and exclusion from the Medicare, Medicaid and other federal healthcare programs. In addition, it is possible that private parties may file qui tam actions based on claims resulting from relationships that violate this statute, seeking significant financial rewards. Many states have enacted similar statutes, which are not limited to items and services paid for under Medicare or a federally funded healthcare program. In recent years, there has been increasing scrutiny by law enforcement authorities, HHS, the courts and Congress of financial arrangements between healthcare providers and potential sources of referrals to ensure that such arrangements do not violate the anti-kickback provisions. HHS and the federal courts interpret “remuneration” broadly to apply to a wide range of financial incentives, including, under certain circumstances, distributions of partnership and corporate profits to investors who refer federal healthcare program patients to a corporation or partnership in which they have an ownership interest and to payments for service contracts and equipment leases that are designed, even if only in part, to provide direct or indirect remuneration for patient referrals or similar opportunities to furnish reimbursable items or services. HHS has issued “safe harbor” regulations that set forth certain provisions which, if met, will assure that healthcare providers and other parties who refer patients or other business opportunities, or who provide reimbursable items or services, will be deemed not to violate the anti-kickback statutes. The safe harbors are narrowly drawn and some of our relationships may not qualify for any “safe harbor”; however, failure to comply with a “safe harbor” does not create a presumption of liability. We believe that our operations materially comply with the anti-kickback statutes; however, because these provisions are interpreted broadly by regulatory authorities, we cannot assure you that law enforcement officials or others will not challenge our operations under these statutes.

Civil Money Penalty Law and Other Federal Statutes: The Civil Money Penalty, or CMP, law covers a variety of practices. It provides a means of administrative enforcement of the anti-kickback statute, and prohibits false claims, claims for medically unnecessary services, violations of Medicare participating provider or assignment agreements and other practices. The statute gives the Office of Inspector General the power to seek substantial civil fines, exclusion and other sanctions against providers or others who run afoul of the CMP prohibitions.

In addition to the anti-fraud statutes described above, in 1996, Congress created the new federal crimes of health care fraud and making false statements relating to health care matters. The health care fraud statute prohibits knowingly and willfully executing a scheme to defraud any health care benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government sponsored programs such as the Medicare and Medicaid programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for health care benefits, items or services, including those provided by private payors. A violation of this statute is a felony and may result in fines or imprisonment.

We believe that our operations materially comply with the CMP law and the new health care fraud statutes. These prohibitions, however, are broadly worded and there is limited authority interpreting their parameters. Therefore, there can be no assurance that the government will not pursue a claim against us based on these statutes. Such a claim would divert the attention of management and could result in substantial penalties which could adversely affect our business, financial condition and results of operations.

Health Insurance Portability and Accountability Act: In 1996, Congress passed the Health Insurance Portability and Accountability Act, or HIPAA. Although the main focus of HIPAA was to make health insurance coverage portable, HIPAA has become a short-hand reference to new standards for electronic transactions and privacy and security obligations imposed on providers and others who handle personal health information. HIPAA requires health care providers to adopt standard formats for common electronic transactions with health plans, and to maintain the privacy and security of individual patients’ health information. The privacy standards went into effect on April 14, 2003 and the electronic standards for transactions went into effect on October 16, 2003. Covered providers must comply with the security standards by April 2005. A violation of HIPAA’s privacy provisions may result in criminal and civil penalties, which could adversely affect our business, financial condition and results of operations. We have spent approximately $1.1 million as of March 31, 2004 to make necessary software upgrades to IRIS to conform it with the privacy and electronic standards. We expect to spend an additional $0.4 million to conform IRIS with the security standards by April 2005.

Stark II, State Physician Self-referral Laws: The federal Physician Self-Referral or “Stark” law prohibits a physician from referring Medicare patients for certain “designated health services” to an entity with which the physician (or an immediate family member of the physician) has a financial relationship unless an exception applies. In addition, the receiving entity is prohibited from billing for services provided pursuant to the prohibited referral.

Designated health services under Stark include radiology services (MRI, CT, x-ray, ultrasound and others), radiation therapy, inpatient and outpatient hospital services and several other services. A violation of the Stark law does not require a showing of intent. If a physician has a financial relationship with an entity that does not qualify for an exception, the referral of Medicare patients to that entity for designated health services is prohibited and, if the entity bills for such services, the Stark sanctions apply.

Sanctions for violating Stark include denial of payment, mandatory refunds, civil money penalties and/or exclusion from the Medicare program. In addition, some courts have allowed federal False Claims Act lawsuits premised on Stark Law violations.

The federal Stark Law prohibition is expansive, and its statutory language and implementing regulations are ambiguous. Consequently, the statute has been difficult to interpret. In 1995, CMS published final regulations interpreting the Stark prohibition as applied to clinical laboratory services. In 1998, CMS released proposed regulations interpreting Stark as applied to all designated health services. In 2001, CMS published Phase I of the final Stark regulations which went into effect in January 2002. On March 26, 2004, CMS published Phase II of the final Stark regulations which are effective July 2004. Phase II included some additional regulatory exceptions and definitions providing more flexibility in some areas and more specificity in others, but did not extend designated health services to PET or nuclear medicine.

With each set of regulations, CMS’ interpretation of the statute has evolved. This has resulted in considerable confusion concerning the scope of the referral prohibition and the requirements of the various exceptions. It is noteworthy, however, that the agency has taken the position that the Stark Law is self-effectuating and does not require implementing regulations. Thus, the government believes that physicians and others must comply with the Stark Law prohibitions regardless of the state of the regulatory guidance.

The Stark Law does not directly prohibit referral of Medicaid patients, but rather denies federal financial participation to state Medicaid programs for services provided pursuant to a tainted referral. Thus, Medicaid referrals are subject to whatever sanctions the relevant state has adopted. Several states in which the Company operates have enacted or are considering legislation that prohibits “self-referral” arrangements or requires physicians or other health care providers to disclose to patients any financial interest they have in a health care provider to whom they refer patients. Possible sanctions for violating these state statutes include loss of licensure, civil fines and criminal penalties. The laws vary from state to state and seldom have been interpreted by the courts or regulatory agencies. Nonetheless, strict enforcement of these requirements is likely.

We believe our operations materially comply with the federal and state physician self-referral laws. However, given the ambiguity of these statutes, the uncertainty of the regulations and the lack of judicial guidance on many key issues, there can be no assurance that the Stark Law or other physician self-referral regulations will not be interpreted in a manner that could adversely affect our business, financial condition and results of operations.

FDA: The U.S. Food and Drug Administration, or FDA, has issued the requisite premarket approval for all of our MRI, PET and CT systems. We do not believe that any further FDA approval is required in connection with equipment currently in operation or proposed to be operated; except under regulations issued by the FDA pursuant to the Mammography Quality Standards Act of 1992, all mammography facilities must have a certificate issued by the FDA. In order to obtain a certificate, a mammography facility is required to be accredited by an FDA approved accrediting body (a private, non-profit organization or state agency) or other entity designated by the FDA. Pursuant to the accreditation process, each facility providing mammography services must comply with certain standards including annual inspection.

Compliance with these standards is required to obtain payment for Medicare services and to avoid various sanctions, including monetary penalties, or suspension of certification. Although all of our facilities which provide mammography services are currently accredited by the Mammography Accreditation Program of the American College of Radiology and we anticipate continuing to meet the requirements for accreditation, the withdrawal of such accreditation could result in the revocation or suspension of certification by the FDA, ineligibility for Medicare reimbursement and sanctions, including monetary penalties. Congress has extended Medicare benefits to include coverage of screening mammography subject to the prescribed quality standards described above. The regulations apply to diagnostic mammography as well as screening mammography.

Radiologist and Facility Licensing: The radiologists with whom we contract to provide professional services are subject to licensing and related regulations by the states, including registrations to use radioactive materials. As a result, we require our radiologists to have and maintain appropriate licensure and registrations. In addition, some states also impose licensing or other requirements on us at our facilities and other states may impose similar requirements in the future. Some local authorities may also require us to obtain various licenses, permits and approvals. We believe that we have obtained all required licenses and permits; however, the criteria governing licensing or permitting may change or additional laws and licensing requirements governing our facilities may be enacted. These changes could adversely affect our business, financial condition and results of operations.

Liability Insurance: The hospitals and physicians who use our diagnostic imaging systems are involved in the delivery of healthcare services to the public and, therefore, are exposed to the risk of liability claims. Our position is that we do not engage in the practice of medicine. We provide only the equipment and technical components of diagnostic imaging, including certain limited nursing services, and we have not experienced any material losses due to claims for malpractice. Nevertheless, claims for malpractice have been asserted against us in the past and any future claims, if successful, could entail significant defense costs and could result in substantial damage awards to the claimants, which may exceed the limits of any applicable insurance coverage. We maintain professional liability insurance in amounts we believe are adequate for our business of providing diagnostic imaging, treatment and management services. In addition, the radiologists or other healthcare professionals with whom we contract are required by such contracts to carry adequate medical malpractice insurance. Successful malpractice claims asserted against us, to the extent not covered by our liability insurance, could have a material adverse effect on our business, financial condition and results of operations.

Independent Diagnostic Treatment Facilities: CMS has established a category of Medicare provider referred to as Independent Diagnostic Treatment Facilities, or IDTF. Imaging centers have the option to participate in the Medicare program as either IDTFs or medical groups. Most of our fixed-site centers are IDTFs. IDTFs are being monitored by CMS, particularly with respect to physician supervision requirements; however, if CMS exercised increased oversight of IDTFs, our business, financial condition and results of operations could be adversely affected.

Certificates of Need: Some states require hospitals and certain other healthcare facilities and providers to obtain a certificate of need, or CON, or similar regulatory approval prior to establishing certain healthcare operations or services, incurring certain capital expenditures and/or the acquisition of major medical equipment including MRI and PET systems. We believe that we have complied or will comply with applicable CON requirements in those states where we operate. Nevertheless, this is an area of continuing legislative activity, and CON and licensing statutes may be modified in the future in a manner that may have a material adverse effect on our business, financial condition and results of operations.

Competition

The healthcare industry in general, and the market for diagnostic imaging services in particular, is highly competitive and fragmented, with only a few national providers. We compete principally on the basis of our service reputation, state-of-the-art equipment, breadth of managed care contracts and convenient locations. Our operations must compete with groups of radiologists, established hospitals and certain other independent organizations, including equipment manufacturers and leasing companies that own and operate imaging equipment. We will continue to encounter substantial competition from hospitals and independent organizations, including Alliance Imaging, Inc., Center for Diagnostic Imaging, Inc., HEALTHSOUTH Corporation, MedQuest Inc. and Radiologix, Inc. Some of our direct competitors that provide contract diagnostic imaging services may have access to greater financial resources than we do.

Certain hospitals, particularly the larger hospitals, may be expected to directly acquire and operate imaging and treatment equipment on-site as part of their overall inpatient servicing capability, assume the associated financial risk, employ the necessary technologists and satisfy applicable certificate of need and licensure requirements, if any. In addition, some physician practices that refrained from establishing diagnostic imaging capability may decide to do so, in light of the flexibility provided by the final physician self-referral regulations adopted in January 2001 and the increased availability of lower-cost specialty MRI scanners. Historically, smaller hospitals have been reluctant to purchase imaging and treatment equipment.

Properties

We lease approximately 48,000 square feet of office space for our corporate headquarters and a billing office at 26250 Enterprise Court, Suite 100, Lake Forest, California 92630. The lease for this location expires in 2007.

Compliance Program

We have voluntarily implemented a program to monitor compliance with federal and state laws and regulations applicable to healthcare entities. We have appointed a compliance officer who is charged with implementing and supervising our compliance program, which includes a code of ethical conduct for our employees and affiliates and a process for reporting regulatory or ethical concerns to our compliance officer, including a toll-free telephone hotline. We believe that our compliance program meets the relevant standards provided by the Office of Inspector General of the HHS. An important part of our compliance program consists of conducting periodic reviews of various aspects of our operations. Our compliance program also contemplates mandatory education programs designed to familiarize our employees with the regulatory requirements and specific elements of our compliance program.

Employees

As of April 1, 2004, we had approximately 1,670 full-time, 110 part-time and 500 per diem employees. None of our employees are covered by a collective bargaining agreement. Management believes its employee relations to be satisfactory.

Legal Proceedings

We are engaged from time to time in the defense of lawsuits arising out of the ordinary course and conduct of our business and have insurance policies covering such potential insurable losses where such coverage is cost-effective. We believe that the outcome of any such lawsuits will not have a material adverse impact on our business, financial condition and results of operations.

Company History

We were formed on June 13, 2001 under the name of JWC/ Halifax Holdings Corp. We were funded through an equity contribution from J.W. Childs Equity Partners II, L.P., Halifax Capital Partners, L.P. and certain of their affiliates. On June 29, 2001, our name was changed to InSight Health Services Holdings Corp. We and our former wholly-owned subsidiary, InSight Health Services Acquisition Corp., or Acquisition Corp., were created to acquire all the outstanding shares of InSight.

On October 17, 2001, we acquired InSight pursuant to an agreement and plan of merger dated June 29, 2001, as amended, whereby Acquisition Corp. was merged with and into InSight, with InSight surviving the merger as our wholly-owned subsidiary. Our consolidated operations are substantially consistent with the operations of InSight prior to this acquisition. In addition, we have no operations other than our investment in InSight. As such, InSight is considered our predecessor in accordance with Regulation S-X.

InSight was formed in June 1996 as a result of the merger of American Health Services Corp. and Maxum Health Corp., two publicly held providers of diagnostic imaging services.

Management

Directors and Executive Officers

The following table sets forth the names, ages and positions of our directors and executive officers, including the executive officers of InSight who are deemed our executive officers (as defined under Rule 3b-7 of the Exchange Act), as of May 31, 2004:

Upon the closing of this offering, we expect to restructure our board of directors and appoint       new independent directors. To accommodate the inclusion of these new independent directors, we expect       of our current directors to resign upon the closing of this offering.

Name	Age	Position

Steven T. Plochocki	52	Director, President and Chief Executive Officer
Patricia R. Blank	54	Executive Vice President and Chief Information Officer of InSight
Michael A. Boylan	48	Executive Vice President—Mobile Division and Business Development of InSight
Brian G. Drazba	42	Executive Vice President and Chief Financial Officer
Marilyn U. MacNiven-Young	52	Executive Vice President, General Counsel and Secretary
Michael S. Madler	45	Executive Vice President—Fixed Division of InSight
Michael N. Cannizzaro	55	Director and Chairman of the Board
Kenneth M. Doyle	39	Director and Vice President
David W. Dupree	51	Director
Steven G. Segal	43	Director
Mark J. Tricolli	32	Director and Vice President
Edward D. Yun	37	Director and Vice President

Steven T. Plochocki has been our President and Chief Executive Officer and a director since February 11, 2002. He has been President and Chief Executive Officer and a director of InSight since November 22, 1999. From January 1998 through November 19, 1999, Mr. Plochocki was President and Chief Executive Officer of Centratex Support Services, Inc., a support services company for the health care industry. Mr. Plochocki was President and Chief Operating Officer of Apria Healthcare Group Inc., a home health care company, from July 1995 through October 1997.

Patricia R. Blank has been InSight’s Executive Vice President and Chief Information Officer since September 1, 1999. Prior to joining InSight, Ms. Blank was the principal of Blank & Company, a consulting firm specializing in health care consulting. From 1995 to 1998, Ms. Blank served as Executive Vice President and Chief Operating Officer of HealthHelp, Inc., a Houston, Texas-based radiology services organization managing radiology provider networks in multiple states. From 1988 to 1995, she was corporate director of radiology of FHP, a California insurance company.

Michael A. Boylan has been InSight’s Executive Vice President—Mobile Division and Business Development since April 8, 2004. From February 7, 2002 to April 8, 2004, he was Executive Vice President and Chief Development Officer of InSight. He was Executive Vice President, Operations, Eastern Division of InSight from July 1, 2000 to February 7, 2002. From April 1998 to July 1, 2000, he was Executive Vice President and Chief Development Officer. From February 1996 to April 1998, he was Senior Vice President—Operations of InSight. Mr. Boylan has served as Executive Vice President of Maxum Health Corp., or MHC, a wholly owned subsidiary of InSight, since March 1994. From 1992 to 1994, he served as a regional Vice President of MHC’s principal operating subsidiary, Maxum Health Services Corp. From 1991 to 1992, he served as an Executive Director of certain of MHC’s operations. From 1986 to 1991, Mr. Boylan served in various capacities as an officer or employee, including President and Chief Operating Officer, with American Medical Imaging Corporation.

Brian G. Drazba has been our and InSight’s Executive Vice President and Chief Financial Officer since May 22, 2003. He was our Senior Vice President—Finance and Controller from February 11, 2002 and Senior Vice President—Finance and Controller of InSight from July 1997 until May 22, 2003. From March 1996 to July 1997, he served as Vice President—Finance of InSight. From June 1995, he served as Vice President—Finance of American Health Services Corp., or AHS, a wholly owned subsidiary of InSight. Mr. Drazba served as corporate controller for AHS from 1992 to 1995. From 1985 to 1992, Mr. Drazba was employed by Arthur Andersen & Co.

Marilyn U. MacNiven-Young has been our Executive Vice President, General Counsel and Corporate Secretary since February 11, 2002 and Executive Vice President, General Counsel and Corporate Secretary of InSight since August 1998. From February 1996 through July 1998, she was an independent consultant to InSight. From September 1994 through June 1995, she was Senior Vice President and General Counsel of Abbey Healthcare Group, Inc., a home health care company. From 1991 through 1994, Ms. MacNiven-Young served as General Counsel of AHS.

Michael S. Madler has been InSight’s Executive Vice President—Fixed Division since April 8, 2004. From February 7, 2002 to April 8, 2004, he was Executive Vice President and Chief Operating Officer of InSight. He joined InSight as a Senior Vice President in October 1998 and served as such until June 8, 1999 when he was appointed Executive Vice President, Operations, Western Division, a position he held until February 7, 2002. From 1993 through October 1998, Mr. Madler was Chief Operating Officer of Prime Medical Services, Inc. an Austin, Texas-based lithotripsy services management company.

Michael N. Cannizzaro became a member of our board of directors on October 17, 2001 and was elected chairman of the board on May 30, 2002. He is an Operating Partner of J.W. Childs Associates, L.P. Prior to that, he was President and Chief Executive Officer of Beltone Electronics Corporation from 1998 to 2000. Prior to that, he was President of Caremark International’s Prescription Service Division from 1994 to 1997; Vice President, Business Development of Caremark’s Nephrology Service Division from April 1994 to September 1994; and President of Leica North America from 1993 to 1994. He held numerous positions in general management at Baxter Healthcare Corporation from 1976 to 1993, including the position of President of four different divisions. He currently serves as a director of Universal Hospital Services, Inc. and previously served on National Nephrology Associates, Inc.’s board of directors from September 1999 to April 2004.

Kenneth M. Doyle has been a member of our board of directors and Vice President since June 13, 2001. Mr. Doyle is a Principal of The Halifax Group, L.L.C. Mr. Doyle joined The Halifax Group, L.L.C. in January 2000. Prior to joining The Halifax Group, L.L.C. Mr. Doyle was an Industry Leader and Vice President at GE Equity, the private equity subsidiary of GE Capital. Prior to joining GE Equity, Mr. Doyle spent four years in investment banking as a Senior Associate for the Telecommunications Corporate Finance Group at Merrill Lynch and as an Associate with Chase Manhattan Bank in the Media and Telecommunications Group. Mr. Doyle also spent three years with Ernst & Young in the Entrepreneurial Services Group. Mr. Doyle currently serves on the board of directors of National Packaging Solutions Group, Inc., Soil Safe, Inc. and Meineke Car Care Centers, Inc.

David W. Dupree became a member of our board of directors on October 17, 2001. Mr. Dupree is a Managing Director of The Halifax Group, L.L.C. which he founded in January 1999. Prior to joining The Halifax Group, L.L.C., Mr. Dupree was a Managing Director and Partner with The Carlyle Group, a global investment firm located in Washington, D.C., where he was primarily responsible for investments in health care and related sectors. Prior to joining The Carlyle Group in 1992, Mr. Dupree was a Principal in Corporate Finance with Montgomery Securities and prior to that, he was Co-Head of Equity Private Placements at Alex, Brown & Sons Incorporated. Mr. Dupree currently serves on the board of directors of Whole Foods Markets, Inc., National Packaging Solutions Group, Inc., Soil Safe, Inc. and Meineke Car Care Centers, Inc. and previously served on InSight’s board of directors, as a designee of The Carlyle Group, from October 1997 to December 1999.

Steven G. Segal became a member of our board of directors on October 17, 2001. He is a Partner of J.W. Childs Associates, L.P. and has been at J.W. Childs Associates, L.P. since 1995. Prior to that time, he was an executive at Thomas H. Lee Company from 1987, most recently holding the position of Managing Director. He is also a director of Quality Stores Inc., Jillian’s Entertainment Corp., Big V Supermarkets, Inc., The NutraSweet Company, Universal Hospital Services, Inc. and is Co-Chairman of the Board of Empire Kosher Poultry, Inc. Mr. Segal also served on the board of directors of National Nephrology Associates, Inc. from December 1998 to April 2004.

Mark J. Tricolli has been a member of our board of directors and Vice President since June 13, 2001. Mr. Tricolli is a Vice President of J.W. Childs Associates, L.P. and has been at J.W. Childs since July 2000. Prior to that, Mr. Tricolli was an Associate in the Merchant Banking Division of Goldman, Sachs & Co. from August 1999 to June 2000. Prior to that, Mr. Tricolli was pursuing a degree in business school from 1997 to 1999. During the summer of 1998, he worked at Donaldson, Lufkin & Jenrette. He is also a director of Equinox Holdings, Inc. and Universal Hospital Services, Inc.

Edward D. Yun became a member of our board of directors on June 13, 2001 and became a Vice President of the Company on February 11, 2002. He is a Partner of J.W. Childs Associates, L.P. and has been at J.W. Childs Associates, L.P. since 1996. From 1994 until 1996, he was an Associate at DLJ Merchant Banking, Inc. He is also a director of Jillian’s Entertainment Corp., Pan Am International Flight Academy, Inc., Equinox Holdings, Inc., Chevys, Inc. and Universal Hospital Services, Inc. Mr. Yun served on the board of directors of National Nephrology Associates, Inc. from December 1998 to April 2004 and on the board of directors of The Hartz Mountain Corporation from                     to June 2004.

Executive Compensation

The following table sets forth information concerning the annual, long-term and all other compensation for services rendered in all capacities to us and our subsidiaries for the fiscal years ended June 30, 2003, 2002 and 2001 of the persons who served as (1) our chief executive officer during the fiscal year ended June 30, 2003 and (2) the other four most highly compensated executive officers for the fiscal year ended June 30, 2003. We refer to the persons described in clause (2) above as the Other Executive Officers and we refer to our chief executive officer together with the Other Executive Officers together as the Named Executive Officers. The following table also includes a former executive officer who left us on May 19, 2003 because this officer would have been one of our Named Executive Officers had he been employed by us for the entire fiscal year ended June 30, 2003.

Summary Compensation Table

	Annual Compensation				Long Term
					Compensation
	Fiscal				Awards Stock
	Year				Options	All Other
Name and Principal Position	Ended	Salary	Bonus(1)	Other(2)	(Shares)	Comp(2)(3)

Steven T. Plochocki	2003	$350,000	$–	$9,000	–	$6,418
President and Chief Executive	2002	300,000	75,000	9,000	147,000	1,194,779
Officer	2001	280,000	238,000	9,000	50,000	3,324
Michael S. Madler(4)	2003	278,200	–	9,000	–	3,179
Executive Vice President—	2002	221,100	60,000	9,000	94,000	545,627
Fixed Division	2001	200,000	119,000	9,000	50,000	6,618
Marilyn U. MacNiven-Young	2003	262,000	–	9,000	–	4,333
Executive Vice President,	2002	260,300	30,000	9,000	30,000	530,431
General Counsel and Secretary	2001	243,300	103,400	9,000	10,000	3,850
Michael A. Boylan(5)	2003	237,000	–	9,000	–	7,150
Executive Vice President—	2002	225,000	50,000	9,000	116,990	1,063,204
Mobile Division and	2001	210,000	124,950	9,000	10,000	4,365
Business Development
Patricia R. Blank	2003	210,000	–	9,000	–	7,682
Executive Vice President and	2002	198,000	30,000	9,000	30,000	404,314
Chief Information Officer	2001	185,000	78,625	9,000	10,000	5,168
Thomas V. Croal(6)	2003	232,200	–	8,250	–	5,077
Former Executive Vice	2002	252,500	40,000	9,000	122,500	1,528,916
President and Chief	2001	236,000	140,420	9,000	5,000	1,409
Financial Officer

(1)	Annual bonuses are earned and accrued during the fiscal years indicated, and paid subsequent to the end of each fiscal year.
(2)	Amounts of Other Annual Compensation include perquisites (auto allowances and commissions for contract awards and renewals) and amounts of All Other Compensation include (i) amounts contributed to InSight’s 401(k) profit sharing plan, (ii) specified premiums on executive insurance arrangements, (iii) specified premiums on executive health insurance arrangements and (iv) cash proceeds received from cancelled options for the Named Executive Officers in connection with our acquisition of InSight.
(3)	Amounts shown for fiscal 2002 include cash proceeds received in connection with the cancellation of options upon our acquisition of InSight on October 17, 2001. The total cancelled option proceeds were $1,179,675, $539,289, $527,300, $1,055,856, $385,200 and $1,520,525 for Mr. Plochocki, Mr. Madler, Ms. MacNiven-Young, Mr. Boylan, Ms. Blank and Mr. Croal, respectively.
(4)	Effective April 8, 2004, Mr. Madler’s title changed from Executive Vice President and Chief Operating Officer to Executive Vice President— Fixed Division.
(5)	Effective April 8, 2004, Mr. Boylan’s title changed from Executive Vice President and Chief Development Officer to Executive Vice President— Mobile Division and Business Development.
(6)	Effective May 19, 2003, Mr. Croal is no longer employed by us. See “Related Party Transactions— Severance Arrangement.”

Compensation of Directors. We reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as directors. We do not pay fees to directors for attendance at meetings or for their services as members of the board of directors or committees thereof.

Option Grants. For the year ended June 30, 2003, we did not grant options pursuant to stock options agreements to the Named Executive Officers.

Option Exercises and Fiscal Year-End Values. During the year ended June 30, 2003, none of the Named Executive Officers exercised any stock options. The following table sets forth information with respect to the unexercised options to purchase common stock granted under our 2001 Stock Option Plan and pursuant to stock option agreements, for the Named Executive Officers at June 30, 2003 and Mr. Croal:

			Number of Unexercised		Value of Unexercised
			Options Held at		In-the-Money Options at
	Number of		June 30, 2003		June 30, 2003(1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven T. Plochocki	–	–	57,250	90,250	$566,833	$96,568
Michael S. Madler	–	–	27,500	66,250	$260,545	$71,155
Marilyn U. MacNiven-Young	–	–	1,500	28,500	$1,605	$30,495
Michael A. Boylan	–	–	50,490	66,500	$506,538	$71,155
Patricia R. Blank	–	–	1,500	28,500	$1,605	$30,495
Thomas V. Croal(2)	–	–	–	–	–	–

(1)	Based on the price at which the common stock was valued on that date of $19.07 per share.
(2)	Effective May 19, 2003, Mr. Croal is no longer employed by us. See “Related Party Transactions— Severance Arrangement.”

Cancellation of Options in our acquisition of InSight. On the consummation of our acquisition of InSight on October 17, 2001, each holder of an option to purchase shares of common stock of InSight outstanding under any of InSight’s stock option plans, whether or not vested, received the difference between $18.00 and the exercise price of each share of common stock the holder could have acquired pursuant to the terms of the stock option agreements (less applicable tax withholding), and the options were terminated; except that Messrs. Plochocki, Boylan and Madler rolled over certain of their InSight stock options into fully vested options to purchase our common stock under our 2001 Stock Option Plan.

Indemnification Agreements. InSight has entered into separate indemnification agreements with each of its directors and executive officers that could require InSight, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers of InSight and its affiliates and to advance expenses incurred by them as a result of any proceedings against them as to which they could be indemnified.

Employment Agreements. Upon the consummation of our acquisition of InSight, the Named Executive Officers entered into new employment agreements. The employment agreement with Mr. Plochocki was for an initial term of three years, and thereafter a term of twelve months on a continuing basis subject to certain termination rights. Mr. Plochocki will receive an annual base salary as well as a discretionary bonus of up to 75% of his annual base salary if InSight achieves its budgetary goals and a discretionary bonus of an additional 25% of his annual base salary upon the achievement of other goals mutually agreed upon by Mr. Plochocki and InSight’s board of directors. Mr. Plochocki’s employment agreement also provides for a life insurance policy of three times the amount of his annual base salary and entitles him to participate during the term of his employment in InSight’s life insurance, medical, health and accident and disability plan or program, pension plan or other similar benefit plan and our stock option plans. Mr. Plochocki will be subject to a noncompetition covenant and nonsolicitation provisions (relating to InSight’s employees and customers) during the term of his employment agreement and continuing for a period of 24 months after the termination of his employment. Mr. Plochocki’s employment agreement will terminate and he will be entitled to all accrued and unpaid compensation, as well as 24 months of compensation at the annual salary then in effect (1) upon his permanent and total disability (as defined in his employment agreement); (2) upon InSight’s 30 days’ written notice to him of the termination of his employment without cause (as defined in his employment agreement); (3) if he terminates his employment with InSight for good reason (as defined in his employment agreement); and (4) if his employment is terminated by InSight without cause or he terminates his employment for good reason within 12 months of a change in control (as defined in his employment agreement). In addition, InSight will maintain at its expense until the earlier of 24 months after the date of termination or commencement of Mr. Plochocki’s benefits pursuant to full time employment with a new employer under such employer’s standard benefits program, all life insurance, medical, health and accident and disability plans or programs in which Mr. Plochocki was entitled to participate immediately prior to the date of termination. Mr. Plochocki’s employment will terminate upon his death and the executors or administrators of his estate or his heirs or legatees (as the case may be) will be entitled to all accrued and unpaid compensation up to the date of his death. Mr. Plochocki’s employment will immediately terminate and he will not be entitled to receive any monetary compensation or benefit upon (1) the termination of his employment by InSight for cause, or (2) his voluntary termination of his employment with InSight without good reason.

The employment agreement with each of the Other Executive Officers provides for a term of 12 months on a continuing basis, subject to certain termination rights. The executive’s employment agreements provide for an annual salary as well as a discretionary bonus of up to 75% of the executive’s annual base salary if InSight achieves its budgetary goals and a discretionary bonus of an additional 25% of the executive’s annual base salary upon the achievement of other goals mutually agreed upon by each executive and InSight’s President and Chief Executive Officer and approved by InSight’s board of directors. Each executive is provided with a life insurance policy of three times the amount of his or her annual base salary and is entitled to participate in InSight’s life insurance, medical, health and accident and disability plan or program, pension plan or other similar benefit plan and our stock option plans. Each executive will be subject to a noncompetition covenant and nonsolicitation provisions (relating to InSight’s employees and customers) during the term of his or her respective employment agreement and continuing for a period of 12 months after the termination of his or her respective employment. Each executive’s employment agreement will terminate and each of them will be entitled to all accrued and unpaid compensation, as well as 12 months of compensation at the annual salary rate then in effect (1) upon the executive’s permanent and total disability (as defined in the respective employment agreement); (2) upon InSight’s 30 days’ written notice to the executive of the termination of the executive’s employment without cause (as defined in the respective employment agreement); (3) if the executive terminates his or her employment with InSight for good reason (as defined in the respective employment agreement); and (4) if the executive’s employment is terminated by InSight without cause or he or she terminates his or her employment for good reason within 12 months of a change in control (as defined in the respective employment agreement). In addition, InSight will maintain at its expense until the earlier of 12 months after the date of termination or commencement of the executive’s benefits pursuant to full time employment with a new employer under such employer’s standard benefits program, all life insurance, medical, health and accident and disability plans or programs, in which the executive was entitled to participate immediately prior to the date of termination. Each executive’s employment will immediately terminate upon his or her death and the executors or administrators of his or her estate or his or her heirs or legatees (as the case may be) will be entitled to all accrued and unpaid compensation up to the date of his or her death. The executive’s employment will terminate and the executive will not be entitled to receive any monetary compensation or benefit upon (1) the termination of his or her respective employment by InSight for cause, or (2) his or her voluntary termination of his or her respective employment with InSight without good reason.

New Long Term Incentive Plan. Members of our management team will be identified by our compensation committee to participate in our new long term incentive plan, or LTIP. The purpose of the LTIP is to provide eligible participants with compensation opportunities that will enhance our ability to attract, retain and motivate key personnel and reward key senior management for significant performance. The LTIP will be administered by our compensation committee, which shall have the power to, among other things, determine:

•	those individuals who will participate in the LTIP;

•	the level of participation of each participant;

•	the maximum contribution to the LTIP in any given year;

•	the conditions that must be satisfied in order for the participants to vest and receive any amounts under the LTIP (including establishing specified performance targets that must be achieved in order for payment to occur); and

•	other conditions that the participants must satisfy in order to receive payment of amounts under the LTIP.

We intend to engage an outside consulting firm to make recommendations to our compensation committee regarding the LTIP structure.

Principal and Selling Stockholders

The following table shows information regarding the beneficial ownership of shares of our Class A common stock and Class B common stock immediately after the completion of this offering and shows the number of and percentage owned by:

•	each person or entity who is known by us to own beneficially more than 5% of either class of our capital stock;

•	each member of our board of directors;

•	each of our named executive officers; and

•	all members of our board of directors and our executive officers as a group.

Both prior to and immediately after completion of this offering, there will be no shares of Class C common stock outstanding. Except as indicated in the footnotes to this table, each person has sole voting and investment power with respect to all shares attributable to such person.

	Class A				Class B

	prior to offering		after offering(1)		after offering(1)

	Number	%	Number	%	Number %

J.W. Childs Equity Partners II, L.P.
111 Huntington Avenue, Suite 2900
Boston, Massachusetts 02199
JWC-InSight Co-invest LLC
111 Huntington Avenue, Suite 2900
Boston, Massachusetts 02199
Halifax Capital Partners, L.P.
1133 Connecticut Avenue, N.W.
Washington, D.C. 20036
Steven G. Segal
111 Huntington Avenue, Suite 2900
Boston, Massachusetts 02199
Edward D. Yun
111 Huntington Avenue, Suite 2900
Boston, Massachusetts 02199
Michael N. Cannizzaro
111 Huntington Avenue, Suite 2900
Boston, Massachusetts 02199
Mark J. Tricolli
111 Huntington Avenue, Suite 2900
Boston, Massachusetts 02199
David W. Dupree
1133 Connecticut Avenue, N.W.
Washington, D.C. 20036
Kenneth M. Doyle
1133 Connecticut Avenue, N.W.
Washington, D.C. 20036
Steven T. Plochocki
26250 Enterprise Court
Suite 100
Lake Forest, California 92630
Michael A. Boylan
110 Gibraltar Road
Horsham, Pennsylvania 18901

	Class A				Class B

	prior to offering		after offering(1)		after offering(1)

	Number	%	Number	%	Number %

Brian G. Drazba
26250 Enterprise Court
Suite 100
Lake Forest, California 92630
Michael S. Madler
26250 Enterprise Court
Suite 100
Lake Forest, California 92630
Patricia R. Blank
26250 Enterprise Court
Suite 100
Lake Forest, California 92630
Marilyn U. MacNiven-Young
26250 Enterprise Court
Suite 100
Lake Forest, California 92630
All directors and executive officers, as a group (12) persons

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after the date of this prospectus.

Related Party Transactions

Management Agreement

On October 17, 2001, we and InSight entered into a management agreement with J.W. Childs Advisors II, L.P., the general partner of J.W. Childs Equity Partners II, and Halifax Genpar, L.P., the general partner of Halifax Capital Partners. Pursuant to the agreement, InSight paid J.W. Childs Advisors II and Halifax Genpar received a transaction fee of $4,500,000 and $1,125,000, respectively, for services rendered in connection with our acquisition of InSight. Additionally, J.W. Childs Advisors II and Halifax Genpar have agreed to provide business, management and financial advisory services to us and InSight in consideration of (1) an annual fee of $240,000 to be paid to J.W. Childs Advisors II and (2) an annual fee of $60,000 to be paid to Halifax Genpar. We and InSight have agreed to reimburse these entities for all travel and other out-of-pocket expenses incurred by the entities in connection with their performance of the advisory services under the agreement. The management agreement has an initial term of five years, which term will automatically renew for one year periods thereafter and is subject to earlier termination by our board of directors and, the board of directors of InSight. Furthermore, we and InSight have agreed to indemnify and hold harmless J.W. Childs Advisors II and Halifax Genpar and their affiliates, from and against any and all claims, losses, damages and expenses arising out of the acquisition or the performance by J.W. Childs Advisors II and Halifax Genpar of their obligations under the management agreement. The management agreement will be terminated upon the closing of this offering.

Stockholders Agreement

On October 17, 2001, we, J.W. Childs Equity Partners II, JWC-InSight Co-invest LLC, Halifax Capital Partners, Mr. Dupree, management of InSight and all other holders of our capital stock or stock options entered into a stockholders agreement. Pursuant to the stockholders agreement, we and each stockholder have a right of first refusal to purchase any stock proposed to be sold by all other stockholders, except J.W. Childs Equity Partners II and JWC-InSight Co-invest LLC. Additionally, the stockholders agreement affords (1) stockholders, other than J.W. Childs Equity Partners II and JWC-InSight Co-invest LLC, so-called “tag-along” rights on proposed sales of our capital stock by J.W. Childs Equity Partners II and JWC-InSight Co-invest LLC; (2) J.W. Childs Equity Partners II and JWC-InSight Co-invest LLC so-called “drag-along” rights with respect to proposed sales of a majority of our capital stock and (3) all stockholders certain registration rights with respect to our capital stock. Furthermore, the stockholders agreement contains put and call features on capital stock and stock options held by InSight management which are triggered upon termination of such individual’s employment with us or InSight. The stockholders agreement also obligates us and our stockholders to take all necessary action to appoint, as our directors, up to eight nominees designated by J.W. Childs Equity Partners II (as would constitute a majority of our entire board of directors) and two nominees designated by Halifax Capital Partners. The stockholders agreement will be terminated upon the closing of this offering.

Severance Arrangement

Pursuant to the terms of a resignation agreement with us, Thomas V. Croal, our former Executive Vice President and Chief Financial Officer, received severance equal to 12 months salary at his level of compensation as of May 19, 2003. In addition, pursuant to the terms of the stockholders agreement described above, we exercised our option to purchase Mr. Croal’s vested stock options covering 56,000 shares of our common stock at a price equal to the difference between $19.07, the fair market value of our common stock on the date of purchase, and the exercise price per share. All of Mr. Croal’s unvested stock options were cancelled.

Investor Rights Agreement

We will enter into an investor rights agreement with the existing equity investors and certain members of management pursuant to which upon any sale by the existing equity investors or certain members of management of shares of Class B common stock to a purchaser in a registered offering under the Securities Act following the second anniversary of the consummation of this offering, at the option of the existing equity investor or certain members of management of such shares, we will exchange with the purchaser of such shares one IDS for each share of Class B common stock (as may be adjusted for stock splits, dividends, combinations or reclassifications).

As a condition to any sale by the existing equity investors or certain members of management of shares of Class B common stock involving an election to require us to issue IDSs in exchange for such shares:

•	such sale and exchange must comply with applicable laws, including, without limitation, securities laws, laws relating to redemption of common stock and laws relating to the issuance of debt;

•	such sale and exchange must occur pursuant to an effective registration statement in the United States;

•	we must have received an opinion of counsel that the issuance of additional senior subordinated notes should be treated as debt for United States federal income tax purposes;

•	we must deliver to the trustee prior to or simultaneously with the issuance of senior subordinated notes an opinion of an independent advisor to the effect that, after giving effect to the incurrence of the indebtedness evidenced by such additional senior subordinated notes and related guarantees, we and the guarantors are solvent;

•	such sale and exchange must not conflict with or cause a default under any material financing agreement;

•	such sale and exchange must not cause a mandatory suspension of dividends or deferral of interest under any material financing agreement as of the measurement date immediately following the proposed sale and exchange date;

•	no event of default or deferral of interest has occurred and is continuing under the indenture governing the senior subordinated notes and all deferred interest, if any, together with interest accrued thereon has been paid in full; and

•	the selling stockholder must have given us at least 30 but not more than 60 days advance notice of such transaction.

In the event that the IDSs are automatically separated as a result of the partial redemption of any senior subordinated notes, at such time we will amend our by-laws to delete the restriction that we may only issue shares of Class A common stock in offerings registered with the SEC and each share of Class B common stock will automatically be exchanged for one share of Class A common stock and one senior subordinated note.

In addition, the investor rights agreement will contain the following registration rights:

•	our existing equity investors will collectively have demand registration rights relating to the IDSs and the shares of our Class A common stock and senior subordinated notes represented by the IDSs that they hold as well as the IDSs into which such shares of Class B common stock may be exchanged, subject to the requirement that the securities covered by each demand registration have an aggregate public offering price of at least $ million; provided that an existing equity investor must beneficially own more than one percent of our outstanding shares of Class A common stock, Class B common stock, senior subordinated notes, or IDSs, as the case may be, to initiate a demand for registration; provided, further, that an existing equity investor may exercise a demand right for less than an aggregate public offering price of $ million if such proposed offering is for all of the remaining shares of Class A common stock, senior subordinated notes or IDSs held by the existing equity investor; and

•	the existing equity investors will have the right to include in our future public offerings of securities the shares of our Class A common stock, senior subordinated notes or IDSs held by each of them as well as the IDSs into which such shares of Class B common stock may be exchanged.

The existing equity investors may only exercise their demand registration rights with respect to their Class A common stock once our Class A common stock is listed on the American Stock Exchange. If the existing equity investors exercise their demand registration rights, we will file a registration statement or prospectus and undertake an offering in the United States, as requested by the existing equity investors. The registration rights are transferable by the existing equity investors.

We have agreed to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the securities sold, and to indemnify the existing equity investors that have included securities in such offering against certain liabilities, including liabilities under the Securities Act.

Furthermore, we have agreed not to repurchase any shares of Class B common stock prior to the second anniversary of the consummation of this offering.

Description of Certain Indebtedness

Existing Indebtedness

     Existing Credit Facility

Through InSight, we have credit facilities with Bank of America, N.A. and a syndication of other lenders consisting of: (i) a term loan B; (ii) a $50 million revolving loan facility and (iii) a $50 million second delayed-draw term loan facility. In October 2003, a $75 million delayed-draw term loan was combined with a $150 million term loan B. We will use a portion of the proceeds from this offering to repay all outstanding indebtedness under the existing credit facility.

     Existing Senior Subordinated Notes

Through InSight, we issued $250 million of 9 7/8% senior subordinated notes due November 2011. In conjunction with this offering, we intend to commence an offer to purchase any and all of the existing senior subordinated notes with the proceeds of this offering. The closing of the offer to purchase will be conditional upon the receipt, through the offer to purchase, of the existing senior subordinated notes representing at least a majority of the aggregate principal amount of such notes and the closing of this offering. We intend to acquire or redeem all or a significant portion of the existing senior subordinated notes through this offer.

New Credit Facility

We intend to enter into a $           million new secured credit facility with a syndicate of financial institutions, to be arranged by CIBC World Markets Corp. and Banc of America Securities LLC as joint lead arrangers and joint book managers.

We expect that the new credit facility will be comprised of a senior secured revolving credit facility of up to $           million, which we refer to as the “new revolver,” and a senior secured term loan facility in an aggregate principal amount of $           million, which we refer to as the “new term loan.”

We expect that the new revolver and the new term loan will each have an approximate five-year maturity with no amortization of principal prior to maturity.

We expect that the new credit facility will have several features similar to credit facilities of this nature, including but not limited to:

Interest Rate and Fees. We expect that borrowings will bear interest, at our option, for the new revolver facility and the new term facility at either (a) the Eurodollar Rate plus an applicable margin or (b) the Base Rate plus an applicable margin, as such terms will be defined in the new credit facility.

We also expect the new revolver will provide payment to the lenders of a commitment fee on any unused commitments equal to      % per annum.

Mandatory Prepayments. We expect that the new credit facility will require us to prepay outstanding loans under the new senior notes with, subject to certain conditions and exceptions,      % of the cash proceeds received by us from any loss, damage, destruction or condemnation of or any sale, transfer or other disposition of any assets,      % of the net cash proceeds from the incurrence of any indebtedness by us, and      % of any Distributable Cash during any Dividend Suspension Period, and      % of Available Cash during any Interest Deferral Period, as such terms are defined in the new credit facility.

Voluntary Prepayments. We expect that the new credit facility will provide for voluntary commitment reductions and prepayments of the new revolver and new senior notes, respectively, subject to certain conditions and restrictions.

Covenants. We expect that the new credit facility will require that we meet certain financial tests including, without limitation, the following tests: a maximum total leverage ratio, a maximum senior leverage ratio and a minimum interest coverage ratio.

We also expect that our new credit facility will contain customary covenants and restrictions, including, among others, limitations or prohibitions on declaring and paying dividends and other distributions, redeeming and repurchasing our other indebtedness, loans and investments, additional indebtedness, liens, recapitalizations, mergers, acquisitions and asset sales and transactions with affiliates.

Interest Deferral/Dividend Suspension. If interest payments on the senior subordinated notes are being deferred or if we fail to meet certain financial tests under the new credit facility, we will be required to suspend the payment of dividends on our common stock. In addition, such interest payments will be deferred and the payment of such dividends suspended if a default or event of default exists under the new credit facility.

Guarantees. We expect that the new credit facility will be guaranteed on a senior secured basis by us and by all of our direct and indirect wholly-owned domestic subsidiaries.

Collateral. We expect to give to the administrative agent on behalf of each lender a security interest in collateral consisting of, without limitation, a pledge of our intercompany debt, 100% of the capital stock of our wholly-owned domestic subsidiaries and a security interest in substantially all our other personal property.

Events of Default. We expect that our new credit facility will specify certain customary events of default.

Description of IDSs

General

We are offering                     IDSs, including                     to the public and                     to the existing equity investors. Each IDS initially represents:

•	one share of our Class A common stock; and

•	a % senior subordinated note with a $ principal amount.

The IDSs will be governed by a global IDS certificate, which includes provisions with respect to the separation and adjustment of the components underlying the IDSs. The Class A common stock represented by the IDSs will be governed by our certificate of incorporation and the senior subordinated notes represented by the IDSs will be governed by the Indenture. All securities are represented by a global certificate.

The ratio of Class A common stock to principal amount of senior subordinated notes represented by an IDS is subject to change in the event of a stock split, combination or reclassification of our common stock. For example, if we elect to effect a two-for-one stock split, from and after the effective date of the stock split, each IDS will represent two shares of Class A common stock and the same principal amount of senior subordinated notes as it previously represented. Likewise, if we effect a combination or reclassification of our Class A common stock, each IDS will thereafter represent the appropriate number of shares of Class A common stock on a combined or reclassified basis, as applicable, and the same principal amount of senior subordinated notes as it previously represented. Immediately following the occurrence of any such event, we will file with the SEC a Current Report on Form 8-K or any other applicable form, disclosing the changes in the ratio of Class A common stock to principal amount of senior subordinated notes as a result of such event.

Holders of IDSs are at all times the beneficial owners of the Class A common stock and senior subordinated notes represented by such IDSs and, through their broker or other financial institution and DTC, will each have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the indenture governing the senior subordinated notes, ranking upon bankruptcy and rights to receive communications and notices as a beneficial owner of separately held Class A common stock and senior subordinated notes, as applicable, would have through its broker or other financial institution and DTC.

The IDSs will be available in book-entry form only. As discussed below under “Book-Entry Settlement and Clearance,” a nominee of the book-entry clearing system will be the sole registered holder of the IDSs. That means you will not be a registered holder of IDSs or be entitled to receive a certificate evidencing your IDSs. You must rely on the procedures used by your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of IDSs that are described below. You should consult with your broker or financial institution to find out what those procedures are.

Voluntary Separation and Combination

Holders of IDSs, whether purchased in this offering or in a subsequent offering of IDSs of the same series may, at any time after the earlier of 45 days from the date of the closing of this offering or the occurrence of a change of control, through their broker or other financial institution, separate the IDSs into the shares of our Class A common stock and senior subordinated notes represented thereby. Unless the IDSs have been previously automatically separated as described below, any holder of shares of our Class A common stock and senior subordinated notes whether purchased in this offering, in a subsequent offering or in a secondary market may, at any time, through his or her broker or other financial institution, combine the applicable number of shares of Class A common stock and senior subordinated notes to form IDSs.

If a sufficient number of shares of our Class A common stock are held separately (not represented by IDSs) to meet the minimum requirements for separate trading on the American Stock Exchange or any other exchange or quotation system on which the IDSs are then listed (or were previously listed) for at least 30 consecutive trading days, we have agreed that we will use reasonable efforts to cause the Class A common stock to be listed on the American Stock Exchange or any other exchange or quotation system on which the IDSs are then listed (or were previously listed).

Automatic Separation

Upon the occurrence of any of the following, all outstanding IDSs will automatically separate into the shares of Class A common stock and senior subordinated notes represented thereby:

•	the continuance (without cure) of a payment default on the senior subordinated notes continues for 90 days (without cure);

•	the acceleration of the maturity date of the senior subordinated notes, provided such acceleration remains in effect and is not waived by the holders of the senior subordinated notes for 90 days;

•	exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by IDSs at the time of such redemption;

•	the stated maturity date on which principal on the senior subordinated notes becomes due and payable; or

•	if DTC is unwilling or unable to continue as securities depository with respect to the IDSs or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depository.

Following the automatic separation of the IDSs as a result of the continuance of a payment default on the senior subordinated notes for 90 days, or the redemption or maturity of any senior subordinated notes, shares of Class A common stock and senior subordinated notes may no longer be combined to form IDSs.

Upon an automatic separation due to the exercise by us of our right to redeem the senior subordinated notes in part, subject to certain conditions, the holders of Class B common stock will have the option to convert the Class B common stock to Class A common stock and senior subordinated notes.

Book-Entry Settlement and Clearance

The Deposit Trust Company, or DTC, will act as securities depository for the IDSs, and the senior subordinated notes and shares of Class A common stock represented by the IDSs, or the “securities.” The senior subordinated notes and the shares of our Class A common stock represented by the IDSs will be represented by one or more global notes and global stock certificates. The global notes and global stock certificates will be issued in fully-registered form in the name of DTC’s nominee, Cede & Co. As the IDSs and senior subordinated notes sold separately are represented by global securities, you will only have beneficial interest through a DTC participant, subject to the operations and procedures of DTC. Therefore, the only securityholder recognized by us will be Cede & Co.

Book-Entry Procedures. If you intend to purchase IDSs in the manner provided by this prospectus you must do so through the DTC system or through direct and indirect participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The participant that you purchase through will receive a credit for the applicable security on DTC’s records. The ownership interest of each actual purchaser of the applicable security, who we refer to as a “beneficial owner,” is to be recorded on the participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of their purchase and sale transactions, as well as periodic statements of their holdings, from the DTC participant through which the beneficial owner entered into their purchase and sale transactions. All interests in the securities will be subject to the operations and procedures of DTC. The operations and procedures of DTC may be changed at any time. We are not responsible for DTC’s adherence to its procedures.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York State Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the applicable security except in the event that use of the book-entry system for the securities is discontinued.

Separation and Combination. Holders of IDSs may, at any time after 45 days from the date of original issuance, through their broker or other financial institution, separate their IDSs into the shares of Class A common stock and senior subordinated notes represented thereby. Similarly, unless the IDSs have previously been automatically separated as described below, any holder of shares of our Class A common stock and senior subordinated notes whether purchased in this offering, in a subsequent offering or in the secondary market may, at any time after 45 days from the date of original issuance, through their broker or other financial institution, combine the applicable number of shares of Class A common stock and senior subordinated notes to form IDSs.

In addition, all outstanding IDSs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby upon the occurrence of the following:

•	a payment default on the senior subordinated notes continues for 90 days (without cure);

•	the acceleration of the maturity date of the senior subordinated notes, provided such acceleration remains in effect and is not waived by the holders of the senior subordinated notes for 90 days;

•	exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by IDSs at the time of such redemption;

•	the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof; or

•	if DTC is unwilling or unable to continue as securities depository with respect to the IDSs or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depositary.

Following the automatic separation of the IDSs, shares of Class A common stock and senior subordinated notes may no longer be combined to form IDSs.

Upon an automatic separation due to the exercise by us of our right to redeem the senior subordinated notes in part, subject to certain conditions, the holders of Class B common stock will have the option, subject to the conditions set forth in the indenture relating to the senior subordinated notes and the investor rights agreement relating to the sale of Class B common stock by the existing equity investors or certain members of management, to convert the Class B common stock to Class A common stock and senior subordinated notes.

Any voluntary or automatic separation of IDSs and any subsequent combination of IDSs from senior subordinated notes and Class A common stock are to be accomplished by entries made by the DTC participants acting on behalf of beneficial owners. In any such case, the participant’s account through which a separation or combination is effected will be credited and debited for the applicable securities on DTC’s records. Depending on the arrangements between a holder and his or her brokerage firm, and the brokerage arrangements with the DTC participant, the transaction fee for any voluntary separation or combination may be passed directly on to the holder.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to participants as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date.

We and the transfer agent and registrar will make any payments on the securities to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the transfer agent and registrar, subject to any statutory or regulatory requirements as may be in effect from time to time.

We or the transfer agent and registrar will be responsible for the payment of all amounts to DTC. DTC will be responsible for the disbursement of those payments to its participants, and the participants will be responsible for disbursements of those payments to beneficial owners.

DTC may discontinue providing its service as securities depository with respect to the IDSs, the shares of our Class A common stock or our senior subordinated notes at any time by giving reasonable notice to us or the transfer agent and registrar. If DTC discontinues providing its service as securities depository with respect to the IDSs and we are unable to obtain a successor securities depository, you will automatically take a position in the component securities. If DTC discontinues providing its service as securities depository with respect to the shares of our Class A common stock and/or our senior subordinated notes and we are unable to obtain a successor securities depository, we will print and deliver to you certificates for the securities that have been discontinued and you will automatically take a position in any securities still subject to the depository arrangement.

Also, in case we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) we will print and deliver to you certificates for the various certificates of Class A common stock and senior subordinated notes you may own.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, including DTC.

Except for actions taken by DTC in accordance with our instructions, neither we nor the trustee nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

•	the accuracy of the records of DTC, its nominee or any participant or any record of beneficial ownership interest in the securities on DTC’s books, or

•	any payments, or the providing of notice, to participants or beneficial owners.

Procedures Relating to Subsequent Issuances. The indenture governing our senior subordinated notes permits the subsequent issuance of senior subordinated notes having terms identical to the senior subordinated notes represented by the IDSs. If we determine that such new senior subordinated notes need to have a new CUSIP number, each holder of senior subordinated notes or IDSs agrees that a portion of such holder’s senior subordinated notes will be automatically exchanged for a portion of the subsequently issued senior subordinated notes. If such new senior subordinated notes are issued with OID, they will require a new CUSIP number. Consequently, following each such subsequent issuance and exchange, each holder of senior subordinated notes or IDSs will own an indivisible unit composed of senior subordinated notes of each separate issuance in the same proportion as each other holder. Immediately following any exchange resulting from a subsequent offering, a new CUSIP number will be assigned to represent an inseparable unit consisting of the senior subordinated notes outstanding prior to the subsequent issuance and the senior subordinated notes issued in the subsequent issuance. Accordingly, the senior subordinated notes issued in the original offering will not be able to be separated from the senior subordinated notes issued in any subsequent offering. In addition, immediately following any exchange resulting from a subsequent offering, new IDSs will be issued in exchange for the existing IDSs which will consist of the inseparable unit described above representing the proportionate principal amounts of each issuance of senior subordinated notes (but with the same aggregate principal amount as the senior subordinated notes (or inseparable unit) represented by the IDSs immediately prior to such subsequent issuance and exchange) and the Class A common stock. All accounts of DTC participants with a position in the securities will be automatically revised to reflect the new CUSIP numbers.

Most subsequent issuances of senior subordinated notes, including subsequent issuances of senior subordinated notes which have OID and all subsequent issuances 180 days after the date of this offering, may require trades on the                     to settle up to 24 hours after the date such trades would settle absent such subsequent issuance or settle for cash, consistent with such exchange’s practices for the date of such issuance. The                     has informed us that they will broadcast any such alternate settlement procedures in advance of any relevant trading day, consistent with their established procedures. Based upon these discussions, we do not believe that any settlement delays or cash settlement procedures, if any, associated with subsequent issuances will have a significant impact on the IDS trading market. Immediately following any subsequent issuance, we will file with the SEC a Current Report on Form 8-K or any other applicable form, disclosing the changes, if any, to the OID attributable to your senior subordinated notes as a result of such subsequent issuance.

IDS Transfer Agent

The                     is the IDS transfer agent.

Description of Senior Subordinated Notes

The following is a description of the material terms of the Indenture under which our senior subordinated notes will be issued, a copy of the form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. It does not purport to be complete and we urge you to read the Indenture, a copy of which will be available upon request from the Company. This description is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. We refer to InSight Health Services Holdings Corp. as the “Company” in this “Description of Senior Subordinated Notes” section. Capitalized terms used in this “Description of Senior Subordinated Notes” section and not otherwise defined have the meanings set forth in “—Certain Definitions” hereafter.

General

The Notes are to be issued under an indenture, to be dated as of                     , 2004 (the “Indenture”), among the Company, the Guarantors and           , as Trustee (the “Trustee”).

The Notes will be issued only in fully-registered form, without coupons, represented by one or more global notes which will be registered in the name of Cede & Co., the nominee of DTC. See “—Description of IDSs—Book-Entry Settlement and Clearance.”

Maturity and Interest

Maturity

The Notes will be unsecured senior subordinated obligations of the Company and will mature on                     , 2019.

Within 30 days prior to the maturity or redemption of the Notes, the Company will use its reasonable efforts to list or quote the outstanding shares of its Class A common stock on the securities exchange(s) or automated securities quotation system(s), if any, on which the IDSs then are listed or quoted, in addition to any other securities exchange on which the Class A common stock is then listed.

Interest

The Notes will bear interest at a rate per year of      % from                     , 2004 or from the most recent date to which interest has been paid or provided for, payable quarterly in arrears on the 15th day of March, June, September and December of each year, to Holders of record at the close of business on the 5th day of each such month or the immediately preceding Business Day commencing                     , 2004, provided that if any such day is not a Business Day, interest shall be paid on the next Business Day.

Interest Deferral

Prior to                     , 2009, the Company will be permitted, at its election, to defer interest payments on the Notes on one or more occasions for not more than eight quarters in the aggregate; provided that:

•	at the end of each occasion, the Company will be obligated to resume quarterly payments of interest on the Notes including interest on deferred interest; and

•	no later than , 2009, the Company must pay in full all deferred interest, together with accrued interest thereon.

After                     , 2009 the Company will be permitted, at its election, to defer interest payments on the Notes on up to four occasions with respect to up to two quarters per occasion; provided that:

•	the Company may not defer interest on any occasion after , 2009 unless and until all interest deferred on any prior occasion, together with accrued interest thereon, has been paid in full;

•	at the end of each occasion, the Company will be obligated to resume quarterly payments of interest on the Notes including interest on deferred interest; and

•	no later than , 2019, the Company must pay all deferred interest, together with accrued interest thereon.

On each occasion that the Company elects to defer interest, it will be required to deliver to the Trustee a copy of a resolution of the Company’s Board of Directors to the effect that, based upon a good-faith determination of the Company’s Board of Directors, such interest deferral is reasonably necessary for bona-fide business purposes, or to reduce the likelihood of or avoid a default under any Designated Senior Indebtedness. However, no interest deferral may be commenced, and any on-going deferral shall cease, if:

•	a default in payment of principal or premium, if any, on the Notes has occurred and is continuing;

•	an Event of Default with respect to payment of interest on the Notes has occurred and is continuing; or

•	another Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default.

Deferred interest on the Notes will bear interest at the same rate as the stated rate of interest applicable to the Notes, compounded quarterly, until paid in full.

During any period that interest is being deferred and so long as any deferred interest or interest on deferred interest remains outstanding, the Company will not be permitted to make any payment of dividends on its common stock or make any distribution to holders of common stock, or make certain other Restricted Payments. See “—Certain Covenants—Limitation on Restricted Payments—Dividend Suspension.”

Additional Notes

The Indenture will permit issuances of additional senior subordinated notes having identical terms and conditions to the Notes offered hereby (other than issuance date) (the “Additional Notes”):

•	in connection with the exchange of shares of Class B common stock of the Company outstanding on the Issue Date; and

•	for other purposes so long as the Incurrence of Indebtedness evidenced by such Additional Notes is permitted under the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.

Any Additional Notes will vote on all matters with the Notes offered hereby. The Additional Notes will be deemed to have the same accrued current period interest, deferred interest and defaults as the Notes issued in this offering and will be deemed to have expended Payment Blockage Periods and interest deferral periods to the same extent as the Notes issued in this offering.

The Indenture will provide that, in the event there is a subsequent issuance of Additional Notes, each Holder of the Notes or the IDSs (as the case may be) agrees that a portion of such Holder’s Notes (whether held directly in book-entry form or held as part of IDSs) will be exchanged, without any further action of such Holder, for a portion of the Additional Notes purchased by the Holders of such Additional Notes, such that, following any such additional issuance and exchange, each Holder of the Notes or the IDSs (as the case may be) owns an indivisible unit composed of the Notes and Additional Notes of each issuance in the same proportion as each other Holder, and the records of DTC and the Trustee will be revised to reflect each such exchange without any further action of such Holder. The aggregate principal amount of the Notes owned by each Holder will not change as a result of such exchange. Any Additional Notes will be guaranteed by the Guarantors on the same basis as the Notes. See “Material United States Federal Income Tax Consequences to United States Holders—Senior Subordinated Notes—Additional Issuances.”

There is a possibility that holders of Additional Notes having original issue discount may not be able to collect the unamortized portion of the original issue discount in the event of an acceleration of the senior subordinated notes or bankruptcy of the Company as described under “Risk Factors—Risks Relating to the IDSs, the Shares of Class A Common Stock and Senior Subordinated Notes Represented by the IDSs, the Senior Subordinated Notes Offered Separately (not represented by IDS), and our New Credit Facility—Subsequent issuances of senior subordinated notes may cause you to recognize taxable gain and/or original issue discount and may reduce your recovery in the event of bankruptcy.” Any such automatic exchange should not impair the rights any Holder would otherwise have to assert a claim against us or the underwriters, with respect to the full amount of Notes purchased by such Holder.

As a condition to the Company’s issuance of Additional Notes, the Company shall deliver to the Trustee a written opinion of counsel stating that the Additional Notes should be treated as debt for U.S. federal income tax purposes. In addition, the Company shall not issue Additional Notes unless it delivers to the Trustee prior to or simultaneously with such issuance an opinion of an independent advisor to the effect that, after giving effect to the Incurrence of the Indebtedness evidenced by such Additional Notes and related Guarantees, the Company and the Guarantors are solvent.

Unless otherwise indicated herein all references to “Notes” shall include all “Additional Notes.”

Optional Redemption

The Company may not redeem the Notes at its option prior to                     , 2011.

On or after                     , 2011 and before                     , 2016, the Company may redeem the Notes, at its option, at any time in whole and from time to time in part, for cash at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on                     of the years indicated below:

Year	Percentage

2011	%
2012	%
2013	%
2014	%
2015	%
2016 and thereafter	100.000%

In addition, the Company may, at its option, redeem all, but not less than all, of the Notes at any time upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the redemption date, if for U.S. federal income tax purposes the Company is not, or would not be, in the opinion of nationally recognized tax counsel, permitted to deduct all or a substantial portion of the interest payable on the Notes from its income.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on such Notes or the portions called for redemption so long as the Company has deposited with the Trustee funds (in

U.S. Dollars) sufficient to pay the principal of, plus accrued and unpaid interest (if any) on, the Notes to be redeemed.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with the applicable legal and regulatory requirements). If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption, so long as the Company has deposited with the depositary funds sufficient to pay the principal of, plus accrued and unpaid interest (including any deferred interest and accrued interest thereon) on, the Notes to be redeemed.

A full or partial redemption of the Notes will result in an automatic separation of the IDSs. See “—Description of IDSs—Automatic Separation.”

Ranking

The Indebtedness evidenced by the Notes will:

•	be unsecured senior subordinated Indebtedness of the Company;

•	be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all existing and future Senior Indebtedness of the Company, including the Credit Facilities;

•	rank pari passu in right of payment with all existing and future Pari Passu Indebtedness and trade payables of the Company, except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the U.S. federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors rights generally; and

•	rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company.

The Notes will also be effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under “—Defeasance” below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

The indebtedness evidenced by each Guarantee will:

•	be unsecured senior subordinated indebtedness of the applicable Guarantor;

•	be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all existing and future Senior Indebtedness of such Guarantor, including the Senior Indebtedness of each Guarantor represented by such Guarantor’s guarantee of the Credit Facilities, will rank pari passu in right of payment with all existing and future Pari Passu Indebtedness and trade payables of such Guarantor, except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the U.S. federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors rights generally; and

•	rank senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The Guarantees will also be effectively subordinated to any Secured Indebtedness of the applicable Guarantor to the extent of the value of the assets securing such Indebtedness.

As of                     , 2004, on a pro forma basis after giving effect to this offering and the CMI Acquisition:

•	the Company would have had $ Senior Indebtedness outstanding;

•	the Company would have had no Pari Passu Indebtedness outstanding other than the Notes;

•	the Guarantors would have had $ million in Senior Indebtedness outstanding under the Credit Facilities, all of which would have been Secured Indebtedness; and

•	the Guarantors would have had no Pari Passu Indebtedness outstanding other than the Guarantees and approximately $ million of trade payables outstanding.

Although the Indenture will contain limitations on the amount of additional Indebtedness which the Company, the Guarantors and the Non-Guarantor Subsidiaries may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below.

As a holding company, the Company has no operations and, therefore, is dependent on the cash flow of its subsidiaries and other entities to meet its own obligations, including the payment of interest and principal obligations on the Notes when due. As of                     , 2004, on a pro forma basis, the total liabilities of the Company’s subsidiaries were approximately $           million, including trade payables. Although the Indenture will limit the Incurrence of Indebtedness by and the issuance of Preferred Stock of certain of the Company’s subsidiaries, such limitation is subject to a number of significant qualifications.

Only Senior Indebtedness or Secured Indebtedness of the Company or a Guarantor will rank senior to the Notes or the relevant Guarantee in accordance with the provisions of the Indenture. The Notes and each Guarantee will in all respects rank pari passu with all other Pari Passu Indebtedness of the Company and the relevant Guarantor, respectively.

The Company may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under “—Defeasance” below and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, “pay the Notes”) if:

•	a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness is not paid when due; or

•	any other default on any Designated Senior Indebtedness occurs and results in such Designated Senior Indebtedness becoming due or being declared due and payable prior to the date on which it would otherwise become due and payable in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full.

Notwithstanding the foregoing:

•	Holders may receive and retain (a) Permitted Junior Securities and (b) payments made from the trust described under “—Defeasance” below so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein; and

•	the Company may pay the Notes if the Company and the Trustee receive written notice approving such payment from the Representative of each series of the Designated Senior Indebtedness with respect to which either of the events set forth in the immediately preceding sentence has occurred and is continuing.

During the continuance of any default (other than a default described in the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee, with a copy to the Company, of written notice (a “Blockage Notice”) of such default from the Representative of such defaulted Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending on the earliest to occur of the following events:

•	179 days shall have elapsed since the receipt of such Blockage Notice;

•	such Payment Blockage Period is terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

•	the repayment in full of such defaulted Designated Senior Indebtedness; or

•	the default giving rise to such Blockage Notice is no longer continuing.

Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph and in the succeeding paragraph), unless the holders of such defaulted Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such defaulted Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. In no event may the total number of days during which any Payment Blockage Period or Periods is in effect: exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this provision, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or bankruptcy reorganization of, insolvency, receivership or similar proceeding relating to the Company or its property or an assignment for the benefit of its creditors or any marshalling of the Company’s assets or liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the Senior Indebtedness before the Noteholders are entitled to receive any payment. Until the Senior Indebtedness is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear. However, the Holders may receive and retain Permitted Junior Securities, and payments made from the trust described under “—Defeasance” so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein. If a distribution is made to Noteholders that due to the subordination provisions of the Indenture should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

During any period in which payments to you are prohibited or blocked in the manner described above, you may exercise any and all remedies under the Notes and the Guarantees; however, any amounts received by you with respect to the Guarantees, including any amount you may receive in any legal action to enforce the Guarantees, would be required to be turned over to the holders of the Guarantor’s Senior Indebtedness.

After the occurrence of an Event of Default, the Company or the Trustee shall promptly notify the holders of each series of Designated Senior Indebtedness (or their respective Representative) of such occurrence. If any Designated Senior Indebtedness is outstanding, the Company may not make any payments then due on the Notes until five Business Days after the holders or the Representative of such Designated Senior Indebtedness receive notice of such occurrence and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders and, because of the obligation on the part of the Noteholders to turn over distributions to the holders of Senior Indebtedness, to the extent required to pay Senior Indebtedness in full, trade creditors of the Company and Guarantors may recover more, ratably, than the Noteholders.

The Indenture will contain identical subordination provisions relating to each Guarantor’s obligations under its Guarantee.

Guarantees

Each Restricted Subsidiary that guarantees any Indebtedness under any Senior Credit Document on the Issue Date and certain future Restricted Subsidiaries (as described below), will jointly and severally irrevocably and fully and unconditionally guarantee on an unsecured senior subordinated basis (as described under “—Ranking” above) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the “Guaranteed Obligations”). Such Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the Holders in enforcing any rights under the Guarantees. Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor after giving effect to all of its other contingent and fixed liabilities (including without limitation all of its obligations under or with respect to the Credit Agreement) without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Issue Date, the Company will cause each Restricted Subsidiary (other than any Foreign Subsidiary) that guarantees any Indebtedness under any Senior Credit Document to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee, payment of the Notes on an unsecured senior subordinated basis. See “Certain Covenants—Future Guarantors” below.

Each Guarantee is a continuing guarantee and shall, until released in accordance with the next succeeding paragraph:

•	remain in full force and effect until payment in full of all the Guaranteed Obligations;

•	be binding upon each such Guarantor and its successors; and

•	inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

The Guarantee of a Guarantor will be released:

•	in connection with any transaction permitted by the Indenture after which the Guarantor ceases to be a Restricted Subsidiary of the Company; provided that the sale or other disposition, if any, complies with the “Asset Sale” provisions of the Indenture; or

•	upon satisfaction and discharge or defeasance of the Notes as provided below under “—Defeasance” and “—Satisfaction and Discharge.”

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). In order to exercise this repurchase right, a Holder must separate its IDSs into the shares of Class A common stock and Notes represented thereby.

In the event that at the time of such Change of Control the terms of any Senior Lender Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall:

•	repay in full all Senior Lender Indebtedness or offer to repay in full all Senior Lender Indebtedness and repay the Senior Lender Indebtedness of each lender who has accepted such offer; or

•	obtain the requisite consent under the agreements governing the Senior Lender Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Notes as described under “—Optional Redemption,” the Company shall mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

•	that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

•	the circumstances and relevant facts and financial information regarding such Change of Control;

•	whether the agreements then governing the Senior Lender Indebtedness will permit the repurchase of the Notes;

•	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

•	the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Covenants Relating to IDSs

Combination of Notes and Class A Common Stock into IDSs. The Indenture will provide that as long as any Notes are outstanding, any Holder of Notes and shares of Class A common stock may, at any time and from time to time, combine these securities to form IDSs unless the IDSs have previously been automatically separated as a result of the continuance of a payment default on the Notes for 90 days, or the redemption or maturity of any Notes.

Certain Covenants

The Indenture will contain the following material covenants:

Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. The Indenture will provide that (i) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and (ii) the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock if the Leverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been no more than           to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(a) the Incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to$290 million then classified as having been Incurred pursuant to this clause (a) outstanding at any one time;

(b) the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Guarantees, as applicable;

(c) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

(d) Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (d) and all Indebtedness (as defined below) Incurred to refund, refinance or replace any Indebtedness classified as having been Incurred pursuant to this clause (d), does not exceed the greater of % of Tangible Assets at the time of Incurrence or $ million;

(e) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or with respect to agreements to provide services, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(f) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g) Indebtedness of the Company to a Restricted Subsidiary of the Company; provided that any such Indebtedness is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(h) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(i) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary of the Company; provided that if a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(j) Hedging Obligations that are Incurred not for speculative purposes;

(k) obligations in respect of performance, bid and surety bonds and completion guarantees, self-insurance programs, bankers’ acceptances and similar types of obligations Incurred in the ordinary course of business;

(l) Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and classified as having been Incurred pursuant to this clause (1), does not exceed $ million at any one time outstanding; provided, however, that Indebtedness of Foreign Subsidiaries, which when aggregated with the principal amount of all other Indebtedness of Foreign Subsidiaries then outstanding and classified as having been Incurred pursuant to this clause (1), does not exceed $ million (or the equivalent thereof in any other currency) at any one time outstanding (it being understood that any Indebtedness Incurred under this clause (1) shall cease to be deemed Incurred or outstanding for purposes of this clause (1) but shall be deemed to be Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Company could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (1));

(m) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Company or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of any Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

(n) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (b) and (c) above, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(i) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

(ii) has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

(iii) to the extent such Refinancing Indebtedness refinances Indebtedness pari passu with the Notes or the Guarantees, is pari passu with the Notes or the Guarantees, as applicable;

(iv) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing; and

(v) shall not include Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Company;

and provided further that subclauses (i), (ii), (iii), and (v) of this clause (n) will not apply to any refunding or refinancing of any Senior Indebtedness;

(o) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that such Indebtedness, Disqualified Stock or Preferred Stock is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock either (i) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first sentence of this covenant or (ii) the Leverage Ratio would be less than immediately prior to such acquisition;

(p) The Incurrence by the Company or any Restricted Subsidiary of Indebtedness or the issuance of Disqualified Stock or Preferred Stock to finance, in whole or in part, an acquisition of a business or assets consummated within 30 days of such Incurrence; provided, that after giving effect to such acquisition such Incurrence or issuance the Leverage Ratio would be less than immediately prior to such acquisition;

(q) Indebtedness represented by the issuance of Additional Notes in connection with the exchange of shares of Class B common stock of the Company outstanding on the Issue Date for IDSs (subject to adjustment for any stock split, reverse stock split or similar event).

(r) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds so long as such Indebtedness is covered within 5 business days.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (r) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph hereof; provided that the Company or Restricted Subsidiary would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or the first paragraph hereof, as the case may be, at such time of reclassification. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. As of                     , 2004, on a pro forma basis giving effect to the CMI Acquisition, this offering and the other transactions contemplated by this prospectus, as if these transactions occurred on                     , 2003, our Leverage Ratio would have been           to 1.0.

Limitation on Restricted Payments. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution or payment on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving the Company (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary;

(iii) make any principal payment on, cause a defeasance of, or purchase, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness which is subordinated in right of payment to the Notes or any Guarantee; or

(iv) make any Restricted Investment (all such payments and other actions set forth in this clause (iv) and in clauses (i), (ii) and (iii) above being collectively referred to as “Restricted Payments”),

unless, at the time of such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) (A) no Dividend Suspension Period shall have occurred and be continuing, (B) no Interest Deferral Period shall have occurred and be continuing, (C) no interest which was deferred during any Interest Deferral Period (including interest thereon) remains unpaid;

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including, without duplication, Restricted Payments permitted by clauses (1), (5) and (6) (to the extent of $ million in the case of clause (6)) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication:

(i) 100% of Excess Cash of the Company for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

(ii) 100% of the aggregate net cash proceeds (or property, other than cash, converted to cash) received by the Company since the Issue Date from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness, Disqualified Stock and Designated Preferred Stock or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries), plus

(iii) 100% of the aggregate amount of contributions to the capital of the Company since the Issue Date received in cash or in property other than cash, converted to cash (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock), plus

(iv) 100% of the aggregate amount of cash or property (other than cash converted to cash), in each case received from (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of or on account of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from payments of interest on and repayments of loans or advances which constituted Restricted Investments, (B) the sale (other than to the Company or a Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or (C) a distribution or dividend from an Unrestricted Subsidiary, plus

(v) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, 100% of the aggregate net cash proceeds received by the Company (i) at the time of such redesignation, combination or transfer, or (ii) with respect to assets other than cash, converted to cash.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”) or the sale of Subordinated Indebtedness and (b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock or the sale of Subordinated Indebtedness;

(3) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant entitled “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Leverage Ratio of not greater than to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (4) does not exceed the net cash proceeds received by the Company from the sale of Designated Preferred Stock issued after the Issue Date;

(5) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (5) that are at that time outstanding, not to exceed $ million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(6) Investments that are made with Excluded Contributions;

(7) other Restricted Payments in an aggregate amount not to exceed $ million;

(8) dividends or distributions solely in the form of Equity Interests or repurchases of Equity Interests which may be deemed to occur upon exchange or exercise of other outstanding Equity Interests;

(9) the exchange of Class B common stock outstanding on the Issue Date (subject to adjustments for stock splits, reverse stock splits or similar events) for Class A common stock and Notes; and

(10) payments made to purchase, redeem, defease or otherwise acquire or retire for value any equity Interests of the Company or any Restricted Subsidiary or any Indebtedness of the Company or any Guarantor that is contractually subordinated to the notes or to any Guarantee, in each case, pursuant to provisions requiring the company or such Restricted Subsidiary to offer to purchase, redeem, defease or otherwise acquire or retire for value such Equity Interests or subordinated Indebtedness upon the occurrence of a “change of control” or with the proceeds of “asset sales” as defined in the charter provisions, agreements or instruments governing such Equity Interest or subordinated Indebtedness; provided, however, that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and the Company has purchased all notes validly tendered in connection with that Change of Control Offer or Asset Sale Offer.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (4), (5), (7), and (9), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

For the twelve-month period ended                     , 2004 on a pro forma basis giving effect to the CMI Acquisition, this offering and the other transactions contemplated by this prospectus, as if such transactions occurred on                     , 2003, the Company’s Interest Coverage Ratio would have been                     to 1.0 and the Company’s Excess Cash would have been $           million.

As of the Issue Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Anti-Layering. The Company will not Incur any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes. No Guarantor will Incur any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Indebtedness of such Guarantor and senior in right of payment to such Guarantor’s Guarantee. This does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral.

Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

(b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(c) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(d) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Facilities and the other Senior Credit Documents;

(2) the Indenture and the Notes;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument relating to Indebtedness of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5) any such restriction with respect to Capital Stock or assets imposed pursuant to an agreement entered into for the sale or disposition of such Capital Stock or assets pending the closing of such sale or disposition;

(6) Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed under contracts entered into in the ordinary course of business;

(8) customary provisions in joint venture agreements, limited liability company operating agreements and other similar agreements entered into in the ordinary course of business;

(9) customary provisions contained in leases, licenses and other agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (d) above;

(10) other Indebtedness of Restricted Subsidiaries permitted to be Incurred subsequent to the Issue Date pursuant to the covenant described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(11) any such encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Asset Sales. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless

•	the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

•	except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company, or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

•	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets;

•	any notes or other obligations or other securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents within 180 days of the receipt thereof (to the extent of the Cash Equivalents received); and

•	any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of % of Tangible Assets or $ million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 365 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option to:

•	repay Obligations under the Credit Facilities or other Senior Indebtedness or Pari Passu Indebtedness (provided that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary, in each case other than Indebtedness owed to the Company or a Restricted Subsidiary;

•	make an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case used or useful in a Similar Business or in all or substantially all of the Capital Stock of a Person engaged in a Similar Business; and/or

•	make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale.

Pending the application of any such Net Proceeds, the Company or such Restricted Subsidiary may invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. The Indenture will provide that any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of the prior paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $           million, the Company shall make an offer to all Holders (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within thirty Business Days after the date that Excess Proceeds exceed $           million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements).

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Notes at such Holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date unless the Company defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

Transactions with Affiliates. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $           million, unless:

•	such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

•	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $ million, the Company delivers to the Trustee a resolution adopted by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with the first bullet point above.

The foregoing provisions will not apply to the following:

•	transactions between or among the Company and/or any of its Restricted Subsidiaries;

•	Permitted Investments and Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments”;

•	the payment of reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

•	transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of the first bullet point of the preceding paragraph;

•	payments loans and advances to employees, directors or consultants in the ordinary course of business;

•	any agreement as in effect as of the Issue Date or any amendment thereto (so long as the amended agreement taken as a whole is not more disadvantageous to the holders of the Notes in any material respect than such agreement immediately prior to such amendment) or any transaction contemplated thereby;

•	the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause to the extent that the terms of any such amended or new agreement taken as a whole are not otherwise more disadvantageous to the Holders in any material respect;

•	transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

•	sales of Equity Interest.

Liens. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey, for the purpose of providing collateral, any right to receive income therefrom, that secures any Indebtedness of the Company or any of its Subsidiaries (other than Senior Indebtedness) unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) the Indebtedness so secured or until such time as such Indebtedness is no longer secured by a Lien. The preceding sentence will not require the Company or any Restricted Subsidiary to secure the Notes if the Lien consists of a Permitted Lien.

The Indenture will provide that no Guarantor will directly or indirectly create, Incur or suffer to exist any Lien on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey, for the purpose of providing collateral, any right to receive income therefrom, that secures any Indebtedness of such Guarantor (other than Senior Indebtedness of such Guarantor) unless the Guarantee of such Guarantor is equally and ratably secured with (or on a senior basis to, in the case of Indebtedness subordinated on right of payment to such Guarantor’s Guarantee) the Indebtedness so secured or until such time as such Indebtedness is no longer secured by a Lien. The preceding sentence will not require any Guarantor to secure its Guarantee if the Lien consists of a Permitted Lien.

Reports and Other Information. The Indenture will provide that notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC (and provide the Trustee and Holders with copies thereof (which may be accomplished by making such information available free of charge on its website), without cost to each Holder, within 15 days after it files them with the SEC), documents and reports that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein; provided, however, the Company shall not be so obligated to file such documents and other reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes (which may be accomplished by making such information available free of charge on its website), in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

Future Guarantors. The Indenture will provide that the Company will cause each Restricted Subsidiary that guarantees any indebtedness under any Senior Credit Document to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Merger, Consolidation, or Sale of All or Substantially All Assets

The Indenture will provide that the Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

•	the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”);

•	the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

•	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

•	immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first sentence of the covenant described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (B) the Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

•	each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Indenture and the Notes; and

•	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Company under the Indenture and the Notes. Notwithstanding the clauses contained in the third and fourth bullet points of the immediately preceding sentence,:

•	any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary; and

•	the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States or changing the form of organization of the Company to a corporation, partnership or limited liability company so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

The Indenture will further provide that, subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale or disposition of a Guarantor, each Guarantor will not, and the Company will not permit a Guarantor to consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

•	such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

•	the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

•	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

•	the Guarantor shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

The foregoing provisions shall not apply to any transaction or series of transactions, which constitute an Asset Sale if the Company has complied with the covenant described under “—Certain Covenants—Asset Sales.” Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the clause contained in the third bullet point of the immediately preceding sentence, a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States or changing the form of organization of the Guarantor to a corporation, partnership or limited liability company so long as the amount of Indebtedness of the Guarantor is not increased thereby.

Defaults

An Event of Default will be defined in the Indenture as:

(i) a default in any payment of interest on any Note when due, whether or not prohibited by the provisions described under “—Ranking” above, continued for 30 days, subject to the interest deferral provisions contained in the Indenture; provided, however, that a default in any payment of interest on the Note required to be made on , 2009 shall immediately constitute an Event of Default (without regard to the length of time for which such default continues);

(ii) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under “—Ranking” above;

(iii) the failure by the Company to comply with its obligations under the covenant described under “—Merger, Consolidation or Sale of All or Substantially All Assets” above;

(iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under “—Change of Control” above (other than a failure to purchase Notes);

(v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

(vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $ million or its foreign currency equivalent (the “cross acceleration provision”);

(vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”);

(viii) the rendering of any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $ million or its foreign currency equivalent against the Company or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced and not discharged or stayed within 60 days thereafter or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the “judgment default provision”);

(ix) any Guarantee ceases to be in full force and effect, except as contemplated by the terms thereof, or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee and the Default continues for 10 Business Days; or

(x) except as expressly permitted by clause (1) under “—Limitation on Restricted Payments,” the Company pays any dividend on shares of the Company’s Common Stock during any Dividend Suspension Period or the continuation of an Event of Default.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in the cross acceleration provision, the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in the cross acceleration provision have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

•	such Holder has previously given the Trustee notice that an Event of Default is continuing;

•	Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

•	such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

•	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•	the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture will provide that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver, to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Event of Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding affected by such amendment and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes affected by such amendment then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things:

•	reduce the amount of Notes whose Holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any Note or amend the Company’s right to defer interest on the Notes in a manner adverse to the Holders;

•	reduce the principal of or extend the Stated Maturity of any Note;

•	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “Optional Redemption” above;

•	make any Note payable in money other than that stated in the Note;

•	make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder;

•	impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

•	except in connection with an offer by the Company to purchase all of the Notes (in which case a majority in principal amount of Notes will be sufficient):

•	make a change to lower the threshold for a Dividend Suspension Period or make a change to the “—Limitation on Restricted Payments” covenant that would have the effect of increasing the amounts permitted to be distributed in respect of the Company’s Capital Stock;

•	make any change to the provisions of the indenture that prohibit the payment of dividends:

•	while interest is being deferred,

•	while any previously deferred interest remains unpaid,

•	during a Dividend Suspension Period, or

•	during the continuance of any Default or Event of Default;

•	waive an Event of Default under clause (x) of “Defaults”;

•	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

•	modify the Guarantees in any manner adverse to the Holders.

Without the consent of any Holder, the Company and Trustee may amend the Indenture to:

•	cure any ambiguity, omission, defect or inconsistency;

•	provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of the Company under the Indenture;

•	provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal

Revenue Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Internal Revenue Code);

•	add Guarantees with respect to the Notes;

•	secure the Notes;

•	add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

•	make any change that does not adversely affect the rights of any Holder, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939; or

•	make certain changes to the Indenture to provide for the issuance of Additional Notes.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

Under the terms of the Credit Agreement, we will not be permitted to effect any amendment or modification if the effect would be to:

•	increase the interest rate applicable to the Notes or any deferred interest on the Notes;

•	change to an earlier date the scheduled dates of payment on any component of principal, interest or other amounts on the Notes;

•	increase principal repayments or amortization payments on the Notes;

•	alter the redemption, prepayment or subordination provisions of the Notes;

•	add to or alter the covenants (including, without limitation, the financial covenants), defaults and Events of Defaults set forth in the Indenture in a manner that would make such provisions more onerous or restrictive to the Company; or

•	otherwise increase the obligations of the Company or any Guarantor in respect of the Notes, the deferred interest on the Notes or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to the Company, any Guarantor or the lenders of the Senior Lender Indebtedness.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under “—Certain Covenants” and “—Change of Control,” the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under “—Defaults” above and the limitations contained in the fourth bullet point of the first paragraph under “—Merger, Consolidation or Sale of All or Substantially All Assets” above (“covenant defeasance”). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) with respect only to Significant Subsidiaries or (viii) with respect only to Significant Subsidiaries under “—Defaults” above or because of the failure of the Company to comply with the fourth bullet point of the first paragraph under “—Merger, Consolidation or Sale of All or Substantially All Assets” above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including:

•	delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law); and

•	so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions of the Indenture (except for violations of the Indenture as a result of the borrowing of funds to be applied to such payments), including the Credit Facilities.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

•	either:

•	all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

•	all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, Cash Equivalents, Investment Grade Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

•	no Event of Default (other than one resulting solely from the borrowing of funds to provide such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

•	the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

•	the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

Concerning the Trustee

          is to be the Trustee under the Indenture.

Governing Law

The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

•	Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person; and

•	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

“Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

•	provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income, plus

•	Consolidated Interest Expense of such Person for such period to the extent the same was deducted in computing Consolidated Net Income, plus

•	Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such Consolidated Depreciation and Amortization Expense was deducted in computing Consolidated Net Income, plus

•	any non-recurring fees, expenses or charges related to acquisitions or divestitures deducted in such period in computing Consolidated Net Income, plus

•	any non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of, or cash reserve for, anticipated cash charges for any future period).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Adjusted EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Asset Sale” means:

•	the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/ Leaseback Transaction) of the Company or any Restricted Subsidiary not in the ordinary course of business (each referred to in this definition as a “disposition”); or

•	the issuance or sale of Equity Interests of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

•	a disposition of Cash Equivalents or Investment Grade Securities or damaged, obsolete or worn out assets in the ordinary course of business;

•	the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

•	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Limitation on Restricted Payments”;

•	any disposition of assets with an aggregate Fair Market Value of less than $2.5 million;

•	any disposition of property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

•	any exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Similar Business;

•	sales of assets received by the Company upon the foreclosure on a Lien;

•	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

•	licenses of intellectual property and other general intangibles and licenses in the ordinary course of business;

•	any disposition of Designated Noncash Compensation;

•	sales of inventory in the ordinary course of business consistent with past practices and sales of equipment upon termination of a contract with a client entered into in the ordinary course of business pursuant to the terms of such contract; and

•	the sale of Permitted Investments made by the Company and or any Restricted Subsidiary after the Issue Date using proceeds after Excluded Contributions.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capital Expenditures” means any expenditure required to be classified as a capital expenditure in accordance with GAAP.

“Capital Stock” means:

•	in the case of a corporation, corporate stock, including, without limitation, corporate stock represented by IDSs and corporate stock outstanding upon the separation of IDSs into the securities represented thereby;

•	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

•	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

•	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

•	U.S. dollars and foreign currency exchanged into U.S. dollars within 180 days;

•	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;

•	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated at least “-2” or the equivalent thereof by Moody’s or S&P;

•	repurchase obligations for underlying securities of the types described in the second and third bullet point above entered into with any financial institution meeting the qualifications specified in the third bullet point above;

•	commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-2” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition;

•	readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P;

•	Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s; and

•	investment funds investing at least 95% of their assets in securities of the types described in clauses contained in first seven bullet points above.

“Change of Control” means the occurrence of any of the following events:

•	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders;

•	the adoption of a plan relating to the liquidation or dissolution of the Company;

•	the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders of a beneficial ownership of more than 50% of the voting power of the voting stock of the Company, by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction);

•	the merger or consolidation of the Company with or into another Person or the merger of another Person into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers, or trustees of the Person surviving such merger or consolidation, in each case other than creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction; or

•	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Company” means InSight Health Services Holdings Corp. until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the Trust Indenture Act, each other obligor on the Notes.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income, determined on a consolidated basis and otherwise determined in accordance with GAAP, plus, to the extent not included in such consolidated interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication, interest expense attributable to leases constituting part of a Sale/ Leaseback Transaction and/or Capitalized Lease Obligations,

•	amortization of debt discount and debt issuance cost,

•	capitalized interest,

•	non-cash interest expense,

•	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

•	net costs associated with Hedging Obligations (including amortization of fees),

•	interest Incurred in connection with Investments in discontinued operations,

•	interest in respect of Indebtedness of any other Person to the extent such Indebtedness is guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary and

•	the earned discount or yield with respect to the sale of receivables.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

•	any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded;

•	any increase in amortization or depreciation resulting from purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;

•	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

•	any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

•	any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors) shall be excluded;

•	the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; and

•	the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who:

•	was a member of the Company’s Board of Directors on the Issue Date;

•	was nominated for election or elected to the Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of the Company’s Board of Directors at the time of the nomination or election; or

•	was nominated for election or elected to the Board of Directors with the affirmative vote of a nominating committee, the majority of the members of which were (i) members whose nomination or election was previously approved in accordance with the immediately preceding two bullet points and/or (ii) members whose nomination was previously so approved by such a nominating committee.

“Credit Agreement” means the credit agreement to be dated as of                     , 2004, as amended, restated, supplemented, waived, replaced, restructured, repaid, increased, refunded, refinanced or otherwise modified from time to time (whether or not terminated and whether with the original lenders or otherwise), among the Company, the Subsidiaries of the Company named therein, the financial institutions from time to time a party thereto and the administrative agent, fronting bank and swingline lender, including any successor or replacement facility extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement or increasing the amount of available borrowings thereunder (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refunding, refinancing or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company (other than Disqualified Stock) that is issued (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the proceeds of which are excluded from the calculation set forth in clause (c) of the covenant described under “—Limitation on Restricted Payments.”

“Designated Senior Indebtedness” means (i) the Senior Lender Indebtedness and (ii) any other Senior Indebtedness of the Company with a principal amount in excess of $           million and designated by the Company as Designated Senior Indebtedness.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event;

•	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

•	is convertible or exchangeable for Indebtedness or Disqualified Stock; or

•	is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the 91st day following the maturity date of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such first anniversary shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the company and its Restricted Subsidiaries may become obligated to pay upon the maturity of or pursuant to any mandatory redemption provisions of, such Disqualified Stock. Notwithstanding the third bullet point of this definition, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Dividend Suspension Period” means any period for which the Fixed Charge Coverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available, is less than to 1.00.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Excess Cash” shall mean, with respect to any period, Adjusted EBITDA minus the sum of:

•	cash interest expense;

•	deferred interest, if any, not otherwise included in the clause contained in the first bullet point ;

•	cash income tax expense;

•	Capital Expenditures (except to the extent financed with an incurrence of Indebtedness or expenditures made utilizing funds from the capital expenditures reserve account);

•	any item included in the clause contained in the fourth bullet point under the definition of Adjusted EBITDA that represents a cash payment; and

•	any mandatory prepayments that permanently reduce the aggregate principal amount of Designated Senior Indebtedness prior to its scheduled maturity (to the extent not included in the first two bullet points above).

“Excluded Contributions” means the net proceeds received by the Company after the Issue Date from (i) contributions to its common equity capital and (ii) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock incentive plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an Officer of the Company, the proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the covenant “—Limitation on Restricted Payments”.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, determined on a consolidated basis, the ratio of Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs, assumes, guarantees or redeems any Indebtedness (other than in the case of revolving credit borrowings, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person for such period and (b) all cash dividend payments (excluding items eliminated in consolidation) (i) on any series of preferred stock and (ii) on Class B Common Stock (but only to the extent such dividends exceed the aggregate dividends that would have been paid on the shares of Class A common stock had the Class B common stock been fully converted into Class A common stock and Notes for the relevant period, and only to the extent such excess amount is not included in Consolidated Interest Expense) of such Person.

“Foreign Subsidiary” means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States of America, or a state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Company under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with the Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“IDS” means the Company’s Income Deposit Securities, whether currently outstanding or as may be issued from time to time.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

•	the principal and premium (if any) of any indebtedness of such Person, whether or not contingent:

•	in respect of borrowed money;

•	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

•	representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor or an accrued expense due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto;

•	in respect of Capitalized Lease Obligations; or

•	representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

•	to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

•	to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person; provided, further, that any obligation of the Company or any Restricted Subsidiary in respect of (i) minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business, and (ii) account credits to participants under the LTIP or any successor or similar compensation plan, shall be deemed not to constitute Indebtedness.

In no event will obligations in respect of any Capital Stock constitute Indebtedness hereunder.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a similar business of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Investment Grade Securities” means:

•	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

•	debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

•	investments in any fund that invests exclusively in investments of the type described in the clauses contained in the immediately preceding two bullet points which fund may also hold cash.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and other loans and advances to officers, employees, directors and consultants made in the ordinary course of business), purchases or other acquisitions for consideration (including agreements providing for the adjustment of purchase price) of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Limitation on Restricted Payments”:

•	“Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

•	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Issue Date” means the first date on which any Notes are authenticated.

“Leverage Ratio” means, with respect to any Person for any period, the ratio of Net Debt of such Person at the end of such period to the Adjusted EBITDA of such Person for such period provided that the calculation of Leverage Ratio of the Company will assume conversion of all outstanding Class B common stock for IDSs, as if such exchange occurred at the end of such period. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness or issues or redeems Preferred Stock subsequent to the end of the period for which the Leverage Ratio is being calculated but prior to the event for which the calculation of the Leverage Ratio is made (the “Calculation Date”), then the Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the end of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated interest coverage obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition or disposition, have discontinued any operation, or have engaged in merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“LTIP” means any long-term incentive or similar compensation plan maintained by the Company or its Restricted Subsidiaries.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Debt” means, with respect to the Company, on a consolidated basis at any time, the actual outstanding amount of funded indebtedness, plus, without duplication, the principal component of all Capitalized Lease Obligations and, without duplication, other Indebtedness of the Company and its Restricted Subsidiaries at such time, less (i) any early termination payments that would be owed to the Company and its Subsidiaries if all outstanding Hedging Obligations were terminated, and (ii) the amount of cash and Cash Equivalents of the Company and its Subsidiaries on the balance sheet as of the date of determination.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or other dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other considerations received in any other noncash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the clause in the first bullet point of the second paragraph of the covenant described under “—Asset Sales”) to be paid as a result of such transaction cash escrows (until released from escrow to the seller), and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with generally accepted accounting principles in effect at that time against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes” means the      % senior subordinated notes of the Company, including any additional Notes unless expressly provided otherwise.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

“Officer” means the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Pari Passu Indebtedness” means

•	with respect to the Company, the Notes and any other Indebtedness of the Company, other than Senior Indebtedness, Secured Indebtedness or Subordinated Indebtedness of the Company; and

•	with respect to any Guarantor, its Guarantee and any other Indebtedness of such Guarantor, other than Senior Indebtedness, Secured Indebtedness and Subordinated Indebtedness of such Guarantor.

“Permitted Asset Swap” means any one or more transactions in which the Company or any Restricted Subsidiary exchanges assets for consideration consisting of:

•	assets used or useful in a Similar Business or all or substantially all of the Capital Stock of a Person engaged in a Similar Business and

•	any cash or Cash Equivalents, provided that such cash or Cash Equivalents will be considered Net Proceeds from an Asset Sale.

“Permitted Holders” means J.W. Childs Equity Partners II, JWC-InSight Co-invest LLC and Halifax Capital Partners and their respective affiliates.

“Permitted Investments” means:

•	any Investment in the Company or any Restricted Subsidiary;

•	any Investment in Cash Equivalents or Investment Grade Securities;

•	any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

•	any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

•	any Investment existing on the Issue Date;

•	loans and advances to employees not in excess of $ million outstanding at any one time in the aggregate;

•	any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, compromise, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

•	Hedging Obligations;

•	additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed the greater of % of Tangible Assets or $ million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

•	loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business, and account credits and payments to participants under the LTIP or any successor or similar compensation plan;

•	Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the “—Limitation on Restricted Payments” covenant;

•	any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Transactions with Affiliates” (except transactions described in the clauses contained in the second and fourth bullet points of such paragraph);

•	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

•	Guarantees issued in accordance with “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

•	any Investment by the Company or a Restricted Subsidiary in a Restricted Subsidiary and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

•	Investments consisting of purchases and acquisitions of assets in the ordinary course of business.

•	Investments in prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

•	pledges or deposits permitted under clause (d) of the definition of Permitted Liens; and

•	receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances.

“Permitted Junior Securities” shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness of the Company on the Issue Date, so long as to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (a) the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Indebtedness and which have been determined by the relevant court to constitute satisfaction in full in cash of any Senior Indebtedness not paid in full in cash.

“Permitted Liens” means, with respect to any Person:

(a) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(b) Liens imposed by law, such as carriers’, warehousemen’s, landlords’, suppliers’ and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(c) Liens for taxes, assessments or other governmental charges not yet delinquent more than 30 days or which are being contested in good faith by appropriate proceedings;

(d) Liens to secure the performance of statutory obligations, performance, appeal and surety bonds or bid bonds or completion guarantees or other obligations of like nature or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the operation of the business of the Company and its subsidiaries, taken as a whole;

(f) Liens existing on the Issue Date;

(g) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(h) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided further, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(i) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(k) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(l) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(m) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(n) Liens in favor of the Company or any Restricted Subsidiary;

(o) Liens on equipment of the Company granted in the ordinary course of business to the Company’s client at which such equipment is located;

(p) Liens encumbering deposits made in the ordinary course of business to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set-off;

(q) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the Indenture;

(r) Liens to secure Indebtedness permitted by clauses (a), (d) and (1) of the second paragraph of the covenant described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(s) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h), (i), (j) and (r); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i), (j) or (r) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(t) Liens in favor of the trustee to secure the Company’s payment obligations to the trustee;

(u) pledges or deposits by a Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contacts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(v) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired; and

(w) Liens with respect to obligations that do not exceed $ million at any one time outstanding.

“Person” means any individual, corporation, partnership, business trust, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/ Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

“Secured Indebtedness” means any Indebtedness of the Company or any Subsidiary secured by a Lien.

“S&P” means Standard and Poor’s, a division of The McGraw-Hill Companies, Inc.

“Senior Credit Documents” means the collective reference to the Credit Facilities, the notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto.

“Senior Indebtedness” with respect to the Company or any Guarantor means the Senior Lender Indebtedness and all other Indebtedness of the Company or such Guarantor, including principal, interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary of the Company at the rate specified in the applicable Senior Indebtedness, whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including make-whole payments, fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior, or are subordinated, in right of payment to the Notes or such Guarantor’s Guarantee, as applicable; provided, however, that Senior Indebtedness shall not include, as applicable:

•	any obligation of the Company to any Subsidiary of the Company or of such Guarantor to the Company or any other Subsidiary of the Company;

•	any liability for federal, state, local or other taxes owed or owing by the Company or such Guarantor;

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

•	any Indebtedness or obligation of the Company or such Guarantor which is Pari Passu Indebtedness; and

•	any Indebtedness Incurred in violation of the Indenture.

“Senior Lender Indebtedness” means any and all amounts payable under or in respect of the Credit Facilities, the Senior Credit Documents with respect thereto and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor, as applicable, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means the businesses conducted by the Company and its Subsidiaries on the Issue Date and any and all diagnostic imaging and information businesses that in the good faith judgment of the Company are reasonably related thereto.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means, any Indebtedness of the Company or any Guarantor, the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Guarantee.

“Subsidiary” means, with respect to any Person:

•	any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

•	any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Notwithstanding anything to the contrary contained herein or elsewhere, Toms River Imaging Associates, L.P. will be deemed a Subsidiary of the Company so long as the Company, directly or indirectly, owns at least 50% of the Voting Stock thereof.

“Tangible Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, as shown on the most recent balance sheet of the Company.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor, and if at any time there is more than one such party, “Trustee” as used with respect to the securities of any series shall mean the trustee with respect to securities of that series.

“Trust Officer” means:

•	any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject; and

•	who shall have direct responsibility for the administration of the Indenture.

“Unrestricted Subsidiary” means:

•	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

•	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; provided further, however, that either:

•	the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

•	if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled “—Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

•	the Company could incur $1.00 of additional Indebtedness pursuant to the Leverage Ratio test described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (2) the Leverage Ratio for the Company and its Restricted Subsidiaries would be lower than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation and

•	no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing:

•	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by

•	the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

Description of Capital Stock

The following is a description of the terms of our amended and restated certificate of incorporation and by-laws, the forms of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is part and which will become effective prior to the offering contemplated by this prospectus.

Authorized Capitalization

Our authorized capital stock consists of:

•	shares of Class A common stock, par value $0.001 per share;

•	shares of Class B common stock, par value $0.001 per share; and

•	shares of Class C common stock, par value $0.001 per share.

After this offering there will be                      shares of our Class A common stock,                      shares of our Class B common stock and no shares of our Class C common stock outstanding.

Our Existing Common Stock

In connection with the recapitalization, we will exchange all shares of our existing common stock for the recapitalization consideration. While our existing common stock will remain authorized, no shares will be outstanding after the recapitalization and we do not intend to issue any additional shares in the foreseeable future.

Class A Common Stock

Voting Rights. The holders of the Class A common stock are entitled to one vote per share. Except as otherwise required by law and as provided in this paragraph, holders of common stock will vote as a single class on all matters presented to the stockholders for a vote. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can elect all of our directors. In such event, the holders of the remaining shares will not be able to elect any directors. Class A common stock will be entitled to vote separately on any amendment to our amended and restated certificate of incorporation that would disproportionately and adversely affect the rights of holders of Class A common stock.

Dividend Rights. All shares of Class A common stock are entitled to share equally in the dividends that the board of directors may declare from sources legally available for dividends. Dividends on the Class A common stock will be pari passu based on their relative dividend rate with dividends on the Class B common stock. Any time dividends are paid to the holders of our Class A common stock, holders of our Class B common stock will also receive dividends. At the time of the closing of this offering, our board of directors expects to adopt a dividend policy regarding our capital stock under which the initial dividend level on each share of Class A common stock will be approximately $          for the first year following this offering. These dividends may only be paid to the extent allowable under applicable law, the terms of our new credit facility and the indenture governing our senior subordinated notes. See “Initial Dividend Policy and Restrictions.”

Combination with Senior Subordinated Notes to Form IDSs. Only shares of our Class A common stock may be combined with senior subordinated notes to form IDSs. Our bylaws will provide that we may only issue additional shares of our Class A common stock as part of IDSs and pursuant to a registration statement. Following the automatic separation of the IDSs shares of Class A common stock and notes may no longer be combined to form IDSs. See “Description of IDSs—Automatic Separation.”

Class Restrictions. Our bylaws provide that, so long as we have any IDSs outstanding, we may not issue any shares of Class A common stock unless such shares are represented by IDSs that have been issued in transactions that are registered under the Securities Act of 1933 or issued pursuant to the terms of our shares of Class B common stock. Only shares of Class A common stock may be combined with notes to form IDSs.

Liquidation Rights. Upon liquidation or dissolution of InSight Holdings whether voluntary or involuntary, each share of Class A common stock is entitled to share equally in the assets available for distribution to stockholders after payment of all prior obligations and payments.

Other Matters. Holders of the Class A common stock have no preemptive rights. All outstanding shares of Class A common stock are fully paid and non-assessable. The shares of Class A common stock are not convertible and not redeemable. See “Securities Eligible for Future Sale” for a discussion of restrictions on eligibility.

Class B Common Stock

Voting Rights. The holders of our Class B common stock are entitled to one vote per share with respect to each matter on which the holders of our Class A common stock are entitled to vote. Shares of our Class B common stock are entitled to the same voting rights per share and vote together as a class with holders of our common stock on all matters with respect to which holders are entitled to vote. The holders of our Class B common stock are not entitled to cumulate their votes in the election of our directors.

Dividend Rights. The holders of our Class B common stock are entitled to receive dividends as they may be declared from time to time by our board of directors from sources legally available for dividends. At the time of the closing of this offering, our board of directors expects to adopt a dividend policy regarding our capital stock under which the initial dividend level on each share of Class B common stock will be approximately $          , for the first year following this offering. Any time dividends are paid to our Class A common stock or Class C common stock, holders of our Class B common stock will be paid a dividend. The dividend on our Class B common stock will be adjusted by the same percentage as the percent change in the dividends on our Class A common stock. These dividends may only be paid to the extent allowable under applicable law, the terms of our new credit facility and the indenture governing our senior subordinated notes. See “Initial Dividend Policy and Restrictions.”

Investor Rights. We have entered into an agreement with our existing equity investors which, subject to certain conditions, allows them to exchange their shares of Class B common stock for IDSs, see “Related Party Transactions—Investor Rights Agreement.”

Liquidation Rights. Upon liquidation or dissolution of InSight Holdings whether voluntary or involuntary, each share of Class B common stock is entitled to share equally in the assets available for distribution to stockholders after payment of all prior obligations and payments.

Other Matters. Holders of the Class B common stock have no preemptive rights. All outstanding shares of Class B common stock are fully paid and non-assessable. The shares of Class B common stock are not convertible and not redeemable.

Class C Common Stock

Voting Rights. The holders of our Class C common stock are entitled to one vote per share with respect to each matter on which the holders of our Class C common stock are entitled to vote. Shares of our Class C common stock are entitled to the same voting rights per share and vote together as a class with holders of our common stock on all matters with respect to which holders are entitled to vote. The holders of our Class C common stock are not entitled to cumulate their votes in the election of our directors.

Dividend Rights. The holders of our Class C common stock are entitled to receive dividends as they may be lawfully declared from time to time by our board of directors.

Liquidation Rights. Upon liquidation or dissolution of InSight Holdings whether voluntary or involuntary, each share of Class C common stock is entitled to share equally in the assets available for distribution to stockholders after payment of all prior obligations and payments.

Other Matters. Holders of the Class C common stock have no preemptive rights. All outstanding shares of Class C common stock are fully paid and non-assessable. The shares of Class C common stock are not convertible and not redeemable.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meeting of Stockholders. Our organizational documents prohibit stockholder action by written consent. Our amended and restated certificate of incorporation will provide that special meetings of our stockholders may be called only by our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws will provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder’s notice regarding (1) a stockholder’s proposal must be delivered or mailed and received at our principal executive offices not less than 60 days not more than 90 days prior to the meeting or (2) a director nomination must be delivered or mailed and received at our principal executive offices not less than 60 nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders; provided that if less than 70 days notice or prior public announcement of the date of the meeting is given, notice regarding stockholder nominations for the election of directors or notice of other stockholder proposals must be received by our corporate secretary by the later of 10 days following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made. Our bylaws will also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our organizational documents include provisions that eliminate, to the extent allowable under the DGCL, the personal liability of directors for monetary damages for actions taken as a director. Our organizational documents also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent authorized by the DGCL. We will also be expressly authorized to purchase and maintain directors’ and officers’ insurance for our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Removal of Directors. Our organizational documents provide that directors may be removed only for cause by the affirmative vote of at least a majority in voting power of the then outstanding shares of our capital stock entitled to vote.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Provisions. The DGCL provides generally that the affirmative vote of a majority in voting power of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation or bylaws require a greater percentage. Our organizational documents provide that the following provisions in the amended and restated certificate of incorporation or bylaws may be amended only by a vote of two-thirds or more in voting power of all the outstanding shares of our capital stock entitled to vote:

•	the prohibition on stockholder action by written consent;

•	the ability to call a special meeting of stockholders being vested solely in our board of directors and the chairman of our board of directors;

•	the provisions relating to advance notice requirements for stockholder proposals and directors nominations;

•	the provisions relating to the rights and fiduciary duties regarding corporate opportunities for our existing equity investors and any of our directors who are officers or directors of such investor;

•	the provisions relating to the removal of directors;

•	the limitation on the liability of our directors to us and our stockholders and the obligation to indemnify and advance reasonable expenses to the directors and officers to the fullest extent authorized by the DGCL;

•	the provisions granting authority to our board of directors to amend or repeal our bylaws without a stockholder vote, as described in more detail in the next succeeding paragraph; and

•	the supermajority voting requirements listed above.

In addition, our amended and restated certificate of incorporation grants our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation provides that these provisions in our amended and restated certificate of incorporation may be amended only by a vote of two-thirds or more in voting power of all the outstanding shares of our capital stock entitled to vote.

Listing

We will apply to list the IDSs on the American Stock Exchange under the trading symbol “          .”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is                     .

Securities Eligible For Future Sale

Future sales or the availability for sale of substantial amounts of IDSs or shares of our common stock or a significant principal amount of our senior subordinated notes in the public market could adversely affect prevailing market prices and could impair our ability to raise capital through future sales of our securities. Upon completion of this offering, we will have                      IDSs outstanding, in respect of                      shares of our Class A common stock in the aggregate and $           million aggregate principal amount of our senior subordinated notes. All of these IDSs and securities represented thereby will be freely tradable without restriction or further registration under the Securities Act, unless the IDSs or securities represented thereby are owned by “affiliates” as that term is defined in Rule 144 under the Securities Act of 1933. Upon completion of this offering, the existing equity investors will own as part of the IDSs, shares of Class A common stock representing an aggregate      % ownership interest in us after the offering, or      % if the underwriters’ over-allotment option is exercised in full. In addition, our existing equity investors will hold                      shares of Class B common stock, which following the second anniversary of the consummation of this offering may be exchanged, subject to certain conditions, for IDSs in connection with the sale of such Class B common stock. The existing equity investors will have demand and piggyback registration rights for their shares of Class A common stock which may be sold in the form of IDSs as well as for their shares of Class B common stock and the IDSs for which the Class B common stock may be exchanged. In addition, certain members of management will have piggyback registration rights for their IDSs. See “Related Party Transactions—Investor Rights Agreement.” Collectively our existing equity holders will be issued                     IDSs in this offering. Under the investor rights agreement, registration rights may not be exercised during the lock-up period.

We may issue shares of our common stock or senior subordinated notes, which may be in the form of IDSs, or other securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of our common stock or senior subordinated notes, which may be in the form of IDSs, or other securities that we may issue may in turn be significant. In addition, we may also grant registration rights covering those shares of our common stock or senior subordinated notes and IDSs, if applicable, or other securities in connection with any such acquisitions and investments.

Material United States Federal Income Tax Consequences

The following discussion, insofar as it relates to matters of United States federal income tax law (and, to the extent specified, United States federal estate tax law) or legal conclusions with respect thereto, constitutes the opinion of our counsel, Kaye Scholer LLP, as to the material United States federal income tax considerations to a United States holder or, as the case may be, a non-United States holder, in each case as defined below, arising from the purchase, ownership and disposition of IDSs, senior subordinated notes or Class A common stock. That opinion is based in part on facts described in this prospectus and on various other factual assumptions, representations and determinations. Any alteration in such facts could adversely affect such opinion. This discussion is based on the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the Internal Revenue Service, or the IRS, and other applicable authorities, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis.

No statutory, administrative or judicial authority directly addresses the treatment of IDSs or instruments similar to IDSs for United States federal income tax purposes, and we have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that discussed below could adversely affect the amount, timing and character of income and gain realized by a holder in respect of an investment in IDSs, senior subordinated notes or Class A common stock. In the case of non-United States holders, a different treatment could subject such holders to the same United States federal withholding tax or estate tax consequences with respect to the senior subordinated notes as they will be subject to with respect to the Class A common stock. Payments to non-United States holders will not be grossed up for or in respect of any such tax. In addition, a different treatment could result in our losing all or part of the deduction for interest that we pay on the senior subordinated notes.

This discussion deals only with holders that purchase IDSs or senior subordinated notes at their original issuance at their original issue price and that will hold IDSs, senior subordinated notes and Class A common stock as “capital assets” (within the meaning of Section 1221 of the Code). This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders, in light of their personal investment circumstances or status, such as banks, insurance companies, certain other financial institutions, tax-exempt organizations, S corporations, partnerships or other pass-through entities, real estate investment trusts, regulated investment companies, dealers or traders in securities or currencies, and taxpayers subject to the alternative minimum tax. This discussion also does not address IDSs, senior subordinated notes or Class A common stock held as part of a hedge, straddle, integrated, synthetic security or conversion or constructive sale transaction, or situations in which the “functional currency” of a United States holder (as defined below) is not the United States dollar. Moreover, except to the extent specified with respect to United States federal estate tax, the effect of any applicable United States federal estate or gift, state, local or non-United States tax laws is not discussed.

THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. INVESTORS CONSIDERING THE PURCHASE OF IDSs, SENIOR SUBORDINATED NOTES OR CLASS A COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

The term “United States holder” means a holder of IDSs, senior subordinated notes or Class A common stock that is, for United States federal income tax purposes:

(1) An individual who is a citizen or resident of the United States;

(2) a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or of any political subdivision thereof;

(3) an estate, the income of which is subject to United States federal income taxation regardless of its source; or

(4) a trust if (a) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries has the authority to control all of the substantial decisions of such trust, or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The term “non-United States holder” means a holder of IDSs, senior subordinated notes or Class A common stock that is, for United States federal income tax purposes not classified as a partnership and that is not a United States holder.

In the case of a holder of IDSs, senior subordinated notes or Class A common stock that is classified as a partnership for United States federal income tax purposes, the tax treatment of the IDSs, senior subordinated notes or Class A common stock to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partnership. If you are a partner of a partnership holding IDSs, senior subordinated notes or Class A common stock, then you should consult your own tax advisors.

Material Consequences to All Holders

IDSs

Allocation of Purchase Price

Your acquisition of an IDS should be treated as an acquisition of separate securities, the share of our Class A common stock and the senior subordinated note represented by the IDS, rather than as a purchase of a single integrated security, and, by purchasing the IDS, you will agree to that treatment. If that treatment is not respected, then the acquisition of IDSs may be treated as an acquisition only of our stock, in which case the senior subordinated notes would be treated in effect as equity rather than as debt for United States federal income tax purposes. See “—Senior Subordinated Notes— Characterization.” The remainder of this discussion assumes that the acquisition of IDSs will be treated as an acquisition of shares of our Class A common stock and the senior subordinated notes, rather than as a purchase of a single integrated security.

The purchase price of each IDS will be allocated between the share of Class A common stock and the senior subordinated note comprising the IDS in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial tax basis in each of the share of Class A common stock and the senior subordinated note. We will report the initial fair market value of each share of Class A common stock as $          and the initial fair market value of each $          principal amount of senior subordinated notes as $          , and by purchasing an IDS, you will agree to that allocation. If this allocation is not respected by the IRS or the courts, then it is possible that the senior subordinated notes will be treated as having been issued with original issue discount or amortizable bond premium. You generally would have to include original issue discount in income in advance of the receipt of cash attributable to that income, and would be able to elect to amortize bond premium over the remaining term of the senior subordinated notes. If issued with original issue discount the senior subordinated notes could be classified as “applicable high yield discount obligations” and a portion of the OID would be nondeductible by us. This would adversely affect our cash flow available for interest payments and distributions to our equity holders. The remainder of this discussion assumes that the allocation of the purchase price of the IDSs described above will be respected.

Separation and Recombination

If you separate your IDSs into the shares of Class A common stock and senior subordinated notes represented thereby or recombine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form IDSs, you generally will not recognize gain or loss upon the separation or recombination. You will continue to take into account items of income or deduction otherwise includible or deductible with respect to the shares of Class A common stock and the senior subordinated notes, and your tax basis in and holding period with respect to the shares of Class A common stock and the senior subordinated notes will not be affected by the separation or recombination.

Senior Subordinated Notes

Characterization

Our counsel, Kaye Scholer LLP, is of the opinion that the senior subordinated notes should be treated as debt for United States federal income tax purposes, and based upon that opinion, we believe that the senior subordinated notes should be so treated. In addition, the lead underwriters have received an opinion from their counsel, Skadden, Arps, Slate, Meagher & Flom LLP, to the effect that the senior subordinated notes should be treated as debt for United States federal income tax purposes. These opinions are based on facts described in this prospectus and on various other factual assumptions, representations and determinations, which are discussed in more detail in the following paragraphs. Any alteration of such facts could adversely affect such opinions. These opinions are not binding on the IRS or the courts, which could disagree. We will treat the senior subordinated notes as debt for United States federal income tax purposes, and, by acquiring senior subordinated notes, directly or in the form of an IDS, you agree likewise to treat the senior subordinated notes as our indebtedness for all purposes.

The determination as to whether an instrument is treated as debt or as equity for United States federal income tax purposes is based on all of the facts and circumstances. There is no clear statutory definition of debt and the characterization of an instrument as debt or as equity is governed by principles developed in the case law, which analyzes numerous factors that are intended to identify the formal characteristics of, and the economic substance of, the holder’s interest in the issuer. Our determination that the senior subordinated notes should be treated as debt for United States federal income tax purposes, and the opinions of counsel to this effect referred to above, rely upon certain representations and determinations made by us and an independent appraisal firm, including representations and determinations substantially to the effect that:

•	after 45 days from the closing of this offering, an investor holding IDSs may separate the Class A common stock and senior subordinated notes comprising the IDSs and an investor holding senior subordinated notes and Class A common stock may create IDSs, in each case, without material market impediment;

•	the term, interest rate and other material provisions of the senior subordinated notes including, inter alia restrictions on incurrence of debt and payment of dividends, are commercially reasonable and are substantially similar to those terms to which an unrelated third party lender not otherwise owning equity in the Company, bargaining at arm’s length, would reasonably agree;

•	the senior subordinated notes, as structured, if sold in their entirety could be sold separately to unrelated third parties for prices that are approximately equal to $ million and any difference between the prices paid for the separate notes and the portion of the offering price of the IDSs allocable to the senior subordinated notes comprising the IDSs results primarily from the differences in the size of the offerings and the related liquidity consequences;

•	the portion of the offering price of an IDS allocable (based on fair market value) to the senior subordinated notes comprising the IDSs is , and the portion allocable to the shares of Class A common stock is ;

•	taking this offering and our recapitalization into account, on a pro forma basis, the ratio of our aggregate amount of indebtedness in relation to our aggregate capital is commercially reasonable under the circumstances and is comparable to similarly situated corporate bond issuers;

•	the ratio of the aggregate amount of our and our subsidiaries’ indebtedness in relation to our and their EBITDA is commercially reasonable under the circumstances and is comparable to similarly situated corporate bond issuers;

•	taking this offering and our recapitalization into account, on a pro forma basis, the aggregate amount of our indebtedness in relation to the aggregate fair market value of our equity is commercially reasonable under the circumstances and is comparable to similarly situated corporate bond issuers;

•	taking this offering and our recapitalization into account, on a pro forma basis, the ratio of (i) the sum of all of our outstanding indebtedness to (ii) the fair market value of our equity does not exceed approximately to -1; and

•	based on our detailed financial forecasts (and assuming without verifying that those forecasts are correct), the Company will be able to make all payments on the senior subordinated notes in full in accordance with the terms including repaying the principal at their maturity, and it is likely that such repayment would be made with accumulated cash and/or by refinancing with short term (five years or less) unsubordinated debt, or a combination thereof.

In light of the representations and determinations described above and their relevance to several of the factors analyzed in the case law, and taking into account the facts and circumstances relating to the issuance of the senior subordinated notes (including the separate issuance of senior subordinated notes in this offering), we (and our counsel) are of the view that the senior subordinated notes should be treated as debt for United States federal income tax purposes. As indicated above, there is no authority that directly addresses the tax treatment of instruments with terms substantially similar to the senior subordinated notes or offered under circumstances such as this offering (that is, senior subordinated notes offered as a unit with common stock). In light of this absence of direct authority, neither we nor our counsel can conclude with certainty that the senior subordinated notes will be treated as debt for United States federal income tax purposes. The consequences to United States holders and non-United States holders described below assume that the senior subordinated notes will be respected as debt. However, no ruling on this issue has been requested from the IRS and, thus, there can be no assurance that the classification of the senior subordinated notes as debt will not be challenged by the IRS or would be sustained if challenged.

If the senior subordinated notes were treated as equity rather than as debt for United States federal income tax purposes, then stated interest paid on the senior subordinated notes generally would be treated as a dividend to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, but those dividends likely would not qualify for the special 15% rate described below. We would not be permitted to deduct interest on the senior subordinated notes for United States federal income tax purposes. In addition, as discussed below under “—Material Consequences to Non-United States Holders— Class A Common Stock,” non-United States holders could be subject to withholding or estate taxes with respect to the senior subordinated notes in the same manner as they will be with respect to the Class A common stock. Our inability to deduct interest on the senior subordinated notes could materially increase our taxable income and, thus, our United States federal income tax liability. This would reduce our after-tax cash flow and could materially and adversely impact our ability to make interest and dividend payments on the senior subordinated notes and the Class A common stock.

Material Consequences to U.S. Holders

Senior Subordinated Notes

     Payments of Interest; Deferral of Interest

Subject to the discussion of deferred interest immediately below, and assuming the senior subordinated notes are respected as debt for U.S. federal income tax purposes, stated interest on the senior subordinated notes will be taxable to you as ordinary income, at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes.

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount, referred to as OID. Although there is no authority that directly describes when a contingency such as the interest deferral option described in “Description of the Senior Subordinated Notes— Terms of the Notes— Interest Deferral” should be considered “remote,” based on our financial forecasts, we believe that the likelihood of deferral of interest payments on the senior subordinated notes is remote. Based on the foregoing, although the matter is not free from doubt because of the lack of direct authority, we intend to take the position that the option to defer interest does not cause the senior subordinated notes to be considered to be issued with OID at the time of their original issuance.

Under the Treasury regulations, if the option to defer any payment of interest on the senior subordinated notes were determined not to be a “remote” contingency, or if, as discussed above, the issue price of the senior subordinated note was determined to be less than the face amount by more than a de minimis amount, or if any payment of interest actually were deferred, then the senior subordinated notes would be treated as issued with OID at the time of issuance or at the time of such occurrence, as the case may be. At such time, all stated interest on the senior subordinated notes thereafter would be treated as OID as long as the senior subordinated notes remained outstanding. In such event:

•	you would be required to include the yield on the senior subordinated notes in income as OID on an economic accrual basis over the term of the senior subordinated notes, possibly before the receipt of the cash attributable to the OID, and without regard to your overall method of tax accounting;

•	actual payments of stated interest would not be reported as taxable income;

•	any amount of OID included in your gross income (whether or not during a deferral period) with respect to the senior subordinated notes would increase your tax basis in the senior subordinated notes; and

•	the amount of payments in respect of such accrued OID would reduce your tax basis in the senior subordinated notes.

Consequently, during a deferral period, a United States holder would be required to continue to include OID in gross income as it accrued, even though we would not make any actual cash payments on the senior subordinated notes.

No rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote” as used in the Treasury regulations relating to OID, and it is possible that the IRS could take a position contrary to our position.

     Sale, Exchange or Retirement

Upon the sale, exchange, retirement or other taxable disposition of an IDS, you will be treated as having sold, exchanged, retired or disposed of the senior subordinated note that constitutes a portion of the IDS. Upon the sale, exchange, retirement or other taxable disposition of a senior subordinated note, you will recognize gain or loss in an amount equal to the difference between the portion of the proceeds allocable to, or received for, the senior subordinated note (less amounts received in respect of accrued and unpaid interest, which will be treated as a payment of interest for United States federal income tax purposes) and your adjusted tax basis in the senior subordinated note. As described above under “—Material Consequences to All Holders— IDSs— Allocation of Purchase Price,” your tax basis in the senior subordinated note generally will be the portion of the purchase price of your IDS allocable to the senior subordinated note. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if you have held the IDSs for more than one year. The deductibility of capital losses is subject to limitations.

     Additional Issuances

The indenture governing the senior subordinated notes will permit us, from time to time, to issue additional senior subordinated notes separately or as a part of new IDSs having terms that are substantially identical to those of the senior subordinated notes offered hereby. Such subsequently issued senior subordinated notes may be issued with OID (for example, as a result of changes in prevailing interest rates if they are issued at a discount to their face value). The United States federal income tax consequences to you of the subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) are unclear. The indenture governing the senior subordinated notes and the agreements with DTC will provide that, in the event that there is a subsequent issuance of senior subordinated notes having terms substantially identical to the senior subordinated notes offered hereby, each holder of senior subordinated notes or IDSs, as the case may be, agrees that a portion of such holder’s senior subordinated notes will be automatically exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes or IDSs. Consequently, immediately following each such subsequent issuance and exchange, each holder of subsequently issued senior subordinated notes, held either as part of IDSs or separately, and each holder of existing senior subordinated notes or IDSs, as the case may be, will own an inseparable unit composed of notes of each separate issuance in the same proportion as each other holder. Because a subsequent issuance will affect the senior subordinated notes in the same manner, regardless of whether those senior subordinated notes are held as part of IDSs or separately, the combination of senior subordinated notes and shares of Class A common stock to form IDSs, or the separation of IDSs, should not affect your tax treatment with respect to subsequent issuances, as described above.

The aggregate stated principal amount of senior subordinated notes owned by each holder will not change as a result of such subsequent issuance and exchange. However, under applicable law, it is possible that the holders of subsequently issued senior subordinated notes (to the extent issued with OID) will not be entitled to a claim for the portion of their principal amount that represents unaccrued OID in the event of an acceleration of the senior subordinated notes or a bankruptcy proceeding occurring prior to the maturity of the senior subordinated notes. Whether the receipt of subsequently issued senior subordinated notes in exchange for previously issued senior subordinated notes in this automatic exchange constitutes a taxable exchange for United States federal income tax purposes depends on whether the subsequently issued senior subordinated notes are viewed as differing materially from the senior subordinated notes exchanged. Due to a lack of applicable guidance, it is unclear whether the subsequently issued senior subordinated notes would be viewed as differing materially from the previously issued senior subordinated notes for this purpose. Consequently, it is unclear whether an exchange of senior subordinated notes for subsequently issued senior subordinated notes results in a taxable exchange for United States federal income tax purposes.

If the automatic exchange following a subsequent issuance of senior subordinated notes is a taxable exchange, then you generally would recognize gain or loss in an amount equal to the difference between the fair market value of the subsequently issued senior subordinated notes received and your adjusted tax basis in the senior subordinated notes exchanged. See “—Senior Subordinated Notes— Sale, Exchange or Retirement.” Further, any loss on the deemed exchange likely would be disallowed under the wash sale rules, in which case your basis in the subsequently issued senior subordinated notes would be increased to reflect the amount of the disallowed loss. In the case of a taxable exchange, your initial tax basis in the subsequently issued senior subordinated notes received in the exchange would be the fair market value of such senior subordinated notes on the date of exchange (adjusted to reflect any disallowed loss) and your holding period in such senior subordinated notes would begin on the day after such exchange.

Regardless of whether the exchange is treated as a taxable event, such exchange may result in an increase in the amount of OID, if any, that you are required to accrue with respect to senior subordinated notes. Following any subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) and resulting exchange, we (and our agents) will report any OID on any subsequently issued senior subordinated notes ratably among all holders of senior subordinated notes and IDSs, and each holder of senior subordinated notes and IDSs will, by purchasing senior subordinated notes or IDSs, as the case may be, agree to report OID in a manner consistent with this approach. Consequently, holders that acquire senior subordinated notes in this offering may be required to report OID as a result of a subsequent issuance (even though they purchased senior subordinated notes having no OID). This will generally result in such holders reporting more interest income over the term of the senior subordinated notes than they would have reported had no such subsequent issuance and exchange occurred, and any such additional interest income will be reflected as an increase in the tax basis of the senior subordinated notes, which will generally result in a capital loss (or reduced capital gain) upon a sale, exchange or retirement of the senior subordinated notes. However, the IRS may assert that any OID should be reported only to the persons that initially acquired such subsequently issued senior subordinated notes (and their transferees). In such case, the IRS might further assert that, unless a holder can establish that it is not such a person (or a transferee thereof), all of the senior subordinated notes held by such holder will have OID. Any of these assertions by the IRS could create significant uncertainties in the pricing of IDSs and senior subordinated notes and could adversely affect the market for IDSs and senior subordinated notes.

It is possible that senior subordinated notes that we issue in a subsequent issuance will be issued at a discount to their face value and, accordingly, may have “significant OID” and thus be classified as “applicable high yield discount obligations.” If any senior subordinated notes were so classified, then a portion of the OID on those senior subordinated notes could be nondeductible by us and the remainder would be deductible only when paid. This treatment would have the effect of increasing our taxable income and may adversely affect our cash flow available for interest payments and distributions to our equityholders.

Due to the complexity and uncertainty surrounding the United States federal income tax treatment of subsequent issuances and exchanges of senior subordinated notes, prospective investors are urged to consult their tax advisors regarding the applicable tax consequences to them in light of their particular circumstances.

Class A Common Stock

     Dividends

The gross amount of dividends paid to you on our Class A common stock will be treated as dividend income to you, to the extent paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). To the extent, if any, that the amounts of dividends paid to you on a share of our Class A common stock exceed our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of your tax basis in the shares of Class A common stock and thereafter as capital gain. Pursuant to recently enacted legislation, if you are an individual, then dividends that we pay to you through 2008 will be subject to tax at long-term capital gain rates (up to 15%), provided that certain holding period and other requirements are satisfied.

     Sale or Exchange

Upon the sale, exchange or other taxable disposition of an IDS, you will be treated as having sold, exchanged or disposed of the share of Class A common stock constituting a portion of the IDS. Upon the sale, exchange or other taxable disposition of a share of our Class A common stock (other than, in some circumstances, a sale of shares to us), you will recognize gain or loss in an amount equal to the difference between the portion of the proceeds allocable to your share of Class A common stock and your tax basis in the share of Class A common stock. As described above under “—Material Consequences to All Holders—IDSs—Allocation of Purchase Price,” your tax basis in the share of Class A common stock generally will be the portion of the purchase price of your IDS allocable to the share of Class A common stock. Such gain or loss will generally be capital gain or loss, and will generally be long-term capital gain or loss if you have held the Class A common stock for more than one year. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding Tax

In general, we, our paying agents and certain other intermediaries must report certain information to the IRS with respect to payments of principal and interest on the senior subordinated notes, payments of dividends on the Class A common stock, and payments of the proceeds of the sale of senior subordinated notes, Class A common stock or IDSs to certain United States holders. The payor (which may be us or an intermediary) will be required to impose backup withholding tax, currently at a rate of 28%, if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or otherwise to establish an exemption from backup withholding tax, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee underreporting described in Section 3406(c) of the Code or (iv) the payee has not certified under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the payee that it is subject to backup withholding tax under the Code. Any amounts withheld under the backup withholding tax rules from a payment to a United States holder will be allowed as a credit against that holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Material Consequences to Non-United States Holders

The following discussion applies only to non-United States holders, and assumes that no item of income, gain, deduction or loss derived by the non-United States holder in respect of the senior subordinated notes, Class A common stock or IDSs at any time is effectively connected with the conduct of a United States trade or business. Special rules may apply to certain non-United States holders, such as:

•	United States expatriates,

•	controlled foreign corporations,

•	passive foreign investment companies,

•	foreign personal holding companies,

•	corporations that accumulate earnings to avoid United States federal income tax,

•	investors in pass-through entities that are subject to special treatment under the Code, and

•	non-United States holders that are engaged in the conduct of a United States trade or business.

Such non-United States holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Senior Subordinated Notes

     Characterization

As discussed above under “—United States Holders—Senior Subordinated Notes—Characterization,” we believe that the senior subordinated notes should be treated as debt for United States federal income tax purposes. However, no ruling on this issue has been requested from the IRS and thus there can be no assurance that this position will be sustained if challenged by the IRS. If the senior subordinated notes were treated as equity rather than as debt for United States federal income tax purposes, then the senior subordinated notes would be treated in the same manner as shares of Class A common stock are treated, as described below under “—Material Consequences to Non-United States Holders—Class A Common Stock—Dividends,” and, in particular, payments of interest on the senior subordinated notes would be subject to United States federal withholding tax at rates up to 30%. Payments to non-United States holders will not be grossed- up on account of any such taxes. The remainder of this discussion assumes that the characterization of the senior subordinated notes as debt for United States federal income tax purposes will be respected.

     Stated Interest

Generally, subject to the discussion of backup withholding tax below, interest paid on the senior subordinated notes to a non-United States holder will be exempt from United States withholding tax under the “portfolio interest exemption”; provided that (i) the holder does not actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote, (ii) the holder is not a controlled foreign corporation related to us actually or constructively through stock ownership, (iii) the holder is not a bank that acquired the senior subordinated notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (iv) either (a) the holder provides an applicable IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury that includes its name and address and certifies as to its non-United States status in compliance with applicable law and regulations or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the senior subordinated notes and provides a statement to us or our agent under penalties of perjury in which it certifies that an applicable Form W-8BEN (or a suitable substitute) has been received by it from the non-United States holder or qualifying intermediary and furnishes a copy to us or our agent. The statement requirement referred to in the preceding sentence may be satisfied with other documentary evidence in the case of a senior subordinated note held in an offshore account or through certain foreign intermediaries.

If you cannot satisfy the “portfolio interest exemption” described above, payments of interest (including OID) made to you will be subject to 30% withholding tax unless you provide us or our paying agent, as the case may be, with a properly executed IRS Form W-8BEN claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty.

     Sale, Exchange or Retirement

Upon the sale, exchange, retirement or other taxable disposition of an IDS, you will be treated as having sold, exchanged, retired or disposed of the senior subordinated note that constitutes a portion of the IDS. Any gain realized upon the sale, exchange, retirement or other disposition of senior subordinated notes generally will not be subject to United States federal income tax, unless you are an individual, you are present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met.

     United States Federal Estate Tax

Senior subordinated notes beneficially owned by an individual who at the time of death is a non-United States holder should not be subject to United States federal estate tax, provided that any payment of interest to such individual on the notes would be eligible for exemption from the United States federal withholding tax under the rules described above under “—Material Consequences to Non-United States Holders—Senior Subordinated Notes—Stated Interest” without regard to the statement requirement described therein.

Class A Common Stock

     Dividends

Dividends paid to you generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you wish to claim the benefit of an applicable treaty rate for dividends (and to avoid backup withholding tax as discussed below), you will be required to:

•	complete the applicable IRS Form W-8BEN (or suitable substitute form) and certify, under penalties of perjury, that you are not a United States person, or

•	if the shares of our Class A common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

Special certification and other requirements apply to certain non-United States holders that are entities rather than individuals.

If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

     Sale or Exchange

Upon the sale, exchange or other taxable disposition of an IDS, you will be treated as having sold, exchanged or disposed of the share of Class A common stock constituting a portion of the IDS. You generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of shares of our Class A common stock, unless:

•	if you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or

•	we are or have been a United States real property holding corporation for United States federal income tax purposes.

We believe that we are not, and we do not anticipate becoming, a United States real property holding corporation for United States federal income tax purposes.

     United States Federal Estate Tax

Shares of our Class A common stock held by an individual non-United States holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding Tax

The amount of interest and dividends paid to you and the amount of tax, if any, withheld with respect to such payments will be reported annually to the IRS. Copies of the information returns reporting such interest, dividends and withholding of tax may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Backup withholding tax may be required with respect to payments made by us or any paying agent to you, unless the statement described in “Material Consequences to Non-United States Holders—Senior Subordinated Notes—Stated Interest” has been received (and we or the paying agent do not have actual knowledge or reason to know that you are a United States person).

Information reporting and, depending on the circumstances, backup withholding tax will apply to the proceeds of a sale of IDSs, senior subordinated notes or Class A common stock within the United States or conducted through United States-related financial intermediaries unless the statement described in “Material Consequences to Non-United States Holders—Senior Subordinated Notes—Stated Interest” has been received (and we or the paying agent do not have actual knowledge or reason to know that you are a United States person) or you otherwise establish an exemption. Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against your United States federal income tax liability, provided that the required information is furnished to the IRS.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase of the IDSs by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, or collectively, Similar Laws, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements, or a Plan.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries or other interested parties of a Plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

In considering an investment in the IDSs or the separate senior subordinated notes, a Plan fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans governed by ERISA from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 406 of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engage in a non-exempt prohibited transaction will be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Whether or not our underlying assets are deemed to include “plan assets,” as described below, the acquisition and/or holding of the IDSs or the separate senior subordinated notes by a Plan with respect to which we, the underwriter, the trustee or the guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption issued by the U.S. Department of Labor, or the DOL. The DOL has issued a number of prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the IDSs or the separate senior subordinated notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. There can be no assurance that any or all of the conditions of any such exemption will be satisfied.

Because of the foregoing, the IDSs or the separate senior subordinated notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such person has determined that such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws or that one of the PTCEs described above applies.

Representation

Accordingly, by acceptance of the IDSs or the separate senior subordinated notes, each purchaser and subsequent transferee of the IDSs or the separate senior subordinated notes, as applicable, will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the IDSs or the separate senior subordinated notes constitutes assets of any Plan or (ii) the purchase and holding of the IDSs or the separate senior subordinated notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws, or is exempt under one of the above PTCEs.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the IDSs or the separate senior subordinated notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the IDSs or the separate senior subordinated notes.

Plan Asset Issues

ERISA and the Code do not define “plan assets.” However, regulations, which we refer to as the Plan Asset Regulations, promulgated under ERISA by the DOL generally provide that when a Plan acquires an equity interest in an entity that is an “operating company”, or the equity interest is a “publicly-offered security” (in each case as defined in the Plan Asset Regulations), such equity interest will be deemed a “plan asset,” but the underlying assets of the entity will not be deemed “plan assets.” The Plan Asset Regulations define an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Therefore, we anticipate that shares of our common stock would be considered an equity interest and our notes should be treated as indebtedness. Under the Plan Asset Regulations, an “operating company” is defined as “an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital.” We believe that we are an “operating company” for purposes of the Plan Asset Regulations, although no assurance can be given in this regard.

Alternatively, under the Plan Asset Regulations, a “publicly offered security” is a security that is (a) “freely transferable”, (b) part of a class of securities that is “widely held,” and (c)(i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of securities to which such security is a part is registered under the Securities Exchange Act of 1934, as amended, within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act. In connection with this offering, we are effecting such a registration of the IDSs and the separate senior subordinated notes under the Securities Act and Securities Exchange Act. The Plan Asset Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. It is anticipated that the IDSs and the separate senior subordinated notes will be “widely held” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. It is anticipated that the IDSs and the separate senior subordinated notes will be “freely transferable” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.

Plan Asset Consequences

If we cease to be an operating company for purposes of the Plan Asset Regulations and, in the case of the separate senior subordinated notes, such notes do not constitute an indebtedness under the Plan Asset Regulation and the IDSs or the separate senior subordinated notes cease to be publicly-offered securities within the meaning of the Plan Asset Regulations, our assets could be deemed to be “plan assets” under ERISA, unless, at such time, another exemption is available under the Plan Asset Regulations. This would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

Underwriting

We will enter into an underwriting agreement with the underwriters named below. CIBC World Markets Corp. and Banc of America Securities LLC are acting as the representatives of the underwriters. Subject to the terms and conditions to be described in the underwriting agreement, we will agree to sell to the underwriters, and the underwriters severally will agree to purchase from us, the number of IDSs listed opposite their names below.

Number of IDSs
Underwriters	Under Offering

CIBC World Markets Corp.
Banc of America Securities LLC

Total

In addition, subject to the terms and conditions of the underwriting agreement, CIBC World Markets Corp. and Banc of America Securities LLC will agree to purchase $           million, $           million and $           million aggregate principal amount of our           % senior subordinated notes due, respectively, which together represents all of the senior subordinated notes being issued separately (not represented by IDSs). The underwriters will agree to purchase all the IDSs sold under the underwriting agreement if any of the IDSs are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase the IDSs the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances. Subject to applicable law, the underwriters may offer the IDSs or senior subordinated outside of the United States. Holders of our direct and indirect equity securities (and their related persons) will not be eligible to purchase notes offered separately.

None of the notes sold separately (not represented by IDSs) in this offering, which we refer to in this section as the “separate notes” may be purchased, directly or indirectly, by persons who are also (1) purchasing IDSs in this offering or (2) holders of Class B common stock following our recapitalization.

Furthermore, prior to the closing of this offering, each person purchasing separate notes in this offering will be asked to represent to us that:

(a)	neither such purchaser nor any entity, investment fund or account over which such purchaser exercises investment control is purchasing IDSs in this offering or owns or has the contractual right to acquire our equity securities (including securities which are convertible, exchangeable or exercisable into or for our equity or our equity-linked securities, which we refer to collectively as our company equity); and

(b)	there is no plan or pre-arrangement by which (i) such purchaser will acquire any IDSs or our common stock or (ii) separate notes being acquired by such purchaser will be transferred to any holder of the IDSs or our common stock.

An automatic exchange of senior subordinated notes described elsewhere in this prospectus should not impair the rights you would otherwise have to assert a claim under applicable securities laws against us or the underwriters, with respect to the full amount of senior subordinated notes purchased by you. See “Description of IDSs— Book-Entry Settlement and Clearance— Procedures Relating to Subsequent Issuances.”

The IDSs and senior subordinated notes should be ready for delivery on or about                     , 2004 but in any event no later than                     , 2004 against payment in immediately available funds. The underwriters are offering the IDSs and senior subordinated notes subject to various conditions and may reject all or part of any order. The underwriting agreement provides that the obligations of the underwriters to purchase the IDSs and senior subordinated notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The representatives have advised us that the underwriters propose to offer the IDSs and senior subordinated notes directly to the public at the public offering prices that appear on the cover page of this prospectus. In addition, the representatives may offer some of the IDSs or senior subordinated notes to other securities dealers at such price less a concession of $           per IDS or      % of the principal amount of the senior subordinated notes. The underwriters may also allow, and such dealers may reallow, a concession not in excess of $           per IDS or      % of the principal amount of the senior subordinated notes to other dealers. After the IDSs and the senior subordinated notes are released for sale to the public, the representatives may change the offering prices and other selling terms at various times.

Certain of our existing equity investors will grant the underwriters an over-allotment option to purchase additional IDSs, exercisable for 30 days from the date of this prospectus, to purchase up to                     additional IDSs at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments to purchase additional IDSs, if any, in connection with this offering. The underwriters have severally agreed that, to the extent the over-allotment option to purchase additional IDSs is exercised, they will each purchase a number of additional IDSs proportionate to the underwriter’s initial amount reflected in the foregoing table.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional IDSs:

					Combined	Combined
			Per Senior		Total without	Total with Full
			Subordinated		Exercise of Over	Exercise of Over
	Per IDS	Total	Note	Total	Allotment Option	Allotment Option

Public offering price	$	$	%	$	$	$
Underwriting discount	$	$	%	$	$	$
InSight Holdings	$	$	%	$	$	$

We estimate that our total expenses of this offering, excluding the underwriting discount, will be approximately $          .

We and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

We, our executive officers and directors and our existing equity investors have agreed to a 180-day “lock up” regarding the IDSs, senior subordinated notes and shares of our common stock, including securities that are convertible into such securities and securities that are exchangeable or exercisable for such securities, subject to specified exceptions.

This means that for a period of 180 days following the date of this prospectus we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the representatives, subject to specified exceptions.

We were advised by the representatives that CIBC World Markets Corp. and Banc of America Securities LLC currently intend to make a market in the separate senior subordinated notes, and, upon separation of the IDSs in the senior subordinated notes and the Class A common stock, subject to customary practice and applicable legal and regulatory requirements and limitations. However, CIBC World Markets Corp. and Banc of America Securities LLC are not obligated to do so and may discontinue such activities, if commenced, at any time and without notice. Moreover, if and to the extent that CIBC World Markets Corp. and Banc of America Securities LLC make any market for the senior subordinated notes, there can be no assurance that such market would provide sufficient liquidity for any holder of any such securities.

The representatives have informed us that they do not expect discretionary sales by the underwriters to exceed 5% of the IDSs offered by this offering.

There is no established trading market for the IDSs, the shares of our common stock or the senior subordinated notes. The offering price for the IDSs and the senior subordinated notes will be determined by us and the representatives based on the following factors:

•	prevailing market and general economic conditions;

•	our financial information;

•	our history and prospects;

•	the history of and prospects for the industry in which we compete;

•	an assessment of our management, our past and present operations, and the prospects for, and timing of, our future revenues; and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

We will apply to list the IDSs on the American Stock Exchange under the trading symbol “          .”

Rules of the SEC may limit the ability of the underwriters to bid for or purchase IDSs or senior subordinated notes before the distribution of the IDSs and senior subordinated notes is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions— The representatives may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the IDSs or senior subordinated notes, so long as stabilizing bids do not exceed a specified maximum.

•	Over-allotment option to purchase additional IDSs and syndicate covering transactions— The underwriters may sell more IDSs in connection with this offering than the number of IDSs that they have committed to purchase. This option to purchase additional IDSs over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional IDSs in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option to purchase additional IDSs or by purchasing IDSs in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of IDSs available for purchase in the open market as compared to the price at which they may purchase IDSs through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option to purchase additional IDSs. The underwriters must close out any naked short position by purchasing IDSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the IDSs that could adversely affect investors who purchase IDSs in this offering.

•	Penalty bids— If the representative purchases IDSs or senior subordinated notes in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those IDSs or senior subordinated notes as part of this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of the IDSs or senior subordinated notes or the imposition of penalty bids may have the effect of raising or maintaining the market price of the IDSs or senior subordinated notes or preventing or mitigating a decline in the market price of the IDSs or senior subordinated notes. As a result, the price of the IDSs or senior subordinated notes may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the IDSs or senior subordinated notes if it discourages resales of the IDSs or senior subordinated notes.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the IDSs or senior subordinated notes. These transactions may occur on the or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters and certain of the underwriters or securities dealers may distribute prospectuses electronically. The representatives may agree to allocate a number of IDSs or senior subordinated notes to underwriters for sale to their online brokerage account holders. The representatives will allocate IDSs to underwriters that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on any of these websites and any other information contained on a website maintained by an underwriter or syndicate member is not part of this prospectus. In addition, concurrently with this offering, we are issuing IDSs to our existing equity investors in exchange for the interests they hold in our company.

The underwriters have provided, and may continue to provide, from time to time investment banking, commercial banking, advisory and other services to us and the existing equity investors for customary fees and expenses in the ordinary course of their business. Affiliates of CIBC World Markets Corp. and Banc of America Securities LLC are the joint lead arrangers and joint book-managers of the new credit facility.

Banc of America Securities LLC was an initial purchaser of our existing senior subordinated notes. An affiliate of Banc of America Securities LLC is the administrative agent for the lenders under our existing credit facility.

Legal Matters

The validity of the issuance of the IDSs offered hereby and the shares of our common stock and senior subordinated notes represented thereby, the validity of the separate issuance of senior subordinated notes not represented by IDSs and the validity of the issuance of the subsidiary guarantees by the subsidiary guarantors, will be passed upon for us by Kaye Scholer LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

Change in Independent Registered Public Accounting Firm

On August 7, 2002, we terminated the engagement of Arthur Andersen LLP, or Andersen, as our independent auditor and engaged PricewaterhouseCoopers LLP, or PWC, as our independent registered public accounting firm for performing fiscal year ended June 30, 2002 audit. The decision to terminate the engagement of Andersen and engage PWC was made by the audit committee of InSight and approved by our board of directors.

Andersen’s report on the financial statements of InSight for each of the fiscal years ended June 30, 2000 and June 30, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2002 and June 30, 2001 and through August 7, 2002, there were no disagreements between us, InSight and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with their report. During the same periods, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC). We requested that Andersen provide the required letter agreeing to the above, but Andersen refused to do so since the audit partner for us had left Andersen.

During the fiscal years ended June 30, 2002 and 2001 and through August 7, 2002 neither we, InSight nor anyone acting on our behalf consulted PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or any other matter or reportable event listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Experts

The consolidated financial statements as of June 30, 2003 and 2002 and for each of the two years in the period ended June 30, 2003 and for InSight (Predecessor) for the period July 1, 2001 through October 17, 2001 included in this prospectus have been so included in reliance on the report of PWC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of InSight as of June 30, 2001 and 2000 and for the three years in the period ended June 30, 2001 and our consolidated financial statements as of June 30, 2001 and for the period from inception (June 13, 2001) to June 30, 2001, included in this prospectus, have been audited by Andersen, who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements in their report dated August 29, 2001. These financial statements are included herein in reliance upon the authority of that firm, at that time, as experts in accounting and auditing. After reasonable efforts, we have been unable to obtain authorization from Andersen allowing the inclusion of their report with respect to these financial statements in this prospectus. Under these circumstances, Rule 437A under the Securities Act permits us to file the registration statement without a written consent from Andersen. The absence of this consent may limit your recovery on certain claims. In particular, and without limitation, you will not be able to assert claims against Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in these financial statements, or any omission to state a material fact required to be stated in these financial statements.

The consolidated financial statements of CDL Medical Technologies, Inc. and subsidiary (the business we acquired in the CDL acquisition) at December 31, 2002 and 2001 and for each of the years then ended, appearing in this prospectus and registration statement, have been audited by Schneider Downs & Co., Inc., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the Phoenix, Northern California, and Central Regions of Comprehensive Medical Imaging, Inc. (the business we acquired in the CMI acquisition) at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed a registration statement on Form S-1 with the SEC regarding this offering. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits to read that information. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s internet address is www.sec.gov.

Upon completion of this offering, we will remain subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance with the requirements of the Securities Exchange Act of 1934, will continue to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and web site of the SEC referred to above.

You may also request a copy of these filings, at no cost, by writing or telephoning us at:

InSight Health Services Holdings Corp.

26250 Enterprise Court, Suite 100
Lake Forest, CA 92630
Tel: (949) 282-6000
Attention: Secretary

Index to Financial Statements

Page

InSight Health Services Holdings Corp. and Subsidiaries
Report of Independent Registered Public Accounting Firm	F-3
Report of Independent Public Accountants	F-4
Consolidated Balance Sheets as of June 30, 2003 and 2002	F-5
Consolidated Statements of Operations for the years ended June 30, 2003 and 2002, the period from July 1 to October 17, 2001 and for the year ended June 30, 2001	F-6
Consolidated Statements of Stockholders’ Equity for the years ended June 30, 2003 and 2002, the period from July 1 to October 17, 2001 and for the year ended June 30, 2001	F-7
Consolidated Statements of Cash Flows for the years ended June 30, 2003 and 2002, the period from July 1 to October 17, 2001 and for the year ended June 30, 2001	F-10
Notes to Consolidated Financial Statements	F-11
Report of Independent Registered Public Accounting Firm on Financial Statement Schedule	F-41
Report of Independent Public Accountants	F-42
Valuation and Qualifying Accounts for the years ended June 30, 2003 and 2002, the period from July 1 to October 17, 2001 and for the year ended June 30, 2001	F-43
Condensed Consolidated Balance Sheets as of March 31, 2004 and June 30, 2003 (unaudited)	F-44
Condensed Consolidated Statements of Income for the nine months ended March 31, 2004 and 2003 (unaudited)	F-45
Condensed Consolidated Statements of Income for the three months ended March 31, 2004 and 2003 (unaudited)	F-46
Condensed Consolidated Statements of Cash Flows for the nine months ended March 31, 2004 and 2003 (unaudited)	F-47
Notes to Condensed Consolidated Financial Statements (unaudited)	F-48
Phoenix, Northern California and Central Regions of Comprehensive Medical Imaging, Inc.
Report of Independent Registered Public Accounting Firm	F-65
Combined Balance Sheets as of December 31, 2003 and 2002	F-66
Combined Statements of Operations for the years ended December 31, 2003, 2002 and 2001	F-67
Combined Statements of Owner’s Equity for the years ended December 31, 2003, 2002 and 2001	F-68
Combined Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001	F-69
Notes to Combined Financial Statements	F-70
Combined Balance Sheets as of March 31, 2004 and December 31, 2003 (unaudited)	F-85
Combined Statements of Operations for the three months ended March 31, 2004 and 2003 (unaudited)	F-86
Combined Statements of Cash Flows for the three months ended March 31, 2004 and 2003 (unaudited)	F-87
Notes to Combined Financial Statements (unaudited)	F-88

Report of Independent Registered Public Accounting Firm

To the Stockholders of InSight Health Services Holdings Corp.:

In our opinion, the accompanying consolidated balance sheets as of June 30, 2003 and 2002 and the related consolidated statements of operations, of stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of InSight Health Services Holdings Corp. and its subsidiaries at June 30, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the accompanying consolidated statements of operations, of stockholders’ equity and of cash flows present fairly, in all material respects, the results of operations and cash flows for InSight Health Services Corp. (Predecessor) for the period from July 1, 2001 through October 17, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The financial statements of the Predecessor for the year ended June 30, 2001 were audited by other independent accountants who have ceased operations. Those independent accountants expressed an unqualified opinion on those statements in their report dated August 29, 2001.

As discussed above, the financial statements of the Predecessor as of June 30, 2001 and for the year ended June 30, 2001, were audited by other independent accountants who have ceased operations. As described in Note 17, the Company changed the composition of its reportable segments in 2002, and the amounts in the 2001 financial statements relating to the reportable segments have been restated to conform to the 2002 composition of reportable segments. We audited the adjustments that were applied to restate the disclosure for reportable segments reflected in the 2001 financial statements. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review or apply any procedures to the 2001 financial statements of the Predecessor other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2001 financial statements taken as a whole.

As described in Note 3, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”.

/s/ PRICEWATERHOUSECOOPERS LLP

Orange County, California

September 18, 2003

Report of Independent Public Accountants

The following report is a copy of a report previously issued by Arthur Andersen LLP and has not been reissued by Arthur Andersen LLP.

To the Stockholders of InSight Health Services Corp.:

We have audited the accompanying consolidated balance sheet of InSight Health Services Corp. (a Delaware corporation) and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InSight Health Services Corp. and subsidiaries as of June 30, 2001, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ ARTHUR ANDERSEN LLP

Orange County, California

August 29, 2001

InSight Health Services Holdings Corp. and Subsidiaries

Consolidated Balance Sheets

As of June 30, 2003 and 2002
(Amounts in thousands, except share data)

	2003	2002

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,554	$17,783
Trade accounts receivables, net	46,096	43,859
Other current assets	10,149	8,056

Total current assets	75,799	69,698

PROPERTY AND EQUIPMENT, net	219,121	172,056
INVESTMENTS IN PARTNERSHIPS	2,734	1,886
OTHER ASSETS	19,371	21,117
OTHER INTANGIBLE ASSETS, net	36,470	36,270
GOODWILL	223,822	198,374

	$577,317	$499,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$2,009	$1,500
Current portion of capital lease obligations	5,696	1,775
Accounts payable and other accrued expenses	35,514	30,516

Total current liabilities	43,219	33,791

LONG-TERM LIABILITIES:
Notes payable, less current portion	420,239	372,375
Capital lease obligations, less current portion	18,175	2,514
Other long-term liabilities	4,070	3,345

Total long-term liabilities	442,484	378,234

COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value, 10,000,000 shares authorized, 5,468,814 and 5,468,764 shares issued and outstanding at June 30, 2003 and 2002, respectively	5	5
Additional paid-in capital	87,081	87,586
Accumulated other comprehensive loss	(403)	(224)
Retained earnings	4,931	9

Total stockholders’ equity	91,614	87,376

	$577,317	$499,401

The accompanying notes are an integral part of these consolidated balance sheets.

InSight Health Services Holdings Corp. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended June 30, 2003 and 2002,
the Period from July 1 to October 17, 2001 and
for the Year Ended June 30, 2001
(Amounts in thousands)

	Company		Predecessor

			Period from
	Years Ended June 30,		July 1 to	Year Ended
			October 17,	June 30,
	2003	2002	2001	2001

REVENUES	$237,752	$155,407	$63,678	$211,503

COSTS OF OPERATIONS:
Costs of services	125,685	80,868	32,197	109,216
Provision for doubtful accounts	4,154	2,785	1,110	3,594
Equipment leases	860	5,469	2,557	7,928
Depreciation and amortization	49,345	26,462	9,823	41,134

Total costs of operations	180,044	115,584	45,687	161,872

Gross profit	57,708	39,823	17,991	49,631
CORPORATE OPERATING EXPENSES	13,750	7,705	3,184	10,783

Income from company operations	43,958	32,118	14,807	38,848
EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	1,744	437	382	971
ACQUISITION RELATED COMPENSATION CHARGE	–	–	(15,616)	–

Operating income (loss)	45,702	32,555	(427)	39,819
INTEREST EXPENSE, net	37,514	32,546	6,321	23,394

Income (loss) before income taxes	8,188	9	(6,748)	16,425
PROVISION (BENEFIT) FOR INCOME TAXES	3,266	–	(2,100)	2,624

Net income (loss)	$4,922	$9	$(4,648)	$13,801

The accompanying notes are an integral part of these consolidated financial statements.

InSight Health Services Holdings Corp. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

For the Years Ended June 30, 2003 and 2002
(Amounts in thousands, except share data)

				Accumulated
	Common Stock		Additional	Other
			Paid-In	Comprehensive	Retained
Company	Shares	Amount	Capital	Loss	Earnings	Total

BALANCE AT JUNE 30, 2001	–	$–	$–	$–	$–	$–
Sale of common stock, net of equity issuance costs	5,461,402	5	85,758	–	–	85,763
Issuance of common stock	7,362	–	133	–	–	133
Issuance of stock options	–	–	1,695	–	–	1,695
Net income	–	–	–	–	9	9
Other comprehensive loss:
Unrealized loss attributable to change in fair value of derivative	–	–	–	(224)	–	(224)

Comprehensive (loss)						(215)

BALANCE AT JUNE 30, 2002	5,468,764	5	87,586	(224)	9	87,376
Stock options exercised	50	–	1	–	–	1
Purchase of stock options	–	–	(506)	–	–	(506)
Net income	–	–	–	–	4,922	4,922
Other comprehensive income:
Unrealized loss attributable to change in fair value of derivative	–	–	–	(179)	–	(179)

Comprehensive income						4,743

BALANCE AT JUNE 30, 2003	5,468,814	$5	$87,081	$(403)	$4,931	$91,614

The accompanying notes are an integral part of these consolidated financial statements.

InSight Health Services Holdings Corp. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

For the Period from July 1 to October 17, 2001 and
for the Year Ended June 30, 2001
(Amounts in thousands, except share data)

Preferred Stock

	Series B		Series C		Series D

Predecessor	Shares	Amount	Shares	Amount	Shares	Amount

BALANCE AT JUNE 30, 2000	25,000	$23,923	27,953	$13,173	–	$–
Stock options and warrants exercised	–	–	–	–	–	–
Adjustment for fractional shares on merger exchange	–	–	–	–	–	–
Net income	–	–	–	–	–	–

BALANCE AT JUNE 30, 2001	25,000	23,923	27,953	13,173	–	–
Stock options and warrants exercised	–	–	–	–	–	–
Conversion of Series B and Series C to Series D Preferred Stock	(25,000)	(23,923)	(27,953)	(13,173)	632,266	37,096
Conversion of Series D Preferred Stock to Common Stock	–	–	–	–	(632,266)	(37,096)
Acquisition related compensation charge	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Other comprehensive (loss)	–	–	–	–	–	–
Comprehensive (loss)

BALANCE AT OCTOBER 17, 2001	–	$–	–	$–	–	$–

The accompanying notes are an integral part of these consolidated financial statements.

InSight Health Services Holdings Corp. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

For the Period From July 1 to October 17, 2001 and
for the Year Ended June 30, 2001
(Amounts in thousands, except share data)

	Common Stock		Additional	Other	Retained
			Paid-In	Comprehensive	Earnings
Predecessor	Shares	Amount	Capital	(Loss)	(Deficit)	Total

BALANCE AT JUNE 30, 2000	2,979,293	$3	$23,743	$–	$(9,355)	$51,487
Stock options and warrants exercised	32,375	–	183	–	–	183
Adjustment for fractional shares on merger exchange	(12)	–	–	–	–	–
Net income	–	–	–	–	13,801	13,801

BALANCE AT JUNE 30, 2001	3,011,656	3	23,926	–	4,446	65,471
Stock options and warrants exercised	13,911	–	145	–	–	145
Conversion of Series B and Series C to Series D Preferred Stock	–	–	–	–	–	–
Conversion of Series D Preferred Stock to Common Stock	6,323,660	6	37,090	–	–	–
Acquisition related compensation charge	–		15,616	–	–	15,616
Net loss	–	–	–	–	(4,648)	(4,648)
Other comprehensive (loss)	–	–	–	(682)	–	(682)

Comprehensive (loss)						(5,330)

BALANCE AT OCTOBER 17, 2001	9,349,227	$9	$76,777	$(682)	$(202)	$75,902

The accompanying notes are an integral part of these consolidated financial statements.

InSight Health Services Holdings Corp. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended June 30, 2003 and 2002,
the Period from July 1 to October 17, 2001 and
for the Year Ended June 30, 2001
(Amounts in thousands)

	Company		Predecessor

			Period from
	Years Ended June 30,		July 1 to	Year Ended
			October 17,	June 30,
	2003	2002	2001	2001

OPERATING ACTIVITIES:
Net income (loss)	$4,922	$9	$(4,648)	$13,801
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Write-off of debt issuance costs	–	7,378	–	–
Depreciation and amortization	49,345	26,462	9,823	41,134
Acquisition related compensation charge	–	–	15,616	–
Cash provided by (used in) changes in operating assets and liabilities:
Trade accounts receivables, net	(2,237)	1,874	(2,378)	(2,757)
Other current assets	4,907	590	(3,616)	782
Accounts payable and other accrued expenses	4,819	3,288	23	(2,278)

Net cash provided by operating activities	61,756	39,601	14,820	50,682

INVESTING ACTIVITIES:
Purchase of InSight common stock	–	(187,722)	–	–
Cash acquired in the Acquisition	–	8,429	–	–
Acquisition of Centers and Fixed Facilities	(46,292)	–	–	–
Additions to property and equipment	(56,967)	(43,655)	(20,852)	(22,911)
Other	554	1,385	(740)	(531)

Net cash used in investing activities	(102,705)	(221,563)	(21,592)	(23,442)

FINANCING ACTIVITIES:
Proceeds from stock options and warrants exercised	1	–	145	183
Purchase of stock options	(506)	–	–	–
Proceeds from sale of common stock, net of equity issuance costs	–	85,763	–	–
Issuance of common stock	–	133	–	–
Payment of deferred loan fees	–	(29,499)	–	–
Principal payments of notes payable and capital lease obligations	(7,500)	(416,510)	(8,579)	(31,759)
Proceeds from issuance of notes payable	50,000	575,000	–	–
Payments made in connection with refinancing notes payable	–	(15,109)	–	–
Other	725	(33)	381	457

Net cash provided by (used in) financing activities	42,720	199,745	(8,053)	(31,119)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:	1,771	17,783	(14,825)	(3,879)
Cash, beginning of period	17,783	–	23,254	27,133

Cash, end of period	$19,554	$17,783	$8,429	$23,254

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$36,286	$20,173	$6,799	$22,947
Income taxes paid (received)	(224)	4	943	2,582
Equipment additions under capital leases	25,455	–	–	11,780

The accompanying notes are an integral part of these consolidated financial statements.

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2003

1.	Organization and Acquisition

InSight Health Services Holdings Corp. (Company), a Delaware corporation, was incorporated on June 13, 2001 under the name JWC/ Halifax Holdings Corp. The Company was funded through an equity contribution from J.W. Childs Equity Partners II, L.P., Halifax Capital Partners, L.P. and certain of their affiliates. On June 29, 2001, the Company’s name was changed to InSight Health Services Holdings Corp. The Company and its former wholly owned subsidiary, InSight Health Services Acquisition Corp. (Acquisition Corp.) were created to acquire all the outstanding shares of InSight Health Services Corp. (InSight).

On October 17, 2001, the Company acquired InSight pursuant to an agreement and plan of merger dated June 29, 2001, as amended, among the Company, Acquisition Corp. and InSight (the Acquisition). Acquisition Corp. was merged with and into InSight, with InSight being the surviving corporation and becoming a wholly owned subsidiary of the Company. The consolidated operations of the Company after the Acquisition are substantially consistent with the operations of InSight prior to the Acquisition. In addition, the Company has no operations other than its investment in InSight. As such, prior to October 17, 2001, InSight is considered the predecessor to the Company in accordance with Regulation S-X.

Pursuant to the terms of the merger agreement, each of InSight’s stockholders received $18.00 in cash for each share of common stock they owned prior to the Acquisition. Holders of options and warrants, which prior to the Acquisition were exercisable for InSight common stock, received the difference between $18.00 and the exercise price of each share of common stock the holder could have acquired pursuant to the terms of the options and warrants, and the options and warrants were terminated. This resulted in a charge of approximately $15.6 million, which is reflected in the accompanying statement of operations of InSight. In addition, certain members of senior management rolled a portion of their InSight common stock options into stock options of the Company. InSight’s stockholders, option holders and warrant holders received aggregate cash consideration of approximately $187.7 million as a result of the Acquisition.

Concurrently with the Acquisition, InSight: (i) repurchased by tender offer all of its 9 5/8% senior subordinated notes due 2008 in an aggregate principal amount of $100 million; (ii) repaid its then outstanding senior credit facilities and certain other indebtedness; and (iii) paid fees and expenses relating to the Acquisition and related financing transactions.

These transactions were financed through:

•	Borrowings of $150 million under $275 million of new credit facilities;

•	A $200 million senior subordinated bridge financing; and

•	The investment by the Company, before equity issuance costs, of approximately $98.1 million; management options and common stock rollover with a total net value of approximately $1.9 million.

2.	Basis of Preparation

The accompanying consolidated balance sheets as of June 30, 2003 and 2002, the consolidated statements of operations for the years ended June 30, 2003 and 2002, and the consolidated statements of cash flows for the years ended June 30, 2003 and 2002, reflect the consolidated financial position, results of operations and cash flows of the Company and also include the consolidated financial position, statements of operations and cash flows of InSight from the date of the Acquisition and include all material adjustments required under purchase accounting. InSight is considered the predecessor to the Company in accordance

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

with Regulation S-X. As such, the historical financial statements of InSight prior to the Acquisition are included in the accompanying consolidated financial statements, including the consolidated statements of operations for the period from July 1, 2001 to October 17, 2001 and for the year ended June 30, 2001 and the consolidated statements of cash flows for the period from July 1, 2001 to October 17, 2001 and for the year ended June 30, 2001 (collectively Predecessor financial statements). The Predecessor financial statements have not been adjusted to reflect the Acquisition of InSight by the Company. As such, the consolidated financial statements of the Company after the Acquisition are not directly comparable to the Predecessor financial statements prior to the Acquisition.

3.	Summary of Significant Accounting Policies

a.	Nature of Business

The Company, through InSight and its subsidiaries, provides diagnostic imaging, treatment and related management services in 29 states throughout the United States. The Company has two reportable segments: Mobile Division and Fixed-Site Division. The Company’s services are provided through a network of 86 mobile magnetic resonance imaging (MRI) facilities, 11 mobile positron emission tomography (PET) facilities, three mobile lithotripsy facilities (collectively, Mobile Facilities), 52 fixed-site MRI facilities (Fixed Facilities), 32 multi-modality fixed-site imaging centers (Centers), two PET fixed-site centers, one Leksell Stereotactic Gamma Knife fixed-site treatment center and one radiation oncology fixed-site center. An additional radiation oncology fixed-site center is operated by the Company as part of one of its Centers. The Company has a substantial presence in California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states.

Subsequent to June 30, 2003, the Company completed an acquisition of 14 mobile MRI facilities, four mobile PET facilities, three mobile computed tomography (CT) facilities and one mobile lithotripsy facility primarily located in the Mid-Atlantic states (Note 19).

At its Centers, the Company typically offers other services in addition to MRI, including CT, diagnostic and fluoroscopic x-ray, mammography, diagnostic ultrasound, nuclear medicine, bone densitometry, nuclear cardiology, and cardiovascular services.

b.	Consolidated Financial Statements

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company’s investment interests in partnerships or limited liability companies (Partnerships) are accounted for under the equity method of accounting when the Company’s ownership is 50 percent or less. The Company’s investment interests in Partnerships are consolidated for ownership of 50 percent or greater owned entities when the Company exercises significant control over the operations and is primarily responsible for the associated long-term debt (Note 14).

Significant intercompany balances have been eliminated in consolidation.

c.	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

d.	Revenue Recognition

Revenues from contract services (primarily Mobile Facilities) and from patient services (primarily Fixed Facilities and Centers) are recognized when services are provided. Patient services revenues are presented net of (i) related contractual adjustments, which represents the difference between the Company’s charge for a procedure and what it will ultimately receive from private health insurance programs, Medicare, Medicaid and other federal health care programs, and (ii) payments due to radiologists. Equipment rental revenues, management fees and other revenues management fees and other revenues are recognized over the applicable contract period. Revenues collected in advance are recorded as unearned revenue.

e.	Cash Equivalents

Cash equivalents are generally composed of liquid investments with original maturities of three months or less, such as certificates of deposit and commercial paper.

f.	Property and Equipment

Property and equipment are depreciated and amortized on the straight-line method using the following estimated useful lives:

Vehicles	3 to 8 years
Buildings	7 to 20 years
Leasehold improvements	Lesser of the useful life or term of lease
Computer and office equipment	3 to 5 years
Diagnostic and related equipment	5 to 8 years
Equipment and vehicles under capital leases	Lesser of the useful life or term of lease

The Company capitalizes expenditures for improvements and major equipment upgrades. Maintenance, repairs and minor replacements are charged to operations as incurred. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations.

g.	Deferred Financing Costs

Costs incurred in connection with financing activities are deferred and amortized using the effective interest method over the terms of the related debt agreements ranging from seven to ten years. Amortization of these costs is charged to interest expense in the accompanying consolidated statements of operations. Total costs deferred and included in other assets in the accompanying consolidated balance sheets at June 30, 2003 and 2002 were approximately $19.0 million and $20.5 million, respectively.

h.	Goodwill and Other Intangible Assets

Goodwill represents the excess purchase price paid by the Company over the fair value of the tangible and intangible assets and liabilities of InSight at October 17, 2001, the date of the Acquisition and the acquisition completed in 2003 (Note 4). In accordance with SFAS 142, the goodwill and indefinite-lived intangibles balances are not being amortized, but instead will be subject to an annual assessment of impairment by applying a fair-value based test. Net other intangible assets are amortized on a straight-line basis over the estimated lives of the assets ranging from three to thirty years.

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

A reconciliation of goodwill for the year ended June 30, 2003 is as follows (amounts in thousands):

	Mobile	Fixed-Site	Consolidated

Goodwill, June 30, 2002	$79,079	$119,295	$198,374
Acquired in acquisitions	–	25,393	25,393
Adjustments to goodwill	–	55	55

Goodwill, June 30, 2003	$79,079	$144,743	$223,822

The Company evaluates the carrying value of goodwill and identified intangibles not subject to amortization in the second quarter of each fiscal year. As part of the evaluation, the Company compares the carrying value of each intangible asset with its fair value to determine whether there has been impairment. The Company assesses the ongoing recoverability of its intangible assets subject to amortization by determining whether the intangible asset balance can be recovered over the remaining amortization period through projected undiscounted future cash flows. If projected future cash flows indicate that the unamortized intangible asset balances will not be recovered, an adjustment is made to reduce the net intangible asset to an amount consistent with projected future cash flows discounted at the Company’s incremental borrowing rate. Cash flow projections, although subject to a degree of uncertainty, are based on trends of historical performance and management’s estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. As of June 30, 2003, the Company does not believe any impairment of goodwill or other intangible assets has occurred.

i.	Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

j.	Comprehensive Income (Loss)

Components of comprehensive income are changes in equity other than those resulting from investments by owners and distributions to owners. Net income (loss) is the primary component of comprehensive income. For the Company, the only component of comprehensive income other than net income (loss) is the change in unrealized gain or loss on derivatives qualifying for hedge accounting, net of tax. The aggregate amount of such changes to equity that have not yet been recognized in net income are reported in the equity portion of the consolidated balance sheets as accumulated other comprehensive income (loss).

k.	Fair Value of Financial Instruments

The fair value of financial instruments is estimated using available market information and other valuation methodologies. The fair value of the Company’s financial instruments is estimated to approximate the related book value, unless otherwise indicated.

l.	New Pronouncements

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company adopted SFAS 143 on July 1, 2002, which did not have an impact on the Company’s financial condition and results of operations.

In July 2001, the Company and InSight adopted SFAS No. 141, “Business Combinations”. SFAS 141 eliminates the pooling-of-interests method of accounting and further clarifies the criteria for recognition of intangible assets separately from goodwill. In accordance with SFAS 141, the Company engaged a valuation specialist to assist the Company in identifying acquired intangible assets, their respective fair values and amortization periods related to the Acquisition. The Company has made an allocation of values to these identifiable intangible assets based on a third-party valuation.

In July 2001, the Company and InSight adopted SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS 142 eliminates the amortization of goodwill, permits indefinite-lived intangible assets and initiates an annual review for impairment. Identifiable intangible assets with a determinable useful life will continue to be amortized. Impairment results when the fair value of the Company’s reporting units, including goodwill, is less than its carrying value. The Company completed a review of impairment for goodwill and other intangible assets, indicating no impairment as of January 1, 2003.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations— Reporting the Effects and Transactions,” for the disposal of a segment of a business (as previously defined in that Opinion). The Company adopted SFAS 144 on July 1, 2002, which did not have an impact on the Company’s financial condition and results of operations.

In April 2002, the FASB issued SFAS No. 145, “Revision of SFAS Nos. 4, 44, and 64, Amendment of FASB No. 13 and Technical Corrections.” SFAS 145 rescinds, amends or makes various technical corrections to certain existing authoritative pronouncements. The Company adopted SFAS 145 on July 1, 2002. As a result, the extraordinary loss from the extinguishment of debt of approximately $7.4 million will no longer be considered extraordinary, and has been classified as interest expense for the year ended June 30, 2002.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of SFAS 146 to have an impact on its financial condition and results of operations.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation— Transition and Disclosure— an Amendment of FASB Statement No. 123.” SFAS 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the disclosure requirements of SFAS 148 on January 1, 2003. The adoption of SFAS 148 did not

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

have a material effect on the Company’s financial condition and results of operations. As permitted under both SFAS 123 and SFAS 148, the Company continues to follow the intrinsic value method of accounting under Accounting Principles Board No. 25 “Accounting for Stock Issued to Employees.”

In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities— an interpretation of ARB No. 51.” FIN 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, which is provided through other interests that will absorb some or all of the expected losses of the entity, and (ii) the equity investors lack an essential characteristic of a controlling financial interest. FIN 46 applies to variable interest entities established after December 31, 2002. The Company does not expect the adoption of FIN 46 to have a material impact on its financial condition and results of operations.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities.” SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS 149 amends SFAS 133 for decisions made as part of the Derivatives Implementation Group process that effectively required amendments to SFAS 133, in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a derivative. The Company does not expect the adoption of SFAS 149 to have a material impact on its financial condition and results of operations.

In May 2003, the FASB issued SFAS No. 150, “Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS 150 establishes standards for how a company clarifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires a company to classify such instruments as liabilities, whereas they previously may have been classified as equity. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective July 1, 2003. The Company does not expect the adoption of SFAS 150 to have a material impact on its financial condition and results of operations.

4.	Acquisitions

The Acquisition was accounted for as a purchase by the Company. The purchase accounting adjustments of the Company have been recorded in the accompanying consolidated financial statements as of and for any periods subsequent to October 17, 2001. The excess purchase price paid by the Company over its estimates of the fair market value of the tangible assets and liabilities of InSight as of the date of the Acquisition was approximately $234.2 million and is reflected as goodwill and other intangible assets, net in the accompanying consolidated balance sheets as of June 30, 2003 and 2002. In accordance with SFAS 141, the new intangible asset balance has been allocated between identifiable intangible assets and remaining goodwill. Goodwill will not be amortized but is subject to an ongoing assessment for

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

impairment. A summary of the assets acquired and liabilities assumed in the Acquisition follows (amounts in thousands):

Cash purchase price	$403,453
Estimated fair values
Assets acquired:
Tangible	357,877
Other Intangible Assets	37,870
Liabilities assumed	(189,993)

Goodwill	$197,699

In April 2003, the Company acquired 13 diagnostic imaging centers located in Southern California, which are included in the Fixed-Site Division. The acquisition consists of certain tangible and intangible assets, including diagnostic imaging equipment, customer contracts and other agreements. The aggregate purchase price was approximately $47 million, which included approximately $39 million paid to the seller and the payment of debt and transaction costs of approximately $8 million, and is subject to certain post-closing adjustments. The excess purchase price paid by the Company over its estimates of the fair market value of the tangible and other intangible assets as of the date of the acquisition was approximately $28.6 million and is reflected as goodwill, net in the accompanying consolidated balance sheet as of June 30, 2003. In accordance with SFAS 141, the new intangible asset balance has been allocated between identifiable intangible assets and remaining goodwill. The purchase price allocation is based upon preliminary evaluations and other studies of the fair value of the net assets acquired. Goodwill will not be amortized but is subject to an ongoing assessment for impairment. A preliminary summary of the assets acquired and liabilities assumed follows (amounts in thousands):

Cash purchase price	$46,488
Estimated fair values
Assets acquired:
Tangible	17,977
Other Intangible Assets	3,200
Liabilities assumed	(82)

Goodwill	$25,393

Unaudited pro-forma combined results of operations of the Company, assuming the acquisitions had occurred as of July 1, 2001, are presented below. The pro-forma combined results of operations include the combined results of operations of the Company and InSight for the year ended June 30, 2002. The pro-forma combined results of operations for the years ended June 30, 2003 and 2002, include adjustments to interest expense, the consolidation of certain joint ventures in which the Company purchased a 100% interest, and amortization of identified intangible assets. These combined results have been prepared for

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

comparison purposes only and do not purport to be indicative of what operating results would have been, and may not be indicative of future operating results (amounts in thousands):

	Years Ended June 30,

	2003	2002

	(Unaudited)
Revenues	$258,287	$246,605
Costs of operations	196,038	183,774

Gross profit	62,249	62,831
Corporate operating expenses	15,964	14,476

Income from company operations	46,285	48,355
Equity in earnings of unconsolidated partnerships	1,744	819

Operating income	48,029	49,174
Interest expense	39,577	46,112

Income before income taxes	8,452	3,062
Provision (benefit) for income taxes	3,371	(1,522)

Net income	$5,081	$4,584

5.	Trade Accounts Receivables

Trade accounts receivables, net are comprised of the following (amounts in thousands):

	June 30,

	2003	2002

Trade accounts receivables	$93,914	$80,581
Less: Allowances for doubtful accounts and contractual adjustments	36,273	26,490
Allowances for professional fees	11,545	10,232

Trade accounts receivables, net	$46,096	$43,859

The allowances for doubtful accounts and contractual adjustments includes management’s estimate of the amounts expected to be written off on specific accounts and for write-offs on other unidentified accounts included in accounts receivables. In estimating the write-offs and adjustments on specific accounts, management relies on a combination of in-house analysis and a review of contractual payment rates from private health insurance programs or under the federal Medicare program. In estimating the allowance for unidentified write-offs and adjustments, management relies on historical experience. The amounts the Company will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowances for doubtful accounts and contractual adjustments in the financial statements at June 30, 2003.

The Company reserves a contractually agreed upon percentage at several of its Centers and Fixed Facilities, averaging 20 percent of the accounts receivables balance from patients, for payments to radiologists for interpreting the results of the diagnostic imaging procedures. Payments to radiologists are only due when amounts are received. At that time, the balance is transferred from the allowance account to a professional fees payable account.

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

6.	Property and Equipment

Property and equipment, net are stated at cost and are comprised of the following (amounts in thousands):

	June 30,

	2003	2002

Vehicles	$3,605	$3,135
Land, building and leasehold improvements	23,133	19,635
Computer and office equipment	21,967	14,676
Diagnostic and related equipment	158,972	108,794
Equipment and vehicles under capital leases	79,426	47,997

	287,103	194,237
Less: Accumulated depreciation and amortization	67,982	22,181

Property and equipment, net	$219,121	$172,056

7.	Other Intangible Assets

The following reconciliation of other intangible assets is as follows (amounts in thousands):

	June 30, 2003		June 30, 2002

	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Value	Amortization	Value	Amortization

Amortized intangible assets:
Managed care agreements	$21,210	$874	$18,010	$150
Contracts	11,180	3,726	11,180	1,450

	32,390	4,600	29,190	1,600

Unamortized intangible assets:
Trademark	8,680	–	8,680	–

Other intangible assets	$41,070	$4,600	$37,870	$1,600

Amortization of intangible assets was approximately $3.0 million, $1.6 million, $0.1 million and $6.2 million, for the years ended June 30, 2003 and 2002, the period from July 1, 2001 to October 17, 2001, and for the year ended June 30, 2001, respectively.

Estimated amortization expense for the years ending June 30 is as follows (amounts in thousands):

2004	$2,836
2005	2,836
2006	2,836
2007	1,345
2008	600

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

8.	Accounts Payable and Other Accrued Expenses

Accounts payable and other accrued expenses are comprised of the following (amounts in thousands):

	June 30,

	2003	2002

Accounts payable	$3,090	$1,660
Accrued equipment related costs	6,807	7,663
Accrued payroll and related costs	8,047	6,985
Accrued interest expense	4,719	5,114
Accrued professional fees	1,753	2,047
Accrued income taxes	4,311	983
Other accrued expenses	6,787	6,064

	$35,514	$30,516

9.	Notes Payable

Notes payable are comprised of the following (amounts in thousands):

	June 30,

	2003	2002

Notes payable to bank (Credit Facilities), bearing interest at LIBOR plus 3.5 percent (4.60 percent at June 30, 2003), principal and interest payable quarterly, maturing in October 2008. The notes are collateralized by substantially all of the Company’s assets	$197,248	$148,875
Unsecured senior subordinated notes payable (Notes), bearing interest at 9.875 percent, interest payable semi-annually, principal due in October 2011. At June 30, 2003, the fair value of the notes was approximately $234 million	225,000	225,000

Total notes payable	422,248	373,875
Less: Current portion	2,009	1,500

Long-term notes payable	$420,239	$372,375

Scheduled maturities of equipment and other notes payable at June 30, 2003, are as follows (amounts in thousands):

2004	$2,009
2005	2,009
2006	2,009
2007	2,009
2008	142,034
Thereafter	272,178

$422,248

The Company, through InSight, has credit facilities (Credit Facilities) with a bank and a syndication of other lenders consisting of (i) a $150 million term loan B, (ii) a $75 million delayed-draw term loan facility, (iii) a $50 million revolving credit facility and (iv) a $50 million second delayed-draw term loan facility. The entire $150 million term loan B was used to consummate the Acquisition. Borrowings under the Credit Facilities bear interest at rates ranging from LIBOR plus 3.5% to 3.75%. The Company is required to pay an annual unused facility fee of between 0.5% and 2.5%, payable quarterly, on unborrowed

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

amounts under the facilities. The Company expects to use the revolving credit facility primarily to fund its future working capital needs. As of June 30, 2003, there were $50 million in borrowings under the $75 million delayed-draw term loan facility and no borrowings under $50 million second delayed-draw term loan facility and the revolving credit facility.

Subsequent to June 30, 2003 the Company borrowed the remaining $25 million under the $75 million delayed-draw term loan facility and $25 million under the $50 million second delayed-draw term loan facility to complete an acquisition of 22 Mobile Facilities located in the Mid-Atlantic states (Note 19). The Company expects to use the remaining $25 million under the second delayed-draw facility, which is available through January 31, 2005, to fund future acquisitions and capital expenditures.

The credit agreement related to the Credit Facilities and the indenture related to the Notes contain limitations on additional borrowings, capital expenditures, dividend payments and certain financial covenants. As of June 30, 2003, the Company was in compliance with these covenants.

During 1998, InSight entered into an interest rate swap agreement with a bank to hedge against the effects of increases in the interest rates associated with floating rate debt on its bank financing. The initial and June 30, 2003 notional amount of the swap agreement was $40.0 million and $23.8 million, respectively. The swap agreement expires in 2004 (Note 15).

10.     Lease Obligations, Commitments and Contingencies

The Company leases diagnostic equipment, certain other equipment and its office, imaging and treatment facilities under various capital and operating leases. Future minimum scheduled rental payments required under these noncancelable leases at June 30, 2003 are as follows (amounts in thousands):

	Capital	Operating

2004	$7,401	$6,531
2005	6,020	6,129
2006	6,020	5,840
2007	5,637	5,262
2008	2,929	4,191
Thereafter	326	10,323

Total minimum lease payments	28,333	$38,276

Less: Amounts representing interest	4,462

Present value of capital lease obligations	23,871
Less: Current portion	5,696

Long-term capital lease obligations	$18,175

Rental expense for diagnostic equipment and other equipment for the years ended June 30, 2003 and 2002, the period from July 1, 2001 to October 17, 2001 and the year ended June 30, 2001 was $0.9 million, $5.5 million, $2.6 million and $7.9 million, respectively.

The Company occupies facilities under lease agreements expiring through 2016. Rental expense for these facilities for the year ended June 30, 2003 and 2002, the period from July 1, 2001 to October 17, 2001 and the year ended June 30, 2001, was $6.5 million, $3.9 million, $1.5 million and $5.4 million, respectively.

The Company is engaged from time to time in the defense of lawsuits arising out of the ordinary course and conduct of its business, including claims for malpractice, and has insurance policies covering such potential insurable losses where such coverage is cost-effective. Management believes that the outcome of

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

any such lawsuits will not have a material adverse impact on the Company’s business, financial condition and results of operations.

11.	Capital Stock

Warrants: The Company does not have a formal warrant plan. All warrants, which had been granted by InSight in connection with previous financing transactions, had been issued with an exercise price of at least the fair market value of its common stock on the issuance date. All holders of warrants, which at the time of the Acquisition were exercisable for InSight common stock, received the difference between $18.00 and the exercise price of each share of common stock the holder could have acquired pursuant to the terms of the warrants, and the warrants were terminated. A summary of the status of the InSight warrants at October 17, 2001 and June 30, 2001 and changes during the periods is presented below:

		Weighted
		Average
	Shares	Exercise Price

Predecessor
Outstanding, June 30, 2001	642,183	$9.17
Exercised	(7,183)	5.64
Cancelled at the Acquisition	(635,000)	9.21

Outstanding, October 17, 2001	–	$–

Stock Options: The Company reserved 626,000 shares for the granting of nonstatutory stock options to key employees. Options are issued with an exercise price of at least the fair market value, as determined by the board of directors, of its common stock on the grant date. A portion of the options vest cumulatively over various periods up to eight years from the grant date, and a portion are performance based and vest cumulatively upon the achievement of certain performance targets. The options are exercisable in whole or in installments, and expire ten years from the grant date.

The Company has one stock option plan, which provided for the granting of nonstatutory stock options to four key employees, all of which are fully vested. Holders of options for 175,990 shares of InSight common stock rolled over their options and received options for the Company’s common stock with the same terms under the Company’s stock option plan. In 2003, the Company purchased the vested stock options covering 56,000 shares of the Company’s common stock at a price equal to the difference between $19.07 and the exercise price per share.

In addition, InSight had five stock option plans. All holders of options, which at the time of the Acquisition were exercisable for InSight common stock, received the difference between $18.00 and the exercise price of each share of common stock the holder could have acquired pursuant to the terms of the options, and the options were terminated. As a result of the cancellation of the InSight options and warrants, InSight recorded an acquisition related compensation charge of $15.6 million.

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

As of June 30, 2003, the Company had 113,125 shares available for issuance. A summary of the status of the Company’s and InSight’s stock option plans at June 30, 2003, 2002 and 2001 and changes during the periods is presented below:

		Weighted
		Average
	Shares	Exercise Price

Company
Outstanding, June 30, 2001	–	$–
Granted	777,990	15.82
Forfeited	(5,000)	18.00

Outstanding, June 30, 2002	772,990	15.81
Granted	25,500	19.01
Exercised	(50)	18.00
Repurchased	(56,000)	8.97
Forfeited	(109,625)	18.00

Outstanding, June 30, 2003	632,815	$16.16

Predecessor
Outstanding, June 30, 2000	1,308,740	$7.90
Granted	370,000	8.71
Exercised	(17,375)	5.79
Forfeited	(105,667)	11.33

Outstanding, June 30, 2001	1,555,698	7.88
Granted	5,000	16.51
Exercised	(6,728)	15.64
Cancelled at the Acquisition	(1,377,980)	7.81
Rolled over to Company options	(175,990)	8.37

Outstanding, October 17, 2001	–	$–

Exercisable at:
June 30, 2001	867,239	$7.41
June 30, 2002	175,990	$8.37
June 30, 2003	148,465	$9.99

Of the 632,815 options outstanding at June 30, 2003, the characteristics are as follows:

Exercise Price	Weighted Average	Options	Total Options	Remaining
Range	Exercise Price	Exercisable	Outstanding	Contractual Life

$8.37	$8.37	123,490	123,490	8.33 years
18.00 - 19.01	18.05	24,975	509,325	8.02 years

		148,465	632,815

As permitted under SFAS No. 123, “Accounting for Stock Based Compensation”, the Company accounts for the options and warrants issued to employees in accordance with APB Opinion No. 25. SFAS 123 requires that the Company present pro forma disclosures of net income as if the Company had recognized compensation expense equal to the fair value of options granted, as determined at the date of grant. The

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

Company’s or the Predecessor’s net income would have reflected the following pro forma amounts (amounts in thousands):

		Company		Predecessor

		Years Ended		Period from
		June 30,		July 1 to	Year Ended
				October 17,	June 30,
		2003	2002	2001	2001

Net income (loss):	As Reported	$4,922	$9	$(4,648)	$13,801
	Pro Forma	4,270	(1,079)	(4,648)	12,458

The fair value of each option grant and warrant issued is estimated on the date of grant or issuance using the Black-Scholes pricing model with the following assumptions used for the grants and issuances in the years ended June 30, 2003, 2002 and 2001, respectively:

	Company		Predecessor

	Years Ended June 30,		Year Ended
			June 30,
Assumptions	2003	2002	2001

Risk-free interest rate	4.07 - 4.58%	4.60%	5.87%
Volatility	0.00%	0.00%	71.27%
Expected dividend yield	0.00%	0.00%	0.00%
Estimated contractual life	10.00 years	9.30 years	9.19 years

12.	Income Taxes

The provision (benefit) for income taxes for the years ended June 30, 2003 and 2002, the period from July 1, 2001 to October 17, 2001, and the year ended June 30, 2001 was computed using effective tax rates calculated as follows:

	Company		Predecessor

	Years Ended		Period from
	June 30,		July 1 to	Year Ended
			October 17,	June 30,
	2003	2002	2001	2001

Federal statutory tax rate	34.0%	34.0%	34.0%	34.0%
State income taxes, net of federal benefit	4.0	6.0	6.0	6.0
Permanent items, including goodwill and non-deductible merger costs	1.0	1.0	115.0	5.0
Changes in valuation allowance	1.0	(1.0)	(186.0)	(29.1)

Net effective tax rate	40.0%	40.0%	(31.0)%	15.9%

The provision (benefit) for income taxes includes income taxes currently payable and those deferred because of temporary differences between the financial statements and tax bases of assets and liabilities. The provision (benefit) for income taxes for the years June 30, 2003 and 2002, the period from July 1,

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

2001 to October 17, 2001, and the year ended June 30, 2001 consisted of the following (amounts in thousands):

	Company		Predecessor

			Period from
	Years Ended June 30,		July 1 to	Year Ended
			October 17,	June 30,
	2003	2002	2001	2001

Current provision:
Federal	$2,491	$–	$(2,100)	$2,931
State	775	–	–	1,173

	3,266	–	(2,100)	4,104

Deferred taxes arising from temporary differences:
State income taxes	(176)	–	–	(480)
Accrued expenses (not currently deductible)	163	(138)	(116)	(198)
Reserves	1,127	(313)	(535)	(1,790)
Depreciation and amortization	7,718	3,168	2,474	7,920
Creation/utilization of net operating losses	(9,491)	(2,761)	(14,145)	836
Section 481 adjustment	(2,343)	–	–	–
Changes in valuation allowance reducing goodwill	–	–	(10)	–
Changes in valuation allowance	1,728	50	12,336	(4,044)
Non-goodwill intangible amortization	1,200	–	–	–
Alternative minimum tax credit carryforwards	–	–	–	(3,038)
Other	74	(6)	(4)	(686)

	–	–	–	(1,480)

Total provision (benefit) for income taxes	$3,266	$–	$(2,100)	$2,624

The components of the Company’s net deferred tax asset (including current and non-current portions) as of June 30, 2003 and 2002, respectively, which arise due to timing differences between financial and tax reporting and net operating loss (NOL) carryforwards are as follows (amounts in thousands):

	June 30,

	2003	2002

Reserves	$5,477	$6,603
Accrued expenses (not currently deductible)	1,307	1,469
Depreciation and amortization	(24,608)	(16,890)
NOL carryforwards	36,152	26,661
Valuation allowance	(11,067)	(11,622)
Non-goodwill intangible amortization	(9,836)	(11,036)
State taxes	176	–
Section 481 adjustment	2,322	4,665
Other	77	150

	$–	$–

As of June 30, 2003, the Company had NOL carryforwards of approximately $66.0 million, expiring on various dates through 2019. The NOLs and related deferred tax components have been reduced to reflect limitations from prior changes in ownership. A valuation allowance is provided against the net deferred tax asset when it is more likely than not that the net deferred tax asset will not be realized. The Company

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

established approximately $8.2 million of valuation allowance in the purchase accounting in connection with the Acquisition. As a result, as the underlying tax attributes are utilized, the reduction in valuation allowance will be recorded as a reduction of goodwill. None of these tax attributes had been utilized at June 30, 2003.

13.	Retirement Savings Plans

InSight has a 401(k) profit sharing plan (Plan), which is available to all eligible employees, pursuant to which InSight may match a percentage of employee contributions to the Plan. InSight contributions of approximately $0.8 million, $0.4 million, $0.2 million, and $0.7 million were made for the years ended June 30, 2003 and 2002, the period from July 1, 2001 to October 17, 2001, and for the year ended June 30, 2001, respectively.

14.	Investments in and Transactions with Partnerships

The Company has direct ownership in five Partnerships at June 30, 2003, one of which operates a Fixed Facility, three of which operate Centers and one of which operates a Mobile PET Facility. The Company owns between 25 percent and 50 percent of these Partnerships, serves as the managing general partner and provides certain management services under agreements expiring in 2010. These Partnerships are accounted for under the equity method since the Company does not exercise control over the operations of these Partnerships and does not have primary responsibility for the Partnerships’ long-term debt.

Set forth below is certain financial data of these Partnerships (amounts in thousands):

	June 30,

	2003	2002

Combined Financial Position:
Current assets:
Cash	$4,028	$2,383
Trade accounts receivables, net	2,294	3,224
Other	457	429
Property and equipment, net	6,807	9,127
Intangible assets, net	783	990

Total assets	14,369	16,153
Current liabilities	(3,497)	(4,576)
Due to the Company	(2,397)	(3,108)
Long-term liabilities	(2,324)	(4,324)

Net assets	$6,151	$4,145

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

Set forth below are the combined operating results of the Partnerships and the Company’s equity in earnings of the Partnerships (amounts in thousands):

	Company		Predecessor

			Period from
	Years Ended June 30,		July 1 to	Year Ended
			October 17,	June 30,
	2003	2002	2001	2001

Operating Results:
Net revenues	$19,291	$10,604	$6,073	$11,344
Expenses	15,646	10,382	4,987	9,211

Net income	$3,645	$222	$1,086	$2,133

Equity in earnings of partnerships	$1,744	$437	$382	$971

The Company has direct ownership in 50 percent of an additional Partnership, which operates a Center. Since the Company controls the operations and is primarily responsible for the associated long-term debt, the Partnership has been included in the Company’s consolidated financial statements. Total assets and revenues as of and for the year ended June 30, 2003 for the Company’s 50 percent controlled entity which is consolidated were approximately $2.7 million and $6.6 million, respectively.

15.	Hedging Activities

The Company accounts for hedging activities under Statement of Financial Accounting Standards (SFAS) No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended by SFAS No. 137 and SFAS No. 138 (collectively SFAS 133). SFAS 133 requires that entities recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. Under SFAS 133 an entity may designate a derivative as a hedge of exposure to either changes in: (i) the fair value of a recognized asset or liability or firm commitment; (ii) cash flows of a recognized or forecasted transaction; or (iii) foreign currencies of a net investment in foreign operations, firm commitments, available-for-sale securities or a forecasted transaction. Additionally, any ineffective portion of the hedging transaction is recorded currently in net income with the remainder deferred in accumulated other comprehensive income (loss).

The Company has established policies and procedures to permit limited types and amounts of off-balance sheet hedges to help manage interest rate risk. InSight had entered into an interest rate swap to pay a fixed rate of interest to a counterparty and received a floating rate of interest and had designated the interest rate swap as a cash flow hedge of its floating rate debt. Such swaps have the effect of converting variable rate borrowings into fixed rate borrowings.

Subsequent to the Acquisition, the Company re-designated the acquired swap as a cash flow hedge and established a new hedging relationship with the Credit Facilities. At June 30, 2003, the notional amount of this swap was $23.8 million with a fair value loss of approximately $0.9 million. The fair value of the swap at the time of the Acquisition was approximately $1.8 million and represents hedge ineffectiveness that will be recognized in net income over the remaining life of the swap. Approximately $0.8 million of hedge ineffectiveness was recognized as a reduction to interest expense for the year ended June 30, 2003.

16.	Related Party Transactions

Upon the completion of the Acquisition, the Company entered into a management agreement with J.W. Childs Advisors II, L.P., the general partner of J.W. Childs Equity Partners II, L.P., and Halifax Genpar, L.P., the general partner of Halifax Capital Partners, L.P. Under the agreement, InSight paid

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

J.W. Childs Advisors II, L.P. and Halifax Genpar, L.P. a transaction fee of $4,500,000 and $1,125,000 respectively, for services rendered in connection with the Acquisition, which was recorded as a reduction of additional paid-in capital during the year ended June 30, 2002. Additionally, J.W. Childs Advisors II, L.P. and Halifax Genpar, L.P. will provide business, management and financial advisory services to InSight and the Company in consideration of (i) an annual fee of $240,000 to be paid to J.W. Childs Advisors II, L.P. and (ii) an annual fee of $60,000 to be paid to Halifax Genpar, L.P.

17.	Segment Information

The Company has two reportable segments: the Mobile Division and Fixed-Site Division, which are business units defined primarily by the type of service provided. The Mobile Division operates primarily Mobile Facilities while the Fixed-Site Division operates primarily Centers and Fixed Facilities, although each Division generates both contract services and patient services revenues. The Company does not allocate corporate and billing related costs, depreciation related to the Company’s billing system and amortization related to other intangible assets to the two segments. The Company also does not allocate income taxes to the two segments. The Company manages cash flows and assets on a consolidated basis, and not by segment, and does not allocate or report assets and capital expenditures by segment.

The following tables summarize the operating results by segment (amounts in thousands):

Company	Mobile	Fixed-Site	Other	Consolidated

Year ended June 30, 2003:
Revenues	$97,936	$139,816	$–	$237,752
Depreciation and amortization	24,322	17,408	7,615	49,345
Total costs of operations	66,823	99,795	13,426	180,044
Equity in earnings of unconsolidated partnerships	84	1,660	–	1,744
Operating income (loss)	31,197	41,681	(27,176)	45,702
Interest expense, net	11,190	8,259	18,065	37,514
Income (loss) before income taxes	20,007	33,422	(45,241)	8,188

	Mobile	Fixed-Site	Other	Consolidated

Year ended June 30, 2002:
Revenues	$65,630	$89,995	$(218)	$155,407
Depreciation and amortization	11,388	11,096	3,978	26,462
Total costs of operations	45,683	64,316	5,585	115,584
Equity in earnings (loss) of unconsolidated partnerships	(109)	546	–	437
Operating income (loss)	19,838	26,225	(13,508)	32,555
Interest expense, net	5,964	6,361	20,221	32,546
Income (loss) before income taxes	13,874	19,864	(33,729)	9

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

Predecessor	Mobile	Fixed-Site	Other	Consolidated

Period from July 1, 2001 through October 17, 2001:
Revenues	$26,333	$37,313	$32	$63,678
Depreciation and amortization	4,621	4,187	1,015	9,823
Total costs of operations	17,828	25,600	2,259	45,687
Equity in earnings of unconsolidated partnerships	41	341	–	382
Acquisition related compensation charge	–	–	(15,616)	(15,616)
Operating income (loss)	8,546	12,054	(21,027)	(427)
Interest expense, net	2,543	2,538	1,240	6,321
Income (loss) before income taxes	6,003	9,516	(22,267)	(6,748)

	Mobile	Fixed-Site	Other	Consolidated

Year ended June 30, 2001:
Revenues	$92,408	$119,219	$(124)	$211,503
Depreciation and amortization	19,366	17,113	4,655	41,134
Total costs of operations	64,486	86,684	10,702	161,872
Equity in earnings of unconsolidated partnerships	8	963	–	971
Operating income (loss)	27,930	33,498	(21,609)	39,819
Interest expense, net	9,757	9,288	4,349	23,394
Income (loss) before income taxes	18,173	24,210	(25,958)	16,425

18.	Results of Quarterly Operations (unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total

	(Amounts in thousands)
2003:
Revenues	$58,656	$58,265	$56,134	$64,697	$237,752
Gross profit	15,499	14,510	12,508	15,191	57,708
Net income	1,956	1,444	256	1,266	4,922
2002:
Revenues	$53,117	$53,672	$55,526	$56,770	$219,085
Gross profit	15,046	12,853	14,351	15,564	57,814
Net income (loss)	4,967	(16,794)	3,127	4,061	(4,639)

19.	Subsequent Event

On August 1, 2003, the Company acquired 22 Mobile Facilities primarily located in the Mid-Atlantic states. The acquisition consists of certain tangible assets, including diagnostic imaging equipment, customer contracts and other agreements. The aggregate purchase price was approximately $48.5 million, which includes approximately $28.1 million paid to the seller and the payment of debt and transaction costs of approximately $20.4 million, and is subject to certain post-closing adjustments. The Company borrowed the remaining $25 million under its $75 million delayed-draw term loan facility and $25 million under the $50 million second delayed-draw term loan facility to fund the purchase price and future capital expenditures related to the acquisition.

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

20.	Supplemental Condensed Consolidated Financial Information

InSight’s payment obligations under the Notes (Note 9) are guaranteed by the Company (Parent Company) and all of InSight’s wholly owned subsidiaries (the Guarantor Subsidiaries). These guarantees are full, unconditional and joint and several. The following condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X Rule 3-10 “Financial statements of guarantors and issuers of guaranteed securities registered or being registered.” The Company accounts for its investment in InSight and its subsidiaries under the equity method of accounting. Dividends from InSight to the Company are restricted under the Credit Facilities. This information is not intended to present the financial position, results of operations and cash flows of the individual companies or groups of companies in accordance with accounting principles generally accepted in the United States.

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

Supplemental Condensed Consolidating Balance Sheet

June 30, 2003
(Amounts in thousands)
(Company)

	Parent
	Company		Guarantor	Non-Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$–	$–	$15,965	$3,589	$–	$19,554
Trade accounts receivables, net	–	–	37,431	8,665	–	46,096
Other current assets	–	–	9,697	452	–	10,149
Intercompany accounts receivable	86,683	422,248	21,661	–	(530,592)	–

Total current assets	86,683	422,248	84,754	12,706	(530,592)	75,799
Property and equipment, net	–	–	196,792	22,329	–	219,121
Investments in partnerships	–	–	2,734	–	–	2,734
Investments in consolidated subsidiaries	4,931	4,931	10,572	–	(20,434)	–
Other assets	–	–	19,201	170	–	19,371
Goodwill and other intangible assets, net	–	–	255,789	4,503	–	260,292

	$91,614	$427,179	$569,842	$39,708	$(551,026)	$577,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable and capital lease obligations	$–	$2,009	$5,218	$478	$–	$7,705
Accounts payable and other accrued expenses	–	–	34,449	1,065	–	35,514
Intercompany accounts payable	–	–	508,932	21,660	(530,592)	–

Total current liabilities	–	2,009	548,599	23,203	(530,592)	43,219
Notes payable and capital lease obligations, less current portion	–	420,239	16,230	1,945	–	438,414
Other long-term liabilities	–	–	82	3,988	–	4,070
Stockholders’ equity	91,614	4,931	4,931	10,572	(20,434)	91,614

	$91,614	$427,179	$569,842	$39,708	$(551,026)	$577,317

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

Supplemental Condensed Consolidating Balance Sheet

June 30, 2002
(Amounts in thousands)
(Company)

	Parent
	Company		Guarantor	Non-Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$–	$–	$14,451	$3,332	$–	$17,783
Trade accounts receivables, net	–	–	35,190	8,669	–	43,859
Other current assets	–	–	7,828	228	–	8,056
Intercompany accounts receivable	87,367	373,875	23,540	–	(484,782)	–

Total current assets	87,367	373,875	81,009	12,229	(484,782)	69,698
Property and equipment, net	–	–	150,857	21,199	–	172,056
Investments in partnerships	–	–	1,886	–	–	1,886
Investments in consolidated subsidiaries	9	9	9,156	–	(9,174)	–
Other assets	–	–	21,117	–	–	21,117
Goodwill and other intangible assets, net	–	–	229,886	4,758	–	234,644

	$87,376	$373,884	$493,911	$38,186	$(493,956)	$499,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable and capital lease obligations	$–	$1,500	$1,509	$266	$–	$3,275
Accounts payable and other accrued expenses	–	–	29,408	1,108	–	30,516
Intercompany accounts payable	–	–	461,243	23,539	(484,782)	–

Total current liabilities	–	1,500	492,160	24,913	(484,782)	33,791
Notes payable and capital lease obligations, less current portion	–	372,375	1,506	1,008	–	374,889
Other long-term liabilities	–	–	236	3,109	–	3,345
Stockholders’ equity	87,376	9	9	9,156	(9,174)	87,376

	$87,376	$373,884	$493,911	$38,186	$(493,956)	$499,401

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

Supplemental Condensed Consolidating Statement of Income

For the Year Ended June 30, 2003
(Amounts in thousands)
(Company)

	Parent
	Company		Guarantor	Non-Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Elimination	Consolidated

Revenues	$–	$–	$193,956	$43,796	$–	$237,752
Costs of operations	–	–	142,668	37,376	–	180,044

Gross profit	–	–	51,288	6,420	–	57,708
Corporate operating expenses	–	–	13,750	–	–	13,750

Income from company operations	–	–	37,538	6,420	–	43,958
Equity in earnings of unconsolidated partnerships	–	–	1,744	–	–	1,744

Operating income	–	–	39,282	6,420	–	45,702
Interest expense, net	–	–	35,601	1,913	–	37,514

Income before income taxes	–	–	3,681	4,507	–	8,188
Provision for income taxes	–	–	3,266	–	–	3,266

Income before equity in income of consolidated subsidiaries	–	–	415	4,507	–	4,922
Equity in income of consolidated subsidiaries	4,922	4,922	4,507	–	(14,351)	–

Net income	$4,922	$4,922	$4,922	$4,507	$(14,351)	$4,922

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

Supplemental Condensed Consolidating Statement of Income

For the Year Ended June 30, 2002
(Amounts in thousands)
(Company)

	Parent			Non-
	Company		Guarantor	Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Elimination	Consolidated

Revenues	$–	$–	$128,442	$26,965	$–	$155,407
Costs of operations	–	–	93,515	22,069	–	115,584

Gross profit	–	–	34,927	4,896	–	39,823
Corporate operating expenses	–	–	7,705	–	–	7,705

Income from company operations	–	–	27,222	4,896	–	32,118
Equity in earnings of unconsolidated partnerships	–	–	437	–	–	437

Operating income	–	–	27,659	4,896	–	32,555
Interest expense, net	–	–	31,152	1,394	–	32,546

Income (loss) before income taxes	–	–	(3,493)	3,502	–	9
Provision for income taxes	–	–	–	–	–	–

Income (loss) before equity in income of consolidated subsidiaries	–	–	(3,493)	3,502	–	9
Equity in income of consolidated subsidiaries	9	9	3,502	–	(3,520)	–

Net income	$9	$9	$9	$3,502	$(3,520)	$9

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

Supplemental Condensed Consolidating Statement of Operations

For the Period from July 1, 2001 through October 17, 2001
(Amounts in thousands)
(Predecessor)

		Guarantor	Non-Guarantor
	InSight	Subsidiaries	Subsidiaries	Elimination	Consolidated

Revenues	$–	$50,352	$13,326	$–	$63,678
Costs of operations	–	35,316	10,371	–	45,687

Gross profit	–	15,036	2,955	–	17,991
Corporate operating expenses	–	3,184	–	–	3,184

Income from company operations	–	11,852	2,955	–	14,807
Equity in earnings of unconsolidated partnerships	–	382	–	–	382
Acquisition related compensation charges	–	(15,616)	–	–	(15,616)

Operating income (loss)	–	(3,382)	2,955	–	(427)
Interest expense, net	–	5,647	674	–	6,321

Income (loss) before income taxes	–	(9,029)	2,281	–	(6,748)
Provision (benefit) for income taxes	–	(2,100)	–	–	(2,100)

Income (loss) before equity in income of consolidated subsidiaries	–	(6,929)	2,281	–	(4,648)
Equity in income (loss) of consolidated subsidiaries	(4,648)	2,281	–	2,367	–

Net income (loss)	$(4,648)	$(4,648)	$2,281	$2,367	$(4,648)

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

Supplemental Condensed Consolidating Statement of Income

For the Year Ended June 30, 2001
(Amounts in thousands)
(Predecessor)

		Guarantor	Non-Guarantor
	InSight	Subsidiaries	Subsidiaries	Elimination	Consolidated

Revenues	$–	$175,201	$36,302	$–	$211,503
Costs of operations	–	132,838	29,034	–	161,872

Gross profit	–	42,363	7,268	–	49,631
Corporate operating expenses	–	10,783	–	–	10,783

Income from company operations	–	31,580	7,268	–	38,848
Equity in earnings of unconsolidated partnerships	–	971	–	–	971

Operating income	–	32,551	7,268	–	39,819
Interest expense, net	–	21,248	2,146	–	23,394

Income before income taxes	–	11,303	5,122	–	16,425
Provision for income taxes	–	2,624	–	–	2,624

Income before equity in income of consolidated subsidiaries	–	8,679	5,122	–	13,801
Equity in income of consolidated subsidiaries	13,801	5,122	–	(18,923)	–

Net income	$13,801	$13,801	$5,122	$(18,923)	$13,801

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

Supplemental Condensed Consolidating Statement of Cash Flows

For the Year Ended June 30, 2003
(Amounts in thousands)
(Company)

	Parent			Non-
	Company		Guarantor	Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income	$4,922	$4,922	$4,922	$4,507	$(14,351)	$4,922
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	–	–	43,681	5,664	–	49,345
Equity in income of consolidated subsidiaries	(4,922)	(4,922)	(4,507)	–	14,351	–
Cash provided by (used in) changes in operating assets and liabilities:
Trade accounts receivables, net	–	–	(2,241)	4	–	(2,237)
Intercompany receivables, net	505	(48,373)	52,838	(4,970)	–	–
Other current assets	–	–	5,131	(224)	–	4,907
Accounts payable and other accrued expenses	–	–	4,862	(43)	–	4,819

Net cash provided by (used in) operating activities	505	(48,373)	104,686	4,938	–	61,756

INVESTING ACTIVITIES:
Acquisitions of Centers and Fixed Facilities	–	–	(46,292)	–	–	(46,292)
Additions to property and equipment	–	–	(51,827)	(5,140)	–	(56,967)
Other	–	–	554	–	–	554

Net cash used in investing activities	–	–	(97,565)	(5,140)	–	(102,705)

FINANCING ACTIVITIES:
Proceeds from stock options exercised	1	–	–	–	–	1
Purchase of stock options	(506)	–	–	–	–	(506)
Principal payments of notes payable and capital lease obligations	–	(1,627)	(5,453)	(420)	–	(7,500)
Proceeds from issuance of notes payable	–	50,000	–	–	–	50,000
Other	–	–	(154)	879	–	725

Net cash provided by (used in) financing activities	(505)	48,373	(5,607)	459	–	42,720

INCREASE IN CASH AND CASH EQUIVALENTS	–	–	1,514	257	–	1,771
Cash, beginning of year	–	–	14,451	3,332	–	17,783

Cash, end of year	$–	$–	$15,965	$3,589	$–	$19,554

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

Supplemental Condensed Consolidating Statement of Cash Flows

For the Year Ended June 30, 2002
(Amounts in thousands)
(Company)

	Parent
	Company		Guarantor	Non-Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income	$9	$9	$9	$3,502	$(3,520)	$9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Write-off of debt issuance costs	–	–	7,378	–	–	7,378
Depreciation and amortization	–	–	23,066	3,396	–	26,462
Equity in income of consolidated subsidiaries	(9)	(9)	(3,502)	–	3,520	–
Cash provided by (used in) changes in operating assets and liabilities:
Trade accounts receivables, net	–	–	1,615	259	–	1,874
Intercompany receivables, net	101,826	(203,212)	104,806	(3,420)	–	–
Other current assets	–	–	676	(86)	–	590
Accounts payable and other accrued expenses	–	–	3,244	44	–	3,288

Net cash provided by (used in) operating activities	101,826	(203,212)	137,292	3,695	–	39,601

INVESTING ACTIVITIES:
Purchase of InSight common stock	(187,722)	–	–	–	–	(187,722)
Cash acquired in the Acquisition	–	–	4,773	3,656	–	8,429
Additions to property and equipment	–	–	(39,493)	(4,162)	–	(43,655)
Other	–	–	1,385	–	–	1,385

Net cash used in investing activities	(187,722)	–	(33,335)	(506)	–	(221,563)

FINANCING ACTIVITIES:
Proceeds from sale of common stock, net of equity issuance costs	85,763	–	–	–	–	85,763
Issuance of common stock	133	–	–	–	–	133
Payment of deferred loan fees	–	–	(29,499)	–	–	(29,499)
Principal payments of notes payable and capital lease obligations	–	(371,788)	(44,559)	(163)	–	(416,510)
Proceeds from issuance of notes payable	–	575,000	–	–	–	575,000
Payments made in connection with refinancing of notes payable	–	–	(15,109)			(15,109)
Other	–	–	(339)	306	–	(33)

Net cash provided by (used in) financing activities	85,896	203,212	(89,506)	143	–	199,745

INCREASE IN CASH AND CASH EQUIVALENTS	–	–	14,451	3,332	–	17,783
Cash, beginning of year	–	–	–	–	–	–

Cash, end of year	$–	$–	$14,451	$3,332	$–	$17,783

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

Supplemental Condensed Consolidating Statement of Cash Flows

For the Period from July 1, 2001 through October 17, 2001
(Amounts in thousands)
(Predecessor)

		Guarantor	Non-Guarantor
	InSight	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income (loss)	$(4,648)	$(4,648)	$2,281	$2,367	$(4,648)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	–	8,250	1,573	–	9,823
Acquisition related compensation charge	–	15,616	–	–	15,616
Equity in income (loss) of consolidated subsidiaries	4,648	(2,281)	–	(2,367)	–
Cash provided by (used in) changes in operating assets and liabilities:
Trade accounts receivables, net	–	(1,932)	(446)	–	(2,378)
Intercompany receivables, net	5,058	(5,090)	32	–	–
Other current assets	–	(3,515)	(101)	–	(3,616)
Accounts payable and other accrued expenses	–	53	(30)	–	23

Net cash provided by operating activities	5,058	6,453	3,309	–	14,820

INVESTING ACTIVITIES:
Additions to property and equipment	–	(18,609)	(2,243)	–	(20,852)
Other	–	(740)	–	–	(740)

Net cash used in investing activities	–	(19,349)	(2,243)	–	(21,592)

FINANCING ACTIVITIES:
Proceeds from stock options exercised	145	–	–	–	145
Principal payments of notes payable and capital lease obligations	(5,203)	(2,358)	(1,018)	–	(8,579)
Other	–	–	381	–	381

Net cash used in financing activities	(5,058)	(2,358)	(637)	–	(8,053)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	–	(15,254)	429	–	(14,825)
Cash, beginning of period	–	20,027	3,227	–	23,254

Cash, end of period	$–	$4,773	$3,656	$–	$8,429

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements— (Continued)

Supplemental Condensed Consolidating Statement of Cash Flows

For the Year Ended June 30, 2001
(Amounts in thousands)
(Predecessor)

		Guarantor	Non-Guarantor
	InSight	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income	$13,801	$13,801	$5,122	$(18,923)	$13,801
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	–	34,882	6,252	–	41,134
Equity in income of consolidated subsidiaries	(13,801)	(5,122)	–	18,923	–
Cash provided by (used in) changes in operating assets and liabilities:
Trade accounts receivables, net	–	(1,274)	(1,483)	–	(2,757)
Intercompany receivables, net	18,209	(21,218)	3,009	–	–
Other current assets	–	672	110	–	782
Accounts payable and other accrued expenses	–	(2,606)	328	–	(2,278)

Net cash provided by operating activities	18,209	19,135	13,338	–	50,682

INVESTING ACTIVITIES:
Additions to property and equipment	–	(12,494)	(10,417)	–	(22,911)
Other	–	3,459	(3,990)	–	(531)

Net cash used in investing activities	–	(9,035)	(14,407)	–	(23,442)

FINANCING ACTIVITIES:
Proceeds from stock options and warrants exercised	183	–	–	–	183
Principal payments of notes payable and capital lease obligations	(18,392)	(13,552)	185	–	(31,759)
Other	–	(1,896)	2,353	–	457

Net cash provided by (used in) financing activities	(18,209)	(15,448)	2,538	–	(31,119)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	–	(5,348)	1,469	–	(3,879)
Cash, beginning of year	–	25,375	1,758	–	27,133

Cash, end of year	$–	$20,027	$3,227	$–	$23,254

Report of Independent Registered Public Accounting Firm on Financial Statement Schedule

To the Board of Directors of InSight Health Services Holdings Corp:

Our audits of the consolidated financial statements referred to in our report dated September 18, 2003, appearing in this Registration Statement on Form S-1, also included an audit of the financial statement schedule listed in the Index on page F-1 of this Registration Statement on Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PRICEWATERHOUSECOOPERS LLP

Orange County, California
September 18, 2003

Report of Independent Public Accountants

The following report is a copy of a report previously issued by Arthur Andersen LLP and has not been reissued by Arthur Andersen LLP.

To the Stockholders of InSight Health Services Corp.:

We have audited in accordance with auditing standards generally accepted in the United States the consolidated financial statements of InSight Health Services Corp. and subsidiaries included in this Form 10-K and have issued our report thereon dated August 29, 2001. Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed in the index to consolidated financial statements is the responsibility of the Company’s management and is presented for purposes of complying with the Securities and Exchange Commission’s rules and is not part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Orange County, California
August 29, 2001

Schedule II

InSight Health Services Holdings Corp. and Subsidiaries
Valuation and Qualifying Accounts
For the Years Ended June 30, 2003 and 2002, the Period from July 1, 2001 to October 17, 2001
And for the Year Ended June 30, 2001
(Amounts in thousands)

	Balance at	Charges to				Balance at
	Beginning of	Cost and	Charges to			End of
	Year	Expenses	Revenues	Other		Year

Company
June 30, 2002:
Allowance for doubtful accounts and contractual adjustments	$—	$2,785	$71,185	$(47,480	)(A)(B)	$26,490

June 30, 2003:
Allowance for doubtful accounts and contractual adjustments	$26,490	$4,154	$122,101	$(116,472	)(A)	$36,273

Predecessor
June 30, 2001:
Allowance for doubtful accounts and contractual adjustments	$22,291	$3,594	$83,133	$(82,407	)(A)	$26,611

October 17, 2001:
Allowance for doubtful accounts and contractual adjustments	$26,611	$1,110	$26,740	$(27,963	)(A)	$26,498

(A)	Write-offs of uncollectible accounts.

(B)	In connection with the Acquisition, the Company acquired the valuation and qualifying accounts related to InSight.

InSight Health Services Holdings Corp. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(Amounts in thousands, except share data)

	March 31,	June 30,
	2004	2003

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$61,109	$19,554
Trade accounts receivables, net	49,780	46,096
Other current assets	6,631	10,149

Total current assets	117,520	75,799

PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization of $107,794 and $67,982, respectively	224,030	219,121
INVESTMENTS IN PARTNERSHIPS	2,850	2,734
OTHER ASSETS	20,417	19,371
OTHER INTANGIBLE ASSETS, net	36,237	36,470
GOODWILL	256,182	223,822

	$657,236	$577,317

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of notes payable	$2,520	$2,009
Current portion of capital lease obligations	5,175	5,696
Accounts payable and other accrued expenses	40,397	35,514

Total current liabilities	48,092	43,219

LONG-TERM LIABILITIES:
Notes payable, less current portion	494,061	420,239
Capital lease obligations, less current portion	15,103	18,175
Other long-term liabilities	4,810	4,070

Total long-term liabilities	513,974	442,484

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value, 10,000,000 shares authorized, 5,468,814 shares issued and outstanding at March 31, 2004 and June 30, 2003	5	5
Additional paid-in capital	87,081	87,081
Retained earnings	8,166	4,931
Accumulated other comprehensive loss	(82)	(403)

Total stockholders’ equity	95,170	91,614

	$657,236	$577,317

The accompanying notes are an integral part of these condensed consolidated balance sheets.

InSight Health Services Holdings Corp. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

(Amounts in thousands)

	Nine Months Ended
	March 31,

	2004	2003

REVENUES	$209,454	$173,055

COSTS OF OPERATIONS:
Costs of services	120,412	90,417
Provision for doubtful accounts	3,333	3,059
Equipment leases	624	770
Depreciation and amortization	42,801	36,292

Total costs of operations	167,170	130,538

Gross profit	42,284	42,517
CORPORATE OPERATING EXPENSES	10,550	9,699

Income from company operations	31,734	32,818
GAIN ON SALE OF CENTER	2,129	–
EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	1,705	1,214

Operating income	35,568	34,032
INTEREST EXPENSE, net	30,175	27,937

Income before income taxes	5,393	6,095
PROVISION FOR INCOME TAXES	2,158	2,438

Net income	$3,235	$3,657

The accompanying notes are an integral part of these condensed consolidated financial statements.

InSight Health Services Holdings Corp. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

(Amounts in thousands)

	Three Months Ended
	March 31,

	2004	2003

REVENUES	$70,736	$56,134

COSTS OF OPERATIONS:
Costs of services	41,328	30,397
Provision for doubtful accounts	1,098	989
Equipment leases	198	226
Depreciation and amortization	14,556	12,014

Total costs of operations	57,180	43,626

Gross profit	13,556	12,508
CORPORATE OPERATING EXPENSES	3,555	3,378

Income from company operations	10,001	9,130
EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	453	499

Operating income	10,454	9,629
INTEREST EXPENSE, net	9,985	9,201

Income before income taxes	469	428
PROVISION FOR INCOME TAXES	188	171

Net income	$281	$257

The accompanying notes are an integral part of these condensed consolidated financial statements.

InSight Health Services Holdings Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Amounts in thousands)

	Nine Months Ended
	March 31,

	2004	2003

OPERATING ACTIVITIES:
Net income	$3,235	$3,657
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on sale of Center	(2,129)	–
Depreciation and amortization	42,801	36,292
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Trade accounts receivables, net	(3,225)	3,054
Other current assets	2,660	1,475
Accounts payable and other accrued expenses	5,092	3,339

Net cash provided by operating activities	48,434	47,817

INVESTING ACTIVITIES:
Acquisition of Centers, Fixed Facilities and Mobile Facilities	(52,834)	–
Proceeds from sale of Center	5,413	–
Additions to property and equipment	(28,307)	(39,556)
Other	(854)	(439)

Net cash used in investing activities	(76,582)	(39,995)

FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	(6,174)	(5,616)
Proceeds from issuance of notes payable	76,125	–
Other	(248)	756

Net cash provided by (used in) financing activities	69,703	(4,860)

INCREASE IN CASH AND CASH EQUIVALENTS	41,555	2,962
Cash, beginning of period	19,554	17,783

Cash, end of period	$61,109	$20,745

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$22,680	$21,337
Income taxes paid (received)	145	(353)
Equipment additions under capital leases	–	25,455

The accompanying notes are an integral part of these condensed consolidated financial statements.

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

1.	Organization and Nature of Business

InSight Health Services Holdings Corp. (Company), a Delaware corporation, was incorporated on June 13, 2001 under the name JWC/ Halifax Holdings Corp. The Company was funded through an equity contribution from J.W. Childs Equity Partners II, L.P., Halifax Capital Partners, L.P. and certain of their affiliates. On June 29, 2001, the Company’s name was changed to InSight Health Services Holdings Corp. The Company and its former wholly owned subsidiary, InSight Health Services Acquisition Corp. (Acquisition Corp.), were created to acquire all the outstanding shares of InSight Health Services Corp. (InSight). On October 17, 2001, the Company acquired InSight pursuant to an agreement and plan of merger dated June 29, 2001, as amended, among the Company, Acquisition Corp. and InSight (the 2001 Acquisition).

The Company, through InSight and its subsidiaries, provides diagnostic imaging, treatment and related management services in 34 states throughout the United States. The Company has two reportable segments: the Mobile Division and Fixed-Site Division. The Company’s services are provided through a network of 93 mobile magnetic resonance imaging (MRI) facilities, 18 mobile positron emission tomography (PET) facilities, four mobile lithotripsy facilities, three mobile computed tomography (CT) facilities (collectively, Mobile Facilities), 56 fixed-site MRI facilities (Fixed Facilities), 32 multi-modality fixed-site imaging centers (Centers), two PET fixed-site centers, one CT fixed-site center, one fixed-site catheterization lab, one Leksell Stereotactic Gamma Knife fixed-site treatment center and one radiation oncology fixed-site center. Subsequent to March 31, 2004, the Company completed the acquisition of twenty-one (21) Centers and Fixed Facilities located in California, Arizona, Texas, Kansas, Pennsylvania and Virginia, states (other than Kansas) in which the Company already has Mobile Facilities, Fixed Facilities or Centers (Note 11). The Company has a substantial presence in California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states.

At its Centers, the Company typically offers other services in addition to MRI, including CT, diagnostic and fluoroscopic x-ray, mammography, diagnostic ultrasound, nuclear medicine, bone densitometry, nuclear cardiology, and cardiovascular services.

2.	Interim Financial Statements

The unaudited condensed consolidated financial statements of the Company included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements and do not include all of the information and disclosures required by accounting principles generally accepted in the United States for annual financial statements. These financial statements should be read in conjunction with the consolidated financial statements and related footnotes included as part of the Company’s annual report on Form 10-K for the period ended June 30, 2003 filed with the Securities and Exchange Commission (SEC) on September 26, 2003. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for fair presentation of results for the period have been included. The results of operations for the nine months and three months ended March 31, 2004 are not necessarily indicative of the results to be achieved for the full fiscal year.

Certain reclassifications have been made to conform prior year amounts to the current year presentation.

3.	Investments in and Transactions with Partnerships

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company’s investment interests in partnerships or limited liability companies (Partnerships) are accounted for under the equity method of accounting when the Company’s ownership is 50 percent or less. The Company’s investment interests in Partnerships are consolidated for ownership of 50 percent or greater owned entities when the Company exercises control over the operations and is

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

primarily responsible for the associated long-term debt. Total assets as of March 31, 2004 for the Company’s 50 percent controlled entity, which is consolidated, were approximately $2.8 million. Revenues for the nine and three months ended March 31, 2004 for the Company’s 50 percent controlled entity were approximately $5.5 million and $1.9 million, respectively.

4.	Acquisitions

In April 2003, the Company acquired 13 diagnostic imaging centers located in Southern California, which are included in the Fixed-Site Division. The acquisition consists of certain tangible and intangible assets, including diagnostic imaging equipment, customer contracts and other agreements. The aggregate purchase price was approximately $46.5 million, which included approximately $39.0 million paid to the seller and the payment of debt and transaction costs of approximately $7.9 million, and is subject to certain post-closing adjustments. The excess purchase price paid by the Company over its estimates of the fair market value of the tangible and other intangible assets as of the date of acquisition was approximately $25.4 million and is reflected as goodwill in the accompanying consolidated balance sheets. In accordance with SFAS 141, the new intangible asset balance has been allocated between identifiable intangible assets and remaining goodwill. The purchase price allocation was based upon evaluations and other studies of the fair value of the net assets acquired. Goodwill is not amortized but is subject to an ongoing assessment for impairment.

In August 2003, the Company acquired 22 Mobile Facilities operating primarily in the Mid-Atlantic states. The acquisition consisted of certain tangible and intangible assets, including diagnostic imaging equipment, customer contracts and other agreements. The aggregate purchase price was approximately $49.9 million, which included approximately $28.1 million paid to the seller and approximately $21.8 million for the payment of debt and transaction costs. The excess purchase price paid by the Company over its estimate of the fair value of the tangible and other intangible assets as of the date of the acquisition was approximately $29.1 million and is reflected as goodwill in the accompanying condensed consolidated balance sheet as of March 31, 2004. In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”, the new intangible asset balance will be allocated between identifiable intangible assets and remaining goodwill. Goodwill will not be amortized but is subject to an ongoing assessment for impairment. The determination of the fair value of assets and liabilities as well as the identification of other intangible assets is continuing, and the final allocation may be significantly different.

	August 2003	April 2003
	Acquisition	Acquisition

Cash purchase price	$49,872	46,488
Estimated fair values
Assets acquired:
Tangible	18,337	17,977
Other Intangible Assets	2,400	3,200
Liabilities assumed	—	(82)

Goodwill	$29,135	$25,393

Unaudited pro-forma combined results of operations of the Company, assuming the acquisition had occurred as of July 1, 2002, are presented below. The pro-forma combined results of operations for the nine and three months ended March 31, 2004 and 2003, include pro-forma results of operations for the acquisitions described above and adjustments to interest expense and amortization of identified intangible assets, and the consolidation of certain joint ventures in which the Company purchased a 100% interest.

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

The pro-forma combined results of operations for the nine and three months ended March 31, 2004 and 2003 contain the use of certain estimates and adjustments to reflect the results of operations for the acquisitions discussed above. The pro-forma results of operations for the nine and three months ended March 31, 2003 include revenues of $20.5 million and $6.4 million, respectively, and net income of approximately $0.2 million and $0.3 million, respectively, for the acquisition completed in April 2003. The pro-forma results of operations for the nine and three months ended March 31, 2003 also include revenues of approximately $15.3 million and $5.3 million, respectively, and net income of $1.3 million and $0.2 million, respectively, for the acquisition completed in August 2003. These combined results have been prepared for comparison purposes only and do not purport to be indicative of what operating results would have been, and may not be indicative of future operating results (amounts in thousands):

	Nine Months Ended		Three Months Ended
	March 31,		March 31,

	2004	2003	2004	2003

	(Unaudited)
Revenues	$211,301	$208,902	$70,736	$67,846
Costs of operations	168,178	156,409	57,180	52,816

Gross profit	43,123	52,493	13,556	15,030
Corporate operating expenses	10,550	13,708	3,555	3,983

Income from company operations	32,573	38,785	10,001	11,047
Gain on sale of Center	2,129	–	–	–
Equity in earnings of unconsolidated partnerships	1,705	1,214	453	499

Operating income	36,407	39,999	10,454	11,546
Interest expense, net	30,347	31,542	9,985	10,176

Income before income taxes	6,060	8,457	469	1,370
Provision for income taxes	2,425	3,382	188	548

Net income	$3,635	$5,075	$281	$822

A reconciliation of goodwill for the nine months ended March 31, 2004 is as follows:

	Mobile	Fixed-Site	Consolidated

Goodwill, June 30, 2003	$79,079	$144,743	$223,822
Acquired in acquisitions	29,135	2,953	32,088
Adjustments to goodwill	3	269	272

Goodwill, March 31, 2004	$108,217	$147,965	$256,182

5.	Notes Payable

The Company, through InSight, has credit facilities (Credit Facilities) with a bank and a syndication of other lenders consisting of (i) a term loan B, (ii) a $50 million revolving credit facility, and (iii) a $50 million second delayed-draw term loan facility. In October 2003, a $75 million delayed-draw term loan was combined with a $150 million term loan B. As of March 31, 2004, there were approximately $220.6 million in borrowings under the term loan B, approximately $25.0 million in borrowings under the second delayed-draw term loan facility and no borrowings under the revolving credit facility. Borrowings under the Credit Facilities bear interest at LIBOR plus 3.5% to 3.75%. The Company is required to pay an annual unused facility fee of between 0.5% and 2.5%, payable quarterly, on unborrowed amounts under

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

the facilities. The Company expects to use the revolving credit facility to fund its future working capital needs.

The Company, through InSight, also has outstanding $225 million in unsecured senior subordinated notes (Notes). The Notes bear interest at 9.875%, with principal due November 2011. Additionally, in March 2004, the Company issued $25 million in a private placement of unsecured senior subordinated notes (New Notes) to partially fund the acquisition of twenty-one (21) Centers and Fixed Facilities in California, Arizona, Texas, Kansas, Pennsylvania and Virginia (Note 11). The New Notes have terms identical to the Notes, but have not yet been registered with the SEC.

Subsequent to March 31, 2004, the Company borrowed the remaining $25 million under the second delayed-draw term loan facility to partially fund the acquisition of 21 Centers and Fixed Facilities in California, Arizona, Texas, Kansas, Pennsylvania and Virginia (Note 11).

The credit agreement related to the Credit Facilities and the indenture related to the Notes and the New Notes contain limitations on additional borrowings, capital expenditures, dividend payments and certain financial covenants. As of March 31, 2004, the Company was in compliance with these covenants.

6.	Hedging Activities

The Company accounts for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended by SFAS No. 137, SFAS No. 138 and SFAS No. 149 (collectively SFAS 133). SFAS 133 requires that entities recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. Under SFAS 133 an entity may designate a derivative as a hedge of exposure to either changes in: (i) the fair value of a recognized asset or liability or firm commitment; (ii) cash flows of a recognized or forecasted transaction; or (iii) foreign currencies of a net investment in foreign operations, firm commitments, available-for-sale securities or a forecasted transaction. Additionally, any ineffective portion of the hedging transaction is recorded currently in net income with the remainder deferred in accumulated other comprehensive income (loss).

The Company has established policies and procedures to permit limited types and amounts of hedges to help manage interest rate risk. InSight has entered into an interest rate swap to pay a fixed rate of interest to the counterparty and received a floating rate of interest and had designated the interest rate swap as a cash flow hedge of its floating rate debt. Such swaps have the effect of converting variable rate borrowings into fixed rate borrowings. Subsequent to the 2001 Acquisition, the Company re-designated the acquired swap as a cash flow hedge and established a new hedging relationship with the Credit Facilities. At March 31, 2004, the notional amount of this swap was $10.0 million with a fair value loss of approximately $0.2 million. The swap expires in September 2004. The fair value of the swap at the time of the 2001 Acquisition was approximately $1.8 million and represented hedge ineffectiveness that will be recognized in net income over the remaining life of the swap. Approximately $0.4 million of hedge ineffectiveness was recognized as a reduction to interest expense for the nine months ended March 31, 2004.

7.	Comprehensive Income (Loss)

Components of comprehensive income (loss) are changes in equity other than those resulting from investments by owners and distributions to owners. Net income is the primary component of comprehensive income. For the Company, the only component of comprehensive income (loss) other than net income is the change in unrealized gain or loss on derivatives qualifying for hedge accounting, net of tax. The aggregate amount of such changes to equity that have not yet been recognized in net income are reported in the equity portion of the condensed consolidated balance sheets as accumulated other

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

comprehensive income (loss). The Company’s comprehensive income is as follows (amounts in thousands):

	Nine Months		Three Months
	Ended		Ended
	March 31,		March 31,

	2004	2003	2004	2003

	(Unaudited)		(unaudited)
Net income	$3,235	$3,657	$281	$257
Unrealized gain (loss) attributable to change in fair value of derivative	321	(280)	74	80

Comprehensive Income	$3,556	$3,377	$355	$337

8.	Capital Stock

The Company accounts for the options issued to employees in accordance with Accounting Principles Board Opinion No. 25, and has adopted the disclosure requirements of SFAS No. 123, “Accounting for Stock Based Compensation”. SFAS 123 requires that the Company present pro-forma disclosures of net income as if the Company had recognized compensation expense equal to the fair value of options granted, as determined at the date of grant. On December 31, 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, “Accounting for Stock Based Compensation—Transition and Disclosure”, which amends SFAS 123 and requires more prominent and frequent disclosures about the effects of stock based compensation. If compensation expense had been recognized, the Company’s net income would have reflected the following pro-forma amounts (amounts in thousands):

		Nine Months		Three Months
		Ended		Ended
		March 31,		March 31,

		2004	2003	2004	2003

		(Unaudited)		(unaudited)
Net income:	As reported	$3,235	$3,657	$281	$257
	Expense	(300)	(300)	(100)	(100)

	Pro-forma	$2,935	$3,357	$181	$157

Options for 27,500 shares were granted during the nine months ended March 31, 2004. The pro-forma amounts were estimated using the Black-Scholes options-pricing model under the minimum-value method with the following assumptions:

Expected term (years)	10
Volatility	0.00%
Annual dividend per share	$0.00
Risk-free interest rate	3.99%
Weighted-average fair value of options granted	$6.22

9.	Segment Information

The Company has two reportable segments: the Mobile Division and Fixed-Site Division, which are business units defined primarily by the type of service provided. The Mobile Division operates primarily Mobile Facilities while the Fixed-Site Division operates primarily Centers and Fixed Facilities, although each Division generates both contract services and patient services revenues. The Company does not

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

allocate corporate and billing related costs, depreciation related to the Company’s billing system and amortization related to other intangible assets to the two segments. The Company also does not allocate income taxes to the two segments. The Company manages cash flows and assets on a consolidated basis, and not by segment.

The following tables summarize the operating results by segment for the nine and three months ended March 31, 2004 and 2003 (amounts in thousands)(unaudited):

Nine months ended March 31, 2004:

	Mobile	Fixed-Site	Other	Consolidated

Revenues	$84,437	$125,017	$–	$209,454
Depreciation and amortization	21,836	14,955	6,010	42,801
Total costs of operations	63,713	90,879	12,578	167,170
Equity in earnings of unconsolidated partnerships	–	1,705	–	1,705
Operating income (loss)	20,724	37,972	(23,128)	35,568
Interest expense, net	8,795	5,183	16,197	30,175
Income (loss) before income taxes	11,929	32,789	(39,325)	5,393
Additions to property and equipment	15,949	9,350	3,008	28,307

Nine months ended March 31, 2003:

	Mobile	Fixed-Site	Other	Consolidated

Revenues	$73,913	$99,142	$–	$173,055
Depreciation and amortization	18,132	12,424	5,736	36,292
Total costs of operations	49,950	70,715	9,873	130,538
Equity in earnings of unconsolidated partnerships	84	1,130	–	1,214
Operating income (loss)	24,047	29,557	(19,572)	34,032
Interest expense, net	8,507	6,240	13,190	27,937
Income (loss) before income taxes	15,540	23,317	(32,762)	6,095
Additions to property and equipment	21,351	16,831	1,374	39,556

Three months ended March 31, 2004:

	Mobile	Fixed-Site	Other	Consolidated

Revenues	$29,027	$41,709	$–	$70,736
Depreciation and amortization	7,710	4,885	1,961	14,556
Total costs of operations	22,618	30,098	4,464	57,180
Equity in earnings of unconsolidated partnerships	–	453	–	453
Operating income (loss)	6,409	12,064	(8,019)	10,454
Interest expense, net	2,881	1,587	5,517	9,985
Income (loss) before income taxes	3,528	10,477	(13,536)	469
Additions to property and equipment	2,923	2,659	1,149	6,371

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

Three months ended March 31, 2003:

	Mobile	Fixed-Site	Other	Consolidated

Revenues	$23,523	$32,611	$–	$56,134
Depreciation and amortization	6,054	4,203	1,757	12,014
Total costs of operations	17,048	23,474	3,104	43,626
Equity in earnings of unconsolidated partnerships	–	499	–	499
Operating income (loss)	6,475	9,636	(6,482)	9,629
Interest expense, net	2,723	1,981	4,497	9,201
Income (loss) before income taxes	3,752	7,655	(10,979)	428
Additions to property and equipment	2,072	4,435	(344)	6,163

10.	New Pronouncements

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities” (FIN 46) which is an interpretation of Accounting Research Bulletin No. 51, and “Consolidated Financial Statements.” FIN 46 requires a variable interest entity (VIE) to be consolidated by a company that is considered to be the primary beneficiary of that VIE. In December 2003, the FASB issued FIN No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (FIN 46-R) to address certain FIN 46 implementation issues. The effective dates and impact of FIN 46 and FIN 46-R for the Company’s consolidated financial statements are as follows:

(1)	Special purpose entities (SPEs) created prior to February 1, 2003: The Company must apply either the provisions of FIN 46 or early adopt the provisions of FIN 46-R at the end of the first interim reporting period ended March 31, 2004. The Company has completed its assessment and determined that the Company has no SPEs.

(2)	Non-SPEs created prior to February 1, 2003: The Company is required to adopt FIN 46-R at the end of the first interim reporting period ended March 31, 2004. The Company did not enter into any significant joint venture or partnership agreements prior to February 1, 2003 which are not included in the consolidated financial statements for the nine months ended March 31, 2004 and 2003.

(3)	All entities, regardless of whether a SPE, that were created subsequent to January 31, 2003: The Company is required to apply the provisions of FIN 46 unless it elects to early adopt the provisions of FIN 46-R as of the first interim reporting period ended March 31, 2004. If the Company does not elect to early adopt FIN 46-R, then it is required to apply FIN 46-R to these entities as of the end of the first interim reporting period ended March 31, 2004. The Company did not enter into any SPE, joint venture or partnership agreements subsequent to January 31, 2003 that would have a material impact on the consolidated financial statements for the nine months ended March 31, 2004.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities.” SFAS 149 is effective for contracts entered into or modified after September 30, 2003 and for hedging relationships designated after September 30, 2003. SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS 149 amends SFAS 133 for decisions made as part of the Derivatives Implementation Group process that effectively required amendments to SFAS 133, in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

derivative. The Company adopted SFAS 149 on July 1, 2003, which did not have a material impact on the Company’s financial condition and results of operations.

In May 2003, the FASB issued SFAS No. 150, “Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS 150 establishes standards for how a company clarifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires a company to classify such instruments as liabilities, whereas they previously may have been classified as equity. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective July 1, 2003. The Company adopted SFAS 150 on July 1, 2003, which did not have a material impact on the Company’s financial condition and results of operations.

11.	Subsequent Event

Effective April 1, 2004, the Company acquired twenty-one (21) Centers and Fixed Facilities located in California, Arizona, Texas, Kansas, Pennsylvania and Virginia, states (other than Kansas) in which the Company already has Mobile Facilities, Fixed Facilities or Centers. The aggregate purchase price was approximately $46.5 million, which included $1.2 million of transaction related costs. The Company paid approximately $35.9 million to the seller and approximately $10.6 million for the payment of debt. The Company issued $25 million in a private placement of senior subordinated notes and borrowed the remaining $25 million under the second delayed-draw term loan facility to fund the purchase price.

12.	Supplemental Condensed Consolidated Financial Information

InSight’s payment obligations under the Notes and the New Notes (Note 5) are guaranteed by the Company (Parent Company) and all of InSight’s 100% owned subsidiaries (the Guarantor Subsidiaries). These guarantees are full, unconditional and joint and several. The following condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X Rule 3-10 “Financial statements of guarantors and issuers of guaranteed securities registered or being registered.” The Company accounts for its investment in InSight and its subsidiaries under the equity method of accounting. Dividends from InSight to the Company are restricted under the Credit Facilities and the indenture relating to the Notes. This information is not intended to present the financial position, results of operations and cash flows of the individual companies or groups of companies in accordance with accounting principles generally accepted in the United States.

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

Supplemental Condensed Consolidating Balance Sheet (Unaudited)

March 31, 2004
(Amounts in thousands)

	Parent
	Company		Guarantor	Non-Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$–	$–	$57,295	$3,814	$–	$61,109
Trade accounts receivables, net	–	–	40,892	8,888	–	49,780
Other current assets	–	–	6,396	235	–	6,631
Intercompany accounts receivable	87,004	495,613	20,270	–	(602,887)	–

Total current assets	87,004	495,613	124,853	12,937	(602,887)	117,520
Property and equipment, net	–	–	205,003	19,027	–	224,030
Investments in partnerships	–	–	2,850	–	–	2,850
Investments in consolidated subsidiaries	8,166	8,166	10,306	–	(26,638)	–
Other assets	–	–	20,312	105	–	20,417
Goodwill and other intangible assets, net	–	–	284,963	7,456	–	292,419

	$95,170	$503,779	$648,287	$39,525	$(629,525)	$657,236

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of notes payable and capital lease obligations	$–	$2,327	$4,662	$706	$–	$7,695
Accounts payable and other accrued expenses	–	–	39,035	1,362	–	40,397
Intercompany accounts payable	–	–	582,617	20,270	(602,887)	–

Total current liabilities	–	2,327	626,314	22,338	(602,887)	48,092
Notes payable and capital lease obligations, less current portion	–	493,036	13,798	2,330	–	509,164
Other long-term liabilities	–	250	9	4,551	–	4,810
Stockholders’ equity	95,170	8,166	8,166	10,306	(26,638)	95,170

	$95,170	$503,779	$648,287	$39,525	$(629,525)	$657,236

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

Supplemental Condensed Consolidating Balance Sheet (Unaudited)

June 30, 2003
(Amounts in thousands)

	Parent
	Company		Guarantor	Non-Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$–	$–	$15,965	$3,589	$–	$19,554
Trade accounts receivables, net	–	–	37,431	8,665	–	46,096
Other current assets	–	–	9,697	452	–	10,149
Intercompany accounts receivable	86,683	422,248	21,661	–	(530,592)	–

Total current assets	86,683	422,248	84,754	12,706	(530,592)	75,799
Property and equipment, net	–	–	196,792	22,329	–	219,121
Investments in partnerships	–	–	2,734	–	–	2,734
Investments in consolidated subsidiaries	4,931	4,931	10,572	–	(20,434)	–
Other assets	–	–	19,201	170	–	19,371
Goodwill and other intangible assets, net	–	–	255,789	4,503	–	260,292

	$91,614	$427,179	$569,842	$39,708	$(551,026)	$577,317

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of notes payable and capital lease obligations	$–	$2,009	$5,218	$478	$–	$7,705
Accounts payable and other accrued expenses	–	–	34,449	1,065	–	35,514
Intercompany accounts payable	–	–	508,932	21,660	(530,592)	–

Total current liabilities	–	2,009	548,599	23,203	(530,592)	43,219
Notes payable and capital lease obligations, less current portion	–	420,239	16,230	1,945	–	438,414
Other long-term liabilities	–	–	82	3,988	–	4,070
Stockholders’ equity	91,614	4,931	4,931	10,572	(20,434)	91,614

	$91,614	$427,179	$569,842	$39,708	$(551,026)	$577,317

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

Supplemental Condensed Consolidating Statement of Income (Unaudited)

For the Nine Months Ended March 31, 2004
(Amounts in thousands)

	Parent
	Company		Guarantor	Non-Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Elimination	Consolidated

Revenues	$–	$–	$173,214	$36,240	$–	$209,454
Costs of operations	–	–	135,600	31,570	–	167,170

Gross profit	–	–	37,614	4,670	–	42,284
Corporate operating expenses	–	–	10,550	–	–	10,550

Income from company operations	–	–	27,064	4,670	–	31,734
Gain on sale of Center	–	–	2,129	–	–	2,129
Equity in earnings of unconsolidated partnerships	–	–	1,705	–	–	1,705

Operating income	–	–	30,898	4,670	–	35,568
Interest expense, net	–	–	28,993	1,182	–	30,175

Income before income taxes	–	–	1,905	3,488	–	5,393
Provision for income taxes	–	–	2,158	–	–	2,158

Income (loss) before equity in income of consolidated subsidiaries	–	–	(253)	3,488	–	3,235
Equity in income of consolidated subsidiaries	3,235	3,235	3,488	–	(9,958)	–

Net income	$3,235	$3,235	$3,235	$3,488	$(9,958)	$3,235

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

Supplemental Condensed Consolidating Statement of Income (Unaudited)

For the Nine Months Ended March 31, 2003
(Amounts in thousands)

	Parent
	Company		Guarantor	Non-Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Elimination	Consolidated

Revenues	$–	$–	$140,601	$32,454	$–	$173,055
Costs of operations	–	–	102,997	27,541	–	130,538

Gross profit	–	–	37,604	4,913	–	42,517
Corporate operating expenses	–	–	9,699	–	–	9,699

Income from company operations	–	–	27,905	4,913	–	32,818
Equity in earnings of unconsolidated partnerships	–	–	1,214	–	–	1,214

Operating income	–	–	29,119	4,913	–	34,032
Interest expense, net	–	–	26,462	1,475	–	27,937

Income before income taxes	–	–	2,657	3,438	–	6,095
Provision for income taxes	–	–	2,438	–	–	2,438

Income before equity in income of consolidated subsidiaries	–	–	219	3,438	–	3,657
Equity in income of consolidated subsidiaries	3,657	3,657	3,438	–	(10,752)	–

Net income	$3,657	$3,657	$3,657	$3,438	$(10,752)	$3,657

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

Supplemental Condensed Consolidating Statement of Income (Unaudited)

For the Three Months Ended March 31, 2004
(Amounts in thousands)

	Parent
	Company		Guarantor	Non-Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Elimination	Consolidated

Revenues	$–	$–	$58,394	$12,342	$–	$70,736
Costs of operations	–	–	46,547	10,633	–	57,180

Gross profit	–	–	11,847	1,709	–	13,556
Corporate operating expenses	–	–	3,555	–	–	3,555

Income from company operations	–	–	8,292	1,709	–	10,001
Equity in earnings of unconsolidated partnerships	–	–	453	–	–	453

Operating income	–	–	8,745	1,709	–	10,454
Interest expense, net	–	–	9,619	366	–	9,985

Income (loss) before income taxes	–	–	(874)	1,343	–	469
Provision for income taxes	–	–	188	–	–	188

Income (loss) before equity in income of consolidated subsidiaries	–	–	(1,062)	1,343	–	281
Equity in income of consolidated subsidiaries	281	281	1,343	–	(1,905)	–

Net income	$281	$281	$281	$1,343	$(1,905)	$281

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

Supplemental Condensed Consolidating Statement of Income (Unaudited)

For the Three Months Ended March 31, 2003
(Amounts in thousands)

	Parent
	Company		Guarantor	Non-Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Elimination	Consolidated

Revenues	$–	$–	$45,393	$10,741	$–	$56,134
Costs of operations	–	–	34,406	9,220	–	43,626

Gross profit	–	–	10,987	1,521	–	12,508
Corporate operating expenses	–	–	3,378	–	–	3,378

Income from company operations	–	–	7,609	1,521	–	9,130
Equity in earnings of unconsolidated partnerships	–	–	499	–	–	499

Operating income	–	–	8,108	1,521	–	9,629
Interest expense, net	–	–	8,742	459	–	9,201

Income (loss) before income taxes	–	–	(634)	1,062	–	428
Provision for income taxes	–	–	171	–	–	171

Income (loss) before equity in income of consolidated subsidiaries	–	–	(805)	1,062	–	257
Equity in income of consolidated subsidiaries	257	257	1,062	–	(1,576)	–

Net income	$257	$257	$257	$1,062	$(1,576)	$257

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

Supplemental Condensed Consolidating Statement of Cash Flows

(Unaudited)
For the Nine Months Ended March 31, 2004
(Amounts in thousands)

	Parent
	Company		Guarantor	Non-Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income	$3,235	$3,235	$3,235	$3,488	$(9,958)	$3,235
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on sale of Center	–	–	(2,129)	–	–	(2,129)
Depreciation and amortization	–	–	38,680	4,121	–	42,801
Equity in income of consolidated subsidiaries	(3,235)	(3,235)	(3,488)	–	9,958	–
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Trade accounts receivables, net	–	–	(3,002)	(223)	–	(3,225)
Intercompany receivables, net	–	(72,627)	80,725	(8,098)	–	–
Other current assets	–	–	2,443	217	–	2,660
Accounts payable and other accrued expenses	–	–	4,795	297	–	5,092

Net cash provided by (used in) operating activities	–	(72,627)	121,259	(198)	–	48,434

INVESTING ACTIVITIES:
Acquisitions of Centers, Fixed Facilities and Mobile Facilities	–	–	(52,834)	–	–	(52,834)
Proceeds from sale of Center	–	–	5,413	–	–	5,413
Additions to property and equipment	–	–	(27,553)	(754)	–	(28,307)
Other	–	–	(854)	–	–	(854)

Net cash used in investing activities	–	–	(75,828)	(754)	–	(76,582)

FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	–	(1,635)	(4,028)	(511)	–	(6,174)
Proceeds from issuance of notes payable	–	75,000	–	1,125	–	76,125
Other	–	(738)	(73)	563	–	(248)

Net cash provided by (used in) financing activities	–	72,627	(4,101)	1,177	–	69,703

INCREASE IN CASH AND CASH EQUIVALENTS	–	–	41,330	225	–	41,555
Cash, beginning of period	–	–	15,965	3,589	–	19,554

Cash, end of period	$–	$–	$57,295	$3,814	$–	$61,109

InSight Health Services Holdings Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)— (Continued)

Supplemental Condensed Consolidating Statement of Cash Flows

(Unaudited)
For the Nine Months Ended March 31, 2003
(Amounts in thousands)

	Parent
	Company		Guarantor	Non-Guarantor
	Only	InSight	Subsidiaries	Subsidiaries	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income	$3,657	$3,657	$3,657	$3,438	$(10,752)	$3,657
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	–	–	32,057	4,235	–	36,292
Equity in income of consolidated subsidiaried	(3,657)	(3,657)	(3,438)	–	10,752	–
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Trade accounts receivables, net	–	–	3,124	(70)	–	3,054
Intercompany receivables net	–	1,125	3,511	(4,636)	–	–
Other current assets	–	–	1,554	(79)	–	1,475
Accounts payable and other accrued expenses	–	–	3,300	39	–	3,339

Net cash provided by operating activities	–	1,125	43,765	2,927	–	47,817

INVESTING ACTIVITIES:
Additions to property and equipment	–	–	(36,111)	(3,445)	–	(39,556)
Other	–	–	(439)	–	–	(439)

Net cash used in investing activities	–	–	(36,550)	(3,445)	–	(39,995)

FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	–	(1,125)	(4,182)	(309)	–	(5,616)
Other	–	–	(83)	839	–	756

Net cash provided by (used in) financing activities	–	(1,125)	(4,265)	530	–	(4,860)

INCREASE IN CASH AND CASH EQUIVALENTS	–	–	2,950	12	–	2,962
Cash, beginning of period	–	–	14,451	3,332	–	17,783

Cash, end of period	$–	$–	$17,401	$3,344	$–	$20,745

Combined Financial Statements

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.
Years ended December 31, 2003, 2002 and 2001
with Report of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

The Board of Directors

Cardinal Health 414, Inc.

We have audited the accompanying combined balance sheets of the Phoenix, Northern California and Central Regions (the Group) of Comprehensive Medical Imaging, Inc., a wholly owned group of medical imaging centers of Cardinal Health 414, Inc. (formerly known as Syncor International Corp.), as of December 31, 2003 and 2002, and the related combined statements of operations, owner’s equity and cash flows for each of the three years in the period ended December 31, 2003. These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the combined financial statements, the Group relies on its Parent Company for funding of its operations.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Phoenix, Northern California and Central Regions of Comprehensive Medical Imaging, Inc. at December 31, 2003 and 2002, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with U.S. generally accepted accounting principles.

As described in Note 2 to the combined financial statements, the Group adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.

/s/ ERNST & YOUNG LLP

Los Angeles, California

May 7, 2004

Phoenix, Northern California and Central Regions of

Comprehensive Medical Imaging, Inc.

Combined Balance Sheets

(In thousands)

	December 31,	December 31,
	2003	2002

ASSETS
Current assets:
Cash	$126	$860
Trade receivables, less allowance for doubtful accounts of $4,836 and $4,414 in 2003 and 2002, respectively	16,501	12,123
Deferred taxes	2,797	3,004
Prepaids and other current assets	868	1,250

Total current assets	20,292	17,237
Property and equipment, net	19,014	27,059
Excess of purchase price over net assets acquired	29,515	27,329
Other assets	412	417

Total assets	$69,233	$72,042

LIABILITIES AND OWNER’S EQUITY
Current liabilities:
Accounts payable	$636	$691
Accrued liabilities	3,311	1,704
Accrued radiology fees	3,336	2,640
Accrued wages and related costs	2,005	2,400
Current maturities of long-term debt	5,362	4,918

Total current liabilities	14,650	12,353
Long-term debt, net of current maturities	7,204	12,045
Deferred taxes	35	594
Other liabilities	996	1,123
Due to Syncor and CMI	37,388	37,254
Owner’s equity:
Capital Contribution	1,077	1,077
Distributions	(2,309)	(2,309)
Retained earnings	10,192	9,905

Total owner’s equity	8,960	8,673

Total liabilities and owner’s equity	$69,233	$72,042

See accompanying notes to combined financial statements.

Phoenix, Northern California and Central Regions of

Comprehensive Medical Imaging, Inc.

Combined Statements of Operations

(In thousands)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001

Net revenues	$59,557	$55,685	$52,391
Cost of revenues	18,922	17,267	16,112

Gross profit	40,635	38,418	36,279
Operating, general and administrative expenses	24,992	20,337	18,061
Provision for losses on receivables	4,189	2,784	3,083
Depreciation and amortization	8,358	6,614	6,787
Goodwill and long-lived asset impairment (note 2)	1,142	7,207	–
Special charges (notes 1 and 7)	–	3,150	–

Operating income (loss)	1,954	(1,674)	8,348
Other income (expense):
Interest income	–	3	9
Interest expense	(1,601)	(2,759)	(3,665)
Equity in gains (losses) from joint venture	112	(169)	(52)
Other, net	47	(850)	229

Other expense, net	(1,442)	(3,775)	(3,479)

Income (loss) from operations before taxes	512	(5,449)	4,869
Provision (benefit) for income taxes	235	(2,071)	2,006

Income (loss) before minority interest	277	(3,378)	2,863
Minority interest	10	21	(100)

Net income (loss)	$287	$(3,357)	$2,763

See accompanying notes to combined financial statements.

Phoenix, Northern California and Central Regions of

Comprehensive Medical Imaging, Inc.

Combined Statements of Owner’s Equity

(In thousands)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001

Beginning capital contributions	$1,077	$349	$349
Contributions from joint venture partners	–	728	–

Ending capital contributions	$1,077	$1,077	$349

Beginning distributions	$(2,309)	$(1,309)	$(1,309)
Distributions to joint venture partners	–	(1,000)	–

Ending distributions	$(2,309)	$(2,309)	$(1,309)

Beginning retained earnings	$9,905	$13,262	$10,499
Net income (loss)	287	(3,357)	2,763

Ending retained earnings	$10,192	$9,905	$13,262

See accompanying notes to combined financial statements.

Phoenix, Northern California and Central Regions of

Comprehensive Medical Imaging, Inc.

Combined Statements of Cash Flows

(In thousands)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001

Cash flows from operating activities:
Net income (loss)	$287	$(3,357)	$2,763
Minority interest	(10)	(21)	100
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,358	6,614	6,787
Goodwill and long-lived asset impairment	1,142	7,207	–
Provision for losses on receivables	4,189	2,784	3,083
Equity in losses from joint ventures	(112)	169	52
Provision for deferred taxes	(352)	(2,292)	(559)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable—trade	(8,567)	(429)	(8,304)
Prepaids and other current assets	382	(197)	115
Other assets	(192)	179	(126)
Accounts payable	(55)	113	29
Accrued liabilities, radiology fees and other	2,198	694	(1,362)
Accrued wages and related costs	(395)	1,473	(27)

Net cash provided by operating activities	6,873	12,937	2,551
Cash flows from investing activities:
Purchase of property and equipment, net	(1,455)	(9,547)	(9,175)
Contributions from consolidated joint ventures	–	728	–
Distributions to consolidated joint ventures	–	(1,000)	–
Payments for acquisitions, net of cash	(1,889)	–	(4,288)

Net cash used in investing activities	(3,344)	(9,819)	(13,463)
Cash flows from financing activities:
Proceeds from long-term debt	–	6,383	4,420
Repayment of long-term debt	(4,397)	(3,704)	(3,323)
Change in due to Syncor and CMI	134	(6,102)	10,258

Net cash (used in) provided by financing activities	(4,263)	(3,423)	11,355
Net change in cash	(734)	(305)	443
Cash at beginning of year	860	1,165	722

Cash at end of year	$126	$860	$1,165

See accompanying notes to combined financial statements.

Phoenix, Northern California and Central Regions of

Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements

Note 1.     Description of Business

The Phoenix, Northern California and Central Regions (the Group) consist of 22 wholly owned medical imaging centers, two imaging centers where the Group owns a 50% or greater interest through joint venture arrangements, regional billing centers as well as operations centers, all of which are owned by Comprehensive Medical Imaging, Inc (CMI), a wholly owned subsidiary of Cardinal Health 414, Inc. (formerly known as Syncor International Corporation—Syncor). Effective January 1, 2003, Syncor became a wholly owned subsidiary of Cardinal Health, Inc. (Cardinal Health).

The 22 medical imaging centers included in this Group are as follows:

Comprehensive Medical Imaging— Biltmore, Inc.	Comprehensive OPEN MRI— East Mesa, Inc.
Comprehensive Medical Imaging Centers, Inc. (Gateway)	Mesa MRI, JV
Mountain View MRI, JV	TME Arizona, Inc.
Syncor Diagnostics Bakersfield, LLC	Comprehensive Medical Imaging— Bakersfield, Inc.
Syncor Diagnostics Sacramento, LLC	Comprehensive OPEN MRI— Carmichael/ Folsom, LLC (Folsom)
Los Gatos Imaging Center, JV	Comprehensive Medial Imaging— Fremont, Inc.
IMI Kansas City, Inc.	Comprehensive Medical Imaging— San Francisco, Inc.
Jefferson MRI, JV	Jefferson MRI— Bala, JV
Comprehensive Medical Imaging— Fairfax, Inc.	Comprehensive OPEN MRI— Garland Inc. (East El Paso)
Comprehensive OPEN MRI— Garland, Inc. (West El Paso)	IMI of Arlington, Inc.
MRI of Woodbridge, JV	Phoenix Regional PET Center— Thunderbird, LLC (50% owned through April 1, 2003)

The joint ventures and CMI’s related interests are as follows:

Joint Venture Name	CMI Ownership Percentage

Santa Cruz Comprehensive Imaging, LLC	57%
MRI Equipment Partners, Inc.	59%

On June 14, 2002, Syncor announced its decision to discontinue its medical imaging business— CMI, which includes the imaging centers in the Group. Subsequent to June 14, 2002, Syncor actively marketed the CMI operations for sale and considered offers for the sale of its imaging business in the United States and Puerto Rico. During the twelve months ended December 31, 2002, CMI recorded a restructuring charge related to its decision to discontinue the medical imaging business. The total amount of the charge was $10.8 million, which consists primarily of severance of $6.0 million, the write-off of fixed assets of $1.8 million and $3.0 million related to transaction costs and other. This charge has been allocated to the individual imaging centers based upon relative net revenue. The total restructuring charge allocated to the Group in 2002 was approximately $3.9 million of which $3.2 million is included in special charges, $0.6 million is included in other expenses, and $0.1 million is included in the loss on investment related to the joint ventures. The remaining restructuring reserve of approximately $2.4 million is included in accrued liabilities as of December 31, 2003.

The Group’s operations represent one operating business segment within CMI. The Group’s revenues are derived from medical imaging services in the United States. The medical imaging services the Group

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements—(Continued)

provides are primarily noninvasive procedures that generate representations of internal anatomy and convert them to film or digital media to aid in the detection and diagnosis of diseases and other disorders. The Group offers managed care organizations and other third-party payors a full complement of medical imaging services, including magnetic resonance imaging, or MRI, computed tomography, or CT, traditional X-ray, mammography, ultrasound and fluoroscopy imaging, as well as Positron Emission Tomography (PET) imaging services. Management believes that the Group represents one operating segment based upon the guidance in Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, which requires companies to define and report financial and descriptive information about its operating segments.

On April 1, 2004, InSight Health Corp. (InSight) acquired 21 of CMI’s diagnostic imaging centers (all of which are included in the Group). The acquisition was made pursuant to a stock purchase agreement dated February 13, 2004, by and among InSight, CMI, Cardinal Health, and Cardinal Health 414, Inc., as amended as of April 1, 2004.

Note 2.	Summary of Critical Accounting Estimates and Significant Accounting Policies

Critical accounting policies are those accounting policies that can have a significant impact on the presentation of the Group’s financial condition and results of operations, and that require the use of complex and subjective estimates based upon past experience and management’s judgment. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates. Below are those policies applied in preparing the Group’s financial statements that management believes are the most dependent on the application of estimates and assumptions. For additional accounting policies, see Summary of Significant Accounting Policies below.

Revenue Recognition. Medical imaging revenue is recognized at the time the imaging service is performed. Revenues are presented net of estimated customer contractual rate adjustments. Estimated allowances for contractual adjustments are made in the same month as the revenue is recorded and are adjusted in future periods, if necessary, as changes in estimated contractual rates are determined.

Estimating Valuation Allowances for Doubtful Accounts and Contractual Adjustments. The allowances for doubtful accounts and contractual adjustments include management’s estimates and assumptions about collectibility of our accounts receivable. Management specifically analyzes historical bad debts, customer concentrations, customer credit-worthiness, current economic trends, aging of accounts and changes in payment terms, when evaluating the adequacy of the allowance for doubtful accounts. In evaluating the allowance for contractual adjustments, management relies on a combination of internal analysis and a review of contractual payment rates from private health insurance programs or under the federal Medicare and Medicaid programs. Any changes in these estimates or assumptions could cause material differences in recorded allowances.

Concentration of Credit Risk. Financial instruments which potentially subject the Group to concentrations of credit risk consist primarily of accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of payors comprising the Group’s patient base.

Valuation of Long-Lived Assets and Goodwill. We assess the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider important which could trigger an impairment review include the following:

•	significant underperformance relative to expected historical or projected future operating results;

•	significant changes in the manner of our use of the long-lived assets or the strategy for our overall business;

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements—(Continued)

•	significant negative industry or economic trends;

•	our fair value relative to net book value.

When we determine that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure any impairment based on a projected undiscounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model.

During July 2003, we determined that certain software costs were impaired, and accordingly we recorded an impairment charge in an amount of $1.1 million ($0.7 million net after tax).

On January 1, 2002, Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, was effective and as a result, we ceased amortizing approximately $38.1 million of goodwill. In lieu of amortization, we were required to perform an initial impairment review of our recorded goodwill in 2002 and an annual impairment review thereafter. We completed our initial review prior to June 30, 2002; there was no adjustment to goodwill.

Subsequent to September 30, 2002, we performed the annual impairment analysis as required by SFAS No. 142. Based upon the assessment of the anticipated sales values of the business assets, we concluded that the book value of the goodwill was impaired. As a result, we recognized an asset impairment charge in an amount of $7.2 million ($4.4 million net after tax) during the year ended December 31, 2002.

We performed the required impairment tests of goodwill in 2003 and no impairment was identified.

The following table reconciles the Group’s net income (loss) adjusted for the amortization of goodwill.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001

	(in thousands)
Reported net income (loss)	$287	$(3,357)	$2,763
Goodwill amortization (net of taxes)	–	–	1,012

Adjusted net income (loss)	$287	$(3,357)	$3,775

Corporate Allocations. CMI and Syncor provide the Group with various administrative services such as accounting, billing and cash management services. The Group is assessed a fee for these services based upon the estimated costs incurred by CMI and Syncor, which directly benefit the Group. Factors considered in determining the amount to be allocated include total net revenues and headcount. This fee is included in operating, general and administrative expenses. In addition, CMI allocates its corporate assets and liabilities to its imaging centers based upon each center’s net revenues, as applicable.

The Group is also assessed interest expense based upon our capital requirements defined as accounts receivable outstanding and fixed assets in relation to CMI’s combined total accounts receivable and fixed assets. See Note 7 for additional information on the corporate allocations.

     Summary of Significant Accounting Policies:

Principles of Combination: The combined financial statements include the assets, liabilities and operations of the 22 wholly owned imaging centers, MRI Equipment Partners, Inc., Santa Cruz Comprehensive Imaging, Inc., the regional billing centers, and the operations centers in each region of the Group. All significant inter-company accounts and transactions have been eliminated in combination.

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements—(Continued)

Investment in Center: Prior to April 1, 2003, the Group had significant influence over operations but lacked control over major decisions for Phoenix Regional PET— Thunderbird, LLC (Thunderbird). Accordingly, the Group accounted for its investment in Thunderbird under the equity method of accounting in accordance with APB No. 18, The Equity Method of Accounting for Investment in Common Stock. The investment in Thunderbird is included in the December 31, 2002 combined balance sheet under the category “Other Assets.” Effective April 1, 2003, CMI purchased the remaining 50% investment interest (see Note 3).

Financial Instruments: The carrying value of financial instruments such as cash, trade receivables and payables, approximate fair value due to their short-term nature. The carrying value of payables due to Syncor and CMI approximate fair value since these are arms length in nature and due to the fact that while not short term, the nature of these payables are not settled over extended periods of time. The carrying value of fixed long-term debt approximates fair value based on quoted interest rates for similar types of borrowings.

Property and Equipment: Property and equipment are stated at cost and depreciated or amortized on a straight-line basis over estimated useful lives ranging from two to fifteen years. Leasehold improvements are amortized over the lesser of the lease term or the useful life of the asset.

Income Taxes: Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, which include the assets and liabilities allocated to the Group from CMI (see corporate allocations above). Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Liquidity: Syncor provides the Group with cash management services. We rely on these services provided by Syncor to obtain funding for current operations. At December 31, 2003, the payable due to Syncor and CMI was $37.4 million. At December 31, 2003, Syncor has pledged to provide continued financial support to the Group until the Group is sold.

Use of Estimates: The Group’s management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the reporting of revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ from those estimates.

Reclassifications: Certain prior year amounts have been reclassified to conform to the current year’s presentation.

Note 3.	Acquisitions

     Year Ended December 31, 2003

On April 1, 2003, we purchased the remaining 50% interest in Thunderbird for a purchase price of $1.9 million. The results of operations related to this transaction are included in our combined financial statements from the effective acquisition date. Had the acquisition occurred at the beginning of 2003, our combined results would not have been materially different from reported results.

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements—(Continued)

     Year Ended December 31, 2002

During the year ended December 31, 2002, we did not complete an acquisition of or enter into an agreement to acquire additional imaging centers.

     Year Ended December 31, 2001

On September 1, 2001, we acquired two imaging centers in Texas, for a purchase price of $4.3 million. The results of operations related to these transactions are included in our combined financial statements from the effective acquisition date. Had the acquisitions occurred at the beginning of 2001, our combined results would not have been materially different from reported results.

The following table represents the allocation of purchase price for these acquisitions during the years ended December 31, 2003 and 2001:

	Allocation of Acquisitions
	Purchase Price

	December 31,	December 31,
	2003	2001

	(in thousands)
Goodwill	$1,989	$6,236
Property and equipment	–	1,705
Other liabilities	(100)	(18)
Long-term debt	–	(3,635)

Net cash paid in connection with acquisitions	$1,889	$4,288

We accounted for these transactions as purchases and the purchase prices were allocated as indicated above. Goodwill for these acquisitions prior to June 30, 2001 was being amortized over a period ranging from 15 to 30 years. Goodwill recorded related to acquisitions completed subsequent to June 30, 2001 is not subject to amortization. Effective January 1, 2002, we ceased amortization of all other goodwill in accordance with SFAS No. 142.

Note 4.	Property and Equipment, Net

The major classes of property and equipment are as follows:

	December 31,	December 31,
	2003	2002

	(in thousands)
Land and buildings	$774	$571
Furniture and equipment	34,014	31,249
Leasehold improvements	9,261	8,582
Construction in progress	552	2,558

Total property and equipment	44,601	42,960
Less accumulated depreciation and amortization	(25,587)	(15,901)

Total property and equipment, net	$19,014	$27,059

The Group leases certain equipment under capital leases which had a cost of $22.2 million and $18.6 million at December 31, 2003 and 2002, and accumulated amortization of $10.8 million and $6.2 million, respectively. Amortization of this equipment is included in depreciation expense.

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements—(Continued)

Note 5.	Goodwill

The following table summarizes the changes in the carrying amount of goodwill for the years ended December 31, 2003, 2002 and 2001.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001

	(in thousands)
Beginning goodwill	$27,329	$34,525	$29,761
Goodwill acquired, net of purchase price and adjustments	2,186	11	6,254
Amortization	–	–	(1,490)
Impairment charge	–	(7,207)	–

Ending goodwill balance	$29,515	$27,329	$34,525

Note 6.	Investment in Affiliated Centers

During 2001, CMI made a 50% equity investment in Thunderbird. This investment is recorded under the equity method of accounting in 2001, 2002, and the three months ended March 31, 2003. On April 1, 2003, CMI purchased the remaining 50% interest in Thunderbird (see Note 3). The following table summarizes the results of operations of the joint venture for the years ended December 31, 2002 and 2001 and the financial position as of December 31, 2002. Data for the three months ended March 31, 2003 is not presented based on its insignificance due to the purchase transaction noted above.

	December 31,	December 31,
	2002	2001

	(in thousands)
Earnings Data:
Revenue	$1,240	$–
Operating income (loss) before corporate allocations	76	(97)
Net income (loss) before corporate allocations	10	(97)
Group’s allocable share of net income (loss) before corporate allocations	5	(48)
Net corporate allocations	(174)	(3)
Net loss—after corporate allocations	(164)	(100)
Group’s allocable share of net loss after corporate allocation	(169)	(51)

Balance Sheet Data:
Current assets	$434
Total assets	1,427

Current liabilities	405
Total liabilities	1,214
Equity	213

Total liabilities and equity	1,427

The Group has recorded its allocable share of net earnings after corporate allocations in other income (expense) in the accompanying combined statements of operations. The Group’s allocable share of the net

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements—(Continued)

corporate allocations attributable to the joint venture for 2002 and 2001 is 100% rather than 50% since these costs were incurred on behalf of the joint venture and are not recoverable from the other joint venture partner. See Note 7 for discussion of corporate allocations.

Note 7.	Related Party Transactions and Allocations

CMI and Syncor provide the Group with various services and funding, which have been allocated to the Group’s financial statements as described below. The allocations to the Group are recorded through a net intercompany payable account (payable due to Syncor and CMI). As of December 31, 2003 and 2002, the Group’s payable due to Syncor and CMI was $37.4 million and $37.3 million, respectively.

CMI and Syncor provide the Group with certain administrative services such as accounting and billing services. Syncor also provides the Group with general and professional liability insurance coverage with limits of $1,000,000 per occurrence and $3,000,000 in the aggregate. The combined financial statements include a corporate overhead allocation, which is based upon the estimated allocation of costs incurred by CMI and Syncor, which directly benefit the Group. Allocation is based on the Group’s pro-rated share of CMI total net revenue and headcount. These costs are included in operating, general and administrative and depreciation and amortization expenses.

CMI allocates its corporate assets and liabilities to its imaging centers based upon each center’s net revenues, as applicable. These assets and liabilities represent the administrative services’ and billing services’ assets and liabilities. These assets and liabilities have been allocated to the Group since management believes these assets and liabilities are integral to the Group and reflect the Group’s financial position as if operated on a stand-alone basis or have been incurred specifically for the Group. These assets and liabilities are allocated to the imaging centers in the same manner as the expenses. In addition, goodwill is carried on CMI’s balance sheet and is allocated to the imaging centers based on actual goodwill acquired for that imaging center.

Syncor also provides centralized treasury functions including cash management services. As part of these services, surplus cash is remitted to Syncor and Syncor advances cash, as necessary, to the Group. Syncor utilizes its unsecured revolving line of credit agreement and other credit facilities to obtain outside funding for the Group, as necessary. Syncor allocates its interest expense to the Group based upon our use of capital defined as accounts receivable and fixed assets outstanding in relation to CMI’s combined total accounts receivable and fixed assets. As of December 31, 2003, 2002 and 2001, our total accounts receivable and fixed assets represented approximately 63%, 32% and 28% of CMI’s total combined amounts, respectively. As such, our allocation received was approximately 63%, 32% and 28% of the total interest expense incurred by Syncor related to these borrowings for the years ended December 31, 2003, 2002 and 2001, respectively. In addition, Syncor provides the Group’s employees with benefits. Our employees participate in Syncor’s 401(k) plan, Employees’ Savings and Stock Ownership Plan (ESSOP), Syncor’s stock option program and other benefit programs such as health insurance. The Group estimates and records the costs of these benefits as well as the employer portion of payroll taxes based upon a percentage of total payroll expense. This percentage is approximately 24% of total gross payroll and is included in the combined statements of operations.

Syncor’s 401(k) plan is open to all employees of Syncor and its subsidiaries who are at least 18 years of age and have a minimum of three consecutive months of service. Under Syncor’s ESSOP, participants may contribute one percent to fourteen percent of their compensation to 401(k) investment options and an additional two percent of their compensation to purchase Syncor stock. Syncor makes matching contributions to 50 percent of the employees’ 401(k) investment contributions up to a maximum of four percent of the employee’s compensation and to 100 percent of the employees’ Syncor stock purchases up

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements—(Continued)

to two percent of the employee’s compensation. The matching contribution is made in Syncor stock. Participants are fully and immediately vested in their contributions and vest in employer contributions over a five-year period of continuous employment. After five years of continuous employment, any further employer contributions are fully and immediately vested. Subsequent to January 1, 2003, the investment option for Syncor stock has been changed to Cardinal Health stock and matching contributions are made in Cardinal Health stock.

The following is a reconciliation of the Group’s statement of financial position before the allocations discussed above from Syncor and CMI and as reported.

	December 31, 2003

	Before		As
	Allocations	Allocations	Reported

	(in thousands)
ASSETS
Current assets:
Cash	$126	$–	$126
Trade receivables, net	16,501	–	16,501
Deferred taxes	–	2,797	2,797
Prepaids and other current assets	432	436	868

Total current assets	17,059	3,233	20,292
Property and equipment, net	18,900	114	19,014
Excess of purchase price over net assets acquired	–	29,515	29,515
Other assets	139	273	412

Total assets	$36,098	$33,135	$69,233

LIABILITIES AND OWNER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$402	$234	$636
Accrued liabilities	1,320	1,991	3,311
Accrued radiology fees	3,336	–	3,336
Accrued wages and related costs	1,475	530	2,005
Current maturities of long-term debt	5,362	–	5,362

Total current liabilities	11,895	2,755	14,650
Long-term debt, net of current maturities	7,204	–	7,204
Deferred taxes	–	35	35
Other liabilities	996	–	996
Due to (from) Syncor and CMI	(36,357)	73,745	37,388
Total owner’s equity (deficit)	52,360	(43,400)	8,960

Total liabilities and owner’s equity (deficit)	$36,098	$33,135	$69,233

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements—(Continued)

	December 31, 2002

	Before		As
	Allocations	Allocations	Reported

	(in thousands)
ASSETS
Current assets:
Cash	$860	$–	$860
Trade receivables, net	12,123	–	12,123
Deferred taxes	–	3,004	3,004
Prepaids and other current assets	1,136	114	1,250

Total current assets	14,119	3,118	17,237
Property and equipment, net	24,712	2,347	27,059
Excess of purchase price over net assets acquired	–	27,329	27,329
Other assets	384	33	417

Total assets	$39,215	$32,827	$72,042

LIABILITIES AND OWNER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$477	$214	$691
Accrued liabilities	732	972	1,704
Accrued radiology fees	2,640	–	2,640
Accrued wages and related costs	1,233	1,167	2,400
Current maturities of long-term debt	4,918	–	4,918

Total current liabilities	10,000	2,353	12,353
Long-term debt, net of current maturities	12,045	–	12,045
Deferred taxes	–	594	594
Other liabilities	1,123	–	1,123
Due to (from) Syncor and CMI	(26,302)	63,556	37,254
Total owner’s equity (deficit)	42,349	(33,676)	8,673

Total liabilities and owner’s equity (deficit)	$39,215	$32,827	$72,042

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements—(Continued)

The following is a reconciliation of the Group’s operations before the allocations from Syncor and CMI and as reported.

	Year Ended December 31, 2003

	Before		As
	Allocations	Allocations	Reported

	(in thousands)
Net revenues	$59,351	$206	$59,557
Cost of revenues	18,877	45	18,922

Gross profit	40,474	161	40,635
Operating, general and administrative expenses	17,721	7,271	24,992
Provision for losses on receivables	4,189	—	4,189
Depreciation and amortization	7,402	956	8,358
Long-lived asset impairment	—	1,142	1,142

Operating income (loss)	11,162	(9,208)	1,954
Interest expense	(1,261)	(340)	(1,601)
Equity in gains from joint venture	112	—	112
Other, net	(12)	59	47

Income (loss) from operations before taxes	$10,001	$(9,489)	$512

	Year Ended December 31, 2002

	Before		As
	Allocations	Allocations	Reported

	(in thousands)
Net revenues	$55,417	$268	$55,685
Cost of revenues	17,476	(209)	17,267

Gross profit	37,941	477	38,418
Operating, general and administrative expenses	15,261	5,076	20,337
Provision for losses on receivables	2,784	—	2,784
Depreciation and amortization	6,427	187	6,614
Goodwill impairment	—	7,207	7,207
Special charges	—	3,150	3,150

Operating income (loss)	13,469	(15,143)	(1,674)
Interest income	3	—	3
Interest expense	(1,414)	(1,345)	(2,759)
Equity in losses from joint venture	(169)	—	(169)
Other, net	(143)	(707)	(850)

Income (loss) from operations before taxes	$11,746	$(17,195)	$(5,449)

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements—(Continued)

	Year Ended December 31, 2001

	Before		As
	Allocations	Allocations	Reported

	(in thousands)
Net revenues	$52,446	$(55)	$52,391
Cost of revenues	16,348	(236)	16,112

Gross profit	36,098	181	36,279
Operating, general and administrative expenses	12,228	5,833	18,061
Provision for losses on receivables	3,083	—	3,083
Depreciation and amortization	5,040	1,747	6,787

Operating income (loss)	15,747	(7,399)	8,348
Interest income	9	—	9
Interest expense	(1,352)	(2,313)	(3,665)
Equity in losses from joint venture	(52)	—	(52)
Other, net	229	—	229

Income (loss) from operations before taxes	$14,581	$(9,712)	$4,869

Note 8.	Long-Term Debt

The Group’s long-term debt is as follows:

	December 31,	December 31,
	2003	2002

	(in thousands)
Notes payable, payable in monthly installments through July 2005, with effective interest rates ranging from 5.3% to 12.0%	$3,634	$5,617
Capital lease obligations, payable in installments through January 2008, with effective interest rates ranging from 3.9% to 11.4%	8,932	11,346

Total debt	12,566	16,963
Less current maturities of long-term debt	(5,362)	(4,918)

	$7,204	$12,045

At December 31, 2003, long-term debt maturing over the next five years is as follows (in thousands): 2004, $5,362; 2005, $4,274; 2006, $1,958; 2007, $956; and 2008, $16.

Interest paid (in thousands) excluding corporate allocations was $1,261, $1,414 and $1,352 for the years ended December 31, 2003, 2002 and 2001, respectively.

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements—(Continued)

Note 9.	Income Taxes

Income tax expense (benefit) attributable to income (loss) from operations consisted of:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001

	(in thousands)
Current:
Federal	$537	$313	$2,187
State	50	(92)	378

Total current	587	221	2,565
Deferred:
Federal	(336)	(2,063)	(495)
State	(16)	(229)	(64)

Total deferred	(352)	(2,292)	(559)

Total income tax expense (benefit)	$235	$(2,071)	$2,006

The amounts differed from the amounts computed by applying the federal income tax rate of 35 percent to pretax income from operations as a result of the following:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001

	(in thousands)
Federal income taxes at “expected” rate	$179	$(1,907)	$1,704
Increase (decrease) in income taxes resulting from:
Meals and entertainment	24	15	16
State taxes, net of federal benefit	22	(209)	204
Other	10	30	82

Provision (benefit) for income taxes	$235	$(2,071)	$2,006

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements—(Continued)

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2003 and 2002 are presented below:

	December 31,	December 31,
	2003	2002

	(in thousands)
Compensated absences, principally due to accrual for financial reporting purposes	$108	$137
Accounts receivable, due to allowance for doubtful accounts	1,832	1,675
Accrued liabilities, primarily due to employee benefits and other accruals for financial reporting purposes	800	1,158
Deferred compensation, due to accrual for financial reporting purposes	57	34

Deferred tax asset— current	$2,797	$3,004

Plant, equipment and internal software, due to differences in depreciation and amortization	$273	$1,552
Goodwill	(238)	(958)

Deferred tax liability— long term	$35	$594

Net deferred tax asset	$2,762	$2,410

Management has reviewed the recoverability of deferred tax assets and has determined that it is more likely than not that the deferred tax assets will be fully realized through prior and future taxable earnings, thus no valuation allowance is required.

Note 10.	Commitments

The Group leases facilities and equipment with terms ranging from one year to fifteen years. The majority of property leases contain renewal options and some have escalation clauses for increases in property taxes and Consumer Price Index.

Future minimum lease payments under capital leases and non-cancelable operating leases with terms greater than one year at December 31, 2003 were as follows:

	December 31, 2003

	Capital	Operating
	Leases	Leases

	(in thousands)
2004	$3,627	$2,503
2005	3,260	1,938
2006	2,033	1,610
2007	940	1,322
2008	16	1,117
Thereafter	–	3,586

	9,876	$12,076

Less amount representing interest	(944)

Present value of net minimum lease payments (including $3,133 classified as current)	$8,932

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements—(Continued)

Rental expense under operating leases was $3.0 million, $2.6 million and $2.2 million for the years ended December 31, 2003, 2002 and 2001, respectively.

Note 11.	Litigation and Contingencies

Syncor, CMI and the Group are involved in various litigation proceedings of a nature considered normal to their business, principally for breach of contract and other causes of action relating to professional services agreements with radiologists and/or radiology groups. While it is not feasible to predict or determine the final outcome of these proceedings, it is management’s opinion that such proceedings are without merit, or do not have a potential liability which would materially affect the financial condition or results of operations of the Group on a combined basis.

Unaudited Combined Financial Statements

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.
Three months ended March 31, 2004 and March 31, 2003

Phoenix, Northern California and Central Regions of

Comprehensive Medical Imaging, Inc.

Combined Balance Sheets

(In thousands)

	March 31,	December 31,
	2004	2003

	(Unaudited)
ASSETS
Current assets:
Cash	$395	$126
Trade receivables, less allowance for doubtful accounts of $5,271 and $4,836 at March 31, 2004 and December 31, 2003, respectively	17,563	16,501
Deferred taxes	2,797	2,797
Prepaids and other current assets	524	868

Total current assets	21,279	20,292
Property and equipment, net	17,317	19,014
Excess of purchase price over net assets acquired	29,515	29,515
Other assets	464	412

Total assets	$68,575	$69,233

LIABILITIES AND OWNER’S EQUITY
Current liabilities:
Accounts payable	$325	$636
Accrued liabilities	3,743	3,311
Accrued radiology fees	3,463	3,336
Accrued wages and related costs	1,751	2,005
Current maturities of long-term debt	5,516	5,362

Total current liabilities	14,798	14,650
Long-term debt, net of current maturities	5,871	7,204
Deferred taxes	35	35
Other liabilities	984	996
Due to Syncor and CMI	37,478	37,388
Owner’s equity:
Capital Contribution	1,077	1,077
Distributions	(2,309)	(2,309)
Retained earnings	10,641	10,192

Total owner’s equity	9,409	8,960

Total liabilities and owner’s equity	$68,575	$69,233

See accompanying notes to combined financial statements.

Phoenix, Northern California and Central Regions of

Comprehensive Medical Imaging, Inc.

Combined Statements of Operations (Unaudited)

(In thousands)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2004	2003

	(Unaudited)
Net revenues	$14,061	$14,024
Cost of revenues	4,091	4,532

Gross profit	9,970	9,492
Operating, general and administrative expenses	6,570	5,438
Provision for losses on receivables	729	1,000
Depreciation and amortization	1,723	1,787

Operating income	948	1,267
Other income (expense):
Interest expense	(216)	(464)
Equity in gains from joint venture	–	112
Other, net	2	5

Other expense, net	(214)	(347)

Income from operations before taxes	734	920
Provision for income taxes	297	422

Income before minority interest	437	498
Minority interest	12	(20)

Net income	$449	$478

See accompanying notes to combined financial statements.

Phoenix, Northern California and Central Regions of

Comprehensive Medical Imaging, Inc.

Combined Statements of Cash Flows (Unaudited)

(In thousands)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2004	2003

	(Unaudited)
Cash flows from operating activities:
Net income	$449	$478
Minority interest	(12)	20
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,723	1,787
Provision for losses on receivables	729	1,000
Equity in gains from joint ventures	–	(112)
Changes in operating assets and liabilities:
Accounts receivable—trade	(1,791)	(1,184)
Prepaids and other current assets	344	752
Other assets	(52)	33
Accounts payable	(311)	(346)
Accrued liabilities, radiology fees and other	559	225
Accrued wages and related costs	(254)	(368)

Net cash provided by operating activities	1,384	2,285
Cash flows from investing activities:
Purchase of property and equipment, net	(26)	(67)

Net cash used in investing activities	(26)	(67)
Cash flows from financing activities:
Repayment of long-term debt	(1,179)	(1,287)
Change in due to Syncor and CMI	90	(1.668)

Net cash used in financing activities	(1,089)	(2,955)
Net change in cash	269	(737)
Cash at beginning of period	126	860

Cash at end of period	$395	$123

See accompanying notes to combined financial statements.

Phoenix, Northern California and Central Regions of

Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements

(Unaudited)

Note 1.     Description of Business

The Phoenix, Northern California and Central Regions (the Group) consist of 22 wholly owned medical imaging centers, two imaging centers where the Group owns a 50% or greater interest through joint venture arrangements, regional billing centers as well as operations centers, all of which are owned by Comprehensive Medical Imaging, Inc. (CMI), a wholly owned subsidiary of Cardinal Health 414, Inc. (formerly known as Syncor International Corporation—Syncor). Effective January 1, 2003, Syncor became a wholly owned subsidiary of Cardinal Health, Inc. (Cardinal Health).

The 22 medical imaging centers included in the Group are as follows:

Comprehensive Medical Imaging—Biltmore, Inc.	Comprehensive OPEN MRI—East Mesa, Inc.
Comprehensive Medical Imaging Centers, Inc. (Gateway)	Mesa MRI, JV
Mountain View MRI, JV	TME Arizona, Inc.
Syncor Diagnostics Bakersfield, LLC	Comprehensive Medical Imaging—Bakersfield, Inc.
Syncor Diagnostics Sacramento, LLC	Comprehensive OPEN MRI—Carmichael/ Folsom, LLC (Folsom)
Los Gatos Imaging Center, JV	Comprehensive Medial Imaging—Fremont, Inc.
IMI Kansas City, Inc.	Comprehensive Medical Imaging—San Francisco, Inc.
Jefferson MRI, JV	Jefferson MRI—Bala, JV
Comprehensive Medical Imaging—Fairfax, Inc.	Comprehensive OPEN MRI—Garland Inc. (East El Paso)
Comprehensive OPEN MRI—Garland, Inc. (West El Paso)	IMI of Arlington, Inc.
MRI of Woodbridge, JV	Phoenix Regional PET Center—Thunderbird, LLC (50% owned through April 1, 2003)

The joint ventures and CMI’s related interests are as follows:

Joint Venture Name	CMI Ownership Percentage

Santa Cruz Comprehensive Imaging, LLC	57%
MRI Equipment Partners, Inc.	59%

On June 14, 2002, Syncor announced its decision to discontinue its medical imaging business—CMI, which includes the imaging centers in the Group. Subsequent to June 14, 2002, Syncor actively marketed the CMI operations for sale and considered offers for the sale of its imaging business in the United States and Puerto Rico.

The Group’s operations represent one operating business segment within CMI. The Group’s revenues are derived from medical imaging services in the United States. The medical imaging services the Group provides are primarily noninvasive procedures that generate representations of internal anatomy and convert them to film or digital media to aid in the detection and diagnosis of diseases and other disorders. The Group offers managed care organizations and other third-party payors a full complement of medical imaging services, including magnetic resonance imaging, or MRI, computed tomography, or CT, traditional X-ray, mammography, ultrasound and fluoroscopy imaging, as well as Positron Emission Tomography (PET) imaging services. Management believes that the Group represents one operating segment based upon the guidance in Statement of Financial Accounting Standards No. 131, Disclosures about Segments

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements

(Unaudited)—(Continued)

of an Enterprise and Related Information, which requires companies to define and report financial and descriptive information about its operating segments.

Note 2.	Basis of Presentation

The accompanying unaudited combined financial statements include the assets, liabilities and operations of the 22 wholly owned imaging centers, MRI Equipment Partners, Inc., Santa Cruz Comprehensive Imaging, Inc., the regional billing centers, and the operations centers in each region of the Group. All significant inter-company accounts and transactions have been eliminated in combination.

The unaudited combined financial statements of the Group reflect all adjustments, consisting solely of normal recurring adjustments, needed to present fairly the financial results for these interim periods. The combined results of operations presented for the interim periods are not necessarily indicative of the results for a full year.

Revenue Recognition. Medical imaging revenue is recognized at the time the imaging service is performed. Revenues are presented net of estimated customer contractual rate adjustments. Estimated allowances for contractual adjustments are made in the same month as the revenue is recorded and are adjusted in future periods, if necessary, as changes in estimated contractual rates are determined.

Corporate Allocations. CMI and Syncor provide the Group with various administrative services such as accounting, billing and cash management services. The Group is assessed a fee for these services based upon the estimated costs incurred by CMI and Syncor, which directly benefit the Group. Factors considered in determining the amount to be allocated include total net revenues and headcount. This fee is included in operating, general and administrative expenses. In addition, CMI allocates its corporate assets and liabilities to its imaging centers based upon each center’s net revenues, as applicable.

The Group is also assessed interest expense based upon our capital requirements defined as accounts receivable outstanding and fixed assets in relation to CMI’s combined total accounts receivable and fixed assets.

Investment in Center: Prior to April 1, 2003, the Group had significant influence over operations but lacked control over major decisions for Phoenix Regional PET— Thunderbird, LLC (Thunderbird). Accordingly, the Group accounted for its investment in Thunderbird under the equity method of accounting in accordance with APB No. 18, The Equity Method of Accounting for Investment in Common Stock. Effective April 1, 2003, CMI purchased the remaining 50% investment interest in Thunderbird for a purchase price of $1.9 million. The results of operations for Thunderbird are included in our combined financial statements from the effective acquisition date. Had the acquisition occurred at the beginning of 2003, our combined results would not have been materially different from reported results.

Note 3.	Goodwill

Effective January 1, 2002, the Group adopted SFAS No. 142, Goodwill and Other Intangible Assets. Under the new rule, goodwill is no longer amortized, but is subject to impairment tests on an annual basis or more frequently if impairment indicators exist. Impairment is measured by comparing the goodwill derived from a hypothetical purchase price allocation to the carrying value of the goodwill balance. No goodwill impairment indicators existed for the three months ended March 31, 2004 and, as a result, impairment testing was not required.

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Notes to Combined Financial Statements

(Unaudited)—(Continued)

Note 4.	Litigation and Contingencies

Syncor, CMI and the Group are involved in various litigation proceedings of a nature considered normal to their business, principally for breach of contract and other causes of action relating to professional services agreements with radiologists and/or radiology groups. While it is not feasible to predict or determine the final outcome of these proceedings, it is management’s opinion that such proceedings are without merit, or do not have a potential liability which would materially affect the financial condition or results of operations of the Group on a combined basis.

Note 5.	Subsequent Event

On April 1, 2004, InSight Health Corp. (InSight) acquired 21 of CMI’s diagnostic imaging centers (all of which are included in the Group). The acquisition was made pursuant to a stock purchase agreement dated February 13, 2004, by and among InSight, CMI, Cardinal Health, and Cardinal Health 414, Inc., as amended as of April 1, 2004.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of CDL Nuclear Technologies, Inc.
(successor by merger to CDL Medical Technologies, Inc.)

We have audited the accompanying consolidated balance sheets of CDL Medical Technologies, Inc. and Subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CDL Medical Technologies, Inc. and Subsidiary as of December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ SCHNEIDER DOWNS & CO., INC.

Pittsburgh, Pennsylvania

June 16, 2004

CDL Medical Technologies, Inc. and Subsidiary

Consolidated Balance Sheets

December 31, 2002 and 2001
(Amounts in thousands, except per share data)

	2002	2001

	Restated
ASSETS
Current assets:
Cash and cash equivalents	$1,936	$1,175
Trade accounts receivables, net	3,182	2,760
Securities, available for sale, at market	2,012	667
Other current assets	33	36

Total current assets	7,163	4,638
Property and equipment, net	21,078	20,682
Note receivable, affiliate	772	–
Other assets	11	19
Goodwill and other intangible assets, net	343	474

Total assets	$29,367	$25,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$3,179	$684
Current portion of capital lease obligations	3,058	4,308
Accounts payable and other accrued expenses	981	1,214
Stockholders’ distribution payable	2,515	–

Total current liabilities	9,733	6,206
Long-term liabilities:
Long-term debt, less current portion	6,531	422
Capital lease obligations, less current portion	9,049	15,827

Total long-term liabilities	15,580	16,249

Total liabilities	25,313	22,455
Stockholders’ equity
Common Stock, $1 par value, 100 shares authorized, issued and outstanding	–	–
Additional paid-in capital	120	120
Retained earnings	4,555	3,569
Accumulated other comprehensive loss	(621)	(331)

Total stockholders’ equity	4,054	3,358

Total liabilities and stockholders’ equity	$29,367	$25,813

The accompanying notes are an integral part of these consolidated financial statements.

CDL Medical Technologies, Inc. and Subsidiary

Consolidated Statements of Income

For the Years Ended December 31, 2002 and 2001
(Amounts in thousands)

	2002	2001

	Restated
REVENUES	$21,980	$12,671
COSTS OF OPERATIONS:
Costs of services	10,661	6,760
Provision for doubtful accounts	406	–
Depreciation and amortization	5,446	3,304

TOTAL COSTS OF OPERATIONS	16,513	10,064

GROSS PROFIT	5,467	2,607
OTHER INCOME (EXPENSES):
Loss on sale of assets and securities	(150)	(439)
Interest and dividends	68	19
Equity in income of affiliated Partnerships	–	223
Interest expense, net	(1,569)	(1,025)

	(1,651)	(1,222)

NET INCOME	$3,816	$1,385

The accompanying notes are an integral part of these consolidated financial statements.

CDL Medical Technologies, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity

For the Years Ended December 31, 2002 and 2001
(Amounts in thousands, except share data)

					Accumulated
	Common Stock		Additional		Other
			Paid-In	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total

BALANCE AT DECEMBER 31, 2000, as previously reported	100	$–	$120	$1,911	$(590)	$1,441
Correction in accounting for depreciation	–	–	–	514	–	514

BALANCE AT DECEMBER 31, 2000, as restated	100	$–	$120	$2,425	$(590)	$1,955
Net income	–	–	–	1,385	–	1,385
Other comprehensive income:
Change in unrealized loss on securities available for sale	–	–	–	–	259	259

Comprehensive income						1,644
Stockholders’ distributions	–	–	–	(241)	–	(241)

BALANCE AT DECEMBER 31, 2001, as restated	100	–	120	3,569	(331)	3,358
Net income	–	–	–	3,816	–	3,816
Other comprehensive income:
Change in unrealized loss on securities available for sale	–	–	–	–	(290)	(290)

Comprehensive income						3,526
Stockholders’ distributions	–	–	–	(2,830)	–	(2,830)

BALANCE AT DECEMBER 31, 2002, as restated	100	$–	$120	$4,555	$(621)	$4,054

The accompanying notes are an integral part of these consolidated financial statements.

CDL Medical Technologies, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2002 and 2001
(Amounts in thousands)

	2002	2001

	Restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,816	$1,385
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,446	3,304
Loss on sale of assets	150	439
Equity in income of affiliated Partnerships	–	(223)
Other	122	(159)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(422)	(1,050)
Other current assets	(5)	2
Accounts payable and other accrued expenses	260	336

NET CASH PROVIDED BY OPERATING ACTIVITIES	9,367	4,034
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of securities available for sale, net	(1,838)	(359)
Proceeds from sale of assets	85	2,095
Advances issued to affiliate	(756)	–
Cash paid for acquisition of Partnership assets (RCA/ CDL)	(353)	–
Distributions received from affiliate	–	280
Additions to property and equipment	(581)	(1,254)
Other	–	3

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(3,443)	765
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings on long-term debt	351	–
Scheduled repayments of long-term debt and capital lease obligations	(5,208)	(3,515)
Stockholders’ distributions paid	(306)	(232)

NET CASH (USED IN) FINANCING ACTIVITIES	(5,163)	(3,747)

INCREASE IN CASH AND CASH EQUIVALENTS	761	1,052
CASH, BEGINNING OF PERIOD	1,175	123

CASH, END OF PERIOD	$1,936	$1,175

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$1,430	$1,016
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Stockholders’ distributions accrued	$2,515	–
Equipment additions under capital leases	7,447	15,544
Note payable incurred to refinance former capital leases	7,518	–

The accompanying notes are an integral part of these consolidated financial statements.

CDL Medical Technologies, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

Note A—Summary of Significant Accounting Policies

Organization

CDL Medical Technologies, Inc. (an S Corporation)(“Company”) is engaged in the business of renting medical scanning equipment and providing various other services to hospitals and physicians in the Northeastern United States.

Basis of Preparation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

Consolidated Financial Statements

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, CDL Medical, LLC. All significant inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenues from equipment rental contracts (primarily Mobile Facilities) are recognized when services are provided. Revenues are presented net of related contractual adjustments, which represent the difference between the Company’s charge for a procedure and what it will ultimately receive from its customers.

Cash Equivalents

Cash equivalents are generally composed of liquid investments with original maturities of three months or less, such as certificates of deposit and commercial paper.

Property and Equipment

Property and equipment are stated at cost. Major renewals and betterments are capitalized while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed currently. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations.

Depreciation is computed using the straight-line method based upon the following useful lives:

Building and improvements	15 to 39 years
Equipment and vehicles—owned	5 to 7 years
Equipment and vehicles—capital lease	5 to 7 years
Office furniture and equipment	3 to 7 years

CDL Medical Technologies, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

Income Taxes

The Company, with the consent of its stockholders, has elected not to be subject to federal or Pennsylvania corporate income taxes under respective Subchapter S elections. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s income. Therefore, no provision for federal or state income taxes has been included in the consolidated financial statements.

Comprehensive Income (Loss)

Components of comprehensive income are changes in equity other than those resulting from investments by owners and distributions to owners. Net income (loss) is the primary component of comprehensive income. The Company’s only component of comprehensive income other than net income (loss) is the change in unrealized gain or loss on securities available for sale. The aggregate amounts of such changes to equity that have not yet been recognized in net income are reported in the equity portion of the consolidated balance sheets as accumulated other comprehensive income (loss).

Goodwill and Other Intangible Assets

Goodwill represents the excess purchase price paid by the Company over the fair value of the tangible and intangible assets and liabilities. In accordance with SFAS No. 142, the goodwill is not being amortized, but instead will be subject to an annual assessment of impairment by applying a fair-value based test. Goodwill at December 31, 2002 and 2001 was $329 thousand.

Other intangible assets are stated at cost and are being amortized as follows using the straight-line method: Loan origination fees— over the term of the related loans; Customer-based intangible assets arising from business combinations and the purchase of service contracts— over the average life of the contracts. Estimated aggregate amortization for the year ended December 31, 2002 is $14 thousand.

New Pronouncements

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002 and is not expected to have a material impact on the Company’s financial condition and results of operations.

The Company adopted SFAS No. 141, “Business Combinations” on July 1, 2001. SFAS 141 is effective for combinations initiated after June 30, 2001. SFAS 141 eliminates the pooling-of-interests method of accounting and further clarifies the criteria for recognition of intangible assets separately from goodwill. In accordance with SFAS 141, the Company identified acquired intangible assets, their respective fair values and amortization periods related to each acquisition. The Company has made an allocation of values to these identifiable intangible assets.

SFAS No. 142, “Goodwill and Other Intangible Assets” was issued in July 2001 and is effective for fiscal year beginning January 1, 2002. The Company adopted SFAS 142 on January 1, 2002. SFAS 142 eliminates the amortization of goodwill, permits indefinite-lived intangible assets and initiates an annual review for impairment. Identifiable intangible assets with a determinable useful life will continue to be

CDL Medical Technologies, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

amortized. Impairment results when the fair value of the Company’s reporting units including goodwill, is less than its carrying value. The Company completed a review of impairment for goodwill and other intangible assets, indicating no impairment as of December 31, 2002.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and is effective for fiscal years beginning after December 15, 2001. SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations— Reporting the Effects and Transactions,” for the disposal of a segment of a business (as previously defined in that Opinion). The Company adopted SFAS 144 on January 1, 2002, which did not have an impact on the Company’s financial condition and results of operations.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of SFAS 146 to have an impact on its financial condition and results of operations.

Note B—Trade Accounts Receivables

Trade accounts receivables, net are comprised of the following (amounts in thousands):

	December 31,

	2002	2001

Trade accounts receivables	$3,267	$2,760
Less: Allowances for doubtful accounts	85	–

Trade accounts receivables, net	$3,182	$2,760

The allowances for doubtful accounts includes management’s estimate of the amounts expected to be written off on specific accounts and for write-offs on other unidentified accounts included in accounts receivable. In estimating the write-offs and adjustments on specific accounts, management relies on a combination of in-house analysis and a review of contractual payment rates from various healthcare providers. In estimating the allowance for unidentified write-offs and adjustments, management relies on historical experience. The amounts that Company will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowance for doubtful accounts in the financial statements.

CDL Medical Technologies, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

Note C—Property and Equipment

Property and equipment, net are stated at cost and are comprised of the following (amounts in thousands):

	December 31,

	2002	2001

Land	$3	$3
Building and improvements	109	89
Equipment and vehicles—owned	2,406	4,020
Equipment and vehicles—capital leases	24,903	19,994
Office furniture	59	30

	27,480	24,136
Less: Accumulated depreciation and amortization	6,547	5,595

	20,933	18,541
Equipment deposits	145	2,141

Property and equipment, net	$21,078	$20,682

Note D—Securities, Available for Sale

The Company’s securities are categorized as “available for sale” securities and are stated at fair value. The Company’s portfolio as of December 31, 2002 and 2001 is summarized as follows (in thousands):

December 31, 2002:

		Gross	Gross
		Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value

Equity securities	$1,671	$46	$(649)	$1,068
Corporate bonds	48	8	–	56
Municipal bonds	914	–	(26)	888

	$2,633	$54	$(675)	$2,012

Amortized cost and fair value of debt securities (corporate and municipal bonds) at December 31, 2002, by contractual maturity, were as follows:

	Cost	Fair Value

Due in 5-10 years	$34	$41
Due after 10 years	928	903

	$962	$944

December 31, 2001:

		Gross	Gross
		Unrealized	Unrealized	Fair
	Cost	Gains	(Losses)	Value

Equity securities	$998	$63	$(394)	$667

CDL Medical Technologies, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

Changes in the carrying value of investment securities are accounted for as unrealized gains or losses within the equity section of the Company’s consolidated balance sheets, while a realized gain or loss is reported on the actual sale of an investment security using the average cost method.

During the years ended December 31, 2002 and 2001, sales proceeds on securities available for sale were $109 thousand and $1.1 million, respectively. Gross realized gains were $2 thousand and $12 thousand and gross losses were ($3 thousand) and ($476 thousand) on sales of securities classified as available for sale for the years ended December 31, 2002 and 2001, respectively.

Note E—Investments in Affiliates

RCA/ CDL Imaging Services:

RCA/ CDL Imaging Services was a partnership in which the Company and Radiology Consultants Association (RCA) held partnership interests of 49% and 51%, respectively. As of the close of business on December 31, 2001, the Company purchased RCA’s 51% interest for $373 thousand which is included in current liabilities on the balance sheet at December 31, 2001. Subsequent to December 31, 2001, this amount was adjusted down to $353 thousand. As a result, the Partnership was terminated and all existing balance sheet accounts of the Partnership were combined with those of the Company. Goodwill of $329 thousand was recorded as of December 31, 2001.

Formerly, the carrying value of the investment approximated the Company’s 49% share of the underlying capital of the Partnership. As a general partner, the Company was obligated to provide financial support to the Partnership. The Company did apply the equity method of accounting to reflect the investment in this Partnership.

Transactions between the Partnership and the Company were limited to activities in the normal course of business. Transactions between the Partnership and the Company for the year ended December 31, 2001 included rental income from the Partnership for use of equipment of $552 thousand, rent expense for use of Partnership equipment of $94 thousand, and wage expenses for use of Partnership employees of $231 thousand.

The Partnership agreement provided for management fees to be paid to the Company for services performed by the Company personnel and for expenses incurred by the Company on behalf of the Partnership. These fees totaled $159 thousand for the year ended December 31, 2001.

The following is a summary of financial position and results of operations of RCA/ CDL Imaging Services as derived from audited financial statements for the year ended December 31, 2001 (in thousands):

Total Assets	$1,871

Liabilities and Partners’ Capital:
Total liabilities	$1,786
Partners’ capital	86

Total Liabilities and Partners’ Capital	$1,872

Total Revenues	$3,188

Net Income	$445

CDL Medical LLC:

During the year ended December 31, 2001, the Company created a subsidiary single member LLC (CDL Medical LLC), which is a 1% General Partner in LSW Limited Partnership (LSW) also of

CDL Medical Technologies, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

common ownership. LSW has a 15% (non-controlling) interest in Emerald Suites, LLC, which builds, owns and rents commercial real estate (including CDL Medical Technologies, Inc.’s current office space). The recorded amount of the investment at December 31, 2002 and 2001 was approximately $3 thousand.

Note F—Note Receivable from Affiliate

At various times throughout 2002, the Company advanced monies to a related party (affiliated through common ownership). The loan agreement provides for interest to accrue at 6% per annum. As of December 31, 2002, the affiliate was in technical default of the loan agreement because no payments of principal or interest had been made. Therefore, as of December 31, 2002, the note ($756 thousand) and accrued interest ($16 thousand) have been classified as an other asset on the consolidated balance sheets. The note is personally guaranteed by the Company’s majority stockholder and his spouse (70%) and by a stockholder of the affiliated company and his spouse (30%).

Note G—Acquisition of Assets

During March 2001, the Company purchased certain assets of Boyce Technology Associates, Inc. totaling $319 thousand of which $305 thousand was for customer based intangible assets and $14 thousand for equipment. In connection with the transaction, the Company assumed $5 thousand of debt and issued a note payable in the amount of $314 thousand.

Note H—Accounts Payable and Accrued Expenses

Accounts payable and other accrued expenses are comprised of the following (in thousands):

	December 31,

	2002	2001

Accounts payable	$557	$456
Accrued wages	350	213
Sales tax payable	7	8
Corporate taxes, other than income	26	6
Accrued profit sharing contribution	41	37
Due to RCA	–	373
Other accrued expenses	–	121

	$981	$1,214

CDL Medical Technologies, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

Note I—Long-Term Debt

Long-term debt outstanding is summarized as follows (in thousands):

	December 31,

	2002	2001

The Company has several notes payable to PNC Bank, N.A. related to various equipment purchases with monthly payments totaling $46 thousand. The notes payable bear interest at rates ranging from 7.35% to 8.60% and have maturity dates in June 2002 through February 2004. All notes are secured by the related equipment and personally guaranteed by the President/majority stockholder of the Company	$374	$858
Note payables to finance companies related to various vehicle purchases with monthly payments totaling $7 thousand and bearing interest at rates ranging from .9% to 8.9% The notes are secured by the vehicles purchased and have maturity dates ranging from February 2002 through August 2007	140	79
Note payable to Laurel Capital Corporation in the original amount of $2.1 million. This note provides for monthly principal payments of $34 thousand, plus interest at the prime rate plus .5% (4.75% at December 31, 2002). This note is secured by medical equipment and vehicles purchased, are personally guaranteed by the President of the Company and are scheduled to mature in August 2007	1,951	–
Note payable to Laurel Capital Corporation in the original amount of $7.5 million. This note was incurred to refinance former capital lease obligations (8) with Laurel Capital Corporation (see Note J) The note provides for monthly principal payments of $188 thousand, plus interest at the prime rate plus .5% (4.75% at December 31, 2002). This note is secured by the related medical equipment and vehicles, is personally guaranteed by the President of the Company and is scheduled to mature in January 2006	6,954	–
Note payable to Boyce Technology Associates, Inc. for the purchase of its business assets (see Note G). The agreement provides for monthly payments of $20 thousand, including interest at 8.00%. The note was secured by the business assets purchased and matured in September 2002	–	169
Note payable to Siemens Financial Services, Inc. in the original amount of $313 thousand. The note provides for monthly payments of $6 thousand, including interest at 6.6% This note is secured by the mobile trailer purchased and is scheduled to mature in April 2007	291	–

	9,710	1,106
Less: portion payable within one year and classified as current	3,179	684

Total Long-Term Debt	$6,531	$422

CDL Medical Technologies, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

Future maturities of long-term debt are as follows for the years ended December 31 (in thousands):

2003	$3,179
2004	2,785
2005	2,759
2006	685
2007	302

$9,710

Note J—Capital Lease Obligations

Capital lease obligations are summarized as follows (in thousands):

	December 31,

	2002	2001

The Company has several capital lease obligations (17) with GE Healthcare Financial Services for mobile MRI equipment, nuclear camera, PET equipment and vehicles The lease agreements provided for monthly payments of $262 thousand, including interest at rates ranging from 5.50% to 7.00% per annum, with various maturity dates from October 2006 through December 2007. All obligations are personally guaranteed by the President/majority stockholder of the Company	$9,828	$8,225
Capital lease obligation for MRI units with monthly payments of $66 thousand, including interest at 7.36% per annum, through January 2004. This obligation was assumed in connection with the Company’s purchase of RCA/ CDL described in Note E	760	1,523
Capital lease obligations for MRI scanning equipment and a nuclear imaging camera with monthly payments of $6 thousand, including interest at rates ranging from 7.80% to 9.91%, with various maturity dates from November 2003 through March 2004	76	140
Capital lease obligation for a mobile PET scanner with monthly payments of $32 thousand, including interest at 6.1% per annum through March 2007	1,443	1,644
Capital lease obligations (8) with Laurel Capital Corporation for various mobile and nuclear equipment, which were refinanced in 2002 through long-term debt obligations with the same entity (see Note I). The lease agreements provided for monthly payments of $220 thousand, including interest at rates ranging from 8.20% to 9.60% per annum, with various maturity dates from November 2004 through April 2006. All obligations were personally guaranteed by the President/majority stockholder of the Company	–	8,603

	12,107	20,135
Less: portion payable within one year and classified as current	3,058	4,308

Long-Term Portion	$9,049	$15,827

CDL Medical Technologies, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

Future maturities of capital lease obligations are as follows for the years ending December 31 (in thousands):

2003	$3,855
2004	3,136
2005	3,059
2006	3,002
2007	710

13,762
Less amount representing interest	1,655

$12,107

The assets and liabilities under these capital leases are recorded at the present value of the minimum lease payments, which approximates their fair market value. The assets are being depreciated over their estimated useful lives using a straight-line method.

The aggregate net book value of the capital leases included on the consolidated balance sheets, are as follows:

	December 31,

	2002	2001

Equipment and vehicles	$24,902	$19,994
Less: accumulated depreciation	(16,085)	(4,884)
Equipment deposits	–	2,086

	$8,817	$17,196

Note K—Operating Lease Agreements

The Company has entered into three non-cancelable lease agreements for office space. The leases are generally for terms of one to seven years. All leases (other than those described in Note J) in effect at December 31, 2002 and 2001 have been accounted for as operating-type leases.

Future minimum lease payments are as follows for the years ended December 31 (in thousands):

Minimum
Obligations

2003	$88
2004	68
2005	68
2006	68
2007	68
2008	57

$417

Rental expense aggregated approximately $230 thousand and $422 thousand for the years ended December 31, 2002 and 2001, respectively.

CDL Medical Technologies, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

Note L—Retirement Plan

The Company has adopted a 401(k) profit sharing retirement plan which covers all full-time employees that have attained age 21, with one or more years of service. The Plan allows for discretionary matching contributions which are allocated to participant accounts on the last day of the Plan year based on the first 6% of salary deferrals elected by each eligible employee. In addition, the Company can make discretionary contributions based on profitability. For the years ended December 31, 2002 and 2001, the Company’s contribution was $41 thousand and $26 thousand respectively, none of which was discretionary.

Note M—Commitments

Equipment Service Contracts

The Company has entered into various non-cancelable agreements (which are subject to amendment for the addition/deletion of specific covered units) with Marconi Medical Systems, CTI, Inc. and GE Medical Systems for the servicing and maintenance of their medical equipment. The agreements are for various terms with monthly payments aggregating approximately $124 thousand. These agreements expire between September 2004 and December 2007.

Equipment Deposits:

As of December 31, 2002, the Company has committed to purchase two new pieces of medical equipment for a total price of approximately $2.4 million. The Company made down payments on the equipment which aggregated approximately $72 thousand as of December 31, 2002. This equipment was placed in service in March 2003 and financed via capital lease arrangements.

Subsequent Events:

On August 1, 2003, InSight Health Corp. (“InSight”), a Delaware corporation and a wholly owned subsidiary of InSight Health Services Holdings Corp., a Delaware corporation, acquired a majority of the assets (“CDL Assets”) of the Company, pursuant to an Asset Purchase Agreement dated June 19, 2003 (“Purchase Agreement”). The CDL Assets acquired by InSight under the Purchase Agreement consist of certain tangible and intangible assets, including 14 magnetic resonance imaging (“MRI”), four (4) positron emission tomography (“PET”), three (3) computed tomography (“CT”) and one lithotripsy unit, customer service agreements and other agreements held by Seller in connection with providing mobile diagnostic imaging services in Pennsylvania, Ohio, Maryland, New Jersey, Michigan, Indiana, Connecticut, West Virginia and Virginia. The aggregate purchase price for the CDL Assets was approximately $48.5 million and was determined based upon arm’s-length negotiations.

The CDL Assets, when owned by the Company, provided mobile diagnostic imaging services, including MRI, CT, and PET services. The remaining assets not acquired by InSight were merged into CDL Nuclear Technologies, Inc., a newly formed entity, surviving the merger. The Company’s retained business will continue to provide mobile ultrasound and nuclear medicine services.

Note N—Restatement

Retained earnings as of December 31, 2000 has been restated to reflect the change in the accounting for depreciation of equipment from a tax basis method to the straight line method over the estimated useful lives of the equipment. The cumulative effect was a $514 thousand increase in retained earnings.

The financial statements for the periods ended December 31, 2002 and 2001 have been restated to correct the accounting for depreciation of equipment, gains on disposition of assets and intangible assets. As the Company’s taxable income is passed through to its shareholders, there is no tax effect to the Company.

CDL Medical Technologies, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

The effects of the corrections are as follows:

	2002	2001

Net income, as previously reported	$3,569	$1,269
Depreciation	918	388
Gain (loss) on disposition of assets	(1,000)	(272)
Intangible assets	329	—

Net income, as restated	$3,816	$1,385

CDL Medical Technologies, Inc. and Subsidiary

Condensed Consolidated Balance Sheets (Unaudited)

June 30, 2003 and December 31, 2002
(Amounts in thousands, except per share data)

	June 30,	December 31,
	2003	2002

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,105	$1,936
Trade accounts receivable, net	2,926	3,182
Securities, available for sale at market	1,031	2,012
Other current assets	126	33

TOTAL CURRENT ASSETS	5,188	7,163
PROPERTY AND EQUIPMENT, net	21,872	21,078
NOTE RECEIVABLE, affiliate	796	772
OTHER ASSETS	152	11
GOODWILL AND OTHER INTANGIBLE ASSETS, net	336	343

TOTAL ASSETS	$28,344	$29,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$2,900	$3,179
Current portion of capital lease obligations	3,048	3,058
Accounts payable and other accrued expenses	1,394	981
Stockholders’ distribution payable	702	2,515

TOTAL CURRENT LIABILITIES	8,044	9,733
LONG-TERM LIABILITIES:
Long-term debt, less current portion	5,192	6,531
Capital lease obligations, less current portion	9,812	9,049

TOTAL LONG-TERM LIABILITIES	15,004	15,580

TOTAL LIABILITIES	23,048	25,313
STOCKHOLDERS’ EQUITY:
Common Stock, $1 par value, 100 shares authorized, issued and outstanding	–	–
Additional paid-in capital	120	120
Retained earnings	5,327	4,555
Accumulated other comprehensive loss	(151)	(621)

TOTAL STOCKHOLDERS’ EQUITY	5,296	4,054

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,344	$29,367

The accompanying notes are an integral part of these condensed consolidated financial statements

CDL Medical Technologies, Inc. and Subsidiary

Condensed Consolidated Statements of Income (Unaudited)

For the Six Months Ended June 30, 2003 and 2002
(Amounts in thousands)

	Six Months Ended
	June 30,

	2003	2002

REVENUES	$12,239	$10,372
COSTS OF OPERATIONS:
Costs of services	6,666	4,710
Provision for doubtful accounts	27	2
Depreciation and amortization	3,367	2,589

TOTAL COSTS OF OPERATIONS	10,060	7,301

GROSS PROFIT	2,179	3,071
OTHER INCOME (EXPENSES):
Gain (loss) on sale of assets and securities	(219)	4
Interest and dividends	55	11
Interest expense, net	(628)	(768)

	(792)	(753)

NET INCOME	$1,387	$2,318

The accompanying notes are an integral part of these condensed consolidated financial statements

CDL Medical Technologies, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2003 and 2002
(Amounts in thousands)

	Six Months Ended
	June 30,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,387	$2,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,367	2,589
(Gain) loss on sale of assets	219	(4)
Other	(20)	2
Changes in operating assets and liabilities:
Trade accounts receivable, net	256	(159)
Other current assets	(93)	(14)
Accounts payable and other accrued expenses	413	(215)

NET CASH PROVIDED BY OPERATING ACTIVITIES	5,529	4,517
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds (purchases) of securities available for sale, net	(319)	(910)
Proceeds from sale of assets	34	4
Cash paid for acquisition of Partnership assets (RCA/ CDL)	–	(353)
Additions to property and equipment	(1,069)	(1,165)
Other	(140)	–

NET CASH (USED IN) INVESTING ACTIVITIES	(1,494)	(2,424)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings on long-term debt	–	313
Scheduled repayments of long-term debt and capital lease obligations	(3,735)	(2,427)
Stockholders’ distributions paid	(1,131)	(75)

NET CASH (USED IN) FINANCING ACTIVITIES	(4,866)	(2,189)

(DECREASE) IN CASH AND CASH EQUIVALENTS	(831)	(96)
CASH, BEGINNING OF PERIOD	1,936	1,175

CASH, END OF PERIOD	$1,105	$1,079

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$628	$765
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Stockholders’ distributions accrued	$–	$600
Equipment additions under capital lease	2,935	2,201
Noncash Shareholder Distributions of Investment securities	1,297	–

The accompanying notes are an integral part of these condensed consolidated financial statements

CDL Medical Technologies, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2003 and 2002

Note A—Summary of Significant Accounting Policies

     Organization

CDL Medical Technologies Inc. (an S Corporation) (“Company”) is engaged in the business of renting medical scanning equipment and providing various other services to hospitals and physicians in the Northeastern United States.

     Interim Financial Statements

The unaudited consolidated financial statements of the Company included herein have been prepared in accordance with accounting policies generally accepted in the United States for interim financial statements and do not include the information and disclosures required by accounting principles generally accepted in the United States for annual financial statements. These financial statements should be read in conjunction with the consolidated financial statements and related footnotes as of and for the period ended December 31, 2002. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary fair presentation of the results for the period have been included. The results of operations for the six months ended June 30, 2003 are not necessarily indicative of the results to be achieved for the full year.

Certain reclassifications have been made to conform prior year amounts to the current year presentation.

     Use of Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

     Revenue Recognition

Revenues from equipment rental contracts (primarily Mobile Facilities) are recognized when services are provided. Revenues are presented net of related contractual adjustments, which represent the difference between the Company’s charge for a procedure and what it will ultimately receive from its customers.

     Property and Equipment

Property and equipment are stated at cost. Major renewals and betterments are capitalized while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed currently. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations.

Depreciation is computed using the straight-line method based upon the following useful lives:

Building and improvements	15 to 39 years
Equipment and vehicles—owned	5 to 7 years
Equipment and vehicles—capital lease	5 to 7 years
Office furniture and equipment	3 to 7 years

CDL Medical Technologies, Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2003 and 2002

     Income Taxes

The Company, with the consent of its stockholders, has elected not to be subject to federal or Pennsylvania corporate income taxes under respective Subchapter S elections. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s income. Therefore, no provision for federal or state income taxes has been included in the consolidated financial statements.

     Comprehensive Income (Loss)

Components of comprehensive income are changes in equity other than those resulting from investments by owners and distributions to owners. Net income (loss) is the primary component of comprehensive income. The Company’s only component of comprehensive income other than net income (loss) is the change in unrealized gain or loss on securities available for sale. The aggregate amounts of such changes to equity that have not yet been recognized in net income are reported in the equity portion of the consolidated balance sheets as accumulated other comprehensive income (loss).

     Goodwill and Other Intangible Assets

Goodwill represents the excess purchase price paid by the Company over the fair value of the tangible and intangible assets and liabilities. In accordance with SFAS No. 142, the goodwill is not being amortized, but instead will be subject to an annual assessment of impairment by applying a fair-value based test. Goodwill at June 30, 2003 and 2002 was $329,000. Other intangible assets are stated at cost and are being amortized as follows using the straight-line method: Loan origination fees—over the term of the related loans; Customer based intangible assets arising from business combinations and the purchase of service contracts—over the average life of the contracts.

Note B—Commitments

     Equipment Service Contracts:

The Company has entered into various non-cancelable agreements (which are subject to amendment for the addition/deletion of specific covered units) with Marconi Medical Systems, CTI, Inc. and GE Medical Systems for the servicing and maintenance of their medical equipment. The agreements are for various terms with monthly payments aggregating approximately $124 thousand. These agreements expire between September 2004 and December 2007.

     Subsequent Events:

On August 1, 2003, InSight Health Corp. (“InSight”), a Delaware corporation and a wholly owned subsidiary of InSight Health Services Holdings Corp., a Delaware corporation, acquired a majority of the assets (“CDL Assets”) of the Company, pursuant to an Asset Purchase Agreement dated June 19, 2003 (“Purchase Agreement”). The CDL Assets acquired by InSight under the Purchase Agreement consist of certain tangible and intangible assets, including 14 magnetic resonance imaging (“MRI”), four (4) positron emission tomography (“PET”), three (3) computed tomography (“CT”) and one lithotripsy unit, customer service agreements and other agreements held by Seller in connection with providing mobile diagnostic imaging services in Pennsylvania, Ohio, Maryland, New Jersey, Michigan, Indiana, Connecticut, West Virginia and Virginia. The aggregate purchase price for the CDL Assets was approximately $48.5 million and was determined based upon arm’s-length negotiations.

The CDL Assets, when owned by the Company, provided mobile diagnostic imaging services, including MRI, CT, and PET services. The remaining assets not acquired by InSight were merged into CDL Nuclear Technologies, Inc., a newly formed entity, surviving the merger. The Company’s retained business will continue to provide mobile ultrasound and nuclear medicine services.

InSight Health Services Holdings Corp. and Subsidiaries

Unaudited Pro Forma Combined Condensed Balance Sheet

March 31, 2004
(Amounts in thousands)

					CMI
	Historical	Historical	CMI Centers		Acquisition		Pro Forma
	Company	CMI	Not Acquired		Adjustments		Combined

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$61,109	$395	$(346	)(2)	$(49	)(3)
					(25,000	)(1)	$36,109
Trade accounts receivables, net	49,780	17,563	(1,296	)(2)	(16,267	)(3)	49,780
Other current assets	6,631	3,321	(71	)(2)	(3,250	)(3)
	–	–	–		378	(1)	7,009

Total current assets	117,520	21,279	(1,713)		(44,188)		92,898
PROPERTY AND EQUIPMENT, net	224,030	17,317	(2,449	)(2)	(17	)(1)	238,881
INVESTMENTS IN PARTNERSHIPS	2,850	–	–				2,850
OTHER ASSETS	20,417	464	(17	)(2)	(447	)(3)	20,417
OTHER INTANGIBLE ASSETS, NET	36,237	–	–		3,200	(1)	39,437
GOODWILL	256,182	29,515	–		(1,449	)(1)	284,248

	$657,236	$68,575	$(4,179)		$(42,901)		$678,731

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of notes payable and capital lease obligations	$7,695	$5,516	$(503	)(2)	$(5,013	)(3)	$7,695
Accounts payable and other accrued expenses	40,397	9,282	(475	)(2)	(8,807	)(3)	40,397

Total current liabilities	48,092	14,798	(978)		(13,820)		48,092

LONG-TERM LIABILITIES:
Notes payable and capital leases obligations, less current portion	509,164	5,871	(1,288	)(2)	21,495	(1)
					(4,583	)(3)	530,659
Other long-term liabilities	4,810	38,497	(925	)(2)	(37,572	)(3)	4,810

Total long-term liabilities	513,974	44,368	(2,213)		(20,660)		535,469

STOCKHOLDERS’ EQUITY:
Common stock	5	–	–		–		5
Additional paid-in capital	87,081	1,077	(1,077	)(2)	–		87,081
Retained earnings	8,166	8,332	89	(2)	(8,421	)(1)	8,166
Accumulated other comprehensive loss	(82)	–	–		–		(82)

Total stockholders’ equity	95,170	9,409	(988)		(8,421)		95,170

	$657,236	$68,575	$(4,179)		$(42,901)		$678,731

Notes to Pro Forma Combined Condensed Balance Sheet (unaudited)

On April 1, 2004, InSight Health Corp., a wholly owned subsidiary of InSight Health Services Holdings Corp. (the “Company”), acquired twenty-one (21) fixed diagnostic imaging facilities located in Northern California, Arizona, Texas, Kansas, Pennsylvania and Virginia owned by Comprehensive Medical Imaging, Inc. (“CMI”) a wholly owned subsidiary of Cardinal Health Inc. The unaudited pro forma combined condensed balance sheet is based on the historical balance sheet as of March 31, 2004 and is presented as if the acquisition had been consummated on that date.

The unaudited pro forma combined condensed balance sheet as of March 31, 2004 reflects the following pro forma adjustments (in thousands):

(1)	To record the acquisition of CMI for $46,495, which includes $35,904 paid to the seller and the payment of debt and transaction costs of $10,591. The Company issued $25,000 of 9 7/8% senior subordinated notes on March 8, 2004 and borrowed the remaining $21,495 on April 15, 2004 from its second delayed-draw term loan facilities to fund the acquisition. As a result of the acquisition, the Company has preliminarily recorded goodwill of $28,066 and other intangible assets of $3,200. The other intangible assets, principally managed care contracts, are being amortized on a straight-line basis of 30 years. The Company has not yet completed the final purchase price allocation. Accordingly, the preliminary allocations between goodwill and other intangible assets may change as a result of the final allocation.

(2)	To eliminate centers not acquired in the CMI acquisition.

(3)	To eliminate assets and liabilities not acquired in the CMI acquisition.

InSight Health Services Holdings Corp. and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Income

For the Year Ended June 30, 2003
(Amounts in thousands)

		Pro Forma			CMI		CMI		Pro
	Historical			Historical	Centers		Acquisition		Forma
	Company	CVR (1)	CDL (2)	CMI	Not Acquired		Adjustments		Combined

REVENUES	$237,752	$20,535	$20,589	$57,504	$(3,584	)(3)	$–		$332,796

COSTS OF OPERATIONS:
Costs of services	125,685	12,580	7,895	21,289	(1,414	)(3)	–		166,035
Provision for doubtful accounts	4,154	1,127	433	3,601	(288	)(3)	–		9,027
Equipment leases	860	108	55	313	–		–		1,336
Depreciation and amortization	49,345	2,286	5,770	7,195	(716	)(3)	107	(4)	63,987

Total costs of operations	180,044	16,101	14,153	32,398	(2,418)		107		240,385

Gross profit	57,708	4,434	6,436	25,106	(1,166)		(107)		92,411
CORPORATE OPERATING EXPENSES	13,750	2,214	1,643	20,294	(882	)(3)	–		37,019

Income from company operations	43,958	2,220	4,793	4,812	(284)		(107)		55,392
EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	1,744	–	–	–	–		–		1,744
IMPAIRMENT AND RESTRUCTURING CHARGES	–	–	–	(7,143)	–		–		(7,143)

Operating income (loss)	45,702	2,220	4,793	(2,331)	(284)		(107)		49,993
INTEREST EXPENSE, net	37,514	2,063	2,509	2,270	(177	)(3)	(2,093	)(5)
	–	–	–	–	–		3,696	(6)	45,782

Income (loss) before income taxes	8,188	157	2,284	(4,601)	(107)		(1,710)		4,211
PROVISION (BENEFIT) FOR INCOME TAXES	3,266	63	914	(2,057)	–		(502	)(7)	1,684

Net income (loss)	$4,922	$94	$1,370	$(2,544)	$(107)		$(1,208)		$2,527

Notes to Pro Forma Combined Condensed Statement of Income (unaudited)

The unaudited pro forma combined condensed statement of income is based on the historical statements of income for the year ended June 30, 2003 and is presented as if the acquisitions had been consummated on July 1, 2002. The historical information of the acquisitions has been recast to conform with the Company’s fiscal year ended June 30, 2003.

The pro forma combined condensed statement of income for the year ended June 30, 2003 reflects the following acquisition adjustments:

(1)     To reflect the pro forma impact of the acquisition of CVR in April 2003.

(2)     To reflect the pro forma impact of the acquisition of CDL in August 2003.

(3)     To eliminate centers not acquired in the CMI acquisition.

(4)     To record amortization of other intangible assets acquired in the CMI acquisition.

(5)	To eliminate CMI interest expense resulting from the Company paying off CMI’s debt in the acquisition.

(6)     To record interest expense for CMI acquisition financing.

(7)     To record the estimated tax effect on the above entries using an effective rate of 40%.

InSight Health Services Holdings Corp. and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Income

For the Nine Months Ended March 31, 2004
(Amounts in thousands)

		Pro				CMI		Pro
	Historical	Forma	Historical	CMI Centers		Acquisition		Forma
	Company	CDL(1)	CMI	Not Acquired		Adjustments		Combined

REVENUES	$209,454	$1,847	$44,023	$(2,890	)(2)	$–		$252,434

COSTS OF OPERATIONS:
Costs of services	120,412	774	15,980	(1,377	)(2)	–		135,789
Provision for doubtful accounts	3,333	–	2,755	(188	)(2)	–		5,900
Equipment leases	624	–	63	–		–		687
Depreciation and amortization	42,801	274	6,427	(544	)(2)	80	(3)	49,038

Total costs of operations	167,170	1,048	25,225	(2,109)		80		191,414

Gross profit	42,284	799	18,798	(781)		(80)		61,020
CORPORATE OPERATING EXPENSES	10,550	–	17,007	(787	)(2)	–		26,770

Income from company operations	31,734	799	1,791	6		(80)		34,250
GAIN ON SALE OF CENTER	2,129	–	–	–		–		2,129
EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	1,705	–	–	–		–		1,705
IMPAIRMENT AND RESTRUCTURING CHARGES	–	–	(1,142)	–		–		(1,142)

Operating income	35,568	799	649	6		(80)		36,942
INTEREST EXPENSE, net	30,175	172	889	(99	)(2)	(988	)(4)
	–	–	–	–		2,772	(5)	32,921

Income (loss) before income taxes	5,393	627	(240)	105		(1,864)		4,021
PROVISION (BENEFIT) FOR INCOME TAXES	2,158	251	532	–		(1,333	)(6)	1,608

Net income (loss)	$3,235	$376	$(772)	$105		$(531)		$2,413

Notes to Pro Forma Combined Condensed Statement of Income (unaudited)

The unaudited pro forma combined condensed statement of income is based on the historical statements of income for the nine months ended March 31, 2004 and is presented as if the acquisitions had been consummated on July 1, 2002. The historical information of the acquisitions has been recast to conform with the Company’s nine months ended March 31, 2004.

The pro forma combined condensed statement of income for the nine months ended March 31, 2004 reflects the following acquisition adjustments:

(1)	To record the pro forma impact of the CDL acquisition in August 2003.

(2)	To eliminate centers not acquired in the CMI acquisition.

(3)	To record amortization of other intangible assets acquired in the CMI acquisition.

(4)	To eliminate CMI interest expense resulting from the Company paying off CMI’s debt in the acquisition.

(5)	To record interest expense for CMI acquisition financing.

(6)	To record the estimated tax effect on the above entries using an effective rate of 40%.

InSight Health Services Holdings Corp. and Subsidiaries

Unaudited Pro Forma Condensed Statement of Income

For the Year Ended June 30, 2003
(Amounts in thousands)

		CVR		Pro
	Historical	Acquisition		Forma
	CVR	Adjustments		CVR

REVENUES	$17,337	$3,198	(2)	$20,535

COSTS OF OPERATIONS:
Costs of services	10,849	1,731	(2)	12,580
Provision for doubtful accounts	1,012	115	(2)	1,127
Equipment leases	108	—		108
Depreciation and amortization	2,340	(642	)(4)
	—	481	(2)
	—	107	(5)	2,286

Total costs of operations	14,309	1,792		16,101

Gross profit	3,028	1,406		4,434
CORPORATE OPERATING EXPENSES	2,214	—		2,214

Income from company operations	814	1,406		2,220
EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	406	(406	)(2)	—

Operating income	1,220	1,000		2,220
		2,063	(1)
		141	(2)
INTEREST EXPENSE, net	556	(697	)(3)	2,063

Income (loss) before income taxes	664	(507)		157
PROVISION (BENEFIT) FOR INCOME TAXES	(123)	186	(6)	63

Net income (loss)	$787	$(693)		$94

Notes to Pro Forma Condensed Statement of Income (unaudited)

The unaudited pro forma condensed statement of income is based on the historical statements of income for the year ended June 30, 2003 and is presented as if the acquisition had been consummated on July 1, 2002. The historical information of the acquisition has been recast to conform with the Company’s fiscal year ended June 30, 2003.

The pro forma condensed statement of income for the year ended June 30, 2003 reflects the following acquisition adjustments:

(1)	To record interest expense for acquisition financing.

(2)	To consolidate three CVR joint ventures in which the Company purchased a 100% membership interest.

(3)	To eliminate CVR interest expense resulting from the Company paying off all debt in the acquisition.

(4)	To eliminate CVR goodwill amortization.

(5)	To record amortization for acquired other intangible assets amortized on a straight line basis over a 30 year life.

(6)	To record the estimated tax effect on the above entries using an effective rate of 40%.

InSight Health Services Holdings Corp. and Subsidiaries

Unaudited Pro Forma Condensed Statement of Income

For the Year Ended June 30, 2003
(Amounts in thousands)

				CDL
	Historical	CDL Operations		Acquisition		Pro Forma
	CDL	Not Acquired		Adjustments		CDL

REVENUES	$23,847	$(3,258	)(1)	$–		$20,589

COSTS OF OPERATIONS:
Costs of services	10,753	(2,858	)(1)	–		7,895
Provision for doubtful accounts	433	—		–		433
Equipment leases	55	–		–		55
Depreciation and amortization	6,224	(934	)(1)	480	(2)	5,770

Total costs of operations	17,465	(3,792)		480		14,153

Gross profit	6,382	534		(480)		6,436
CORPORATE OPERATING EXPENSES	1,807	(164	)(1)	–		1,643

Income from company operations	4,575	698		(480)		4,793
OTHER EXPENSE	(384)	384	(1)	–		–

Operating income	4,191	1,082		(480)		4,793
				(1,306	)(3)
INTEREST EXPENSE, net	1,306	–	(1)	2,509	(4)	2,509

Income (loss) before income taxes	2,885	1,082		(1,683)		2,284
PROVISION (BENEFIT) FOR INCOME TAXES	–	–		914	(5)	914

Net income (loss)	$2,885	$1,082		$(2,597)		$1,370

Notes to Pro Forma Condensed Statement of Income (unaudited)

The unaudited pro forma condensed statement of income is based on the historical statements of income for the year ended June 30, 2003 and is presented as if the acquisition had been consummated on July 1, 2002. The historical information of the acquisition has been recast to conform with the Company’s fiscal year ended June 30, 2003.

The pro forma condensed statement of income for the year ended June 30, 2003 reflects the following acquisition adjustments:

(1)	To eliminate CDL operations not acquired in the acquisition.

(2)	To record amortization for acquired other intangible assets amortized on a straight line basis over a five year life.

(3)	To eliminate CDL interest expense resulting from the Company paying off all debt in the acquisition.

(4)	To record interest expense for acquisition financing.

(5)	To adjust pro forma provision for income taxes to reflect an effective rate of 40%.

InSight

Health Services
Holdings Corp.

Income Deposit

Securities (IDSs)
and
$                                          % Senior
Subordinated Notes due 2019

PROSPECTUS

                    , 2004

CIBC World Markets

Banc of America Securities LLC

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

Until                     , 2004, all dealers that buy, sell or trade our IDSs, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by InSight Health Services Holdings Corp., or InSight Holdings, in connection with the offer and sale of the securities being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee	$85,522.50
NASD filing fee	30,500.00
American Stock Exchange listing fee	*
Transfer agent’s fee	*
Trustee’s fee	*
Printing and engraving costs	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	*

*	To be filed by amendment.

Item 14.	Indemnification of Directors and Officers of Delaware Corporate Registrants

The following is a summary of the statutes, charter and bylaw provisions, contracts or other arrangements under which our directors and officers are insured or indemnified against liability in their capacities as such. All of our directors and officers are covered by insurance policies maintained and held in effect by InSight Holdings against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

InSight Holdings is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or complete action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court or Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

InSight Holdings’ amended and restated certificate of incorporation limits the liability of its directors and officers to the fullest extent permitted under the DGCL. The amended and restated certificate of incorporation specifies that the directors and officers will not be personally liable for monetary damages for breach of fiduciary duty as a director or officer. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the DGCL for us to indemnify such director or officer.

Item 15.	Recent Sales of Unregistered Securities

On October 17, 2001, we acquired InSight Health Services Corp., or InSight, pursuant to an agreement and plan of merger dated June 29, 2001, as amended, among us, our then wholly-owned subsidiary, InSight Acquisition Corp., and InSight, which we refer to as the Acquisition. As a result of the Acquisition, InSight Acquisition Corp. was merged with and into InSight and InSight became our wholly-owned subsidiary. To finance the Acquisition, (1) we issued an aggregate of 5,461,402 shares of our common stock, $0.001 par value per share (the “Common Stock”) to J.W. Childs Equity Partners II, L.P., JWC-InSight Co-invest LLC, Halifax Capital Partners, L.P. and David W. Dupree in exchange for an aggregate equity contribution to us of approximately $94.7 million, (2) InSight issued an aggregate principal amount of $200 million of 12 1/8% senior subordinated notes due 2011 to Banc of America Bridge LLC and Banc of America Securities LLC (the “Bridge Notes”) for a purchase price of $193.5 million, net of commissions, and (3) we issued options to purchase an aggregate of 175,990 shares of our Common Stock to Messrs. Plochocki, Madler, Boylan and Croal in exchange for certain options to purchase shares of the common stock of InSight. Each of these issuances was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act.

On October 30, 2001, InSight issued $225 million in aggregate principal amount of 9 7/8% senior subordinated notes due 2011 (the “Senior Subordinated Notes”) to Banc of America Securities LLC and First Union Securities, Inc. (together, the “Initial Purchasers”) in a private placement, exempt from registration under the Securities Act, in reliance on Section 4(2) of the Securities Act. The aggregate purchase price for these Senior Subordinated Notes was $218,250,000, net of Initial Purchasers’ Commission. These Senior Subordinated Notes were subsequently sold by the Initial Purchasers in reliance on Rule 144A and Regulation S promulgated under the Securities Act. InSight used the proceeds of this issuance to redeem the Bridge Notes. In May 2002, InSight exchanged all $225 million of the Senior Subordinated Notes for registered notes having substantially identical terms pursuant to a registration statement on Form S-4, declared effective by the SEC in April 2002.

On February 25, 2002, we issued 7,362 shares of Common Stock to Mr. Roy Assael as part of the purchase price in connection with InSight’s purchase of Mr. Assael’s membership interests in Wilkes-Barre Imaging, L.L.C. The shares were issued to Mr. Assael in a transaction exempt from registration in reliance on Section 4(2) of the Securities Act.

On May 14, 2003, we issued 50 shares of Common Stock to Ms. Tina Lewis, a former employee of InSight, in a transaction exempt from registration in reliance on Section 4(2) of the Securities Act. The shares were issued pursuant to an exercise by Ms. Lewis of certain vested stock options to purchase Common Stock upon the termination of her employment with InSight.

On March 8, 2004, InSight issued an additional $25 million in aggregate principal amount of Senior Subordinated Notes to Banc of America Securities LLC in a private placement, exempt from registration under the Securities Act, in reliance on Section 4(2) of the Securities Act. The aggregate purchase price for these Senior Subordinated Notes was $24,375,000, net of commissions to Banc of America Securities LLC. These additional Senior Subordinated Notes were subsequently sold by Banc of America Securities LLC in reliance on Rule 144A and Regulation S promulgated under the Securities Act. We used the proceeds from this issuance to fund a portion of the CMI acquisition.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits		The following exhibits are filed as part of this registration statement.
**1	.1	Form of Underwriting Agreement.
2.1		Agreement and Plan of Merger, dated as of June 29, 2001, by and among InSight Health Services Holdings Corp. (“InSight Holdings”), JWCH Merger Corp. and InSight Health Services Corp. (“InSight”), previously filed and incorporated herein by reference from InSight’s Current Report on Form 8-K, filed on July 2, 2001.
2.2		Amendment No. 1 to Agreement and Plan of Merger, dated as of June 29, 2001, by and among InSight Holdings, JWCH Merger Corp. and InSight, previously filed and incorporated by reference from InSight’s Annual Report on Form 10-K, filed on September 14, 2001.
2.3		Amendment No. 2 to Agreement and Plan of Merger, dated as of October 9, 2001, by and among InSight Holdings, InSight Health Services Acquisition Corp. and InSight, previously filed and incorporated herein by reference from InSight’s Current Report on Form 8-K, filed on October 9, 2001.
2.4		Third Amendment and Restated Stockholders Agreement, dated as of October 10, 2002, among InSight Holdings, the JWCH Holders (as defined therein), the Halifax Holders (as defined therein), the Management Holders (as defined therein) and the Additional Holders (as defined therein), previously filed and incorporated herein by reference from InSight Holdings’ Quarterly Report on Form 10-Q, filed on February 14, 2003.
2.5		Management Agreement, dated as of October 17, 2001, by and among J.W. Childs Advisors II, L.P., Halifax Genpar, L.P., InSight Holdings and InSight, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
2.6		Asset Purchase Agreement, dated January 6, 2003, by and among InSight Health Corp., Comprehensive Medical Imaging Centers, Inc., Comprehensive Medical Imaging, Inc. and Cardinal Health 414, Inc., previously filed and incorporated herein by reference from InSight Holdings’ Current Report on Form 8-K, filed on April 16, 2003.
2.7		Amendment No. 1 to Asset Purchase Agreement, dated February 21, 2003, by and among InSight Health Corp., Comprehensive Medical Imaging Centers, Inc., Comprehensive Medical Imaging, Inc. and Cardinal Health 414, Inc., previously filed and incorporated herein by reference from InSight Holdings’ Current Report on Form 8-K, filed on April 16, 2003.
2.8		Amendment No. 2 to Asset Purchase Agreement, dated March 31, 2003, by and among InSight Health Corp., Comprehensive Medical Imaging Centers, Inc., Comprehensive Medical Imaging, Inc. and Cardinal Health 414, Inc., previously filed and incorporated herein by reference from InSight Holdings’ Current Report on Form 8-K, filed on April 16, 2003.
2.9		Asset Purchase Agreement, dated June 19, 2003, by and among InSight Health Corp., CDL Medical Technologies, Inc., Keith E. Loiselle and David J. Simile, previously filed and incorporated by reference from InSight Holdings’ Current Report on Form 8-K, filed on August 11, 2003.
2.10		Stock Purchase Agreement dated February 13, 2004, by and among InSight Health Corp., Comprehensive Medical Imaging, Inc., Cardinal Health 414, Inc. and Cardinal Health., previously filed and incorporated herein by reference from InSight Holdings’ Current Report on Form 8-K, filed April 8, 2004.

2.11	Amendment No. 1 to Stock Purchase Agreement dated April 1, 2004, by and among InSight Health Corp., Comprehensive Medical Imaging, Inc., Cardinal Health 414, Inc. and Cardinal Health, Inc., previously filed and incorporated herein by reference from InSight Holdings’ Current Report on Form 8-K , filed April 8, 2004.
3.1	Certificate of Incorporation of InSight Holdings, as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.2	Bylaws of InSight Holdings, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.3	Certificate of Incorporation of InSight, as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.4	Bylaws of InSight, as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.5	Certificate of Incorporation of InSight Health Corp., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.6	Bylaws of InSight Health Corp., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.7	Certificate of Incorporation of Signal Medical Services, Inc., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.8	Bylaws of Signal Medical Services, Inc., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.9	Certificate of Incorporation of Open MRI, Inc., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.10	Bylaws of Open MRI, Inc., previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.11	Certificate of Incorporation of Maxum Health Corp., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.12	Bylaws of Maxum Health Corp., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.13	Certificate of Incorporation of Radiosurgery Centers, Inc., previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.14	Bylaws of Radiosurgery Centers, Inc., previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.15	Certificate of Incorporation of Maxum Health Services Corp., as amended, previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.

3.16	Bylaws of Maxum Health Services Corp., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.17	Certificate of Limited Partnership of MRI Associates, L.P., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.18	Agreement of Limited Partnership of MRI Associates, L.P., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.19	Certificate of Incorporation of Maxum Health Services of North Texas, Inc., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.20	Bylaws of Maxum Health Services of North Texas, Inc., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.21	Certificate of Incorporation of Maxum Health Services of Dallas, Inc., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.22	Bylaws of Maxum Health Services of Dallas, Inc., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.23	Certificate of Incorporation of NDDC, Inc., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.24	Bylaws of NDDC, Inc., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.25	Certificate of Incorporation of Diagnostic Solutions Corp., as amended, previously filed and incorporated herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.26	Bylaws of Diagnostic Solutions Corp., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.27	Certificate of Organization of Wilkes-Barre Imaging, L.L.C., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4/ A, filed on March 25, 2002.
3.28	Operating Agreement of Wilkes-Barre Imaging, L.L.C., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4/ A, filed on March 25, 2002.
3.29	Certificate of Organization of Orange County Regional PET Center-Irvine, LLC, as amended, filed herewith.
3.30	Operating Agreement of Orange County Regional PET Center-Irvine, LLC, as amended, filed herewith.
3.31	Certificate of Organization of San Fernando Valley Regional PET Center, LLC, as amended, filed herewith.
3.32	Operating Agreement of San Fernando Valley Regional PET Center, LLC, as amended, filed herewith.
3.33	Certificate of Organization of Valencia MRI, LLC, as amended, filed herewith.
3.34	Operating Agreement of Valencia MRI, LLC, as amended, filed herewith.
3.35	Certificate of Organization of Parkway Imaging Center, LLC, filed herewith.

3.36	Operating Agreement of Parkway Imaging Center, LLC, filed herewith.
3.37	Certificate of Incorporation of InSight Imaging Services Corp., filed herewith.
3.38	Bylaws of InSight Imaging Services Corp., filed herewith.
3.39	Certificate of Incorporation of Comprehensive Medical Imaging, Inc., as amended, filed herewith.
3.40	Bylaws of Comprehensive Medical Imaging, Inc., filed herewith.
3.41	Certificate of Incorporation of Comprehensive Medical Imaging Centers, Inc., as amended, filed herewith.
3.42	Bylaws of Comprehensive Medical Imaging Centers, Inc., filed herewith.
3.43	Certificate of Incorporation of Comprehensive Medical Imaging-Biltmore, Inc., as amended, filed herewith.
3.44	Bylaws of Comprehensive Medical Imaging-Biltmore, Inc., filed herewith.
3.45	Certificate of Incorporation of Comprehensive OPEN MRI-East Mesa, Inc., as amended, filed herewith.
3.46	Bylaws of Comprehensive OPEN MRI-East Mesa, Inc., filed herewith.
3.47	Articles of Incorporation of TME Arizona, Inc., filed herewith.
3.48	Bylaws of TME Arizona, Inc., filed herewith.
3.49	Certificate of Incorporation of Comprehensive Medical Imaging-Fremont, Inc., as amended, filed herewith.
3.50	Bylaws of Comprehensive Medical Imaging-Fremont, Inc., filed herewith.
3.51	Certificate of Incorporation of Comprehensive Medical Imaging-San Francisco, Inc., as amended, filed herewith.
3.52	Bylaws of Comprehensive Medical Imaging-San Francisco, Inc., filed herewith.
3.53	Certificate of Incorporation of OPEN MRI-Garland, Inc., as amended, filed herewith.
3.54	Bylaws of OPEN MRI-Garland, Inc., filed herewith.
3.55	Certificate of Incorporation of IMI of Arlington, Inc., filed herewith.
3.56	Bylaws of IMI of Arlington, Inc., filed herewith.
3.57	Certificate of Incorporation of Comprehensive Medical Imaging-Fairfax, Inc., as amended, filed herewith.
3.58	Bylaws of Comprehensive Medical Imaging-Fairfax, Inc., filed herewith.
3.59	Certificate of Incorporation of IMI of Kansas City, Inc., as amended, filed herewith.
3.60	Bylaws of IMI of Kansas City, Inc., filed herewith.
3.61	Certificate of Incorporation of Comprehensive Medical Imaging-Bakersfield, Inc., as amended, filed herewith.
3.62	Bylaws of Comprehensive Medical Imaging-Bakersfield, Inc., filed herewith.
3.63	Articles of Organization of Comprehensive OPEN MRI-Carmichael/ Folsom, LLC, filed herewith.
3.64	Operating Agreement of Comprehensive OPEN MRI-Carmichael/ Folsom, LLC, filed herewith.
3.65	Articles of Organization of Syncor Diagnostics Sacramento, LLC, filed herewith.
3.66	Operating Agreement of Synor Diagnostics Sacramento, LLC, filed herewith.
3.67	Articles of Organization of Syncor Diagnostics Bakersfield, LLC, filed herewith.

3.68		Operating Agreement of Synor Diagnostics Bakersfield, LLC, filed herewith.
3.69		Articles of Organization of Phoenix Regional PET Center-Thunderbird, LLC, filed herewith.
3.70		Operating Agreement of Phoenix Regional PET Center-Thunderbird, LLC, filed herewith.
3.71		Joint Venture Agreement of Mesa MRI, filed herewith.
3.72		Joint Venture Agreement of Mountain View MRI, filed herewith.
3.73		Joint Venture Agreement of Los Gatos Imaging Center, filed herewith.
3.74		Joint Venture Agreement of Woodbridge MRI, as amended, filed herewith.
3.75		Joint Venture Agreement of Jefferson MRI-Bala, filed herewith.
3.76		Joint Venture Agreement of Jefferson MRI, filed herewith.
4.1		Indenture, dated October 30, 2001, with State Street Bank and Trust Company, N.A., as Trustee, with respect to 9 7/8% Senior Subordinated Notes due 2011, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
4.2		Purchase Agreement, dated October 25, 2001, by and among InSight, Banc of America Securities LLC and First Union Securities, LLC with respect to the 9 7/8% Senior Subordinated Notes due 2011, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
4.3		Registration Rights Agreement, dated October 30, 2001, by and among InSight, Banc of America Securities LLC and First Union Securities, LLC with respect to the 9 7/8% Senior Subordinated Notes due 2011, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
4.4		Supplemental Indenture, dated February 25, 2002, with respect to Wilkes-Barre Imaging, L.L.C. with State Street Bank and Trust Company, N.A., previously filed and incorporated herein by reference from InSight’s Amendment No. 1 to Registration Statement on Form S-4, filed on March 25, 2002.
4.5		Supplemental Indenture, dated April 2, 2003, with respect to Valencia MRI, LLC, Orange County Regional PET Center-Irvine, LLC and San Fernando Valley Regional PET Center, LLC with U.S. Bank Trust, National Association (formerly known as State Street Bank and Trust Company, N.A.), previously filed and incorporated herein by reference from InSight Holdings’ Annual Report on Form 10-K, filed September 26, 2003.
4.6		Third Supplemental Indenture, dated as of March 8, 2004, by and among InSight, InSight Holdings, the Subsidiary Guarantors (named therein), and U.S. Bank Trust National Association, a national banking association, as Trustee, with respect to 9 7/8% Senior Subordinated Notes due 2011, previously filed and incorporated herein by reference from InSight Holdings’ Quarterly Report on Form 10-Q, filed on May 13, 2004.
4.7		Registration Rights Agreements, dated March 8, 2004, by and among InSight, InSight Holdings, the Subsidiary Guarantors (named therein), and Banc of America Securities LLC with respect to $25 million of 9 7/8% Senior Subordinated Notes due 2011, previously filed and incorporated herein by reference from InSight Holdings’ Quarterly Report on Form 10-Q, filed on May 13, 2004.
**4	.8	Indenture, dated as of , 2004, by and among InSight Holdings, the guarantors thereto and , as Trustee, relating to InSight Holdings’ % senior subordinated notes due 2019.

**4	.9	Investor Rights Agreement, dated , 2004, by and among InSight Holdings, the existing equity investors and certain members of management (named therein).
**4	.10	Form of Senior Subordinated Note.
**4	.11	Form of stock certificate of Class A common stock.
**4	.12	Form of stock certificate of Class B common stock.
**4	.13	Form of stock certificate of Class C common stock.
**4	.14	Form of IDS certificate.
**5	.1	Opinion of Kaye Scholer LLP.
**5	.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
**8	.1	Opinion of Kaye Scholer LLP as to certain tax matters.
10.1		Credit Agreement, dated October 17, 2001, by and among InSight, Banc of America Securities LLC and First Union Securities, LLC, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.2		Note Purchase Agreement, dated as of October 17, 2001, by and among InSight Health Services Acquisition Corp., InSight, InSight Holdings, the Subsidiary Guarantors (as defined therein), Banc of America Bridge LLC, and Banc of America Securities LLC, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.3		InSight Holdings 2001 Stock Option Plan, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.4		InSight Holdings 2001 Stock Option Plan Stock Option Agreement, dated June 29, 2001, by and between InSight Holdings and Steven T. Plochocki, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.5		InSight Holdings 2001 Stock Option Plan Stock Option Agreement, dated June 29, 2001, by and between InSight Holdings and Michael A. Boylan, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.6		InSight Holdings 2001 Stock Option Plan Stock Option Agreement, dated June 29, 2001, by and between InSight Holdings and Michael S. Madler, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.7		Executive Employment Agreement, dated June 29, 2001, between InSight and Steven T. Plochocki, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.8		Executive Employment Agreement, dated June 29, 2001, between InSight and Patricia R. Blank, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.9		First Amendment to Executive Employment Agreement, dated September 4, 2003, by and between InSight and Steven T. Plochocki, filed herewith.
10.10		Executive Employment Agreement, dated June 29, 2001, between InSight and Michael A. Boylan, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.

10.11		Executive Employment Agreement, dated June 29, 2001, between InSight and Brian G. Drazba, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.12		Executive Employment Agreement, dated June 29, 2001, between InSight and Michael S. Madler, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.13		Executive Employment Agreement, dated December 27, 2001, between InSight and Marilyn U. MacNiven-Young, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.14		Form of InSight Holdings Performance Based Option Agreement, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.15		First Amendment to Credit Agreement, Waiver and Consent, dated as of January 24, 2003, by and among InSight, InSight Holdings, the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A. as Administrative Agent, Wachovia Bank, N.A. as Syndication Agent and The CIT Group/ Business Credit, Inc. as Documentation Agent, previously filed and incorporated herein by reference from InSight Holdings’ Quarterly Report on Form 10-Q, filed on May 15, 2003.
10.16		Second Amendment to Credit Agreement, Waiver and Consent, dated as of July 11, 2003, by and among InSight, InSight Holdings, the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A. as Administrative Agent, Wachovia Bank, N.A. as Syndication Agent and The CIT Group/ Business Credit, Inc. as Documentation Agent, previously filed and incorporated herein by reference from InSight Holdings’ Annual Report on Form 10-K, filed on September 26, 2003.
10.17		Purchase Agreement, dated February 26, 2004, by and among InSight, the Guarantors (named therein), and Banc of America Securities LLC with respect to the $25 million of 9 7/8 Senior Subordinated Notes due 2011, previously filed and incorporated herein by reference from InSight Holdings’ Quarterly Report on Form 10-Q, filed on May 13, 2004.
10.18		Third Amendment to Credit Agreement, Waiver and Consent, dated as of February 26, 2004, by and among InSight, InSight Holdings, the Subsidiary Guarantors (named therein), Bank of America, N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and The CIT Group/ Business Credit, Inc., as Documentation Agent, previously filed and incorporated herein by reference from InSight Holdings’ Quarterly Report on Form 10-Q, filed on May 13, 2004.
12.1		Ratio of Earnings to Fixed Charges.
21.1		Subsidiaries of InSight Holdings.
23.1		Consent of Schneider Downs & Co., Inc.
23.2		Consent of PricewaterhouseCoopers LLP.
23.3		Consent of Ernst & Young LLP.
**23	.4	Consent of Kaye Scholer LLP.
**23	.5	Consent of Skadden, Arps, Slate, Meagher & Flom LLP.
**25	.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of , as Trustee.

**	To be filed by amendment.

(b) Financial Statement Schedules

Item 17.	Undertakings

1.	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

2.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3.	The undersigned registrant hereby undertakes that

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

INSIGHT HEALTH SERVICES HOLDINGS CORP.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	Director, President and Chief

Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	Director, President and Chief Executive Officer (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ MICHAEL N. CANNIZZARO Michael N. Cannizzaro	Director and Chairman of the Board

/s/ MARK J. TRICOLLI Mark J. Tricolli	Director

/s/ STEVEN G. SEGAL Steven G. Segal	Director

/s/ EDWARD D. YUN Edward D. Yun	Director

/s/ DAVID W. DUPREE David W. Dupree	Director

/s/ KENNETH M. DOYLE Kenneth M. Doyle	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

INSIGHT HEALTH SERVICES CORP.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ STEVEN G. SEGAL Steven G. Segal	Director

/s/ EDWARD D. YUN Edward D. Yun	Director

/s/ MICHAEL N. CANNIZZARO Michael N. Cannizzaro	Director

/s/ MARK J. TRICOLLI Mark J. Tricolli	Director

/s/ DAVID W. DUPREE David W. Dupree	Director

/s/ KENNETH M. DOYLE Kenneth M. Doyle	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

INSIGHT HEALTH CORP.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

SIGNAL MEDICAL SERVICES, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

OPEN MRI, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

MAXUM HEALTH CORP.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

RADIOSURGERY CENTERS, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

MAXUM HEALTH SERVICES CORP.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

MRI ASSOCIATES, L.P.

By: InSight Health Corp., its general partner

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of InSight Health Corp., its general partner (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of InSight Health Corp., its general partner (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

MAXUM HEALTH SERVICES OF NORTH TEXAS, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

MAXUM HEALTH SERVICES OF DALLAS, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

NDDC, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI
Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA
Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

DIAGNOSTIC SOLUTIONS CORP.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

WILKES-BARRE IMAGING, L.L.C.

By:	InSight Health Corp., its sole member

and sole manager

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of InSight Health Corp., its sole member and sole manager (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of InSight Health Corp., its sole member and sole manager (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

ORANGE COUNTY REGIONAL PET CENTER—IRVINE, LLC

By: InSight Health Corp., its sole member

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of InSight Health Corp., its sole member (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of InSight Health Corp., its sole member (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

SAN FERNANDO VALLEY REGIONAL PET CENTER, LLC

By: InSight Health Corp., its sole member

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of InSight Health Corp., its sole member (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of InSight Health Corp., its sole member (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

VALENCIA MRI, LLC

By: InSight Health Corp., its sole member

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of InSight Health Corp., its sole member (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of InSight Health Corp., its sole member (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

PARKWAY IMAGING CENTER, LLC

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	Manager (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Manager (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

INSIGHT IMAGING SERVICES CORP.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

COMPREHENSIVE MEDICAL IMAGING, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

COMPREHENSIVE MEDICAL IMAGING CENTERS, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

COMPREHENSIVE MEDICAL IMAGING-BILTMORE, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

COMPREHENSIVE OPEN MRI-EAST MESA, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

TME ARIZONA, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

COMPREHENSIVE MEDICAL IMAGING-FREMONT, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

COMPREHENSIVE MEDICAL IMAGING-SAN
FRANCISCO, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

COMPREHENSIVE OPEN MRI-GARLAND, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

IMI OF ARLINGTON, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

COMPREHENSIVE MEDICAL IMAGING-FAIRFAX, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

IMI OF KANSAS CITY, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

COMPREHENSIVE MEDICAL IMAGING-BAKERSFIELD, INC.

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

COMPREHENSIVE OPEN MRI-CARMICHAEL/ FOLSOM, LLC

By:	Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

SYNCOR DIAGNOSTICS SACRAMENTO, LLC

By:	Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

SYNCOR DIAGNOSTICS BAKERSFIELD, LLC

By:	Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

PHOENIX REGIONAL PET CENTER-THUNDERBIRD, LLC

By:	Comprehensive Medical Imaging Centers, Inc., its sole member

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of Comprehensive Medical Imaging Centers, Inc., its sole member (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of Comprehensive Medical Imaging Centers, Inc., its sole member (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

MESA MRI

By:	Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

MOUNTAIN VIEW MRI

By:	Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

LOS GATOS IMAGING CENTER

By:	Comprehensive Medical Imaging, Inc. and

Comprehensive Medical Imaging Centers, Inc.,
its members

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

WOODBRIDGE MRI

By:	Comprehensive Medical Imaging, Inc. and

Comprehensive Medical Imaging Centers, Inc.,
its members

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

JEFFERSON MRI-BALA

By:	Comprehensive Medical Imaging, Inc. and

Comprehensive Medical Imaging Centers, Inc.,
its members

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal financial and accounting officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on June 22, 2004.

JEFFERSON MRI

By:	Comprehensive Medical Imaging, Inc. and

Comprehensive Medical Imaging Centers, Inc.,
its members

By:	/s/ STEVEN T. PLOCHOCKI

Name: Steven T. Plochocki

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 22, 2004.

SIGNATURE

/s/ STEVEN T. PLOCHOCKI Steven T. Plochocki	President and Chief Executive Officer and sole Director of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal executive officer)

/s/ BRIAN G. DRAZBA Brian G. Drazba	Executive Vice President and Chief Financial Officer of Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., its members (principal financial and accounting officer)

Exhibit Index

**1	.1	Form of Underwriting Agreement.
2.1		Agreement and Plan of Merger, dated as of June 29, 2001, by and among InSight Health Services Holdings Corp. (“InSight Holdings”), JWCH Merger Corp. and InSight Health Services Corp. (“InSight”), previously filed and incorporated herein by reference from InSight’s Current Report on Form 8-K, filed on July 2, 2001.
2.2		Amendment No. 1 to Agreement and Plan of Merger, dated as of June 29, 2001, by and among InSight Holdings, JWCH Merger Corp. and InSight, previously filed and incorporated by reference from InSight’s Annual Report on Form 10-K, filed on September 14, 2001.
2.3		Amendment No. 2 to Agreement and Plan of Merger, dated as of October 9, 2001, by and among InSight Holdings, InSight Health Services Acquisition Corp. and InSight, previously filed and incorporated herein by reference from InSight’s Current Report on Form 8-K, filed on October 9, 2001.
2.4		Third Amendment and Restated Stockholders Agreement, dated as of October 10, 2002, among InSight Holdings, the JWCH Holders (as defined therein), the Halifax Holders (as defined therein), the Management Holders (as defined therein) and the Additional Holders (as defined therein), previously filed and incorporated herein by reference from InSight Holdings’ Quarterly Report on Form 10-Q, filed on February 14, 2003.
2.5		Management Agreement, dated as of October 17, 2001, by and among J.W. Childs Advisors II, L.P., Halifax Genpar, L.P., InSight Holdings and InSight, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
2.6		Asset Purchase Agreement, dated January 6, 2003, by and among InSight Health Corp., Comprehensive Medical Imaging Centers, Inc., Comprehensive Medical Imaging, Inc. and Cardinal Health 414, Inc., previously filed and incorporated herein by reference from InSight Holdings’ Current Report on Form 8-K, filed on April 16, 2003.
2.7		Amendment No. 1 to Asset Purchase Agreement, dated February 21, 2003, by and among InSight Health Corp., Comprehensive Medical Imaging Centers, Inc., Comprehensive Medical Imaging, Inc. and Cardinal Health 414, Inc., previously filed and incorporated herein by reference from InSight Holdings’ Current Report on Form 8-K, filed on April 16, 2003.
2.8		Amendment No. 2 to Asset Purchase Agreement, dated March 31, 2003, by and among InSight Health Corp., Comprehensive Medical Imaging Centers, Inc., Comprehensive Medical Imaging, Inc. and Cardinal Health 414, Inc., previously filed and incorporated herein by reference from InSight Holdings’ Current Report on Form 8-K, filed on April 16, 2003.
2.9		Asset Purchase Agreement, dated June 19, 2003, by and among InSight Health Corp., CDL Medical Technologies, Inc., Keith E. Loiselle and David J. Simile, previously filed and incorporated by reference from InSight Holdings’ Current Report on Form 8-K, filed on August 11, 2003.
2.10		Stock Purchase Agreement dated February 13, 2004, by and among InSight Health Corp., Comprehensive Medical Imaging, Inc., Cardinal Health 414, Inc. and Cardinal Health., previously filed and incorporated herein by reference from InSight Holdings’ Current Report on Form 8-K, filed April 8, 2004.

2.11	Amendment No. 1 to Stock Purchase Agreement dated April 1, 2004, by and among InSight Health Corp., Comprehensive Medical Imaging, Inc., Cardinal Health 414, Inc. and Cardinal Health, Inc., previously filed and incorporated herein by reference from InSight Holdings’ Current Report on Form 8-K , filed April 8, 2004.
3.1	Certificate of Incorporation of InSight Holdings, as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.2	Bylaws of InSight Holdings, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.3	Certificate of Incorporation of InSight, as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.4	Bylaws of InSight, as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.5	Certificate of Incorporation of InSight Health Corp., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.6	Bylaws of InSight Health Corp., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.7	Certificate of Incorporation of Signal Medical Services, Inc., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.8	Bylaws of Signal Medical Services, Inc., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.9	Certificate of Incorporation of Open MRI, Inc., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.10	Bylaws of Open MRI, Inc., previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.11	Certificate of Incorporation of Maxum Health Corp., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.12	Bylaws of Maxum Health Corp., as amended, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.13	Certificate of Incorporation of Radiosurgery Centers, Inc., previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.14	Bylaws of Radiosurgery Centers, Inc., previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.15	Certificate of Incorporation of Maxum Health Services Corp., as amended, previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.

3.16	Bylaws of Maxum Health Services Corp., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.17	Certificate of Limited Partnership of MRI Associates, L.P., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.18	Agreement of Limited Partnership of MRI Associates, L.P., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.19	Certificate of Incorporation of Maxum Health Services of North Texas, Inc., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.20	Bylaws of Maxum Health Services of North Texas, Inc., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.21	Certificate of Incorporation of Maxum Health Services of Dallas, Inc., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.22	Bylaws of Maxum Health Services of Dallas, Inc., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.23	Certificate of Incorporation of NDDC, Inc., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.24	Bylaws of NDDC, Inc., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.25	Certificate of Incorporation of Diagnostic Solutions Corp., as amended, previously filed and incorporated herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.26	Bylaws of Diagnostic Solutions Corp., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
3.27	Certificate of Organization of Wilkes-Barre Imaging, L.L.C., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4/ A, filed on March 25, 2002.
3.28	Operating Agreement of Wilkes-Barre Imaging, L.L.C., previously filed and incorporated by reference herein from InSight’s Registration Statement on Form S-4/ A, filed on March 25, 2002.
3.29	Certificate of Organization of Orange County Regional PET Center-Irvine, LLC, as amended, filed herewith.
3.30	Operating Agreement of Orange County Regional PET Center-Irvine, LLC, as amended, filed herewith.
3.31	Certificate of Organization of San Fernando Valley Regional PET Center, LLC, as amended, filed herewith.
3.32	Operating Agreement of San Fernando Valley Regional PET Center, LLC, as amended, filed herewith.
3.33	Certificate of Organization of Valencia MRI, LLC, as amended, filed herewith.
3.34	Operating Agreement of Valencia MRI, LLC, as amended, filed herewith.
3.35	Certificate of Organization of Parkway Imaging Center, LLC, filed herewith.

3.36	Operating Agreement of Parkway Imaging Center, LLC, filed herewith.
3.37	Certificate of Incorporation of InSight Imaging Services Corp., filed herewith.
3.38	Bylaws of InSight Imaging Services Corp., filed herewith.
3.39	Certificate of Incorporation of Comprehensive Medical Imaging, Inc., as amended, filed herewith.
3.40	Bylaws of Comprehensive Medical Imaging, Inc., filed herewith.
3.41	Certificate of Incorporation of Comprehensive Medical Imaging Centers, Inc., as amended, filed herewith.
3.42	Bylaws of Comprehensive Medical Imaging Centers, Inc., filed herewith.
3.43	Certificate of Incorporation of Comprehensive Medical Imaging-Biltmore, Inc., as amended, filed herewith.
3.44	Bylaws of Comprehensive Medical Imaging-Biltmore, Inc., filed herewith.
3.45	Certificate of Incorporation of Comprehensive OPEN MRI-East Mesa, Inc., as amended, filed herewith.
3.46	Bylaws of Comprehensive OPEN MRI-East Mesa, Inc., filed herewith.
3.47	Articles of Incorporation of TME Arizona, Inc., filed herewith.
3.48	Bylaws of TME Arizona, Inc., filed herewith.
3.49	Certificate of Incorporation of Comprehensive Medical Imaging-Fremont, Inc., as amended, filed herewith.
3.50	Bylaws of Comprehensive Medical Imaging-Fremont, Inc., filed herewith.
3.51	Certificate of Incorporation of Comprehensive Medical Imaging-San Francisco, Inc., as amended, filed herewith.
3.52	Bylaws of Comprehensive Medical Imaging-San Francisco, Inc., filed herewith.
3.53	Certificate of Incorporation of OPEN MRI-Garland, Inc., as amended, filed herewith.
3.54	Bylaws of OPEN MRI-Garland, Inc., filed herewith.
3.55	Certificate of Incorporation of IMI of Arlington, Inc., filed herewith.
3.56	Bylaws of IMI of Arlington, Inc., filed herewith.
3.57	Certificate of Incorporation of Comprehensive Medical Imaging-Fairfax, Inc., as amended, filed herewith.
3.58	Bylaws of Comprehensive Medical Imaging-Fairfax, Inc., filed herewith.
3.59	Certificate of Incorporation of IMI of Kansas City, Inc., as amended, filed herewith.
3.60	Bylaws of IMI of Kansas City, Inc., filed herewith.
3.61	Certificate of Incorporation of Comprehensive Medical Imaging-Bakersfield, Inc., as amended, filed herewith.
3.62	Bylaws of Comprehensive Medical Imaging-Bakersfield, Inc., filed herewith.
3.63	Articles of Organization of Comprehensive OPEN MRI-Carmichael/ Folsom, LLC, filed herewith.
3.64	Operating Agreement of Comprehensive OPEN MRI-Carmichael/ Folsom, LLC, filed herewith.
3.65	Articles of Organization of Syncor Diagnostics Sacramento, LLC, filed herewith.
3.66	Operating Agreement of Synor Diagnostics Sacramento, LLC, filed herewith.
3.67	Articles of Organization of Syncor Diagnostics Bakersfield, LLC, filed herewith.

3.68		Operating Agreement of Synor Diagnostics Bakersfield, LLC, filed herewith.
3.69		Articles of Organization of Phoenix Regional PET Center-Thunderbird, LLC, filed herewith.
3.70		Operating Agreement of Phoenix Regional PET Center-Thunderbird, LLC, filed herewith.
3.71		Joint Venture Agreement of Mesa MRI, filed herewith.
3.72		Joint Venture Agreement of Mountain View MRI, filed herewith.
3.73		Joint Venture Agreement of Los Gatos Imaging Center, filed herewith.
3.74		Joint Venture Agreement of Woodbridge MRI, as amended, filed herewith.
3.75		Joint Venture Agreement of Jefferson MRI-Bala, filed herewith.
3.76		Joint Venture Agreement of Jefferson MRI, filed herewith.
4.1		Indenture, dated October 30, 2001, with State Street Bank and Trust Company, N.A., as Trustee, with respect to 9 7/8% Senior Subordinated Notes due 2011, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
4.2		Purchase Agreement, dated October 25, 2001, by and among InSight, Banc of America Securities LLC and First Union Securities, LLC with respect to the 9 7/8% Senior Subordinated Notes due 2011, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
4.3		Registration Rights Agreement, dated October 30, 2001, by and among InSight, Banc of America Securities LLC and First Union Securities, LLC with respect to the 9 7/8% Senior Subordinated Notes due 2011, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
4.4		Supplemental Indenture, dated February 25, 2002, with respect to Wilkes-Barre Imaging, L.L.C. with State Street Bank and Trust Company, N.A., previously filed and incorporated herein by reference from InSight’s Amendment No. 1 to Registration Statement on Form S-4, filed on March 25, 2002.
4.5		Supplemental Indenture, dated April 2, 2003, with respect to Valencia MRI, LLC, Orange County Regional PET Center-Irvine, LLC and San Fernando Valley Regional PET Center, LLC with U.S. Bank Trust, National Association (formerly known as State Street Bank and Trust Company, N.A.), previously filed and incorporated herein by reference from InSight Holdings’ Annual Report on Form 10-K, filed September 26, 2003.
4.6		Third Supplemental Indenture, dated as of March 8, 2004, by and among InSight, InSight Holdings, the Subsidiary Guarantors (named therein), and U.S. Bank Trust National Association, a national banking association, as Trustee, with respect to 9 7/8% Senior Subordinated Notes due 2011, previously filed and incorporated herein by reference from InSight Holdings’ Quarterly Report on Form 10-Q, filed on May 13, 2004.
4.7		Registration Rights Agreements, dated March 8, 2004, by and among InSight, InSight Holdings, the Subsidiary Guarantors (named therein), and Banc of America Securities LLC with respect to $25 million of 9 7/8% Senior Subordinated Notes due 2011, previously filed and incorporated herein by reference from InSight Holdings’ Quarterly Report on Form 10-Q, filed on May 13, 2004.
**4	.8	Indenture, dated as of , 2004, by and among InSight Holdings, the guarantors thereto and , as Trustee, relating to InSight Holdings’ % senior subordinated notes due 2019.

**4	.9	Investor Rights Agreement, dated , 2004, by and among InSight Holdings, the existing equity investors and certain members of management (named therein).
**4	.10	Form of Senior Subordinated Note.
**4	.11	Form of stock certificate of Class A common stock.
**4	.12	Form of stock certificate of Class B common stock.
**4	.13	Form of stock certificate of Class C common stock.
**4	.14	Form of IDS certificate.
**5	.1	Opinion of Kaye Scholer LLP.
**5	.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
**8	.1	Opinion of Kaye Scholer LLP as to certain tax matters.
10.1		Credit Agreement, dated October 17, 2001, by and among InSight, Banc of America Securities LLC and First Union Securities, LLC, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.2		Note Purchase Agreement, dated as of October 17, 2001, by and among InSight Health Services Acquisition Corp., InSight, InSight Holdings, the Subsidiary Guarantors (as defined therein), Banc of America Bridge LLC, and Banc of America Securities LLC, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.3		InSight Holdings 2001 Stock Option Plan, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.4		InSight Holdings 2001 Stock Option Plan Stock Option Agreement, dated June 29, 2001, by and between InSight Holdings and Steven T. Plochocki, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.5		InSight Holdings 2001 Stock Option Plan Stock Option Agreement, dated June 29, 2001, by and between InSight Holdings and Michael A. Boylan, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.6		InSight Holdings 2001 Stock Option Plan Stock Option Agreement, dated June 29, 2001, by and between InSight Holdings and Michael S. Madler, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.7		Executive Employment Agreement, dated June 29, 2001, between InSight and Steven T. Plochocki, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.8		Executive Employment Agreement, dated June 29, 2001, between InSight and Patricia R. Blank, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.9		First Amendment to Executive Employment Agreement, dated September 4, 2003, by and between InSight and Steven T. Plochocki, filed herewith.
10.10		Executive Employment Agreement, dated June 29, 2001, between InSight and Michael A. Boylan, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.

10.11		Executive Employment Agreement, dated June 29, 2001, between InSight and Brian G. Drazba, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.12		Executive Employment Agreement, dated June 29, 2001, between InSight and Michael S. Madler, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.13		Executive Employment Agreement, dated December 27, 2001, between InSight and Marilyn U. MacNiven-Young, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.14		Form of InSight Holdings Performance Based Option Agreement, previously filed and incorporated herein by reference from InSight’s Registration Statement on Form S-4, filed on December 27, 2001.
10.15		First Amendment to Credit Agreement, Waiver and Consent, dated as of January 24, 2003, by and among InSight, InSight Holdings, the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A. as Administrative Agent, Wachovia Bank, N.A. as Syndication Agent and The CIT Group/ Business Credit, Inc. as Documentation Agent, previously filed and incorporated herein by reference from InSight Holdings’ Quarterly Report on Form 10-Q, filed on May 15, 2003.
10.16		Second Amendment to Credit Agreement, Waiver and Consent, dated as of July 11, 2003, by and among InSight, InSight Holdings, the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A. as Administrative Agent, Wachovia Bank, N.A. as Syndication Agent and The CIT Group/ Business Credit, Inc. as Documentation Agent, previously filed and incorporated herein by reference from InSight Holdings’ Annual Report on Form 10-K, filed on September 26, 2003.
10.17		Purchase Agreement, dated February 26, 2004, by and among InSight, the Guarantors (named therein), and Banc of America Securities LLC with respect to the $25 million of 9 7/8 Senior Subordinated Notes due 2011, previously filed and incorporated herein by reference from InSight Holdings’ Quarterly Report on Form 10-Q, filed on May 13, 2004.
10.18		Third Amendment to Credit Agreement, Waiver and Consent, dated as of February 26, 2004, by and among InSight, InSight Holdings, the Subsidiary Guarantors (named therein), Bank of America, N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and The CIT Group/ Business Credit, Inc., as Documentation Agent, previously filed and incorporated herein by reference from InSight Holdings’ Quarterly Report on Form 10-Q, filed on May 13, 2004.
12.1		Ratio of Earnings to Fixed Charges.
21.1		Subsidiaries of InSight Holdings.
23.1		Consent of Schneider Downs & Co., Inc.
23.2		Consent of PricewaterhouseCoopers LLP.
23.3		Consent of Ernst & Young LLP.
**23	.4	Consent of Kaye Scholer LLP.
**23	.5	Consent of Skadden, Arps, Slate, Meagher & Flom LLP.
**25	.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of , as Trustee.

**	To be filed by amendment.